As filed with the Securities and Exchange Commission on December 17, 1998
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                ---------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                                SUMMIT BANCORP.
             (Exact name of registrant as specified in its charter)
                                ---------------

                                                  6711                       22-1903313
               NEW JERSEY
  (State or other jurisdiction of     (Primary Standard Industrial     (I.R.S. Employer
  incorporation or organization)      Classification Code Number)      Identification Number)

                       301 CARNEGIE CENTER, P.O. BOX 2066
                        PRINCETON, NEW JERSEY 08543-2066
                                (609) 987-3200
(Address,  including  zip  code,  and  telephone  number, including area code of registrant's principal executive offices)
                                ---------------
                           RICHARD F. OBER, JR., ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       301 CARNEGIE CENTER, P.O. BOX 2066
                        PRINCETON, NEW JERSEY 08543-2066
                                 (609) 987-3430
(Name,  address,  including ZIP code, and telephone number, including area code, of agent for service)
                                ---------------
                                    COPY TO:
                             PAUL B. EDELBERG, ESQ.
                     RUCCI, BURNHAM, CARTA & EDELBERG, LLP
                                 800 POST ROAD
                                 P.O. BOX 1107
                                DARIEN, CT 06820
                                 (203) 655-7695
                                ---------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and upon consummation of the merger of New Canaan Bank and Trust Company into Registrant as described herein.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box -.

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF SECURITIES BEING              AMOUNT TO BE   OFFERING PRICE PER   AGGREGATE OFFERING      AMOUNT OF
                   REGISTERED                      REGISTERED           UNIT                 PRICE         REGISTRATION FEE
----------------------------------------------- --------------- -------------------- -------------------- -----------------
Common Stock, par value $.80 (and               1,422,161 (2)   $ 122.00 (3)         $45,825,274 (4)           $12,740
associated stock purchase rights) (1) .........

(1) Prior to the occurrence of certain events, the stock purchase rights will not be evidenced separately from the common stock.

(2) Based upon the number of shares of New Canaan Bank and Trust Company common stock outstanding on August 24, 1998, plus the shares subject to outstanding stock options, for an aggregate of 375,617 shares, multiplied by 3.7862, the highest exchange ratio provided for in the Agreement and Plan of Merger dated August 24, 1998.

(3) Based upon the average of the bid and asked prices of New Canaan Bank and Trust Company common stock on December 15, 1998, pursuant to Rule 457.

(4) Based upon the price of New Canaan Bank and Trust Company common stock referred to in footnote (3) hereof multiplied by the number of shares of New Canaan Bank and Trust Company common stock referred to in footnote (2) hereof.
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                              December   , 1998



Dear Fellow Shareholder:

     We are pleased to invite you to a Special Meeting of Shareholders of New Canaan Bank and Trust Company ("New Canaan") to be held at the New Canaan Library, 151 Main Street, New Canaan, Connecticut, at 10:00 a.m. local time on
    , January   , 1999.

     At the Special Meeting you will be asked to approve an Agreement and Plan of Merger dated August 24, 1998 (the "Merger Agreement") between New Canaan and Summit Bancorp., a New Jersey-based bank holding company ("Summit"). The Merger Agreement provides for the acquisition of New Canaan by Summit (the "Merger") and the conversion of New Canaan's common stock into the right to receive whole shares of Summit common stock based upon an exchange ratio to be determined subsequent to the Special Meeting. The exchange ratio will not be lower than
2.9448 nor higher than 3.7862 shares of Summit common stock for each share of New Canaan's common stock (and cash, without interest, instead of fractional shares). You are also being asked to vote on a proposal to adjourn the Special Meeting if required to solicit additional votes.

     You will have the opportunity to be a shareholder of Summit if New Canaan shareholders approve the Merger. We believe that completion of the Merger will enable us to offer our customers additional products and services. We likewise believe that, after the Merger, Summit will be well positioned to achieve New Canaan's goals for community service, continued revenue growth and improved profitability, customer service and shareholder return.

     Completion of the Merger is subject to certain conditions, including the approval of the Merger by the necessary vote of New Canaan's shareholders and by various bank regulatory authorities.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY AND FOR APPROVAL OF THE PROPOSAL REGARDING ADJOURNMENT.

     The enclosed Proxy Statement-Prospectus explains in detail the terms of the proposed Merger and related matters. Please carefully review and consider all of this information.

     It is very important that your shares are represented at the Special Meeting, whether or not you plan to attend in person. The affirmative vote of the holders of two-thirds of the outstanding shares of New Canaan's common stock entitled to vote is required for approval of the Merger. Your failure to vote for approval of the Merger, either by not returning the enclosed proxy card or by checking the "Abstain" box thereon, will have the same effect as a vote against the Merger. The approval of any proposed adjournment requires the affirmative vote of a majority of the votes cast by holders of New Canaan's common stock. IN ORDER TO ENSURE THAT YOUR VOTE IS REPRESENTED AT THE SPECIAL MEETING, PLEASE SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE. You are, of course, welcome to attend the meeting and to vote your shares in person.



----------------------------------      ----------------------------------
T. Brock Saxe                           Frederick R. Afragola
Chairman                                President and Chief Executive Officer

--------------------------------------------------------------------------------
            THIS PROGRAM IS NOT SPONSORED BY THE NEW CANAAN LIBRARY.

                    NEW CANAAN BANK AND TRUST COMPANY, INC.
                                 208 ELM STREET
                         NEW CANAAN, CONNECTICUT 06840

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY   , 1999

TO OUR SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of New Canaan Bank and Trust Company ("New Canaan") will be held at 10:00a.m. local time on January , 1999 at the New Canaan Library, 151 Main Street, New Canaan, Connecticut, for the following purposes:

        1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated August 24, 1998 (the "Merger Agreement") between New Canaan and Summit Bancorp. ("Summit") and the transactions contemplated thereby, including the acquisition of New Canaan by Summit through the merger of New Canaan into a wholly owned subsidiary of Summit (the "Merger"), and the conversion of shares of New Canaan Common Stock into the right to receive whole shares of Summit Common Stock and cash in lieu of fractional shares based upon an exchange ratio to be determined subsequent to the date of the Special Meeting, as more fully described in the accompanying Proxy Statement-Prospectus.

        2. To consider and vote upon a proposal to approve in advance an adjournment of the Special Meeting in the event there are not sufficient votes to constitute a quorum or approve the Merger Agreement at the scheduled time of the Special Meeting, in order to permit further solicitation of proxies.

        3. To transact such other business as may properly come before the Special Meeting.

     THE NEW CANAAN BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND "FOR" APPROVAL OF THE PROPOSAL REGARDING ADJOURNMENT.

     Shareholders of record as of the close of business on , 1998 are entitled to notice of and to vote at the Special Meeting. All shareholders are cordially invited to attend the meeting. Holders of New Canaan Common Stock have dissenters rights in connection with the Merger. See "Dissenters Rights" in, and Appendix C to, the accompanying Proxy Statement-Prospectus for a description of the manner in which such rights may be exercised.


                                      By order of the Board of Directors



                                      Frederick R. Afragola
                                      President and Chief Executive Officer

New Canaan, Connecticut

        , 1998

     WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE SPECIAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

                             SUBJECT TO COMPLETION





[NEW CANAAN LOGO TO COME]             [SUMMIT LOGO TO COME]
PROXY STATEMENT                       PROSPECTUS
NEW CANAAN BANK AND TRUST COMPANY     SUMMIT BANCORP.
208 ELM STREET                        301 CARNEGIE CENTER
NEW CANAAN, CONNECTICUT 06840         PRINCETON, NEW JERSEY 08543-2066
(203) 966-7100                        (609) 987-3200

     The Boards of Directors of Summit Bancorp. and New Canaan Bank and Trust Company have agreed upon a merger of New Canaan with and into NSS Bank, a wholly-owned subsidiary of Summit. In the merger, each share of New Canaan common stock that you hold will be converted into the right to receive whole shares of Summit common stock and cash instead of fractional shares of Summit common stock resulting from the conversion, based on an exchange ratio to be determined after the special meeting of New Canaan shareholders. The exchange ratio will not be lower than 2.9448 and will not be higher than 3.7862.

     We cannot complete the merger unless we obtain the necessary governmental approvals and unless the shareholders of New Canaan approve it. A Special Meeting of Shareholders of New Canaan will be held on January , 1999 at the New Canaan Library, 151 Main Street, New Canaan, Connecticut at 10:00 a.m., local time, to vote on this merger.

     This Proxy Statement-Prospectus gives you detailed information about the merger we are proposing and it includes our merger agreement as an appendix. You can also obtain information about Summit from publicly available documents Summit has filed with the Securities and Exchange Commission and information about New Canaan from publicly available documents New Canaan has filed with Federal Deposit Insurance Corporation. We encourage you to read this document carefully. Summit has supplied all information contained in this Proxy Statement-Prospectus about Summit and New Canaan has supplied all information about New Canaan.
                               ----------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED OR DISAPPROVED THE SUMMIT COMMON STOCK TO BE ISSUED UNDER THIS PROXY STATEMENT-PROSPECTUS NOR HAVE THEY DETERMINED IF THIS PROXY STATEMENT-PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                               ----------------
THE SECURITIES OF SUMMIT BEING OFFERED THROUGH THIS DOCUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                             GOVERNMENTAL AGENCY.




     This  Proxy Statement-Prospectus is dated    , 1998 and was first mailed to
New Canaan shareholders on or about     , 1998.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                           -----
INDEX OF DEFINED TERMS .................................................    iii
SUMMARY ................................................................      1
   The Companies .......................................................      1
   New Canaan Special Meeting ..........................................      1
   Stock Held by New Canaan Affiliates .................................      2
   The Merger ..........................................................      2
   Recent Developments .................................................      5
   Market Prices and Dividends .........................................      5
   Summary of Comparative and Pro Forma Per Share Financial Information       7
INTRODUCTION ...........................................................      9
SPECIAL MEETING ........................................................      9
   Record Date; Vote Required; Revocability of Proxies .................      9
SELECTED FINANCIAL DATA ................................................     11
MARKET PRICE AND DIVIDEND MATTERS ......................................     13
   Market Price and Dividend History ...................................     13
   Coordination and Determination of Dividends Under Merger Agreement ..     14
   Dividend Limitations ................................................     14
PROPOSAL I - APPROVAL OF THE MERGER AGREEMENT ..........................     14
   THE MERGER ..........................................................     14
   General .............................................................     14
   Closing and Effective Time ..........................................     14
   Conversion of New Canaan Common .....................................     15
   Exchange Ratio ......................................................     15
   Exchange of New Canaan Certificates .................................     16
   Conversion of New Canaan Stock Options ..............................     17
   Recommendation of New Canaan Board ..................................     17
   Background ..........................................................     17
   Reasons for the Merger ..............................................     19
   Opinion of New Canaan's Financial Advisor ...........................     19
   Regulatory Approvals ................................................     24
   Interests of Certain Persons in the Merger ..........................     25
   Board of Directors and Officers of Surviving Bank ...................     26
   The Merger Agreement ................................................     28
   Dissenters Rights ...................................................     31
   New York Stock Exchange Listing .....................................     33
   Accounting Treatment ................................................     33
   Certain Federal Income Tax Consequences of the Merger ...............     33
   Resale of Summit Common .............................................     34
   Differences in Shareholder Rights ...................................     35
SUMMIT BANCORP. ........................................................     44
   Description of Business .............................................     44
   Recent Developments .................................................     45
DESCRIPTION OF SUMMIT CAPITAL STOCK ....................................     45
   Common Stock ........................................................     46
   Shareholder Rights Plan .............................................     46

                                       (i)

                                                                             PAGE
                                                                           ------
NEW CANAAN BANK AND TRUST COMPANY
Description of Business ................................................      47
   Description of New Canaan Capital Stock .............................      47
Security Ownership of Certain Beneficial Owners and Management .........      48
NEW CANAAN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS .............................................      49
PROPOSAL II - ADJOURNMENT OF SPECIAL MEETING ...........................      61
SHAREHOLDER PROPOSALS ..................................................      61
LEGAL MATTERS ..........................................................      61
EXPERTS ................................................................      62
WHERE YOU CAN FIND MORE INFORMATION ....................................      62
INDEX TO FINANCIAL STATEMENTS OF NEW CANAAN ............................      65
FINANCIAL STATEMENTS OF NEW CANAAN .....................................     F-1

MERGER AGREEMENT (w/o exhibits)....................................   Appendix A
OPINION OF BROWN BROTHERS HARRIMAN & CO............................   Appendix B
SECTIONS 33-555 TO 33-872, INCLUSIVE, OF THE CONNECTICUT
 GENERAL STATUTES .................................................   Appendix C

                                      (ii)

                            INDEX OF DEFINED TERMS
    (INDEX OF CAPITALIZED TERMS DEFINED IN THIS PROXY STATEMENT-PROSPECTUS)




                                                PAGE IN
DEFINED TERM                                   PROSPECTUS
--------------------------------------------- -----------
Acquiring Person ............................
Acquisition Proposal ........................
Acquisition Transaction .....................
Adjournment Proposal ........................
Special Meeting .............................
BHC Act .....................................
CBCA ........................................
Cash in Lieu Amount .........................
Certificate of Merger .......................
Closing .....................................
Closing Date ................................
Closing Notice ..............................
Code ........................................
Commission ..................................
Connecticut Commissioner of Banking .........
Counsel .....................................
Distribution Date ...........................
Effective Time ..............................
Exchange Act ................................
Exchange Agent ..............................
Exchange Ratio ..............................
Extension Event .............................
Federal Reserve Board .......................


                                                PAGE IN
DEFINED TERM                                  PROSPECTUS
--------------------------------------------- -----------
New Canaan ..................................
New Canaan Board ............................
New Canaan Certificate ......................
New Canaan Option ...........................
New Option ..................................
NYSE ........................................
Original Option .............................
Purchase Event ..............................
Record Date .................................
Registration Rights .........................
Registration Statement ......................
Merger ......................................
Merger Agreement ............................
Merger Consideration ........................
Required Approvals ..........................
Rights ......................................
Rights Plan .................................
Securities Act ..............................
Service .....................................
Substitute Option ...........................
Summit ......................................
Summit Common   .............................
Summit Certificate ..........................
Summit Preferred ............................
Summit Series R Preferred ...................
Surviving Corporation .......................

                                      (iii)

                                    SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS WE
HAVE REFERRED YOU TO. SEE "WHERE YOU CAN FIND MORE INFORMATION." (P.   )


                                 THE COMPANIES

SUMMIT BANCORP. (SEE PAGE   )

     Summit Bancorp. is a New Jersey corporation and registered bank holding company with principal executive offices located at 301 Carnegie Center, Princeton, New Jersey. Through its wholly owned subsidiary banks, Summit Bank (Hackensack, NJ) and Summit Bank (Bethlehem, PA), Summit Bancorp operated 450 banking offices (including 53 supermarket branches) located in New Jersey and eastern Pennsylvania as of September 30, 1998. Its telephone number is (609) 987-3200. The subsidiary banks of Summit Bancorp. are engaged in a general banking business. They offer demand and interest bearing deposit accounts, make business, real estate, personal and installment loans, and provide lease financing, fiduciary, investment management, investment advisory, custodial, correspondent and treasury services and insurance and nondeposit investment products and services. In addition, Summit Bancorp. owns subsidiaries that are engaged in securities brokerage, insurance brokerage, venture capital investment, commercial finance lending, lease financing, asset based lending production, letter of credit issuance, data processing and reinsuring credit life and disability insurance policies related to consumer loans made by the bank subsidiaries. In November 1998, Summit acquired NSS Bank, a Connecticut savings bank, as a result of the merger of NSS Bancorp Inc. into Summit.


NEW CANAAN BANK AND TRUST COMPANY (SEE PAGE    )

     New Canaan Bank and Trust Company is a Connecticut chartered bank and trust company with principal executive offices at 208 Elm Street, New Canaan, Connecticut. As of September 30, 1998, New Canaan operated 4 banking offices in Fairfield County, Connecticut. In December 1998 New Canaan submitted an application to open an additional branch in Stamford, Connecticut which application is currently pending with the Connecticut Banking Commissioner and Federal Deposit Insurance Corporation. Its telephone number is (203) 966-7100. New Canaan is principally engaged in the customary deposit and lending functions of a commercial bank in Connecticut, using deposits from the general public to extend loans for residential, commercial and industrial purposes.



                           NEW CANAAN SPECIAL MEETING


TIME, DATE, PLACE AND PURPOSE (SEE PAGE    )

     A special meeting of shareholders of New Canaan will be held on January , 1999 at 10:00 a.m. (local time), in the New Canaan Library, 151 Main
Street, New Canaan, Connecticut, to vote upon (1) the merger agreement and the transactions contemplated thereby, and (2) adjournment of the special meeting, if necessary to obtain a quorum or to obtain additional votes in favor of the merger. A copy of the merger agreement is attached as Appendix A.


RECORD DATE, VOTE REQUIRED (SEE PAGE    )

     You are entitled to vote at the New Canaan special meeting if you owned shares of New Canaan common stock at the close of business on __, 1998. A majority of the _________ shares of New Canaan common stock outstanding on __________ , 1998 must be present, in person or by proxy, to constitute a quorum at the special meeting. The merger agreement will be approved if the holders of at least two-thirds of the shares of New

Canaan common stock vote in favor of the merger agreement. If a quorum is not present or there are insufficient votes to approve the merger agreement, the special meeting may be adjourned from time to time by a majority of those present (in person or by proxy) in order to permit, as appropriate, further solicitation of proxies by the New Canaan Board of Directors.


                      STOCK HELD BY NEW CANAAN AFFILIATES

     The directors and executive officers of New Canaan and their affiliates beneficially owned, as of December __, 1998 164,672 shares of New Canaan common stock, representing 44.8% of the outstanding shares of New Canaan common stock (assuming the exercise of all options to purchase New Canaan common stock held by such persons and outstanding on such date and exercisable through February 28, 1999). Each of the directors and executive officers of New Canaan has entered into an agreement with Summit to vote all of their shares of New Canaan common stock in favor of the proposal to approve the merger agreement.

     Summit beneficially owns 2,000 shares of New Canaan common stock, which represents less than 1% of the outstanding shares of New Canaan common stock, and intends to vote these shares in favor of the proposal to approve the Merger Agreement and the proposal to adjourn the special meeting (if necessary).


                                   THE MERGER


EFFECTIVE TIME (SEE PAGE    )

     If the merger is approved by the New Canaan shareholders and all the conditions to closing are satisfied, we will file certificates of merger with the State of New Jersey and the State of Connecticut which will specify the date and time at which the merger will become effective. If the merger is approved by New Canaan shareholders and the conditions set forth in the merger agreement are satisfied or waived, we currently expect that the merger will become effective during the first calendar quarter of 1999.


EXCHANGE RATIO (SEE PAGE    )

     The number of shares of Summit common stock that you will receive in exchange for your New Canaan common stock has not been fixed and under the merger agreement cannot be fixed until after the New Canaan shareholders have approved the merger agreement.

     The exchange ratio will be determined by the "Summit Price". The "Summit Price" is defined in the merger agreement as the average of the closing prices of a share of Summit common stock on the New York Stock Exchange Composite Transactions List for the ten consecutive full trading days ending on the "Determination Date". The merger agreement provides for an automatic Determination Date seven business days prior to a closing date that will be set for 45 business days after all required shareholder and government approvals are received, but also permits Summit to select a different closing date and to designate a "Determination Date" in the notice of the closing date sent to New Canaan by Summit. The number of shares of Summit common stock that you receive in exchange for your New Canaan common stock will be based upon the following formula:



                         "SUMMIT PRICE" AS OF
                       THE "DETERMINATION DATE"                          EXCHANGE RATIO
----------------------------------------------------------------------   ---------------------------------------
Greater than $45.84375 ...............................................   2.9448
Equal to or less than $45.84375 and equal to or greater than $35.65625   $135.00 divided by the Summit Price
Less than $35.65625 ..................................................   3.7862

     You will be required to vote on the merger agreement prior to knowing the exchange ratio. In addition, it is possible that by virtue of Summit's right to select the Determination Date, Summit could choose a pricing period after the date of New Canaan Special Meeting which includes the New Canaan special meeting date or which includes up to 4 days prior to the New Canaan special meeting.

CONVERSION OF NEW CANAAN COMMON STOCK (SEE PAGE    )

     As a result of the merger, New Canaan shareholders will receive shares of Summit common stock in exchange for shares of New Canaan based upon the exchange ratio described in the preceding paragraph. No fractional shares will be issued. Instead, New Canaan shareholders will receive a check in payment of any fractional shares based upon the market value of Summit common stock.


CONVERSION OF NEW CANAAN STOCK OPTIONS (SEE PAGE    )

     Each New Canaan stock option outstanding at the effective time of the merger will be converted automatically into an immediately exercisable option to purchase Summit common stock. The number of shares of Summit common stock subject to the converted options and the exercise price of the new options will be adjusted as provided in the merger agreement based on the exchange ratio.


RECOMMENDATION OF NEW CANAAN BOARD OF DIRECTORS (SEE PAGE    )

     The New Canaan Board of Directors unanimously recommends that New Canaan shareholders vote to approve the merger agreement and the proposal to adjourn the meeting if necessary.


OPINION OF NEW CANAAN'S FINANCIAL ADVISOR (SEE PAGE    )

     In deciding to approve the merger agreement, the New Canaan Board of Directors engaged Brown Brothers Harriman & Co to act as financial advisor to New Canaan and to render its opinion to the New Canaan Board as to whether the exchange ratio is fair, from a financial point of view, to the shareholders of New Canaan. Brown Brothers Harriman & Co. has delivered to the New Canaan Board an opinion dated as of the date of this Proxy Statement-Prospectus stating that, as of such date, based on the review and assumptions and subject to the limitations described therein, the exchange ratio is fair, from a financial point of view, to New Canaan's shareholders. A copy of Brown Brothers Harriman & Co. opinion is attached as Appendix B to this Proxy Statement-Prospectus and should be read in its entirety.


DISSENTERS' RIGHTS (SEE PAGE    )

     Under Connecticut banking law, you will have the right to dissent from the merger, in which event you may be entitled to receive the "fair value" of your shares of New Canaan common stock by complying with the specific procedures described in this Proxy Statement-Prospectus. The dissenters rights provisions of the Connecticut banking laws are attached as Appendix C to this Proxy Statement-Prospectus.


FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE    )

     We have structured the merger so that New Canaan shareholders will not recognize any gain or loss for federal income tax purposes in the merger (except for tax payable because of cash received instead of fractional shares). We have conditioned the merger on our receipt of a legal opinion that such is the case.


REGULATORY APPROVALS (SEE PAGE    )

     The acquisition of New Canaan by Summit must be approved by the Federal Deposit Insurance Corporation and the Commissioner of Banking of the State of Connecticut.


CONDITIONS TO THE MERGER (SEE PAGE    )

     The completion of the merger depends upon meeting a number of conditions, including the following:

     (i) the approval of the merger agreement by the holders of two-thirds of the outstanding New Canaan shares;

     (ii) the approval of regulatory authorities without burdensome demands and the expiration of any waiting period following such approval;

     (iii) our receipt of the opinion of Thompson Coburn, special tax counsel to Summit, as to certain federal income tax consequences of the merger.

     Certain conditions of closing may be waived by the party for whose benefit the condition was included. However, the merger will not be completed without the receipt of required regulatory approvals and New Canaan shareholder approval.


TERMINATION OF THE MERGER AGREEMENT (SEE PAGE    )

     We can agree to terminate the merger agreement without completing the merger and either of us can terminate the merger agreement if any of the following occurs:

     (i) the shareholders of New Canaan do not approve the merger;

     (ii) the other party materially breaches a warranty or representation or covenant and does not cure the breach or the breach cannot be cured within 30 days of notice (provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement); or

     (iii) we do not complete the merger by June 1, 1999.

     In addition, the New Canaan Board of Directors may terminate the merger agreement if the average closing price of a share of Summit Common on the NYSE Composite Transactions List for the 10 consecutive full trading days ending on the determination date provided for in the merger agreement or selected by Summit is less than $32.60 and the number that results from dividing such average price by $40.75 is more than .15 less than the number obtained by dividing the average closing price per share of the common stocks of 16 selected bank holding companies for the 10 consecutive full trading days ending on the determination date by the average closing price per share of the common stocks of the bank holding companies on August 24, 1998. The Board of Directors of Summit may terminate the merger agreement if the New Canaan Board of Directors fails to recommend approval of the merger agreement or withdraws its approval or if the costs of certain environmental matters exceeds the thresholds set forth in the merger agreement.


OTHER  INTERESTS  OF  NEW  CANAAN OFFICERS AND DIRECTORS IN THE MERGER (SEE PAGE
      )

     In considering the New Canaan Board's recommendation that you vote in favor of the merger agreement, you should be aware that some directors and executive officers of New Canaan have interests in the merger that are different from, or in addition to, yours as a shareholder of New Canaan. These interests exist because of certain provisions in the merger agreement and rights that certain New Canaan officers have under an employment agreement with and benefit plans maintained by New Canaan.

     The merger agreement contains indemnification arrangements for officers and directors of New Canaan, and Summit has agreed to purchase directors' and officers' liability insurance for a six-year period following the merger. Summit has also agreed to appoint Frederick Afragola and six additional New Canaan Board members to the Board of New Canaan or any successor bank for a one year period after the merger. In addition, if the merger is completed, options to purchase New Canaan common stock held by New Canaan's officers will be automatically converted into options to acquire shares of Summit common stock, adjusted in accordance with the exchange ratio of common shares in the merger. Furthermore, Frederick Afragola, President and Chief Executive Officer of New Canaan, has an employment agreement with New Canaan under which he is entitled to receive compensation equal to two-times his current compensation if his employment is terminated following the merger. The New Canaan Board recognized these interests and considered them when they approved the merger agreement.

     Subsequent to the execution of the merger agreement, Summit announced that Mr. Afragola will serve as the Chairman and Chief Executive Officer of Summit's Connecticut bank subsidiary after the completion of the merger. An employment agreement for Mr. Afragola's service in such capacity is currently being negotiated.

DIFFERENCE IN SHAREHOLDERS' RIGHTS (SEE PAGE    )

     The rights of New Canaan shareholders, which are determined by Connecticut banking and corporation laws and the Certificate of Incorporation and By-Laws of New Canaan, differ from the rights accorded Summit shareholders, which are determined by New Jersey corporation law and the Restated Certificate of Incorporation and By-Laws of Summit. Some of the differences in shareholders' rights are attributable to differences between the banking and corporation laws of Connecticut, the state of New Canaan's incorporation, and the corporation law of New Jersey, the state of Summit's incorporation. The remaining differences in shareholder's rights are attributable to differences between the Certificate of Incorporation and By-Laws of New Canaan and the Restated
Certificate of Incorporation and By-Laws of Summit. Upon completion of the merger your rights will be governed by New Jersey corporation law and Summit's Restated Certificate of Incorporation and By-laws.


TERMINATION FEES (SEE PAGE    )

     The merger agreement generally requires New Canaan to pay Summit a termination fee of $4,000,000 if another person acquires 25% of the New Canaan stock, New Canaan agrees to be acquired by someone else, or, after the occurence of an "Extension Event" (as defined in the Merger Agreement) the New Canaan shareholders do not approve the merger, a special meeting for the purpose of voting on the merger agreement is not held or the New Canaan Board withdraws its recommendation that shareholders approve the merger. The termination fee provision is intended to increase the likelihood that the merger will be completed, and is likely to discourage offers by other parties to acquire New Canaan.



                              RECENT DEVELOPMENTS

     On November 21, 1998, Summit completed its acquisition of NSS Bancorp. Inc., a Connecticut corporation and bank holding company. As a result of the acquisition of NSS Bancorp by Summit, NSS Bank, a Connecticut savings bank, became a wholly-owned subsidiary of Summit. As of September 30, 1998, NSS Bank operated eight banking offices in Fairfield County, Connecticut and had total assets of approximately $650,000,000.


                          MARKET PRICES AND DIVIDENDS

     Summit common stock is listed and traded on the New York Stock Exchange under the symbol "SUB". New Canaan common stock is not traded on any exchange and no established public trading market exists for New Canaan common stock. The following table presents for the periods indicated (rounded to the nearest cent and adjusted for all stock splits and stock dividends) the high and low sale prices of a share of Summit common stock and the high and low bid prices of a share of New Canaan common stock and dividends declared per share on Summit common stock and New Canaan common stock.



                                                       SUMMIT COMMON STOCK                    NEW CANAAN COMMON STOCK
                                             ---------------------------------------   --------------------------------------
                                                    SALE PRICE                                BID PRICE*
                                             -------------------------                 -------------------------
                                                                          DIVIDENDS                                 DIVIDENDS
CALENDAR YEAR                                    HIGH          LOW        PER SHARE        HIGH          LOW        PER SHARE
------------------------------------------   -----------   -----------   -----------   -----------   -----------   ----------
1996 .....................................   $ 30.08       $ 21.75       $ 0.90        $ 55.00       $ 34.25       $ 0.00
1997 .....................................     53.38         28.50         1.02          90.00         47.00         0.00
1998 (through December 17, 1998) .........                                 1.17                                      0.75

--------
* Based on quotations provided by broker-dealers who trade in New Canaan common stock. The quoted bids represent prices between buyers and sellers and do not include any retail mark-up, mark-down or commission. They may not necessarily represent actual transactions.


     The following table presents (rounded to the nearest cent) as of August 24, 1998 (the last full trading day prior to the public announcement of the execution of the merger agreement), and as of December __, 1998 the last sale price of a share of Summit common stock, the last bid price of a share of New Canaan common stock and the pro forma equivalent in Summit common stock of a share of New Canaan common stock computed by multiplying the last sale price of Summit common stock on each of the dates specified in the table by the low, high and mid-point of the exchange ratio. The pro forma equivalents set forth below are provided for illustration purposes only. None of the pro forma equivalents are intended to represent the actual pro forma equivalent that will be applicable to the merger because the actual exchange ratio in the merger will not be calculated until after the Special Meeting.



                                                            PRO FORMA NEW CANAAN
                                 SUMMIT      NEW CANAAN          EQUIVALENT         EXCHANGE RATIO (1)
                              -----------   ------------   ---------------------   -------------------
August 24, 1998 ...........   $ 40.25       $   93.00      $ 118.53                2.9448
                                                             133.34                3.3129
                                                             152.39                3.7862
December __, 1998 .........     __.__          __.__          __.__                2.9448
                                                                                   3.3129
                                                                                   3.7862

     ON THE DATE THAT THE EXCHANGE RATIO IS FIXED AND ON THE DATE YOU RECEIVE SUMMIT COMMON STOCK CERTIFICATES IN EXCHANGE FOR YOUR NEW CANAAN CERTIFICATES THE PRICE OF A SHARE OF SUMMIT COMMON STOCK, THE ACTUAL EXCHANGE RATIO AND THE
PRO FORMA NEW CANAAN EQUIVALENT MAY BE DIFFERENT FROM THOSE SET FORTH ABOVE. YOU SHOULD OBTAIN CURRENT PRICE QUOTATIONS. IN ADDITION, THE TIMING AND AMOUNT OF FUTURE DIVIDENDS DECLARED ON SUMMIT COMMON STOCK WILL BE SET AT THE DISCRETION OF THE SUMMIT BOARD AND WILL BE DETERMINED AFTER CONSIDERATION OF VARIOUS FACTORS, INCLUDING (WITHOUT LIMITATION) THE EARNINGS AND FINANCIAL CONDITION OF SUMMIT AND ITS SUBSIDIARIES.


     The following table presents, as of December __, 1998, the current annualized dividend rate for a share of Summit common stock, for a share of New Canaan common stock, and (rounded to the nearest cent) for the pro forma equivalent in Summit common stock of a share of New Canaan common stock computed by multiplying the annualized dividend rate of a share of Summit common stock by the lowest, highest and mid-point exchange ratios described below.



                                                           PRO FORMA NEW CANAAN
                                SUMMIT      NEW CANAAN          EQUIVALENT         EXCHANGE RATIO (1)
                              ----------   ------------   ---------------------   -------------------
December   , 1998 .........   $ 1.20       $ 1.00         $ 3.53                  2.9448
                                                            3.98                  3.3129
                                                            4.54                  3.7862

(1) The listed exchange ratios have been furnished for illustration purposes only. The exchange ratio has not been fixed, will not be fixed until after the special meeting, and may, when fixed as provided for in the merger agreement, differ from the exchange ratios set forth above. The exchange ratios set forth above would be applicable in the following situations:



                           SUMMIT PRICE
EXCHANGE RATIO       AS OF DETERMINATION DATE
-----------------   -------------------------
  2.9448.........    Greater than $45.84375
  3.3129.........   $ 40.75
  3.7862.........      Less than $35.65625

     The merger agreement provides that for Summit Prices on the determination date of between $45.84375 and $35.65625, the exchange ratio would vary from
2.9448 to 3.7862 (based on the formula of $135.00 divided by the average price). The exchange ratio of 3.3129 applies only if the Summit Price on the determination date is exactly $40.75, the mid-point between $45.84375 and $35.65625.



      SUMMARY OF COMPARATIVE AND PRO FORMA PER SHARE FINANCIAL INFORMATION

     The following summary presents, for the periods indicated, selected comparative and pro forma per share financial information: (i) on a historical basis for both Summit and New Canaan; (ii) on a pro forma combined basis for Summit, giving effect to the merger; and (iii) on a pro forma equivalent basis per common share for New Canaan. Such financial information is computed on a pro forma equivalent basis with respect to a share of New Canaan common stock by multiplying the pro forma combined amount (giving effect to the merger) by the exchange ratios assumed in the pro forma computation. As previously discussed, the exchange ratio has not yet been fixed and will not be fixed until after the New Canaan shareholders' meeting. When fixed, the actual exchange ratio may differ from the exchange ratios used in the following summary. The pro forma information does not reflect anticipated cost savings expected to be realized from the merger. The purchase accounting adjustments used for the purpose of calculating the pro forma combined results are subject to final determination, based upon estimates and other evaluations of fair value, as of the close of the transaction. Therefore, the pro forma amounts reflected in the pro forma per share financial information may differ from the amounts ultimately determined. The unaudited pro forma information does not purport to be indicative of the combined financial position or results of operations of future periods.



                                                             NINE MONTHS ENDED        YEAR ENDED
                                                            SEPTEMBER 30, 1998     DECEMBER 31, 1997
                                                           --------------------   ------------------
NET INCOME PER DILUTED SHARE
Historical:
   Summit ..............................................   $1.96                  $2.09
   New Canaan ..........................................    4.42                   5.69
Pro Forma Combined at exchange ratio of(1):
   2.9448 ..............................................    1.96                   2.08
   3.3129 ..............................................    1.95                   2.08
   3.7862 ..............................................    1.95                   2.08
Pro Forma New Canaan Equivalent at exchange ratio of(1):
   2.9448 ..............................................    5.76                   6.13
   3.3129 ..............................................    6.47                   6.89
   3.7862 ..............................................    7.39                   7.87

DIVIDENDS PER SHARE
Historical:
   Summit ..............................................   $0.87                  $1.02
   New Canaan ..........................................    0.50                   0.00
Pro Forma Combined at exchange ratio of:
   2.9448 ..............................................    0.87                   1.02
   3.3129 ..............................................    0.87                   1.02
   3.7862 ..............................................    0.87                   1.02
Pro Forma New Canaan Equivalent at exchange ratio of:
   2.9448 ..............................................    2.56                   3.00
   3.3129 ..............................................    2.88                   3.38
   3.7862 ..............................................    3.29                   3.86

                                                            SEPTEMBER 30, 1998     DECEMBER 31, 1997
                                                           --------------------   ------------------
BOOK VALUE PER SHARE
Historical:
   Summit ..............................................   $15.19                 $14.79
   New Canaan ..........................................    48.95                  44.53
Pro Forma Combined at exchange ratio of(1):
   2.9448 ..............................................    15.37                  14.79
   3.3129 ..............................................    15.36                  14.79
   3.7862 ..............................................    15.34                  14.79
Pro Forma New Canaan Equivalent at exchange ratio of(1):
   2.9448 ..............................................    45.26                  43.55
   3.3129 ..............................................    50.89                  49.00
   3.7862 ..............................................    58.08                  56.00

--------
(1) The pro forma per share financial information does not include the impact of Summit's acquisition of NSS Bancorp, Inc. ("NSS"). At September 30, 1998, NSS had total assets of $650 million. This transaction, accounted for as a purchase, was completed on November 21, 1998. The impact of this acquisition is not material to the pro forma per share financial information.

                                  INTRODUCTION

     This Proxy Statement-Prospectus is being sent to shareholders of New Canaan Bank and Trust Company ("New Canaan") as of , 1998 (the "Record Date") in connection with the solicitation of proxies by the Board of Directors of New Canaan (the "New Canaan Board") for use at the Special Meeting of Shareholders of New Canaan to be held on January __, 1999 at the New Canaan Library, 151 Main Street, New Canaan, Connecticut, at 10:00a.m., local time or any adjournments thereof ("Special Meeting"). The purpose of the Special Meeting is to consider and vote upon (i) a proposal to approve the Agreement and Plan of Merger dated August 24, 1998 ("Merger Agreement") between Summit Bancorp., a New Jersey corporation and registered bank holding company ("Summit") and New Canaan and the transactions contemplated thereby, and (ii) a proposal to approve in advance an adjournment of the Special Meeting in order to permit further solicitation of proxies by New Canaan if insufficient shares are present at the Special Meeting to constitute a quorum or to approve the merger agreement (the "Adjournment Proposal").

     THE NEW CANAAN BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT NEW CANAAN SHAREHOLDERS VOTE FOR ITS APPROVAL. THE BOARD OF DIRECTORS OF NEW CANAAN ALSO UNANIMOUSLY RECOMMENDS THAT NEW CANAAN SHAREHOLDERS VOTE FOR APPROVAL OF THE ADJOURNMENT PROPOSAL.


                                SPECIAL MEETING


RECORD DATE; VOTE REQUIRED; REVOCABILITY OF PROXIES

     The securities to be voted at the Special Meeting consist of shares of New Canaan common stock, par value $5.00 per share ("New Canaan Common"), with each share entitling its owner to one vote on each proposal and on all other matters properly brought before the Special Meeting. New Canaan had no other class of outstanding voting securities entitled to vote on the Merger Agreement or the Adjournment Proposal at the close of business on the Record Date. There were _____ holders of record of New Canaan Common and __________ shares of New Canaan Common outstanding and eligible to be voted at the Special Meeting as of the Record Date. It is anticipated that this Proxy Statement-Prospectus, together with the enclosed proxy card, will be mailed to shareholders on or about __, 1998.

     The presence at the Special Meeting, in person or by proxy, of the holders of at least a majority of the shares of New Canaan Common outstanding on the Record Date will constitute a quorum for the transaction of business. By checking the appropriate box on the proxy card provided by the New Canaan Board, a shareholder may vote "FOR" approval of the Merger Agreement, vote "AGAINST" approval of the Merger Agreement or "ABSTAIN" from voting. Under the Banking Law of Connecticut (the "BLC"), the approval of the proposal to approve the Merger Agreement requires the affirmative vote of two-thirds of the outstanding shares entitled to vote thereon at the Special Meeting, and the approval of the Adjournment Proposal requires that more votes be cast in favor of the proposal than against the proposal. Accordingly, "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power under the applicable NYSE rule) will have the effect of a vote against the Merger Agreement but will have no effect on whether the Adjournment Proposal is approved. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and the number of votes necessary to adopt any proposal but as not voted on the particular proposal. Therefore an abstention will also have the effect of a vote against the Merger Agreement but will have no effect on the Adjournment Proposal vote. Proxies voting against the Merger Agreement will not be used by the proxy holders to vote in favor of the Adjournment Proposal unless the shareholder has voted FOR approval of the Adjournment Proposal on the proxy card. The Special Meeting may be adjourned from time to time if necessary to obtain a quorum or to obtain the votes necessary to approve the Merger Agreement. The approval of the Merger Agreement by New Canaan shareholders is a condition to the consummation of the Merger. See "THE MERGER-The Merger Agreement-Conditions to the Merger; Termination".

     If a quorum is not obtained, or if fewer shares of New Canaan Common are voted in favor of approval of the Merger Agreement than the number required for approval, it is expected that, if a majority of the shares voted, in person or by proxy, with respect to the Adjournment Proposal have been voted in favor of the Adjournment Proposal, the Special Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn). As to other matters that may properly come before the Special
Meeting, unless otherwise provided in the Certificate of Incorporation or By-laws of New Canaan or by statute, the matter will be approved if a majority of the votes cast are in favor of the matter.

     If the enclosed form of proxy is properly executed and returned to New Canaan in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon.
Proxies that are executed, but as to which no instructions have been marked, will be voted FOR approval of the Merger Agreement and FOR approval of the Adjournment Proposal, except that if a proxy is voted against the Merger Agreement and no instruction is given in connection with the Adjournment
Proposal, the proxy will not be voted in favor of the Adjournment Proposal. Should any other matter properly come before the Special Meeting, the persons named as proxies in the accompanying proxy, acting by a plurality of those proxies present, will have discretionary authority to vote on such matters in accordance with their judgment. As of the time of the preparation of this Proxy Statement-Prospectus, the New Canaan Board does not know of any matters other than those referred to in the Notice of Special Meeting of Shareholders to be presented for action at the Special Meeting.

     Shareholders who execute a proxy retain the right to revoke it at any time prior to its use. Unless so revoked, the shares represented by such proxies will be voted at the Special Meeting and all adjournments thereof. Prior to the Special Meeting a proxy may be revoked by filing a written revocation or a duly executed proxy bearing a later date with the Secretary of New Canaan, Joseph J. Rucci, Jr. During the Special Meeting a proxy may be revoked by filing a written revocation or a duly executed proxy bearing a later date with the secretary of the Special Meeting prior to the close of voting. A proxy will not be voted if a shareholder attends the Special Meeting and votes in person.

     If a person holding New Canaan Common in street name wishes to vote such New Canaan Common at the Special Meeting, the person must obtain from the nominee holding the New Canaan Common in street name a properly executed "legal proxy" identifying the individual as a New Canaan shareholder, authorizing the New Canaan shareholder to act on behalf of the nominee at the Special Meeting and identifying the number of shares with respect to which the authorization is granted.

     The cost of soliciting proxies will be borne by New Canaan. In addition to use of the mails, proxies may be solicited personally or by telephone, telecopier or telegraph by officers, directors or employees of New Canaan, who will not be specially compensated for such solicitation activities. Arrangements will also be made by New Canaan to reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. New Canaan has retained Morrow & Co., Inc., a proxy soliciting firm, to assist in the solicitation of proxies, at a fee of $5,000 plus fees for direct telephone solicitations, if authorized, and reimbursement of certain out-of-pocket costs.

                            SELECTED FINANCIAL DATA

     The tables below set forth selected historical financial information for Summit and New Canaan for each of the five years in the period ended December 31, 1997 and the nine month periods ended September 30, 1998 and 1997. Such information has been derived from and should be read in conjunction with the consolidated financial statements of Summit and New Canaan, including the respective notes thereto, and management's discussions and analysis of financial condition and results of operations contained in the Form 10-K and Form 10-Q's of Summit, which are incorporated by reference in this Proxy Statement-Prospectus and the financial statements and management's discussion and analysis of financial condition and results of operations of New Canaan contained herein. See "WHERE YOU CAN FIND MORE INFORMATION". The selected historical financial information for Summit and New Canaan for the nine month periods ended September 30, 1998 and 1997 reflect, in the opinion of the managements of Summit and New Canaan, respectively, all adjustments (comprising only normal recurring accruals) necessary for a fair presentation of the consolidated operating results and financial position of Summit and New Canaan for such interim periods. Results for the interim periods are not necessarily indicative of results for the full year or any other period.


SUMMIT BANCORP.
SUMMARY OF SELECTED FINANCIAL DATA
(IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                   NINE-MONTHS ENDED
                                                     SEPTEMBER 30,
                                            -------------------------------
                                                  1998            1997
                                            --------------- ---------------
SUMMARY OF OPERATIONS:
Interest income ...........................   $ 1,619,762     $ 1,535,646
Interest expense ..........................       743,731         681,034
Net interest income .......................       876,031         854,612
Provision for loan losses .................        51,000          45,100
Securities gains ..........................         4,440           3,471
Net income ................................       348,755         258,752
Net income per diluted share ..............          1.96            1.46
Cash dividends declared per share .........          0.87            0.75
Average diluted common shares
 outstanding ..............................       177,505         177,235
BALANCE SHEET DATA (AT PERIOD END):
Total assets ..............................   $31,852,214     $29,091,106
Securities ................................     9,806,968       8,705,460
Loans .....................................    20,300,663      18,630,663
Deposits ..................................    22,146,853      21,938,028
Long-term debt ............................     2,401,826       1,001,617
Shareholders' equity ......................     2,627,974       2,517,439
Book value per common share ...............         15.19           14.33



                                                                          YEAR ENDED DECEMBER 31,
                                            ------------------------------------------------------------------------------------
                                                  1997             1996             1995             1994             1993
                                            ---------------- ---------------- ---------------- ---------------- ----------------
SUMMARY OF OPERATIONS:
Interest income ...........................   $  2,064,706     $  1,906,996     $  1,831,934     $  1,572,370     $  1,452,643
Interest expense ..........................        919,617          853,707          822,232          599,732          558,889
Net interest income .......................      1,145,089        1,053,289        1,009,702          972,638          893,754
Provision for loan losses .................         59,100           64,034           72,090           94,347          115,902
Securities gains ..........................          5,637            3,862            8,595            4,954           12,681
Net income ................................        370,965          283,675          300,412          213,917          182,683
Net income per diluted share ..............           2.09             1.67             1.87             1.36             1.17
Cash dividends declared per share .........           1.02             0.90             0.79             0.63             0.46
Average diluted common shares
 outstanding ..............................        177,459          168,788          159,249          155,520          153,323
BALANCE SHEET DATA (AT PERIOD END):
Total assets ..............................   $ 29,964,172     $ 27,767,271     $ 26,647,452     $ 25,484,073     $ 22,605,545
Securities ................................      9,267,655        8,320,520        8,026,968        8,445,936        7,035,110
Loans .....................................     18,888,366       17,386,059       16,413,222       15,048,579       13,552,381
Deposits ..................................     22,329,436       21,629,531       21,232,926       19,981,071       18,956,204
Long-term debt ............................      1,246,750          695,793          431,754          552,736          492,052
Shareholders' equity ......................      2,612,420        2,290,838        2,130,108        1,813,445        1,691,108
Book value per common share ...............          14.79            13.61            13.04            11.40            10.80

NEW CANAAN BANK AND TRUST COMPANY
SUMMARY OF SELECTED FINANCIAL DATA
(IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                NINE-MONTHS ENDED
                                                  SEPTEMBER 30,
                                            -------------------------
                                                1998         1997
                                            ------------ ------------
SUMMARY OF OPERATIONS:
Interest income ...........................   $  8,726     $  7,732
Interest expense ..........................      2,827        2,421
Net interest income .......................      5,899        5,311
Provision for loan losses .................          -            -
Securities gains (losses) .................          -            -
Net income ................................      1,548        1,467
Net income per diluted share ..............       4.42         4.31
Cash dividends declared per share .........       0.50           -
Average diluted common shares
 outstanding ..............................        350          341
BALANCE SHEET DATA (AT PERIOD END):
Total assets ..............................   $164,321     $139,763
Securities ................................     42,136       33,446
Loans .....................................    100,175       89,886
Total deposits ............................    146,535      122,892
Long-term debt ............................          -            -
Shareholders' equity ......................     16,364       14,251
Book value per common share ...............      48.95        43.03



                                                                YEAR ENDED DECEMBER 31,
                                            ---------------------------------------------------------------
                                                1997         1996         1995         1994         1993
                                            ------------ ------------ ------------ ------------ -----------
SUMMARY OF OPERATIONS:
Interest income ...........................   $ 10,372     $  9,658     $  9,575     $  8,588    $  8,436
Interest expense ..........................      3,234        3,134        3,338        2,642       2,935
Net interest income .......................      7,138        6,524        6,237        5,946       5,501
Provision for loan losses .................          -            -            7           63         199
Securities gains (losses) .................          -            -            -            -           -
Net income ................................      1,949        1,668        1,213          659       1,558
Net income per diluted share ..............       5.69         4.98         3.69         2.01        4.76
Cash dividends declared per share .........          -            -            -            -           -
Average diluted common shares
 outstanding ..............................        342          335          328          328         327
BALANCE SHEET DATA (AT PERIOD END):
Total assets ..............................   $153,481     $141,035     $137,232     $138,310    $134,092
Securities ................................     46,443       34,529       32,085       33,202      36,072
Loans .....................................     88,528       87,477       87,187       92,349      81,076
Total deposits ............................    137,580      127,595      125,256      115,864     123,564
Long-term debt ............................          -            -            -            -           -
Shareholders' equity ......................     14,790       12,604       10,901        9,569       9,102
Book value per common share ...............      44.53        38.41        33.29        29.20       27.83

                       MARKET PRICE AND DIVIDEND MATTERS


MARKET PRICE AND DIVIDEND HISTORY

     Summit common stock, par value $.80 per share (including associated preferred stock purchase rights attached thereto "Summit Common") is listed and traded on the New York Stock Exchange ("NYSE") and is quoted under the symbol "SUB". New Canaan Common is not listed on any exchange and trades in the over-the-counter market. The following table sets forth, for the periods indicated, the high and low sale prices of a share of Summit Common and the high and low bid prices of a share of New Canaan Common and quarterly dividends declared per share of Summit Common and New Canaan Common.

     Where necessary, sale prices and bid prices shown in the table below have been rounded to the nearest cent. All sale prices and dividends shown below with respect to Summit Common have been adjusted for stock splits.



                                                           SUMMIT COMMON                    NEW CANAAN COMMON
                                                ----------------------------------- ----------------------------------
                                                     SALES PRICES                         BID PRICES*
                                                -----------------------             -----------------------
                                                    HIGH        LOW      DIVIDENDS      HIGH        LOW      DIVIDENDS
                                                ----------- ----------- ----------- ----------- ----------- ----------
1996
First Quarter .................................  $  26.75    $  22.92     $  .21     $  35.50    $  34.25         -
Second Quarter ................................     26.33       22.67        .21        38.50       36.00         -
Third Quarter .................................     27.42       21.75        .24        38.00       37.25         -
Fourth Quarter ................................     30.08       26.33        .24        55.00       41.50         -
1997
First Quarter .................................     33.33       28.50        .24        55.50       47.00         -
Second Quarter ................................     35.08       28.58        .24        58.75       50.00         -
Third Quarter .................................     45.31       33.58        .27        60.13       57.50         -
Fourth Quarter ................................     53.38       38.38        .27        90.00       60.13         -
1998 ..........................................
First Quarter .................................     53.88       45.88        .27        95.00       85.25         -
Second Quarter ................................     53.50       44.75        .30       108.00       90.00       0.25
Third Quarter .................................     49.94       32.75        .30       122.00       92.00       0.25
Fourth Quarter (through December 17, 1998).....                              .30                                0.25

--------
* Based upon quotations provided by broker-dealers who trade in New Canaan Common. The quoted bids represent prices between buyers and sellers and do not include any retail markup, markdown or commission. They may not necessarily represent actual transactions.


     On August 24, 1998, the last full trading day prior to the public announcement of the execution of the Merger Agreement, the last sale price of a share of Summit Common was $40.25. The last bid price of a share of New Canaan Common prior to August 25, 1998 was $93.00, which bid occured on August 24, 1998. On ___, 1998, the last sale price of Summit Common was $____. The last bid price of New Canaan Common prior to , 1998 was $______ which occurred on , 1998. New Canaan shareholders are urged to obtain current market quotations.

     ON THE DATE THE EXCHANGE RATIO OF SUMMIT COMMON TO NEW CANAAN COMMON IS FIXED AND THE DATE SUMMIT STOCK CERTIFICATES ARE RECEIVED BY NEW CANAAN SHAREHOLDERS ENTITLED THERETO, THE PRICE OF A SHARE OF SUMMIT COMMON MAY DIFFER FROM THOSE SET FORTH ABOVE. NEW CANAAN SHAREHOLDERS SHOULD OBTAIN CURRENT PRICE QUOTATIONS. IN ADDITION, PAST DIVIDENDS PAID ON SUMMIT COMMON AND NEW CANAAN COMMON ARE NOT NECESSARILY INDICATIVE OF FUTURE DIVIDENDS WHICH MAY BE PAID. NO ASSURANCE CAN BE GIVEN CONCERNING DIVIDENDS TO BE DECLARED AND PAID ON SUMMIT COMMON AND NEW CANAAN COMMON BEFORE OR AFTER THE MERGER.

COORDINATION AND DETERMINATION OF DIVIDENDS UNDER MERGER AGREEMENT

     In order to ensure that New Canaan shareholders would be paid no more than one regular dividend in the calendar quarter in which the Merger is consummated, New Canaan has agreed to coordinate with Summit the declaration of any dividends and the setting of any dividend record or payment dates. Under the Merger Agreement, New Canaan may declare a quarterly dividend up to $.25 per share of New Canaan Common in each quarter in which the New Canaan shareholders are not otherwise entitled to a Summit dividend on the share of Summit Common received in the Merger.


DIVIDEND LIMITATIONS

     Summit's primary source of funds to pay dividends to its shareholders is provided by dividends from its subsidiary banks. The bank subsidiaries of Summit are restricted by law in the amount of dividends they may pay to Summit. In addition, Summit is restricted by certain debt agreements in the amount of dividends it may pay to its shareholders. At September 30, 1998, the subsidiary banks had approximately $129 million available under the most restrictive limitations for the payment of dividends to Summit.


                 PROPOSAL I - APPROVAL OF THE MERGER AGREEMENT

                                   THE MERGER

     The following information concerning the merger of New Canaan with and into Summit, insofar as it relates to matters contained in the Merger Agreement, is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Appendix A and incorporated herein by reference.


GENERAL

     The Merger Agreement provides for the reorganization of New Canaan with and into Summit, pursuant to the merger of New Canaan into NSS Bank, a wholly-owned Connecticut chartered savings bank subsidiary of Summit (the "Merger"). Upon consummation of the Merger, each outstanding share of New Canaan Common other than (i) shares of New Canaan Common beneficially owned by Summit or a subsidiary of Summit (other than shares held in a fiduciary capacity or as a result of foreclosures or debts previously contracted), if any, (ii) shares of New Canaan Common beneficially owned by New Canaan or a subsidiary of New Canaan (other than shares of New Canaan Common held in a fiduciary capacity or as a result of forfeitures or debts previously contracted), if any, and (iii) shares of New Canaan Common held in the treasury of New Canaan, if any, will be converted into and represent the right to receive whole shares of Summit Common and cash in lieu of fractional shares resulting from the conversion (the "Cash In Lieu Amount") based upon an exchange ratio to be determined subsequent to the date of the Special Meeting (the "Exchange Ratio"), adjusted if necessary in accordance with certain anti-dilution provisions (whole shares of Summit Common and any Cash In Lieu Amount determined in accordance with the Exchange Ratio are referred to collectively herein as the "Merger Consideration"). The Exchange Ratio will not be lower than 2.9448 and will not be higher than 3.7862.


CLOSING AND EFFECTIVE TIME

     The Merger Agreement provides that, unless an earlier date designated by Summit on at least five business days notice ("Closing Notice") is given to New Canaan, the Closing will be held 45 days after the last to occur of the following (the "Scheduled Date"): (1) if the transactions contemplated by the Merger Agreement are being contested in any legal proceedings, the date that all such proceedings have been brought to a conclusion favorable, in the judgment of Summit and New Canaan, to the consummation of the transactions contemplated by the Merger Agreement or such prior date as Summit and New Canaan shall elect, whether or not such proceedings have been brought to a conclusion; or (2) the date on which the approvals (collectively the "Required
Approvals") of the shareholders of New Canaan, the Federal Deposit Insurance Corporation ("FDIC") and the Banking Commissioner of the State of Connecticut ("Connecticut Banking Commissioner") are received and any required waiting periods have expired.

     If the Merger Agreement is approved by the requisite vote of New Canaan shareholders, all other conditions of the Merger are satisfied or waived and the Closing is held, the Merger will become effective at the date and time specified in the certificate of merger required to be filed with the Secretary of the State of the State of New Jersey (the "New Jersey Certificate") or, if filed later than the New Jersey Certificate, the certificate of merger and the approval of the Connecticut Banking Commissioner filed with the Secretary of State of the State of Connecticut (the "Connecticut Certificate") following the date on which the closing of the Merger occurs ("Closing Date"). If the Merger Agreement is approved by New Canaan shareholders on the scheduled date of the Special Meeting, subject to the satisfaction or waiver of certain other conditions described herein, it is presently contemplated that the Effective Time will occur during the first calendar quarter of 1999. The Merger Agreement may be terminated by either party if, among other things, the Closing fails to occur on or before June 1, 1999, but a party may not exercise this right if the failure to close is due solely to that party's failure to perform or observe agreements required by the Merger Agreement to be performed or observed by it on or before the Closing Date. The Summit Board of Directors ("Summit Board") and the New Canaan Board each also has the right to terminate the Merger Agreement under certain circumstances. See "THE MERGER-The Merger Agreement-Conditions to the Merger; Termination".


CONVERSION OF NEW CANAAN COMMON

     Upon consummation of the Merger, the outstanding shares of New Canaan Common held at the Effective Time by each shareholder of New Canaan, other than
(i) shares of New Canaan Common beneficially owned by Summit or a subsidiary of Summit (other than shares held in fiduciary capacity or as a result of foreclosures or debts previously contracted), if any, (ii) shares of New Canaan Common beneficially owned by New Canaan or a subsidiary of New Canaan (other than shares of New Canaan Common held in a fiduciary capacity or as a result of foreclosures or debts previously contracted), if any, and (iii) shares of New Canaan Common held in the treasury of New Canaan, if any, will be converted into Summit Common at the Exchange Ratio and represent the right of the particular shareholder to receive the number of whole shares of Summit Common resulting from the conversion and, in lieu of any fractional share of Summit Common resulting from the conversion, a Cash in Lieu Amount equal to the fraction of a whole share represented by the fractional share multiplied by the closing price of a share of Summit Common on the NYSE-Composite Transactions List on the last trading day prior to the Effective Time. The Exchange Ratio is subject to appropriate adjustments in the event that, from the date of the Merger Agreement to the Effective Time, the outstanding shares of Summit Common are increased or decreased, changed into or exchanged for a different number or kind of shares or securities through merger, recapitalization, reclassification, stock dividend, stock split or reverse stock split or other similar changes.


EXCHANGE RATIO

     In the Merger, the shares of each holder of New Canaan will be converted into and represent the right to receive the Merger Consideration. However, the Exchange Ratio upon which the Merger Consideration will be based, and the date as of which the Exchange Ratio will be determined (the "Determination Date"), have not been fixed and will not be fixed until a date subsequent to the Special Meeting. Once the Determination Date has been fixed (in accordance with the Merger Agreement, as explained below), the Exchange Ratio will be determined as follows, based on the average of the closing prices of a share of Summit Common as reported on the NYSE-Composite Transactions List for the ten consecutive full trading days ending on the Determination Date (the "Summit Price"):

     (1) If the Summit Price is greater than $45.84375, the Exchange Ratio shall be 2.9448.

     (2) If the Summit Price is equal to or less than $45.84375 and equal to or greater than $35.65625, the Exchange Ratio shall be equal to the quotient obtained by dividing $135.00 by the Summit Price.

     (3) If the Summit Price is less than $35.65625, the Exchange Ratio shall be 3.7862.

     The date as of which the Exchange Ratio will be fixed, the Determination Date, is a date which is seven business days prior to the Scheduled Date or, alternatively, the date designated by Summit, along with the Closing Date, in the Closing Notice sent by Summit to New Canaan. However, the Merger Agreement does not permit the Closing Notice to be sent to New Canaan by Summit until (i) New Canaan shareholders have approved the Merger, (ii) all required regulatory approvals have been received and applicable waiting periods have expired and (iii) any litigation contesting the Merger has been resolved to the satisfaction of Summit and New Canaan or Summit and New Canaan agree to close the Merger notwithstanding the existence of any such litigation. Consequently, under the Merger Agreement, it is not possible for the Determination Date to be designated, or the Exchange Ratio to be fixed, prior to the approval by New Canaan shareholders of the Merger. New Canaan shareholders will, therefore, be required to vote on the proposal to approve the Merger Agreement prior to the determination of the Exchange Ratio.

     The Merger Agreement provides that if Summit designates a Closing Date prior to the Scheduled Date, the Closing Notice must be sent no less than five business days in advance of the Closing Date designated by Summit in the Closing Notice, and that Summit must designate one of the business days in the ten business day period immediately preceding the Closing Date as the Determination Date. Due to the range of dates which could be designated by Summit as the Determination Date, it is possible that Summit could select a pricing period (by virtue of its selection of a Determination Date) which includes the date of the New Canaan Special Meeting and up to four of the business days immediately preceding such date.

     The Exchange Ratio is also subject to appropriate adjustments in the event that, from the date of the Merger Agreement to the Effective Time, the outstanding shares of Summit Common are increased or decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split or other similar changes.


EXCHANGE OF NEW CANAAN CERTIFICATES

     Prior to the Effective Time, Summit will appoint EquiServe-First Chicago Trust Division or another entity reasonably satisfactory to New Canaan as the exchange agent for the Merger ("Exchange Agent"). As promptly as practicable after the Effective Time, but in no event more than 10 days after the Exchange Agent receives an accurate and complete list of all holders of record of outstanding New Canaan Common as of the Effective Time, Summit will cause the Exchange Agent to send to each New Canaan shareholder a letter of transmittal and instructions for exchanging their certificates representing New Canaan Common ("New Canaan Certificates") for a certificate representing the number of whole shares of Summit Common ("Summit Certificate") and, if applicable, a check representing a Cash In Lieu Amount, to which such shareholder is entitled as Merger Consideration.

     To effect a proper surrender and exchange of New Canaan Certificates, all New Canaan Certificates held by a particular New Canaan shareholder must be surrendered to the Exchange Agent by such shareholder with properly executed and completed letters of transmittal. Until a New Canaan shareholder has properly surrendered New Canaan Certificates, Summit may, at its option, refuse to pay to such holder dividends or other distributions, if any, payable to holders of Summit Common; provided, however, that, upon proper surrender and exchange of New Canaan Certificates, there will be paid to such holder the amount, without interest, of dividends and other distributions, if any, which became payable prior thereto but which were not paid. No transfer of New Canaan Common will be effected on the stock transfer books of New Canaan at and after the Effective Time.

     The Exchange Agent shall have reasonable discretion to determine whether letters of transmittal have been properly completed and executed and to disregard immaterial defects, and any good faith decisions of Summit regarding such matters as may be referred to it by the Exchange Agent shall be binding and conclusive.

     Neither certificates for fractions of shares of Summit Common nor scrip certificates for such fractions will be issued, and holders of New Canaan
Certificates who would otherwise be entitled to receive fractions of shares of Summit Common will have none of the rights with respect to such fractions of shares (including, without limitation, the right to receive dividends) that a holder of a full share of Summit Common would possess in respect of such full share, and will receive instead the Cash In Lieu Amount.

     If more than one New Canaan Certificate is surrendered for the same New Canaan shareholder account, the number of whole shares of Summit Common for which a Summit Certificate will be issued to the owner of such account pursuant to the Merger Agreement will be computed on the basis of the aggregate number of shares of New Canaan Common represented by all New Canaan Certificates so surrendered by such account owner.

     NEW CANAAN SHAREHOLDERS SHOULD NOT SURRENDER THEIR NEW CANAAN CERTIFICATES FOR EXCHANGE UNTIL A LETTER OF TRANSMITTAL, INSTRUCTIONS AND OTHER EXCHANGE MATERIALS ARE RECEIVED FROM THE EXCHANGE AGENT. HOWEVER, NEW CANAAN SHAREHOLDERS ARE URGED TO NOTIFY NEW CANAAN NOW, AT (203) 972-4696 IF THEIR NEW CANAAN CERTIFICATES ARE LOST, STOLEN, DESTROYED OR NOT PROPERLY REGISTERED, IN ORDER TO BEGIN THE PROCESS OF ISSUING REPLACEMENT NEW CANAAN CERTIFICATES.


CONVERSION OF NEW CANAAN STOCK OPTIONS

     Each stock option relating to New Canaan Common ("Original Option") granted pursuant to the New Canaan Bank and Trust Company 1995 Stock Option Plan (the "New Canaan Option Plan") which is outstanding and unexercised at the Effective Time, will be converted automatically at the Effective Time into an immediately exercisable option to purchase Summit Common ("New Option"), whether or not exercisable immediately prior to the Effective Time. Subject to the adjustment in exercise price per share and number of shares, described below, each New Option will continue to be governed by the terms of the New
Canaan Option Plan and the stock option agreement by which it was evidenced, including terms and provisions governing exercises. In each case, (i) the number of shares of Summit Common subject to the New Option will be equal to the number of shares of Summit Common which would have been issued in the Merger if the shares of New Canaan Common subject to that option were issued and outstanding immediately prior to the Effective Time, rounded down to the next lower full share (the "Converted Number"), and (ii) the exercise price per share of Summit Common subject to the New Option will be equal to the aggregate exercise price that would have been payable upon exercise in full of the Original Option divided by the Converted Number.

     Within 45 days after the receipt by Summit of an accurate and complete list of all holders of Original Options, Summit will issue to each holder of New Options, upon receipt and cancellation of all agreements under which Original Options were issued to such holder, appropriate instruments confirming the conversion described above; provided, however, that Summit will not be obligated to issue such confirming instruments or any shares of Summit Common issuable upon exercise of a New Option until the shares of Summit Common issuable upon exercise of the New Options have been registered with the Commission and authorized for listing on the NYSE and for sale by any appropriate state securities regulators, which Summit will use its best efforts to effect within 30 days after New Canaan shall have delivered to Summit the above mentioned option-holder list.


RECOMMENDATION OF NEW CANAAN BOARD

     THE MERGER AGREEMENT HAS BEEN UNANIMOUSLY APPROVED BY THE NEW CANAAN BOARD. THE NEW CANAAN BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF NEW CANAAN SHAREHOLDERS. THE NEW CANAAN BOARD UNANIMOUSLY RECOMMENDS THAT NEW CANAAN SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.


BACKGROUND

     In May 1998, a large financial institution (the "Other Party") contacted New Canaan and expressed an interest in partnering with New Canaan through either a strategic alliance or possibly an acquisition. This inquiry was duly reported to the New Canaan Board and, on May 28, 1998, representatives from New Canaan met with the Other Party to discuss the strategic fit between the two companies.

     In late May, New Canaan contacted Brown Brothers Harriman & Co. ("Brown Brothers") about potentially serving as New Canaan's financial advisor. On June 3, 1998, representatives from Brown Brothers met with New Canaan management to review New Canaan's recent financial performance and the strategic issues and alternatives facing New Canaan. On June 16, 1998, the Other Party contacted New Canaan again and expressed a strong interest in acquiring New Canaan. On June 18, 1998, the New Canaan Board authorized New Canaan management to enter into a financial advisory agreement with Brown Brothers.

     On June 18, 1998, Summit publicly announced that it had agreed to purchase NSS Bancorp, Inc. ("NSS"). Shortly after the announcement of the NSS transaction, a representative of Summit contacted New Canaan and expressed Summit's interest in potentially acquiring New Canaan. New Canaan and Brown Brothers executed a financial advisory agreement on June 29, 1998. At a meeting held on June 29, 1998, Brown Brothers made a presentation to the New Canaan Board reviewing New Canaan's financial performance, recent bank merger and acquisition activity including the NSS transaction, and the expression of interest from the Other Party. During the meeting, the New Canaan Board authorized New Canaan management to continue discussions with the Other Party and to meet with Summit to learn more about Summit's interest in New Canaan.

     At a meeting held on July 7, 1998, representatives from New Canaan and Summit discussed the strategic fit between the two companies. On July 8, 1998, Summit informed New Canaan that it had a strong interest in acquiring New Canaan.

     On July 14, 1998, the New Canaan Board met to discuss the expressions of interest from Summit and the Other Party. At the meeting, Brown Brothers reviewed information regarding the financial, operating, and market performance of Summit and the Other Party and discussed the expressions of interest from the two companies. The New Canaan Board then authorized New Canaan management and Brown Brothers to provide information to and hold additional meetings with Summit and the Other Party. The New Canaan Board also approved a modification to the Brown Brothers financial advisory agreement which increased Brown Brothers' financial advisory fee from 1.15% to 1.25%.

     On July 22, 1998, Brown Brothers sent certain financial and operating information about New Canaan to Summit and the Other Party, both of whom had previously executed confidentiality agreements with New Canaan. During late July and early August, New Canaan management and Brown Brothers held a series of meetings and conversations concerning a potential acquisition of New Canaan with representatives from Summit and the Other Party. In addition, a delegation of New Canaan Board members met on July 23, 1998 with senior executives of Summit and on July 31, 1998 with senior executives of the Other Party.

     On August 11, 1998, Summit and the Other Party both submitted to Brown Brothers written indications of interest regarding a potential acquisition of New Canaan. At a meeting held on August 12, 1998, the New Canaan Board (with the assistance of Brown Brothers) carefully reviewed the two indications of interest and discussed New Canaan's alternatives including continuing as an independent company, negotiating a purchase agreement with either Summit or the Other Party, and contacting other potential acquirers of New Canaan. Following this review and discussion, the New Canaan Board authorized Brown Brothers and New Canaan management to continue negotiations with Summit to determine whether a mutually acceptable merger agreement could be reached. The decision to proceed with Summit reflected, among other factors, (i) the New Canaan Board's recognition that the acquisition of New Canaan by a large financial institution could be the best means of maximizing the value of New Canaan Common and (ii) the New Canaan Board's conclusion that, based on price and other factors considered relevant, the indication of interest from Summit was compelling and superior to the indication of interest from the Other Party.

     On August 13, 1998, Brown Brothers contacted Summit to clarify certain key issues relating to Summit's indication of interest. During the following two weeks, negotiations between New Canaan and Summit toward a definitive merger agreement and related agreements occurred, including a final determination as to the amount and structure of the consideration to be paid to the New Canaan shareholders in the Merger. During this period, Summit representatives completed their due diligence investigation of New Canaan and representatives of New Canaan and Brown Brothers completed their due diligence investigation of Summit.

     At a meeting held on August 24, 1998, representatives of Brown Brothers made a detailed presentation to the New Canaan Board regarding Summit's financial condition and the financial terms of the Merger Agreement. Brown Brothers also orally advised the New Canaan Board that, as of such date, the Exchange Ratio was fair from a financial point of view to the holders of New Canaan Common. Attorneys from the law firm of Rucci, Burnham, Carta & Edelberg, LLP, legal counsel to New Canaan, also reviewed with the New Canaan Board the terms of the Merger Agreement and related documents. After extensive discussion and consideration, the New Canaan Board unanimously voted to accept the proposed transaction with Summit and approve the Merger Agreement. On that same day, August 24, 1998, the Merger Agreement was executed and delivered on behalf of Summit and New Canaan.

REASONS FOR THE MERGER

     NEW CANAAN. In reaching its determination to approve the Merger Agreement, the New Canaan Board considered; (i) the interests of the shareholders of New Canaan, long-term as well as short-term, including whether these interests would be best served by the continued independence of New Canaan, (ii) the interests of New Canaan's employees and customers, (iii) the interests of the citizens and the business community of New Canaan and each of the towns in which an office of New Canaan is located and (iv) such other factors as the directors considered appropriate. Among the various factors considered by the New Canaan Board were the following:


        (i)   New Canaan's business, operations, financial condition, earnings and prospects;
     (ii)     The Merger Consideration offered by Summit in the Merger Agreement in relation to the market value and book value of New Canaan;
    (iii)     The terms of the Merger Agreement including the mechanism for determining the Exchange Ratio;
     (iv)     The price attainable for New Canaan Common at this time compared with the risks involved and possible price available if New Canaan were to remain independent or pursue a change of control at a later time;
        (v)   The opportunity for the holders of New Canaan Common to exchange their shares of New Canaan Com-
              mon on a favorable basis for a security with greater market liquidity than New Canaan Common;
     (vi)     The current and historical dividends paid on New Canaan Common and Summit Common and the signifi-
              cant increase in dividends (on a pro forma equivalent basis) which would result to New Canaan's share-
              holders who continued to hold shares of Summit Common after the Merger;
    (vii)     The financial terms of other recent business combinations in the banking industry;
    (viii)    The economic conditions and prospects for the markets in which New Canaan operates and the possibility of increased competition from new entrants in New Canaan's markets;
      (ix)    The management, business, product offerings, results of operations and financial condition of Summit;
       (x)    The future prospects of Summit and the anticipated strengths, benefits, and opportunities for growth from the combination of Summit and New Canaan;
       (xi)   The financial advice rendered by Brown Brothers, including its opinion to the effect that the Exchange
              Ratio was fair from a financial point of view to New Canaan shareholders; and
       (xii)  The expectation that the Merger will be tax-free for federal income tax purposes to New Canaan, and its shareholders. (See "THE MERGER - Certain Federal Income Tax Consequences of the Merger.")

     In reaching its determination to approve the Merger Agreement, the New Canaan Board did not assign any specific or relative weights to the factors it considered, and individual directors may have given differing weights to different factors.

     THE NEW CANAAN BOARD UNANIMOUSLY RECOMMENDS THAT NEW CANAAN SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

     SUMMIT.   The Summit Board believes the Merger will enhance Summit's retail franchise and competitive position in key market areas.


OPINION OF NEW CANAAN'S FINANCIAL ADVISOR

     New Canaan retained Brown Brothers to render financial advisory services in connection with the Merger based upon its qualifications, expertise and reputation.

     At the August 24, 1998 meeting of the New Canaan Board at which the New Canaan Board reviewed and considered the terms of the Merger, Brown Brothers rendered its oral opinion to the New Canaan Board that, as of such date, the Exchange Ratio was fair from a financial point of view to the holders of shares of New Canaan Common Stock. Brown Brothers subsequently confirmed its August 24, 1998 oral opinion by delivering to the New Canaan Board a written opinion dated [the date of this Proxy Statement-Prospectus]. No limitations were imposed by the New Canaan Board upon Brown Brothers with respect to the investigations made or procedures followed by it in rendering its opinions.

     THE FULL TEXT OF THE WRITTEN OPINION OF BROWN BROTHERS, DATED [THE DATE OF THIS PROXY STATEMENT-PROSPECTUS], WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND ANY LIMITS ON THE REVIEW UNDERTAKEN IN CONNECTION THEREWITH, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT-PROSPECTUS, AND IS INCORPORATED HEREIN BY REFERENCE. NEW CANAAN SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY. THE OPINION OF BROWN BROTHERS IS ADDRESSED TO THE NEW CANAAN BOARD, IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO TO THE HOLDERS OF NEW CANAAN COMMON AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER, NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY NEW CANAAN SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF BROWN BROTHERS SET FORTH IN THIS PROXY STATEMENT-PROSPECTUS DESCRIBES THE MATERIAL ASPECTS OF SUCH OPINION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In connection with its analysis of the proposed Merger, New Canaan and Summit furnished to Brown Brothers the Merger Agreement and information concerning their respective businesses and operations, and Brown Brothers reviewed financial and operating data provided to it by New Canaan and Summit, as well as information contained in documents filed with regulatory authorities or otherwise available from published sources. Brown Brothers reviewed the
Merger Agreement and supporting documentation and had discussions with management personnel of New Canaan and Summit with respect to the foregoing. In arriving at its opinion, Brown Brothers reviewed, among other things, (i) certain audited and unaudited, publicly available, financial statements and financial and statistical information for New Canaan and Summit, including comparative per share data and the pro forma financial effects of the Merger;
(ii) certain financial statements and other financial and operating data concerning New Canaan, prepared by the management of New Canaan; (iii) certain financial projections for New Canaan, prepared by the management of New Canaan; and certain earnings projections for Summit prepared by third-party analysts and consensus earnings projections of third-party analysts as reported by Institutional Brokers Estimate System, Inc. ("IBES"), which were discussed with Summit management; (iv) the business, operations, financial position and general prospects of New Canaan and Summit as discussed by their respective managements with Brown Brothers; (v) the reported share price ranges, trading activity and dividend histories for New Canaan Common and Summit Common; (vi) comparative analyses of financial performance and stock market data of New Canaan and Summit with selected public companies in the same industry deemed by Brown Brothers to be comparable to New Canaan and Summit; (vii) the terms and conditions of other business combinations in the U.S. commercial banking industry, to the extent publicly available, which Brown Brothers deemed to be comparable or otherwise relevant; and (viii) such other financial studies, analyses and investigations as Brown Brothers deemed necessary or appropriate, including its assessment of general economic, market and monetary conditions.

     Brown Brothers has not conducted any independent evaluation or appraisal of the assets or liabilities of New Canaan, Summit or any subsidiaries of Summit and has not concluded a physical inspection of the properties or facilities of New Canaan or Summit. Brown Brothers has not made any independent evaluation of the adequacy of the allowance for loan losses of New Canaan or Summit, has not reviewed individual credit files of New Canaan or Summit, and has not been provided with any such evaluation or appraisal. Brown Brothers is not an expert in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowances for losses with respect thereto and has assumed that the respective aggregate allowance for loan losses for Summit and New Canaan is adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

     The opinion of Brown Brothers is based on financial, economic, market, monetary and other conditions as they existed on, and the information made available to them as of, the date of the opinion.

     Brown Brothers relied on and assumed the accuracy and completeness (without independent verification) of the information supplied or otherwise made available to Brown Brothers by New Canaan and Summit. In that regard, Brown Brothers assumed that the financial projections prepared by and provided to it by New Canaan have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the senior management of New Canaan and that such projections will be realized in the amounts and at the times contemplated thereby. In arriving at its opinion, with the assent of the New Canaan Board, Brown Brothers was not provided with and did not have any access to any financial projections prepared by the management of Summit as to the projected stand-alone financial performance of Summit and accordingly, based on Brown Brothers' discussion with Summit's management and review of publicly available earnings projections for Summit reported by IBES, Brown
Brothers also assumed, with the assent of the New Canaan Board, that such projections have been reasonably prepared and are based on reasonable assumptions and that such projections will be realized in the amounts and at the times contemplated thereby. In performing its analysis, Brown Brothers assumed that the publicly available estimates of research analysts are a reasonable basis upon which to evaluate and analyze the future stand-alone financial performance of Summit.

     Brown Brothers assumed that in the course of obtaining the necessary regulatory and governmental approvals for the Merger, no restriction will be imposed on Summit that would have a material adverse effect on the contemplated benefits of the Merger. Brown Brothers assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of Summit after the Merger. Brown Brothers also assumed that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes and that the Merger will be accounted as a purchase under generally accepted accounting principles. Brown Brothers has made all the above-mentioned assumptions without any independent verification or investigation.

     The opinion of Brown Brothers does not address the relative merits of the Merger as compared to any alternative business transaction that might be or might have been available to New Canaan.

     The following is a summary of the analyses performed by Brown Brothers in connection with its presentation and its oral opinion rendered to the New Canaan Board on August 24, 1998. In connection with its written opinion dated ____________, 1998, Brown Brothers confirmed the appropriateness of its reliance on the analyses used to render its August 24, 1998 oral opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

     VALUATION SUMMARY. Brown Brothers reviewed the terms of the proposed transaction, including the Exchange Ratio and the implied aggregate transaction value. Brown Brothers noted that under the terms of the Merger Agreement, the Exchange Ratio shall be a number between 2.9448 and 3.7862 with the exact number determined by dividing $135.00 by the Summit Price, except that if the Summit Price is greater than $45.84375, the Exchange Ratio shall be 2.9448 and that if the Summit Price is less than $35.65625, the Exchange Ratio shall be
3.7862. Based on Summit's mid-day trading price of $40.75 on August 24, 1998, Brown Brothers calculated an implied exchange ratio of 3.3129 and an implied aggregate transaction value of $49.3 million (including New Canaan Common with a total value of $45.1 million and options to purchase New Canaan Common with a total in-the-money value of $4.2 million). The implied aggregate transaction value represented a multiple of 24.3x reported earnings for the twelve-month period ended June 30, 1998 and a price-to-book multiple of 3.12x June 30, 1998 book value. Brown Brothers calculated that the implied price per share represented a price-to-market multiple of 1.45x the price paid in the last trade, before the announcement of the Merger, in New Canaan Common.

     EXCHANGE RATIO ANALYSIS. Brown Brothers reviewed the historical prices of Summit Common and New Canaan Common, respectively, and the resulting market-based exchange ratios (i.e., the ratio obtained by dividing the closing price of New Canaan Common Stock by the closing price of Summit Common on a particular date) from January 1, 1995 to August 21, 1998. Based upon the closing stock prices of Summit Common and New Canaan Common on August 21, 1998 of $40.56 and $93.00, respectively, the market-based exchange ratio was 2.29. The minimum and maximum exchange ratios over the analysis period were 1.09 and 2.53. Brown Brothers compared those numbers to the proposed Exchange Ratio range of 2.9448 to 3.7862 and to the Exchange Ratio of 3.3129 implied by Summit's mid-day trading price of $40.75 on August 24, 1998.

     PRO FORMA MERGER ANALYSIS. Based on publicly available earnings projections for Summit from IBES and earnings projections for New Canaan provided by New Canaan management, Brown Brothers analyzed certain potential pro forma effects of the Merger in calendar year 1999. This analysis indicated that, relative to Summit on a stand-alone basis, the Merger would be dilutive in an immaterial respect to the projected earnings per share of Summit in 1999.


     Brown Brothers also analyzed the pro forma impact of the Merger on the dividends payable to shareholders of New Canaan who continued to hold shares of Summit Common after the Merger. Based on the Exchange Ratio of 3.3129 implied by Summit's mid-day trading price of $40.75 on August 24, 1998, Brown Brothers calculated that the annual dividend payable per share of New Canaan Common converted into Summit Common would, assuming Summit continued to pay its then current level of dividends, meaningfully increase.

     DISCOUNTED DIVIDEND ANALYSIS. Using a discounted dividend analysis, Brown Brothers analyzed the present value of the future dividend stream that New Canaan could produce over a six-year period if New Canaan performed in accordance with New Canaan's management projections for years 1998, 1999 and 2000, and utilizing an assumed net income growth rate of 15.0% and an assumed payout ratio (dividends as a percentage of net income) of 25.0% for each of years 2001, 2002 and 2003. Brown Brothers also estimated the terminal value of New Canaan's common equity at the end of year 2003 using an assumed perpetual net income growth rate of 7.0% and an assumed perpetual payout ratio of 40.0%. The dividend streams and terminal value were then discounted to present values using discount rates ranging from 11.0% to 18.0%. This discounted dividend analysis indicated that a $49.3 million aggregate purchase price for New Canaan would be substantially higher than the value of New Canaan to its shareholders as a stand-alone entity.

     ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. Using publicly available information, Brown Brothers compared selected financial information of New Canaan to the corresponding data for a group of Connecticut banks and bank holding companies that in Brown Brothers' judgment were deemed appropriate for purposes of this analysis (collectively the "Connecticut Composite"). The Connecticut Composite consisted of the following list of publicly traded Connecticut banks, thrifts, and bank holding companies with assets between $100 million and $700 million: NSS Bancorp, Inc., New England Community Bancorp Inc., Bancorp Connecticut, Inc., New Milford Bancorp Inc., Village Bancorp, Inc., First International Bancorp Inc., and Cornerstone Bank. The comparison showed, among other things, that for the twelve months ended March 31, 1998;
(i) New Canaan's return on average equity was 13.7%, compared to a mean of 12.8% for the Connecticut Composite, (ii) New Canaan's return on average assets was 1.3% compared to a mean of 1.4% for the Connecticut Composite, (iii) New Canaan's net interest margin was 5.1% compared to a mean of 4.8% for the Connecticut Composite, (iv) New Canaan's cost of funds was 2.9% compared to a mean of 4.3% for the Connecticut Composite and (v) New Canaan's efficiency ratio was 65.0% compared to a mean of 64.0% for the Connecticut Composite.

     Brown Brothers also used publicly available information to compare and contrast the financial and market performance of Summit to the collective and individual performance of 11 banks and bank holding companies operating within the northeast United States that in Brown Brothers' judgment were deemed appropriate for purposes of this analysis (collectively the "Northeast Composite"). The Northeast Composite consisted of the following banks and bank holding companies: Bank of New York Company, Inc., BankBoston Corporation, Chase Manhattan Corporation, First Union Corporation, Fleet Financial Group, Inc., KeyCorp, Mellon Bank Corporation, Northern Trust Corporation, PNC Bank Corp, Republic New York Corporation and State Street Corporation. The comparison with the Northeast Composite showed, among other things, that for the twelve months ended March 31, 1998; (i) Summit's return on average equity was 17.5% compared to a mean of 18.8% for the Northeast Composite, (ii) Summit's return on average assets was 1.5% compared to a mean of 1.4% for the Northeast Composite, (iii) Summit's net interest margin was 4.8% compared to a mean of 3.5%, for the Northeast Composite and (iv) Summit's cost of funds was 4.2% compared to a mean of 4.3% for the Northeast Composite, (v) Summit's efficiency ratio was 54.9% compared to a mean of 61.7% for the Northeast

Composite and (vi) Summit's ratio of non-interest income to net revenues was 19.1% compared to a mean of 48.8% for the Northeast Composite. That analysis also indicated that based on figures for the twelve months ended March 31, 1998 and the closing price on August 11, 1998 of Summit Common and the common stock of each of the companies in the Northeast Composite: (a) the dividend yield for Summit was 2.9% compared to a mean of 2.3% for the Northeast Composite, (b) the dividend payout ratio was 45.3% for Summit compared to a mean of 33.8%, (c) the ratio of Summit's market price to earnings was 17.5x compared to a mean of 18.0x for the Northeast Composite, (d) the ratio of Summit's market price to estimated 1998 earnings was 15.3x compared to a mean of 16.1x for the Northeast Composite (assuming reported average earnings estimates based on data from IBES) and (e) the ratio of Summit's market price to book value was 2.7x compared to a mean of 3.4x for the Northeast Composite.


     ANALYSIS OF SELECTED MERGER TRANSACTIONS. Using publicly available information, Brown Brothers performed an analysis of certain merger and acquisition transactions involving Connecticut banks that in Brown Brothers' judgment were deemed comparable for purposes of this analysis (collectively, the "Connecticut Transactions") in order to obtain a value range for New Canaan. Brown Brothers also compared the multiples of the last twelve months earnings and book value implied by the Merger Consideration to be received by the New Canaan shareholders in the Merger with corresponding multiples indicated for the "Connecticut Transactions."


     The implied aggregate transaction value in the Merger represented a multiple (the "Earnings Multiple") of 24.3x reported earnings for the twelve-month period ended June 30, 1998 and a price-to-book multiple (the "Book Multiple") of 3.12x June 30, 1998 book value. This compared to (i) an Earnings Multiple of 13.7x and Book Multiple of 1.8x with respect to Connecticut
Acquisitions completed in 1995, (ii) an Earnings Multiple of 15.0x and Book Multiple of 2.0x with respect to Connecticut Acquisitions completed in 1996,
(iii) an Earnings Multiple of 21.4x and Book Multiple of 1.9x with respect to Connecticut Acquisitions completed in 1997 and (iv) an Earnings Multiple of 22.1x and Book Multiple of 2.9x with respect to Connecticut Acquisitions completed or announced prior to June 30, 1998.


     In connection with the preparation and delivery of its opinion to the New Canaan Board, Brown Brothers performed a variety of financial and comparative analyses, as described above. The preparation of a fairness opinion is a subjective one based on the experience and judgment of Brown Brothers, and not merely the result of mathematical analysis of financial data. Such preparation involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Accordingly, the summary set forth above does not purport to be a complete description of the presentations by Brown Brothers to the New Canaan Board or of the analyses performed by Brown Brothers.


     In   arriving  at  its  opinion,  Brown  Brothers  did  not  attribute  any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Brown Brothers believes that its analyses must be considered as a whole and that considering portions of such analyses or certain of the factors considered by Brown Brothers without considering all such analyses and factors could create a misleading or incomplete view of the process underlying the opinion.


     In its analyses, Brown Brothers made numerous assumptions with respect to business, market, monetary and economic conditions, industry performance, business and economic conditions and other matters, many of which are beyond Brown Brothers', New Canaan's, and Summit's control. Analyses relating to the value of businesses did not purport to be appraisals or to reflect the prices at which businesses may actually be sold. Any estimates contained in Brown Brothers' analyses are not necessarily indicative of future or actual values, which may be significantly more or less favorable than such estimates. No company or transaction used in the above analyses as a comparison is identical to New Canaan, Summit, or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. The analyses performed by Brown Brothers are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses.

     Such analyses were prepared solely as part of Brown Brothers' analysis of the fairness from a financial point of view of the Exchange Ratio to the holders of New Canaan Common.

     Brown Brothers, in its capacity as financial advisor, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, equity and debt financings, and valuations for estate, corporate, and other purposes. In the course of Brown Brothers' normal trading activities, Brown Brothers may from time to time effect transactions and hold securities, including derivative securities, of New Canaan or Summit for its own account or for the account of customers. Brown Brothers advised New Canaan in its discussions and negotiations with Summit and, through its participation in such discussions and its advice to New Canaan, assisted in the development of the terms of the Merger Agreement.

     Pursuant to the terms of an engagement letter dated June 29, 1998 and as subsequently modified on July 17, 1998, Brown Brothers will, in the event an acquisition, merger, sale of all or a substantial portion of assets or similar transaction (a "Transaction") is consummated with the active assistance of Brown Brothers, be entitled to a cash fee (the "Closing Fee") equal to 1.25% of the Transaction consideration for its financial advisory services, including the rendering of the fairness opinion. Such Closing Fee will be payable at the closing of the Transaction. The Transaction consideration will be equal to the fair market value, as of the closing date, of the consideration received by the holders of New Canaan Common (including option holders) in the Transaction. In the event that the Merger is not consummated within 12 months of the date of the acceptance of the engagement letter by New Canaan (or such earlier date as the New Canaan Board decides not to pursue a Transaction), New Canaan will pay Brown Brothers a cash termination fee of $50,000 (the "Termination Fee"). Whether or not the Merger is consummated, New Canaan has agreed to reimburse Brown Brothers for out-of-pocket expenses, which shall not exceed $10,000 without the prior written consent of New Canaan, and has agreed to indemnify Brown Brothers, its affiliates and their respective partners, officers, agents and employees against certain expenses and liabilities relating to or arising out of or in connection with Brown Brothers' engagement, including those arising under the federal securities laws. New Canaan is entitled to terminate this advisory relationship at any time by written notice to Brown Brothers following which Brown Brothers will be entitled to receive payment of (i) the Termination Fee, (ii) the Closing Fee (less any Termination Fee previously paid) only in the event that a Transaction is consummated within one year of such termination between New Canaan and another party if Brown Brothers assisted New Canaan in evaluating a proposed Transaction with such other party, and (iii) the reimbursement of out-of-pocket disbursements made prior to the termination.


REGULATORY APPROVALS

     The merger of New Canaan into NSS Bank is subject to approval by the FDIC under the Bank Merger Act (the "BMA"). The BMA provides that the FDIC may not approve any transaction (1) that would result in a monopoly, or that would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (2) the effect of which in any section of the country may be substantially to lessen competition, or to tend to create a monopoly, or that in any other manner would be in restraint of trade, unless the FDIC finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In conducting its review of any application for approval, the FDIC is required to consider the financial and managerial resources and future prospects of the banks concerned, and the convenience and needs of the communities to be served. Under the BMA, as interpreted by the FDIC and the courts, the FDIC may deny any application if it determines that the financial or managerial resources of the acquiring bank are inadequate. The BMA provides that a transaction approved by the FDIC may not be consummated for 30 days after such approval or, if certain conditions are met, a shorter period, but, in the absence of an emergency, not less than 15 calendar days after the date of approval. During such period, the Justice Department may commence legal action challenging the transaction under the antitrust laws. If, however, the Justice Department does not commence legal action during the specified waiting period, it may not challenge the transaction thereafter except in an action commenced under Section 2 of the Sherman Antitrust Act. Satisfactory financial condition, particularly with regard to capital adequacy, and satisfactory Community Reinvestment Act ratings generally are prerequisites to obtaining FDIC approval to make acquisitions. All of Summit's subsidiary banks are currently rated "outstanding" or better under the Community Reinvestment Act.

     An application with respect to the Merger was filed by Summit with the FDIC on December __, 1998. Regulations of the FDIC under the BMA require notice of an application for approval of the Merger to be published in a newspaper of general circulation in the communities where the main offices of the merging banks are located and the public to have at least 30 days to comment on the application. In the event one or more comments protesting approval of the application are received by the FDIC within the time period provided for in the respective notices, the FDIC's regulations permit the Regional Director for the FDIC Region having jurisdiction over the applicant, acting on delegated authority from the FDIC, to arrange informal proceedings in the nature of a meeting involving the applicant and the protesters if the FDIC decides such a procedure would be appropriate. In addition, if an applicant or a protester requests a hearing or if the FDIC determines such to be appropriate, the FDIC may order that a formal hearing on the application be held or that a proceeding permitting all interested parties to present their views orally before the Regional Director or other presiding officer designated by the FDIC. Due to the possibility that an informal proceeding or proceeding providing for oral presentation will be scheduled by the FDIC following receipt of a protest, and due additionally to the procedures relating thereto, FDIC processing of merger applications receiving one or more protests will generally take longer than the processing of merger applications not receiving such protests. The comment period relating to Summit's application for approval of the Merger expires on
or about    , 1999.

     The acquisition of New Canaan by NSS Bank and, indirectly, by Summit, is also subject to the approval by the Connecticut Banking Commissioner under the BLC. Under the BLC, the Connecticut Banking Commissioner, in considering the merger, is to consider whether the acquisition is reasonably expected to produce benefits to the public, whether such benefits clearly outweigh possible effects, including, but not limited to, an undue concentration of resources and decreased or unfair competition, and whether the terms of the merger are reasonable and in accordance with law and sound public policy. The Connecticut Banking Commissioner may not approve the acquisition without considering whether: (i) the investment and lending policies of each merging bank and the resulting bank after the Merger will be consistent with safe and sound banking practices and will benefit the state; (ii) the services or proposed services of the resulting bank after the Merger will be consistent with safe and sound banking practices and will benefit the economy of the state; (iii) the acquisition of New Canaan by NSS Bank (and indirectly by Summit) will not substantially lessen competition in the banking industry in the state and (iv) NSS Bank, Summit and New Canaan will have sufficient capital to ensure and will ensure that the resulting bank will comply with applicable minimum capital requirements and will have sufficient managerial resources to operate the resulting bank in a safe and sound manner. In addition, the Connecticut Banking Commissioner may not approve the acquisition of New Canaan by NSS Bank (and indirectly by Summit) unless he finds that NSS Bank, Summit and New Canaan have a record of compliance with the Community Reinvestment Act of 1977 and Connecticut community reinvestment and consumer protection banking laws and that following the acquisition of New Canaan by NSS Bank (and indirectly by Summit), New Canaan will provide adequate services to meet the banking needs of all community residents, including low income residents and moderate income residents. An application for approval of the acquisition of New Canaan by NSS Bank (and indirectly by Summit) was filed with the Connecticut Banking
Commissioner on    , 1998.

     New Canaan shareholders should be aware that regulatory approvals of the Merger may be based upon different considerations than those that would be important to such shareholders in determining whether or not to approve the Merger. Any such approvals should in no event be construed by a New Canaan shareholder as a recommendation by any regulatory agency with respect to the Merger.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Directors and executive officers of New Canaan have interests in the Merger that are in addition to their interests as New Canaan shareholders. These interests are described in more detail below.


INDEMNIFICATION

     In  the  Merger  Agreement,  Summit  has agreed to indemnify and to advance expenses in matters that may be subject to indemnification to persons who served as directors and officers of New Canaan or any subsidiary of New Canaan on or before the Effective Time with respect to liabilities and claims (and related expenses including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the Summit Restated Certificate of Incorporation and By-Laws in effect on the date the Merger Agreement was executed and applicable provisions of law to the same extent as Summit is obliged thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service to Summit. During such time as New Canaan or its subsidiaries remains a separate entity organized under Connecticut law, the directors and officers thereof will be entitled to indemnification and advancement of expenses as provided by New Canaan's or such subsidiary's Certificate of Incorporation and by-laws and Connecticut law.

     In the Merger Agreement, Summit also agreed that, subject to New Canaan's covenant to take all requisite action to preserve its rights under its directors' and officers' liability insurance policies with respect to matters occurring prior to the Effective Time, for a period of six years after the Effective Time Summit would use its best efforts to provide to the persons who served as directors' or officers' of New Canaan or any subsidiary of New Canaan on or before the Effective Time insurance against liabilities and claims (and related expenses) made against them resulting from their service prior to the Effective Time comparable in coverage to that provided by Summit to its own directors and officers, but, if not available on commercially reasonable terms, then coverage substantially similar in all material respects to the insurance coverage provided to them in such capacities on the date of the Merger Agreement ("Comparable Coverage"); provided that in no event is Summit required to expend more than 200% of the amount expended by New Canaan prior to the execution of the Merger Agreement for one year of coverage ("Coverage Amount"). Summit has agreed to use its best efforts to obtain as much comparable insurance as is available for the Coverage Amount if it is unable to maintain or obtain Comparable Coverage. New Canaan must renew any existing insurance or purchase any "discovery period" insurance provided for under existing insurance at Summit's request.


BOARD OF DIRECTORS AND OFFICERS OF SURVIVING BANK

     Summit has agreed that for a period of one year following the Effective Time, and thereafter at the discretion of Summit, Frederick R. Afragola and six additional members of the New Canaan Board serving in such capacity at the Effective Time (to be designated by Summit) shall, subject to director qualification requirements, serve as members of the Board of Directors of New Canaan or any sucessor of New Canaan after the Effective Time.

     It has been announced that, upon the merger of New Canaan into NSS Bank, Mr. Afragola will be appointed Chairman and Chief Executive Officer of the resulting bank.


EMPLOYMENT AGREEMENT WITH FREDERICK AFRAGOLA

     New Canaan has an employment agreement with Frederick R. Afragola, President and Chief Executive Officer of New Canaan. The employment agreement, which initially extended through December 31, 1998, with automatic extensions for one additional year each year thereafter unless terminated by the New Canaan Board, was extended in November, 1998 for an additional year ending December 31, 1999. Among other items, Mr. Afragola's employment agreement provides for base salary of $175,000 and bonus compensation as determined by the Compensation and Personnel Committee of the New Canaan Board based upon agreed upon qualitative and quantitative goals. In addition, Mr. Afragola is eligible to participate in New Canaan's stock option and other incentive compensation plans and New Canaan is required to provide a combination of term and split dollar insurance with a cost comparable to that provided in 1998. The employment agreement also provides that if Mr. Afragola's employment is terminated following a "Change in Control" (the definition of which would include the Merger) he is entitled to receive as severance compensation two times his current compensation as of the date of termination, plus health, dental and disability benefits for two years. As a result of a November 1998 amendment to his employment agreement with New Canaan, Mr. Afragola is also entitled to the foregoing payments and benefits if he voluntarily terminates his employment due to the failure of Summit and Mr. Afragola to execute a new employment agreement. If payments were required to be made under the foregoing change of control provision, the estimated amount of payment to Mr. Afragola would be $350,000.

     Several months subsequent to the execution of the Merger Agreement, Summit agreed to enter into, on or before the Closing Date, an employment agreement with Frederick R. Afragola, providing for Mr. Afragola to serve, commencing at the Effective Time, as the Chairman and Chief Executive Officer of New Canaan or its successor, for an initial term of two years. An employment agreement for Mr. Afragola's services in such capacity is currently being negotiated. It is expected that the employment agreement will provide for an initial bonus of cash and restricted stock and annual salary and bonus at least as favorable as currently provided for under Mr. Afragola's existing employment agreement with New Canaan.


SEVERANCE PAY PROVISION

     The Merger Agreement provides that any employee of New Canaan or a subsidiary of New Canaan at the Effective Time not party to an employment, change of control, termination or similar agreement, whose employment is terminated by Summit, other than for cause, within twelve months of the Effective Time is entitled to receive a severance payment equal to the sum of:
(i) the greater of (A) four times the employee's gross weekly salary or (B) the product of such employee's gross weekly salary multiplied by two times the number of full years of service completed by such employee prior to the termination of employment; and (ii) in the event less than 60 days advance notice of termination is provided to a particular employee, the product of (A) the difference of 60 minus the number of days of advance notice of termination received by a particular employee and (B) the employee's annual salary rate at the time of termination of employment divided by 365. However, no employee of New Canaan or a subsidiary of New Canaan shall be eligible to receive the foregoing payment if such employee is offered a position by Summit which is similar in job content to the position held by such employee with New Canaan or a subsidiary and is located at a reasonably accessible location within the State of Connecticut.


NEW CANAAN STOCK OPTION PLAN

     As described under "THE MERGER - Conversion of New Canaan Stock Options," Original Options outstanding at the Effective Time will be automatically converted into New Options, subject to the terms of the Option Plan and grant agreement governing the Original Options, including terms and provisions governing exercises. The number of shares covered by the New Options (the "Converted Number") will be set by multiplying the number of shares covered by the Original Options by the Exchange Ratio and the exercise price per share of the New Options will be equal to the aggregate exercise price that would have been payable upon exercise in full of the Original Option divided by the Converted Number. Pursuant to the terms of the Option Plan, all Original Options will be converted into immediately exercisable New Options whether or not the Original Option was exercisable.

     The following table sets forth certain information relating to Original Options held by the executive officers of New Canaan, namely, Frederick R. Afragola, Robert J. Hebert and Robert F. O'Connell as follows: (i) the number of Original Options held by such persons; (ii) the number of Original Options held by such persons that will be exercisable as of February 28, 1999; (iii) the number of unexercisable Original Options held by such persons that will be converted into exercisable New Options at the Effective Time; (iv) the weighted average exercise price for exercisable Original Options as of February 28, 1999; (v) the weighted average exercise price for unexercisable Original Options that will be converted into exercisable New Options at the Effective Time; and (vi) the aggregate net unrealized value of all Original Options based on the number of shares of Summit Common covered by, and the exercise price of, the New Options into which the Original Options are convertible and using the last sale price of a share of Summit Common on __, 1998 of $_____ as the market price for purposes of the calculation.


                                                                                                  WEIGHTED
                                                                OPTIONS         WEIGHTED      AVERAGE EXERCISE   AGGREGATE
                                                              EXERCISABLE        AVERAGE      PRICE OF OPTIONS      NET
                                                             IN CONNECTION   EXERCISE PRICE    EXERCISABLE IN    UNREALIZED
                                     OPTIONS   EXERCISABLE      WITH THE     OF EXERCISABLE    CONNECTION WITH    VALUE OF
                                       HELD      OPTIONS*        MERGER         OPTIONS*         THE MERGER       OPTIONS
                                    --------- ------------- --------------- ---------------- ------------------ -----------
Frederick R. Afragola .............  26,300       24,134    2,166           28.11            37.77
Robert J. Hebert ..................   5,500        4,000    1,500           35.75            39.00
Robert F. O'Connell ...............   6,500        5,000    1,500           33.80            39.00
Executive Officers as
a Group (3 Persons total) .........  38,300       33,134    5,166           29.89            38.48

--------
* Given as of February 28, 1999.

STAY BONUSES

     The Merger Agreement authorizes New Canaan after the Closing Date to pay "stay bonuses" of up to $75,000 in the aggregate to employees of New Canaan designated by the New Canaan Board (after consultation with Summit) who continue to be employees of New Canaan on such payment date and who execute a release of claims against Summit and its affiliates. It is possible that one or more of the executive officers of New Canaan could be recipients of stay bonuses.


THE MERGER AGREEMENT


AMENDMENT

     New Canaan and Summit may jointly amend the Merger Agreement at any time; provided, however, that, after the Special Meeting, no amendment may reduce the amount of, or change the form of consideration to be received by New Canaan shareholders unless such modification is submitted to a vote of New Canaan shareholders.


NEW CANAAN COVENANTS

     In order to ensure that New Canaan shareholders would be paid no more than one dividend in each calendar quarter between the date of the Merger Agreement and the Effective Time, New Canaan agreed in the Merger Agreement to coordinate with Summit the declaration of any dividends and the setting of any dividend record or payment dates.

     Pursuant to the Merger Agreement, New Canaan has agreed, among other things, that, until termination of the Merger Agreement, New Canaan will advise Summit of any material adverse change in New Canaan's business and of certain other circumstances, and the business of New Canaan and its subsidiaries will be carried on substantially in the same manner as prior to the execution of the Merger Agreement. Furthermore, until termination of the Merger Agreement, without the prior written consent of Summit, New Canaan will not declare or pay any dividend other than a quarterly cash dividend at a rate up to $.25 per share and will refrain from taking certain other actions, including certain actions relating to changes in its capital stock, the incurrence of liabilities, the making of certain expenditures, the relinquishment of certain rights, the amendment of its certificate of incorporation and bylaws and the issuance of capital stock.

     New Canaan also has agreed that, until termination of the Merger Agreement or the Effective Time, neither New Canaan nor any of its subsidiaries nor any of the officers or directors of New Canaan or its subsidiaries shall, and that New Canaan shall direct and use its best efforts to cause its employees, agents, affiliates and representatives (including investment bankers, brokers, financial or investment advisors, attorneys or accountants retained by New Canaan or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals or offers with respect to, or engage in any negotiations or discussions with any person or provide any nonpublic information or authorize or enter into any agreement or agreement in principle concerning, or recommend, endorse or otherwise facilitate any effort or attempt to induce or implement any Acquisition Proposal (as defined below). "Acquisition Proposal" is defined as any offer, including an exchange offer or tender offer, or proposal concerning a merger, consolidation, business combination or takeover transaction involving New Canaan or any of its subsidiaries, or the acquisition of any assets (other than those permitted under the Merger Agreement) or any securities of New Canaan or any of its subsidiaries. Further, New Canaan is to immediately cease any activities, discussions, or negotiations with respect to the foregoing. In addition, New Canaan has agreed to notify Summit, by telephone call to its chief executive officer or general counsel, promptly upon receipt of any inquiry with respect to an Acquisition Proposal with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of New Canaan or any of its subsidiaries or assets by another party and to deliver as soon as possible by facsimile transmission to such Summit officer a copy of any document relating thereto promptly after any such document is received by New Canaan.

     New Canaan is obligated under the Merger Agreement to disclose to Summit certain information regarding environmental conditions affecting (1) any property now or previously owned, occupied, leased or held or managed in a representative or fiduciary capacity, (2) any property or facility of which New Canaan has at any time participated in the management or may be deemed to be or to have been an owner or operator, and (3) any real


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

property in which New Canaan holds a security interest in an amount greater than $50,000. The Merger Agreement provides Summit with certain environmental investigative rights prior to the Effective Time with respect to real property owned, leased or operated by New Canaan on or after the date of the Merger Agreement.

DISCONTINUANCE FEE

     As an inducement and condition to Summit's willingness to enter into the Merger Agreement, New Canaan agreed to pay a discontinuance fee of $4,000,000 (the "Discontinuance Fee") in the event a "Purchase Event" (as defined below) occurs.

     Unless Summit is in breach of any material covenant or obligation contained in the Merger Agreement and, if the Merger Agreement has not terminated prior thereto, such breach would entitle New Canaan to terminate the Merger Agreement, Summit may exercise its right to receive the Discontinuance Fee, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that New Canaan's obligation to pay the Discontinuance Fee will terminate upon the earliest to occur of certain events, including:

   (1) the Effective Time;

   (2) termination of the Merger Agreement prior to the occurrence of an Extension Event (as defined below) (other than a termination by Summit resulting from (i) a material breach thereof by New Canaan which has not been cured or is not capable of being cured within the time allotted, (ii) nonsatisfaction of a condition to Summit's obligation to close the Merger (other than failure to obtain shareholder approval of the Merger or failure to obtain the fairness opinion of Brown Brothers), or (iii) the New Canaan Board's failure to recommend or withdrawal of its recommendation to shareholders to approve the Merger);

   (3) 15 months after the termination of the Merger Agreement following the occurrence of an Extension Event (as defined below) or the termination of the Merger Agreement by Summit upon (i) a breach by New Canaan which has not been cured or is not capable of being cured within the time allotted, (ii) nonsatisfaction of a condition to Summit's obligation to close the Merger, or (iii) the New Canaan Board's failure to recommend or withdrawal of its recommendation to shareholders to approve the Merger; or

   (4) termination of the Merger Agreement (i) by Summit pursuant to the termination provision relating to environmental costs or (ii) by the New Canaan Board pursuant to the termination provision relating to the Summit Price.

     The term "Extension Event" shall mean the occurrence of certain events without Summit's prior written consent, including:

   (1) New Canaan, the New Canaan Board or any of its subsidiaries taking certain actions (each an "Acquisition Transaction"), including recommending or entering into an agreement with any third party to effect (a) a merger, consolidation or similar transaction involving New Canaan (b) the purchase, lease, or other acquisition of ten percent or more of the aggregate value of the assets or deposits of New Canaan (c) the purchase or other acquisition of securities representing ten percent or more of the voting power of New Canaan or (d) any substantially similar transaction, in each case except as otherwise permitted by the Merger Agreement;

   (2) any third party acquiring beneficial ownership or the right to acquire beneficial ownership of ten percent or more of the aggregate voting power of New Canaan;

   (3) any third party making a bona fide proposal to New Canaan or its shareholders, by public announcement or written communication that is or becomes publicly disclosed, to engage in an Acquisition Transaction (including the commencement of a tender offer or exchange offer to purchase ten percent or more of the aggregate voting power of New Canaan);

   (4) after a proposal by a third party to New Canaan or its shareholders to engage in an Acquisition Transaction, New Canaan breaches (without cure) any representation or covenant in the Merger Agreement which would entitle Summit to terminate the Merger Agreement;

   (5) any  third  party  filing  an  application with any federal or state bank
        regulatory   authority   for   approval  to  engage  in  an  Acquisition
        Transaction; or

     (6) any Purchase Event (as defined below).

     The term "Purchase Event" shall mean any of the following events or transactions:

   (1) any person other than Summit or a subsidiary of Summit acquiring beneficial ownership of twenty five percent or more of the aggregate voting power of New Canaan, except as otherwise permitted by the Merger Agreement; or

   (2) failure  of  the  shareholders  of  New  Canaan  to  approve  the  Merger
        Agreement, failure of the New Canaan Board to call a meeting for consideration of the Merger or cancellation of such a meeting, or if the New Canaan Board shall have withdrawn or modified in a manner adverse to the consummation of the Merger its recommendation with respect to the Merger Agreement, in each case after an Extension Event; or

   (3) the occurrence of an Extension Event described in subparagraph (1) of the definition of "Extension Event" above, except that the percentage referred to in clauses (b) and (c) thereof shall be 25 percent.

     The Discontinuance Fee is intended to increase the likelihood that the Merger will be consummated according to the terms set forth in the Merger Agreement and may be expected to discourage offers by third parties to acquire New Canaan prior to the Merger.

     To the knowledge of Summit and New Canaan, no event giving rise to the right to exercise the Discontinuance Fee has occurred as of the date of this Proxy Statement-Prospectus.

     A copy of the Merger Agreement providing for the Discontinuance Fee is set forth in Appendix A to this Proxy Statement-Prospectus, and reference is made thereto for the complete terms thereof. The foregoing discussion is qualified in its entirety by reference to the Merger Agreement.


SUMMIT COVENANTS

     Pursuant to the Merger Agreement, Summit has agreed, among other things, that, until termination of the Merger Agreement, Summit will advise New Canaan of any material adverse change in Summit's business and certain other circumstances.


CONDITIONS TO THE MERGER; TERMINATION

     The obligations of both parties to consummate the Merger are subject to the satisfaction of certain conditions including: (1) approval of the Merger Agreement by the requisite vote of the holders of New Canaan Common; (2) receipt of all required regulatory approvals by Summit and New Canaan without restrictions or limitations, that, in the reasonable opinion of Summit , would materially adversely affect the financial condition of Summit following the consummation of the Merger and the expiration of any waiting periods required by such approvals; (3) continued effectiveness of the registration statement;
(4) the receipt by Summit and New Canaan of an opinion from Thomson Coburn as to certain federal income tax consequences of the Merger; (5) the NYSE has indicated that the shares of Summit Common to be issued in the Merger are to be listed on the NYSE, subject to official notice of issuance; (6) the absence of material litigation; (7) the absence of regulatory agreements relating to the parties; (8) the delivery of officers' certificates by New Canaan and Summit; and (9) other customary conditions described in the Merger Agreement. Any of such conditions may be waived by the party for whose benefit the condition was included. However, the Merger will not be consummated without the receipt of the requisite shareholder and regulatory approvals.

     Either party may terminate the Merger Agreement if (1) New Canaan shareholders, in a vote on the Merger Agreement at a meeting held for such purpose, fail to approve the Merger Agreement by the requisite vote, (2) the other party materially breaches a warranty, representation or covenant and such breach is not cured or capable of being cured within 30 days of the giving of written notice thereof (provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement), (3) on the designated Closing Date all the conditions precedent to such parties' obligations to close are not met due to the other party's material breach, or (4) the Closing is not consummated on or before June 1, 1999, provided, however, that a party does not have the termination right described by this clause (4) if the failure to close by June 1, 1999 is due to its failure to perform or observe an agreement which the Merger Agreement requires it to perform or observe by the Closing Date. In addition, the parties may terminate the Merger Agreement at any time by mutual agreement. In addition, the New Canaan Board may terminate the Merger Agreement if the Summit Price is less than $32.60 and the number obtained by dividing the Summit Price by $40.75 is more than .15 less than the number obtained by dividing the average closing price per share of the common stocks of the 16 specified bank holding companies (the "Index Group") for the 10 consecutive full trading days ending on the Determination Date by the average closing price per share of the common stocks of the Index Group on August 24, 1998. The Summit Board may terminate the Merger Agreement if the New Canaan Board fails to recommend approval of the
Merger Agreement or withdraws such recommendation or if the cost of certain environmental matters exceeds $1,000,000 in the aggregate (or an unascertainable amount which cannot be reasonably estimated to be less than such amount).

EXPENSES
     Should either party terminate the Merger Agreement because the other party has materially breached a warranty, representation or covenant or because the other party has not met its conditions of closing or if Summit terminates because the New Canaan Board fails to recommend the Merger or because of the environmental contingency referred to above, then the terminating party shall be reimbursed by the defaulting party for the terminating party's out-of-pocket expenses reasonably incurred in connection with the Merger Agreement, including counsel fees, printing fees and filing fees, but excluding any brokers', finders' or investment bankers' fees. In the event that the Merger Agreement is terminated by either party other than under circumstances described in the immediately preceding sentence, each party is mutually released and discharged from liability to the other party or to any third party thereunder, and no party is liable to any other party for any costs or expenses incurred in connection with the Merger Agreement, except that each party is responsible for one-half of the expenses incurred in connection with the printing of this Proxy Statement-Prospectus and the Registration Statement and the filing fees with the Commission, the FDIC, the Connecticut Department of Banking and the NYSE. Each party has agreed to indemnify the other for claims for brokerage commissions and finders fees.

DISSENTERS' RIGHTS

     Any New Canaan shareholder who objects to the Merger Agreement has the right to be paid the fair value of all shares of New Canaan Common owned by such shareholder in accordance with the provisions of Section 36a-125(h) of the BLC and Sections 33-855 to 33-872 of the Connecticut Business Corporation Act ("CBCA"), a copy of which is set forth in Appendix C to this Proxy Statement-Prospectus. The following discussion is not a complete statement of the law pertaining to such rights, and is qualified in its entirety by reference to such sections of the CBCA.

     If the Merger is consummated, a shareholder of New Canaan who does not vote in favor of the approval of the Merger Agreement, and who follows the provisions of the dissenters' rights statute summarized herein may require Summit to pay the fair value of his or her shares of New Canaan Common, determined as provided in the dissenters' rights statute.

     A shareholder of New Canaan who desires to pursue his or her dissenters' rights must deliver to New Canaan, before the taking of the vote on the Merger Agreement, a written notice of intent to demand payment for his or her shares if the Merger is effectuated. Notice of an intention to demand payment should be addressed to Joseph J. Rucci, Jr., Corporate Secretary, New Canaan Bank and Trust Company, 208 Elm Street, P.O. Box 967, New Canaan, Connecticut 06840. The shareholder must then not vote any shares in favor of the approval of the Merger Agreement. A vote against the approval of the Merger Agreement, whether by proxy or in person at the New Canaan Meeting, is not required to preserve a shareholder's dissenters' rights, nor will a negative vote be considered a demand for payment in and of itself without compliance with the requirements set forth in Appendix C, including the delivery prior to the shareholder vote of the notice of intent to demand payment. A New Canaan shareholder who votes in favor of the Merger Agreement will be precluded from exercising dissenters' rights.

     If the Merger Agreement is approved and all conditions to the Merger are satisfied or waived, Summit will send a dissenters' notice to shareholders who have given written notice of intent to demand payment within ten


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

days after the consummation of the Merger. The dissenters' notice will state where the shareholder's demand for payment must be sent and where and when certificates for certificated shares must be deposited; inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the Merger Agreement (August 25, 1998); and require that each shareholder asserting dissenters' rights certify whether or not such shareholder acquired beneficial ownership of the shares before that date. Finally, Summit will set a date by which Summit must receive the payment demand, which date will not be fewer than 30 nor more than 60 days after the date of the written dissenters' notice. Each such dissenters' notice will include a copy of CBCA Section 33-855 to 33-872.

     Within the time period set forth in Summit's dissenters' notice, a dissenting shareholder must demand payment for his or her shares and certify whether he or she beneficially owned such shares prior to August 25, 1998. A shareholder who demands payment must deposit the certificate or certificates representing such shares with Summit in accordance with the terms of the dissenters' notice. Failure to demand payment or deposit share certificates terminates a shareholder's dissenters' rights.

     A notice of intent to demand payment and a demand for payment may be executed by or for the record shareholder, as the shareholder's name appears on the share certificate. A beneficial owner of shares of New Canaan Common who is not the record owner may demand payment with respect to all (but not less than all) shares held on his or her behalf if the beneficial owner submits to New Canaan at or before the assertion of his or her dissenters' rights the written consent of the record holder. A record owner, such as a broker, who holds New Canaan Common for others, may give such notice of intent or demand payment with respect to less than all of the shares of New Canaan Common held of record by such person. In that event, the record owner must give such notice of intent or demand payment with respect to all shares owned beneficially by the same person, and must provide New Canaan with the name and address of each person on whose behalf such demand is being made.

     With respect to shares acquired by a dissenting shareholder before August 25, 1998, Summit will pay, as soon as the Merger is consummated or promptly after receipt of a post-Merger demand, to each shareholder who makes a proper demand for payment, the amount Summit estimates to be the fair value of such shareholder's shares (plus accrued interest from the Effective Time). The payment by Summit to such shareholder will be accompanied by: New Canaan's balance sheet for the fiscal year ending not more than 16 months before the date of payment; an income statement for that year; a statement of changes in shareholders' equity for that year; the latest available interim financial statements, if any, a statement of Summit's estimate of the fair value of the shares; an explanation of how the interest was calculated; a statement of the dissenting shareholder's rights to demand payment; and a copy of the dissenters' rights sections of the CBCA.

     Summit may elect to withhold payment to a shareholder who makes a demand for payment if the shareholder was not the beneficial owner of New Canaan Common before August 25, 1998 (shares acquired after such date referred to herein as After Acquired Shares). If Summit elects to withhold payment to such shareholder, Summit will send to the dissenting shareholder its offer of payment (plus accrued interest from the Effective Time) accompanied by a statement of Summit's estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the shareholder's right to demand payment if dissatisfied. A shareholder's acceptance of such offer is in full satisfaction of the shareholder's demand.

     If dissatisfied with Summit's payment or offer, a dissenting New Canaan shareholder must, within 30 days after Summit makes or offers payment, notify Summit in writing of such shareholder's own estimate of the fair value of his shares and the amount of interest due, and demand payment of his or her estimate, less any payment by Summit, or may (in the case of After Acquired Shares) reject Summit's offer and demand payment for the fair value of his or her shares and interest owing. Such action may be taken only if (i) the shareholder believes that the amount paid or offered is less than the fair value of the shareholder's shares or that the interest due is incorrectly calculated; or (ii) Summit fails to make payment within 60 days after the date set for the shareholder's demand for payment. Failure to make such a demand within the 30-day period will be treated as a waiver of the shareholder's right to demand payment in an amount exceeding the amount previously paid or offered by Summit.


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

     If a New Canaan shareholder's proper demand for payment remains unsettled, Summit will commence a proceeding within 60 days after receipt of shareholder's payment demand in Connecticut Superior Court for the judicial district of Fairfield to determine fair value of the shares (plus accrued interest thereon) making each dissenting shareholder whose demand remains unsettled a party to the proceeding. If Summit fails to timely commence such proceeding, Summit shall pay each dissenting shareholder whose demand remains unsettled the amount demanded. The court may, if it so elects, appoint appraisers to recommend the fair value of New Canaan Common. Each New Canaan shareholder made a party to the proceeding is entitled to the excess of fair value of such shareholder's shares (as determined by the court), plus interest over the amount paid by Summit, or to the fair value (plus accrued interest) of the After Acquired
Shares for which Summit elected to withhold payment. The costs and expenses, including the reasonable compensation and expenses of court-appointed appraisers will be assessed against Summit; provided, however that all or any part of such costs and expenses may be apportioned and assessed against any or all shareholders who are parties to the proceedings to whom Summit has made an offer for payment if the court finds that the action of such shareholders was arbitrary or vexatious or not in good faith.

     Any holder of New Canaan Common who intends to object to the Merger Agreement should carefully review the text of the applicable provisions of the CBCA set forth in Appendix C to this Proxy Statement-Prospectus and should also consult with such holder's attorney. THE FAILURE OF A HOLDER OF NEW CANAAN COMMON TO FOLLOW PRECISELY THE PROCEDURES SUMMARIZED ABOVE AND SET FORTH IN APPENDIX C MAY RESULT IN LOSS OF DISSENTERS' RIGHTS. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to holders of New Canaan Common, except as otherwise discussed above and required by law.

     While not specifically covered by the opinion of tax counsel discussed below, in general, any objecting shareholder who perfects the right to be paid the fair value of such holder's New Canaan Common in cash will recognize taxable gain or loss for federal income tax purposes upon receipt of such cash in an amount equal to the difference between the amount of cash received and their adjusted tax basis in the New Canaan Common.


NEW YORK STOCK EXCHANGE LISTING

     Summit has agreed in the Merger Agreement to use its best efforts to cause the shares of Summit Common to be issued in the Merger to be listed on the NYSE. The NYSE's indication that such shares of Summit Common are to be listed on the NYSE (subject to official notice of issuance) is a condition to the consummation of the Merger.


ACCOUNTING TREATMENT

     It is anticipated that the Merger, when consummated, will be treated as a purchase. Under the purchase method of accounting, the amount by which the purchase price paid by Summit exceeds the fair value of the net assets acquired will be treated as goodwill, which will be amortized over a period not to exceed 20 years.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion is based upon an opinion of Thompson Coburn, special counsel to Summit ("Counsel"), and except as otherwise indicated, reflects Counsel's opinion. The discussion is a summary of the material United States federal income tax consequences of the Merger to certain New Canaan shareholders and does not purport to be a complete analysis or listing of all potential tax considerations or consequences relevant to a decision whether to vote for the approval of the Merger Agreement. The discussion does not address all aspects of federal income taxation that may be applicable to New Canaan shareholders in light of their status or personal investment circumstances, nor does it address the federal income tax consequences of the Merger that are applicable to New Canaan shareholders subject to special federal income tax treatment including (without limitation) foreign persons, insurance companies, tax-exempt entities, retirement plans, dealers in securities, persons who acquired their New Canaan Common pursuant to the exercise of employee stock options or otherwise as compensation, and persons who hold their New Canaan Common as part of a "straddle," "hedge" or "conversion transaction." In addition, the discussion does not address the effect of any applicable state, local or foreign tax laws, or the effect of any federal tax laws other than those pertaining to the federal income tax. As a result, each New Canaan shareholder is urged to consult his or her own tax advisor to determine the specific tax consequences of the Merger to such shareholder. The discussion assumes that shares of New Canaan Common are held as capital assets (within the meaning of Section 1221 of the Code) at the Effective Time.

     New Canaan has received an opinion from Counsel to the effect that, assuming the Merger occurs in accordance with the Merger Agreement, the Merger will constitute a "Merger" for federal income tax purposes under Section 368(a)(1) of the Code, with the following federal income tax consequences:

       (1) New Canaan shareholders will recognize no gain or loss as a result of the exchange of their New Canaan Common solely for shares of Summit Common pursuant to the Merger, except with respect to Cash in Lieu Amounts with regard to fractional shares, if any, as discussed below.

       (2) The aggregate adjusted tax basis of the shares of Summit Common received by each New Canaan shareholder in the Merger (including any fractional share of Summit Common deemed to be received, as described in paragraph 4 below) will be equal to the aggregate adjusted tax basis of the shares of New Canaan Common surrendered.

       (3) The holding period of the shares of Summit Common received by each New Canaan shareholder in the Merger (including any fractional share of Summit Common deemed to be received, as described in paragraph 4 below) will include the holding period of the shares of New Canaan Common exchanged therefor.

       (4) A New Canaan shareholder who receives the Cash In lieu Amount with regard to a fractional share of Summit Common will be treated as if the fractional share had been received by such shareholder in the Merger and then redeemed by Summit in return for the Cash In Lieu Amount. The receipt of such cash will cause the recipient to recognize capital gain or loss equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis in the shares of Summit Common allocable to the fractional share.

     Counsel's opinion is subject to the conditions and customary assumptions that are stated therein and relies upon various representations made by Summit and New Canaan. If any of these representations or assumptions is inaccurate, the tax consequences of the Merger could differ from those described herein. Counsel's opinion is also based upon the Code, regulations proposed or promulgated thereunder, judicial precedent relating thereto, and current administrative rulings and practice, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences discussed herein. The receipt of Counsel's opinion again as of the date of the closing of the Merger is a condition to the consummation of the Merger. An opinion of counsel, unlike a private letter ruling from the Internal Revenue Service ("Service"), has no binding effect. The Service could take a position contrary to Counsel's opinion and, if the matter were litigated, a court may reach a decision contrary to the opinion. Neither Summit nor New Canaan has requested an advance ruling as to the federal income tax consequences of the Merger, and the Service is not expected to issue such a ruling.

     THE FOREGOING IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO CERTAIN NEW CANAAN SHAREHOLDERS AND DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH NEW CANAAN SHAREHOLDER'S TAX STATUS AND ATTRIBUTES. AS A RESULT, THE FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSIONS MAY NOT APPLY TO EACH NEW CANAAN SHAREHOLDER. ACCORDINGLY, EACH NEW CANAAN SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.


RESALE OF SUMMIT COMMON

     The  shares  of  Summit  Common  into which shares of New Canaan Common are
converted   on  the  Effective  Time  will  be  freely  transferable  under  the
Securities Act except for shares issued to any shareholder who


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

may be deemed to be an "affiliate" of New Canaan for purposes of Rule 145 under the Securities Act as of the date of Special Meeting. Affiliates may not sell their shares of Summit Common acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of New Canaan generally include individuals or entities that control, are controlled by or are under common control with New Canaan and may include executive officers and directors of New Canaan as well as principal shareholders of New Canaan.

     New Canaan agreed in the Merger Agreement to use its best efforts to cause each director, executive officer and other person deemed in the opinion of New Canaan's counsel to be affiliates of New Canaan to enter into an agreement with Summit providing that such persons agree to be bound by the restrictions of Rule 145.


DIFFERENCES IN SHAREHOLDERS' RIGHTS

     The rights of New Canaan shareholders, which are determined by the BLC, and the CBCA when applicable, and the Certificate of Incorporation and By-Laws of New Canaan, differ from the rights accorded Summit shareholders, which are determined by New Jersey corporation law and the Restated Certificate of Incorporation and By-Laws of Summit. Some of the differences in shareholders' rights are attributable to differences between the banking and corporation laws of Connecticut, the state of New Canaan's incorporation, and the corporation law of New Jersey, the state of Summit's incorporation. The remaining differences in shareholders' rights are attributable to differences between the Certificate of Incorporation and By-Laws of New Canaan and Restated Certificate of Incorporation and By-Laws of Summit. Certain of the rights of New Canaan shareholders described below which are provided by Connecticut banking and corporation law or contained in the Certificate of Incorporation or By-Laws of New Canaan and which are not provided by New Jersey corporation law or contained in the Restated Certificate of Incorporation or By-Laws of Summit may be deemed to have an anti-takeover effect and will not be available to New
Canaan shareholders as Summit shareholders; however, certain rights provided for by New Jersey corporation law or the Restated Certificate of Incorporation or By-Laws of Summit also may be deemed to have an anti-takeover effect and will be available to New Canaan shareholders only after becoming Summit shareholders. The following is a summary discussion of the most significant differences in shareholders' rights. This summary is qualified in its entirety by reference to the banking and corporation laws of Connecticut and New Jersey and the governing documents of New Canaan and Summit referred to above.


COMPARISON OF CERTIFICATES OF INCORPORATION AND BY-LAWS


CLASSIFIED BOARD AND RELATED PROVISIONS

     NEW CANAAN. The By-Laws of New Canaan provide that the New Canaan Board shall consist of not less than twelve nor more than twenty-five directors. Directors are elected by a plurality of votes cast. The New Canaan Board is not classified and presently there are thirteen directors of New Canaan. Holders of New Canaan Common may not cumulate their votes in elections of directors.

     SUMMIT. The Restated Certificate of Incorporation of Summit provides that the Summit Board shall consist of not less than five and not more than forty persons and divides the Summit Board into three classes, with each class of directors serving a staggered term of three years. Each class of directors must consist, as nearly as possible, of one third of the number of directors constituting the entire Summit Board. Directors are elected by a plurality of votes cast by shares entitled to vote. Presently there are seven directors in Class I, five directors in Class II and six directors in Class III. Holders of Summit Common may not cumulate their votes in elections of directors.

     The Restated Certificate of Incorporation of Summit further requires that resolutions increasing the number of directors be approved by 80% of, as the case may be, directors holding office or shares of capital stock of Summit entitled to vote generally in the election of directors, voting as a single class.

     The Restated Certificate of Incorporation of Summit also provides that the affirmative vote of the holders of 80% or more of the combined voting shares of Summit, voting as a single class, is required to amend, repeal


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

or take any action inconsistent with the classified board of directors or the requirement for an 80% affirmative vote to approve any increase in the number of directors. The effect of the classified board and related provisions is to make it difficult for persons other than those negotiating directly with the Summit Board to acquire seats on the Summit Board and obtain control of Summit.



MEETINGS AND CONSENTS

     NEW CANAAN. New Canaan's By-Laws provide that a special meeting of shareholders may be called by the President, the Chairman, or a majority of the Board of Directors and the President or Chairman shall call a special meeting upon the written request of holders of not less than 10% of the voting power of all shares entitled to vote at the meeting.

     SUMMIT. Under Summit's By-Laws, except as otherwise provided by law, special meetings may be called only by the Chairman, Vice Chairman, President or majority of the entire Board. The Restated Certificate of Incorporation of Summit requires that, subject to the rights of holders of any series of Preferred Stock or other class or series of stock having preference over the Summit Common as to dividends or upon liquidation, all actions by the shareholders of Summit be taken exclusively at a duly called annual or special meeting of Summit's shareholders or by the unanimous, but not less than unanimous, written consent of the shareholders. An additional provision in the Restated Certificate of Incorporation of Summit provides that the affirmative vote of the holders of 80% or more of the combined voting shares of Summit, voting as a single class, is required to amend, alter, repeal or take any action inconsistent with this requirement. Under the Summit By-Laws, except as otherwise required by law or Summit's Restated Certificate of Incorporation, all actions by shareholders must be taken at a meeting unless the Board determines that such action shall be taken by written consent.


SUMMIT SHAREHOLDER RIGHTS PLANS

     Summit has in effect a shareholder rights plan pursuant to which holders of shares of Summit Common possess one preferred stock purchase right for each share of Summit Common held by them. Each preferred stock purchase right entitles the holder to buy, as of the close of business on the tenth day following the occurrence of certain takeover-related events ("effective time"), one one hundred-fiftieth of a share of a new series of Preferred Stock, designated the Series R Preferred Stock, at $60 per one one hundred-fiftieth share ("exercise price"), with full shares having rights per share equal to 150 times the rights of Summit Common with respect to voting, dividends and distributions upon liquidation or merger as well as entitling the holder to an additional preferential dividend. Upon the occurrence of certain subsequently occurring events, holders of the preferred stock purchase rights become entitled to purchase either shares of the Series R Preferred Stock (if not already purchased) or a number of shares of the "acquiring person" (as defined in the rights plan) equal in market value to twice the exercise price of the preferred stock purchase right. The Summit Board has the power to redeem the preferred stock purchase rights at any time but, after the preferred stock purchase rights become exercisable, it may do so only upon the majority vote of non-management directors in connection with a business combination it has approved. For a further description of Summit's shareholder rights plan, see "DESCRIPTION OF SUMMIT CAPITAL STOCK-Shareholder Rights Plan." The combination of prohibitive dilution of the acquiring person's share value and the power of the Summit Board to redeem the preferred stock purchase rights is intended to encourage potential acquiring persons to negotiate with the Summit Board with respect to the terms of any acquisition or business combination and to the extent possible, discourage or defeat partial or two-tiered acquisition proposals.

     New Canaan has not adopted a shareholders rights plan.


NOMINATIONS TO THE BOARD, SHAREHOLDER PROPOSALS AND CONDUCT OF MEETING

     NEW CANAAN. The New Canaan's By-Laws contain no provisions with respect to shareholder nominations for election to the Board of Directors.

     SUMMIT. The By-Laws of Summit contain provisions that empower the Summit Board to adopt rules, regulations and procedures governing meetings of Summit shareholders and empower the chairman of a meeting of Summit shareholders, subject to the rules and regulations adopted by the Summit Board, to adopt such



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

rules, regulations and procedures and to take such actions that the chairman deems necessary, appropriate or convenient for the proper conduct of a shareholder meeting. The Summit By-Laws also contain provisions that (1) establish rules governing nominations for director and shareholder proposals made at meetings of shareholders and, in general, empower the chairman of an annual meeting to disallow nominations and shareholder proposals that are not made at least 80 days in advance of the anniversary of the preceding year's annual meeting or that otherwise fail to comply with the requirements of the By-Laws and (2) establish rules governing nominations for directors made at special meetings of shareholders and empower the chairman of a special meeting to disallow nominations that are not made at least 70 days prior to such special meeting or the 10th day following the day on which public announcement of such special meeting is first made or that otherwise fail to comply with the requirements of the By-Laws.


VOTE REQUIRED FOR CHARTER AND BY-LAW AMENDMENTS


     NEW CANAAN. The New Canaan Certificate of Incorporation may be amended by New Canaan shareholders in accordance with the CBCA which generally requires an affirmative vote of a majority of shares entitled to vote. Pursuant to New Canaan's By-Laws, the New Canaan Board may make, adopt, alter, amend and repeal the By-Laws by a majority vote. Shareholders of New Canaan also have the power to make, amend and repeal By-Laws by a majority vote of outstanding shares.


     SUMMIT. As discussed above, the Restated Certificate of Incorporation of Summit requires that certain provisions relating to increases in the number of directors (which number may also be increased by the Board), changes to the classified board provision and changes to the provision requiring that actions by shareholders be effected at an annual or special meeting or by unanimous written consent, receive the affirmative vote of holders of 80% of the combined voting shares of Summit, voting as a single class. The By-Laws of Summit provide for amendments upon two-thirds vote of the Board of Directors. Under the New Jersey Business Corporation Act, by-laws made by a corporation's board may be altered or repealed and new by-laws made by the shareholders.


REMOVAL OF DIRECTORS

     NEW CANAAN. Under the New Canaan's By-Laws, any individual director may be removed with or without cause by the affirmative vote of the holders of a majority of shares entitled to vote or by seventy-five percent (75%) vote of the directors present.

     SUMMIT. The Summit Restated Certificate of Incorporation contains no specific provisions with respect to removal of directors (other than for directors elected by preferred shareholders). Under the New Jersey Business Corporation Act, with respect to a classified board, directors may be removed by shareholders for cause only, by the affirmative vote of the majority of votes cast by the holders entitled to vote thereon.


AUTHORIZED SHARES


     NEW CANAAN. New Canaan has 2,000,000 authorized shares of New Canaan Common. New Canaan does not have authorized preferred stock. As of September 30, 1998, there were 334,317 shares of New Canaan Common outstanding. New Canaan's shareholders have preemptive rights except in certain limited circumstances.


     SUMMIT. The Restated Certificate of Incorporation of Summit authorizes the issuance of 390,000,000 shares of Summit Common and 6,000,000 shares of preferred stock, no par value. As of September 30, 1998, there were approximately 172,968,000 shares of Summit Common outstanding and 1,500,000 shares of Summit Series R Preferred reserved for issuance under the shareholder rights plan of Summit. The Restated Certificate of Incorporation of Summit and the New Jersey Business Corporation Act authorize the Summit Board to amend the Restated Certificate of Incorporation without shareholder concurrence to divide the authorized shares of preferred stock into series, to determine the designations and the number of shares of any such series, and


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

to determine the relative voting, dividend, conversion, redemption, liquidation and other rights, preferences and limitations of the authorized shares of preferred stock. No preemptive rights attach to the ownership of Summit Common.



INDEMNIFICATION; LIMITATION OF LIABILITY

     NEW CANAAN. Article VII of New Canaan's By-Laws provides that New Canaan shall indemnify and reimburse the directors, officers, and employees to the extent permitted by the Connecticut Stock Corporation Act, predecessor statute to the CBCA which has been superseded by the CBCA. Article VIII of New Canaan's Certificate of Incorporation provides that the personal liability of a director of New Canaan to New Canaan or its shareholders for monetary damages for breach of duty owed as a director is limited to the amount of compensation received during the year of the violation unless (1) the breach involved a knowing and culpable violation of law by the director; (2) the breach enabled the director or an "associate" (as that term is defined in the Connecticut General Statutes) to receive an improper personal economic gain; (3) the breach showed a lack of good faith and conscious disregard for the duty of the director to New Canaan under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to New Canaan; (4) the breach constitutes a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duties to New Canaan; or (5) the breach created liability under what is currently Section 36a-58 of the Connecticut General Statutes.

     SUMMIT. Summit's By-Laws provide that corporate agents (which term includes directors, officers and employees) of Summit shall be indemnified and held harmless by Summit to the fullest extent authorized by the laws of the State of New Jersey against expenses and liabilities arising in connection with actions performed by the corporate agent on behalf of Summit and that Summit may maintain insurance for corporate agents against liabilities and expenses. Summit's Restated Certificate of Incorporation limits the personal liability of a director or officer for damages for breach of any duty owned to the company or its shareholders except for liability for breach of duty based upon an act or omission: (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of the law, or (iii) resulting in receipt by such person of an improper personal benefit.


COMPARISON OF CORPORATION AND BANKING LAWS

     DISSENTERS RIGHTS IN MERGER OR CONSOLIDATION. Under New Jersey corporation law, unless a certificate of incorporation otherwise provides, a dissenting shareholder of a New Jersey corporation that is a party to a consolidation, or that is not the surviving corporation in a merger, or that is the surviving corporation in a merger requiring shareholder approval, has appraisal rights with respect to any shares other than (1) shares listed on a national securities exchange or held of record by not less that 1,000 holders, and (2) shares in exchange for which, pursuant to the plan of merger or consolidation, the shareholder will receive cash and/or securities which will be listed on a national securities exchange or held of record by not less than 1,000 holders. Summit's Restated Certificate of Incorporation contains nothing which provides otherwise.

     Connecticut law provides dissenters' rights of appraisal to shareholders of a bank, such as New Canaan, in the event of a merger or consolidation or similar transaction. If a shareholder properly exercises his or her rights as an objecting shareholder, he or she will have the right to be paid "fair value" of his or her shares based, initially, on the bank's estimated fair value of the shares. If a shareholder and the bank do not agree on the fair value of his or her shares, the dissenting shareholder may submit to the bank his or her own estimate of the fair value rejecting the bank's estimated fair value offer. The bank must then commence a proceeding in the Connecticut Superior Court for the judicial district where the bank's principal office is located to determine the fair value of the shares. The court shall determine the fair value of the shares as of the day prior to the date on which notice of the proposed transaction was given, exclusive of any element of value arising from the expectation or accomplishment of the proposed transaction. The court may also order the payment of interest and/or certain costs and expenses under equitable principles. See "THE MERGER - Dissenters' Rights."

     DISSENTERS' RIGHTS RELATING TO DISPOSITION OF ASSETS. Under New Jersey corporation law, a dissenting shareholder in a New Jersey corporation has appraisal rights in the case of any sale, lease, exchange or other


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

disposition of all or substantially all of the assets of the corporation not in the usual or regular course of business as conducted by the corporation (other than for certain transfers of assets of a wholly owned subsidiary by the parent corporation), except, unless the certificate of incorporation provides otherwise, with respect to (1) shares listed on a national securities exchange or held of record by not less than 1,000 holders, or (2) a transaction pursuant to a plan of dissolution of the corporation which provides for the distribution of substantially all of its net assets to shareholders according to their interests within one year, where such transaction is wholly for cash and/or securities which will be listed on a national securities exchange or held of record by not less than 1,000 holders, or (3) a sale pursuant to court order. The Connecticut dissenters' right statute discussed in the preceding paragraph also applies in the event of the sale of substantially all of the property of a corporation, other than pursuant to a court order or a plan approved by shareholders which provides that all of the net proceeds will be distributed to shareholders within one year.

     CLASS VOTING ON MERGER OR CONSOLIDATION. Under New Jersey corporation law, any class or series of shares shall be entitled to vote as a class if the plan of merger or consolidation contains any provisions that, if contained in a proposed charter amendment, would entitle the class or series to vote as a class on the amendment. Connecticut corporation law contains a similar provision on class voting on a plan of merger.

     SOURCE OF DIVIDENDS. Under New Jersey corporation law, dividends may not be paid if, after giving effect to the dividend, either (1) the corporation would be unable to pay its debts as they become due in the ordinary course of its business or (2) the corporation's total assets would be less than its total liabilities. Under Connecticut banking law, dividends may be paid only out of net profits. "Net Profits" is defined as the remainder of all earnings from current operations. The total of all dividends declared by a bank in any
calendar   year  may  not,  unless  specifically  approved  by  the  Connecticut
Commissioner of Banking, exceed the total of its net profits of that year combined with its retained net profits of the preceding two years.

     SHAREHOLDER APPROVAL OF MERGERS AND CONSOLIDATIONS. While shareholder approval of a merger or consolidation is generally required under both the New Jersey and the Connecticut corporation laws, the New Jersey corporation law provides that, unless otherwise provided in the corporation's certificate of incorporation, approval of the shareholders of a surviving corporation in a merger is not required if (i) the plan of merger does not make an amendment of the certificate of incorporation of the surviving corporation that would otherwise require shareholder approval, (ii) the shares outstanding immediately before the effectiveness of the merger are not changed by the merger, and (iii) the number of voting or participating shares outstanding (including shares issuable upon conversion of other securities or upon exercise of rights or warrants issued pursuant to the merger) after the merger, after giving effect to the merger, will not exceed by more than 40% the number of voting and participating shares, as the case may be, of the surviving corporation outstanding immediately prior to the merger.

     Under the New Jersey corporation law, unless otherwise provided in the corporation's certificate of incorporation, a merger requiring shareholder approval must be approved by the majority of the shares voted holders entitled to vote thereon. Under Connecticut banking law, mergers in which a Connecticut bank is a participating bank must be approved by the board of directors and the affirmative vote of at least two-thirds of the issued and outstanding shares of each class of the capital stock of such bank entitled to be cast by each voting group.

     SHAREHOLDER APPROVAL OF ASSET SALES. Under New Jersey corporation law, a sale of all or substantially all of a corporation's assets outside the regular course of business requires the approval of the board of directors and the affirmative vote of a majority of the shares voted. The Restated Certificate of Incorporation of Summit provides that the Board of Directors of Summit may sell all the rights, franchises and property of the company as an entirety with the approval of two-thirds of the outstanding shares. Under Connecticut banking law, a sale of all or substantially all of the assets of a bank requires the approval of the board of directors and holders of at least two-thirds of the outstanding stock of each class of stock, whether or not entitled to vote thereon.

     POWER TO ADOPT, AMEND OR REPEAL BY-LAWS. Under New Jersey corporation law, the power to adopt, amend and repeal by-laws of a corporation is vested in the board of directors unless such power is reserved to the shareholders in the certificate of incorporation, but by-laws made by the board of directors may be amended and repealed and new by-laws adopted by the shareholders and the shareholders may prescribe in such by-laws that the board may not amend or repeal by-laws approved by shareholders. Under Connecticut corporation law, the board of directors has the power to adopt, amend or repeal by-laws of a corporation unless: (1) the corporation's certificate of incorporation reserves power to the corporation's shareholders, or (2) the shareholders, in amending or repealing a particular by-law, provide expressly that the board of directors may not amend or repeal that by-law. Furthermore, Connecticut corporation law allows a corporation's shareholders to amend or repeal a corporation's by-laws even though the by-laws may also be amended or repealed by its board of directors.


     ACTION BY SHAREHOLDERS BY WRITTEN CONSENT IN LIEU OF A MEETING. Under New Jersey corporation law, except as otherwise provided in a certificate of incorporation, any action (other than the election of directors) required or permitted to be taken at a meeting of the corporation's shareholders, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would have been necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. The annual election of directors, if not conducted at a shareholders' meeting, may only be effected by unanimous written consent. Under New Jersey corporation law, a shareholder vote on a plan of merger, consolidation or sale of substantially all of the assets of the corporation, if not conducted at a shareholders' meeting, may only be effected by either: (i) unanimous written consent of all shareholders entitled to vote on the matter with advance notice to any other shareholders, or (ii) unless otherwise provided in the corporation's certificate of incorporation, written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting, together with advance notice to all other shareholders. As previously discussed, Summit's Restated Certificate of Incorporation permits action by written consent only where the consent is unanimous. Connecticut corporation law, except as otherwise provided in a company's certificate of incorporation, permits any action which may be taken at a meeting of shareholders to be taken without a meeting as follows:
(i) by consent in writing, setting forth the action so taken or to be taken, signed by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys; or (ii) if the certificate of incorporation so provides, by consent in writing, setting forth the action to be taken, signed by persons holding such designated proportion, not less than a majority, of the voting power of shares, or the shares of any particular class, entitled to vote thereon or to take such action, as may be provided in the certificate of incorporation, or their duly authorized attorneys; except that directors may not be elected by action of shareholders without a meeting of shareholders other than by unanimous written consent, or pursuant to a plan of merger.


     REMOVAL OF DIRECTORS. Under New Jersey corporation law, one or more of all directors of a corporation may be removed for cause or, unless otherwise provided in the certificate of incorporation, without cause by shareholders by the affirmative vote of the majority of the shares voted cast. Unless otherwise provided in the certificate of incorporation, shareholders of a corporation whose board of directors, is classified (such as Summit) may not remove a director except for cause. Under Connecticut corporation law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors unless the certificate of incorporation provides that directors may be removed only for cause.


     SPECIAL MEETINGS OF SHAREHOLDERS. Under New Jersey corporation law, special meetings of shareholders may be called by the president or board of directors of the corporation, or by such other officers, directors or shareholders as provided for in the by-laws. In addition, holders of not less than 10% of a corporation's voting stock may apply to the New Jersey Superior Court for an order directing a special meeting of shareholders to be held. Under Connecticut corporation law, special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by a company's certificate of incorporation or the by-laws, or by holders of not less than 35% of the corporation's voting stock in the case of a public company; New Canaan's By-laws, however, provide that holders of not less than 10% of its voting stock may call a special meeting of shareholders.


     DEFACTO MERGER. Under New Jersey corporation law, shareholders have the same voting and dissenters' rights as if they were shareholders of a surviving corporation in a merger, if (1) voting shares outstanding or issuable after the transaction exceed by more than 40% voting shares outstanding before the transaction or (2) shares entitled to participate without limitation in distributions outstanding or issuable after the transaction exceed by more than 40% such shares outstanding before the transaction. Connecticut corporation and banking laws do not contain a comparable provision.


     SHAREHOLDERS' DERIVATIVE ACTIONS. New Jersey corporation law contains certain provisions that have the effect of discouraging derivative actions. Specifically, New Jersey law authorizes the court having jurisdiction over the action to award reasonable expenses and attorney's fees to the successful defendants in a derivative action upon a finding that the action was brought without reasonable cause. In addition, the corporation may require the plaintiff or plaintiffs to give security for the reasonable expenses, including attorneys' fees, that may be incurred by the corporation or by other named defendants for which the corporation may become legally liable if plaintiff or plaintiffs are holders of less than 5% of the outstanding shares of any class or series of such corporation (or voting trust certificates therefor) unless the shares or trust certificates so held have a market value in excess of $25,000. Connecticut corporation law also contains a provision authorizing the court to award reasonable expenses, including attorneys' fees to the defendant in a derivative action if the court finds that the proceeding was commenced or maintained without reasonable cause or for an improper purpose. However, Connecticut corporation law does not require the plaintiff or plaintiffs to give security for the reasonable expenses that may be incurred by the corporation or other named defendants. In addition, Connecticut corporation law provides for an award to plaintiffs of reasonable expenses, including attorneys fees, incurred in the proceeding if the court finds that the proceeding has resulted in a substantial benefit to the corporation.

     INSPECTION OF BOOKS AND RECORDS. Under New Jersey corporation law, a shareholder of record for at least 6 months immediately preceding his demand or any holder (or a person authorized on behalf of such holder) of at least 5% of the outstanding shares of any class or series shall have the right to examine for  any  proper  purpose  the  minutes  of  the proceedings of shareholders and record of shareholders. Furthermore, upon establishing a proper purpose and receiving a court order a shareholder may examine the books and records of account, minutes and records of shareholders of a corporation. Under Connecticut corporation law, upon five business days written notice a shareholder (including a beneficial owner) is entitled to inspect and copy the corporation's certificate of incorporation and by-laws (and any amendments thereto), board resolutions creating series or classes of shares and fixing rights, preferences and limitations thereto, minutes of shareholders meetings and actions by consent for the past three years, written communications to shareholders, including financial statements, for the past 3 years, names and business addresses of directors and officers, and the corporation's most recent annual report filed with the Secretary of State, minutes of meetings of directors, committees, accounting records and shareholder records, provided that the shareholder demand is in writing, is made in good faith, states a proper purpose, describes with reasonable particularity the purpose and records to be inspected and such records are directly related to such purpose. Shareholders also have the right, upon written demand, to inspect the shareholders list beginning two days after notice of a shareholders meeting for which the list was proposed and continuing through the meeting.

     ANTI-TAKEOVER STATUTES. New Jersey has adopted a type of anti-takeover statute known as a "business combination" statute. Subject to numerous qualifications and exceptions, the statute prohibits an interested stockholder of a corporation from effecting a business combination with the corporation for a period of five years unless the corporation's board approved the transaction prior to the stockholder becoming an interested stockholder, and after such five-year period a business combination may only be effected if the transaction was approved by the corporation's board of directors prior to the stockholder becoming an interested stockholder, the transaction receives the approval of two-thirds of the voting stock of the corporation not beneficially owned by the interested stockholder, or the transaction meets certain minimum financial terms. An "interested stockholder" is defined to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation and any affiliate or associate of the corporation who within the prior five-year period has at any time owned 10% or more of the voting power. The term "business combination" is defined broadly to include, inter alia, (1) the merger or consolidation of the corporation with the interested stockholder or any corporation that after such merger or consolidation would be an affiliate or associate of the interested stockholder, (2) the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested stockholder or any affiliate or associate of the interested stockholder of 10% or more of the corporation's assets; or (3) the issuance or transfer to an interested stockholder or any affiliate or associate of the interested stockholder of 5% or more of the aggregate market value of the stock of the corporation. The effect of the statute is to protect non-tendering post-acquisition minority shareholders from mergers in which they will be "frozen out" after the merger, by prohibiting transactions in which an acquiror could favor itself at the expense of minority stockholders. The New Jersey statute does not apply to New Jersey corporations that do not have either their principal executive offices or significant business operations located in New Jersey.


     Connecticut  corporation  law  which,  in this context, encompasses banking corporations, provides that any "business combination" must, with certain exceptions, be approved by the board of directors and the affirmative vote of at least the holders of 80% of the voting power of the outstanding shares of voting stock of the corporation and the holders of two-thirds of the voting power of the outstanding shares of voting stock of the corporation other than voting stock held by the "interested shareholder" (generally defined as the beneficial owner of 10% or more of the voting power of the outstanding shares of voting stock of a corporation) who is, or whose affiliate or associate is, a party to the business combination or held by an affiliate or associate of the interested shareholder. A "business combination" is generally defined in the CBCA to include (A) any merger, consolidation or share exchange with (i) any interested shareholder (as defined below) or (ii) any other domestic or foreign corporation whether or not itself an interested shareholder, which is, or after the merger, consolidation or share exchange would be, an affiliate or associate of an interested shareholder that was an interested shareholder prior to the transaction; (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, other than in the usual and regular course of business, in one transaction or a series of transactions in any twelve-month period, to any interested shareholder or any affiliate or associate of any interested shareholder, other than the corporation, or any of its subsidiaries, of any assets of the corporation or any subsidiary having an aggregate book value of 10% or more of the total market value of the outstanding shares of the corporation or of its net worth, (C) the issuance or transfer by the corporation, or any subsidiary, of any equity securities of the corporation or any subsidiary which have an aggregate value of 5% or more of the total market value of the outstanding shares of the corporation to any interested shareholder or any affiliate or associate of any interested shareholder, (D) the adoption of any resolution for the liquidation or dissolution of the corporation or any subsidiary proposed by or on behalf or an interested shareholder or any affiliate or associate of any interested shareholder, other than the corporation or any of its subsidiaries; or (E) any reclassification of securities, as defined therein, which has the direct or indirect effect of increasing by 5% or more of the total number of outstanding shares, the proportionate amount of the outstanding shares of the corporation owned by any interested shareholder or affiliate or associate of an interested shareholder, in each case subject to certain limitations. This supermajority voting provision is not applicable if (i) all of the fair price and procedural conditions set forth in Section 33-842(b) of the CBCA are met or (ii) the board of directors approves the business combination prior to the time the interested shareholder became an interested shareholder, unless the certificate of incorporation otherwise provides.


     In addition to the "business combination" statute described above, the CBCA further provides that a resident domestic corporation (as defined in the
CBCA), including a banking corporation, may not engage in a business combination (which is defined similarly to the definition set forth above) with an interested shareholder of such corporation for a period of five years following the date that the interested shareholder became such unless such business combination or the purchase of stock made by such interested person on the date that the interested shareholder became such is approved by the board of directors of the corporation and by a majority of the nonemployee directors, of which there must be at least two, prior to the interested shareholder's stock acquisition date. The foregoing provisions do not apply to action excepted transactions listed in Section 33-845 of the CBCA.


     Under New Jersey corporation law, a director of a New Jersey corporation, in discharging his or her duties to the corporation, and in determining what he or she reasonably believes to be in the best interest of the corporation may, in addition to considering the effects of any action on shareholders, consider any of the following: (a) the effects of the action on the corporation's employees, suppliers, creditors and customers; (b) the effects of the action on the community in which the corporation operates; and (c) the long-term as well as the short-term interest of the corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the corporation. Determinations resulting in the rejection of a proposal or offer to acquire the corporation are expressly covered by this provision of the New Jersey Business

Corporation Act. The Connecticut Business Corporation Law contains a similar "other constituency" provision with regard to mergers, sales of assets and other business combinations.

     INDEMNIFICATION. Under the New Jersey corporation law, a corporation may indemnify any person who is or was a director, officer, trustee, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, against his reasonable expenses (including counsel fees) in connection with any pending, threatened or completed proceeding by or in the right of the corporation to procure a judgment in its favor which involves such person by reason of his corporate agent status, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless, and only to the extent that the Superior Court of New Jersey or the court in which such proceeding was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Superior Court of New Jersey or such other court shall deem proper. In connection with any other proceeding, a corporation may indemnify any such person against his reasonable expenses and liabilities in connection with any such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. New Jersey corporation law requires that a corporation shall indemnify any such person against expenses to the extent such person has been successful on the merits or otherwise in any of the foregoing proceedings or in the defense of any claim, issue or matter therein, and provides that any such person may apply to a court for an award of indemnification by the corporation if the corporation has failed or refused to provide indemnification as provided under the statute.

     New Jersey corporation law also permits a corporation to purchase and maintain insurance on behalf of any such person against any expenses incurred in any proceeding and any liabilities asserted against such person by reason of his or her corporate agent status, whether or not the corporation would have the power indemnify such person under the statute.

     Connecticut corporation law provides that, unless the corporation's certificate of incorporation expressly provides otherwise, a corporation formed prior to January 1, 1997 is required to indemnify directors, officers, employees and agents with respect to certain actions by reason of the fact that he or she is or was a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by him or her in connection with the defense or settlement of such action, suit or proceeding if (i) he or she conducted himself or herself in good faith, (ii) he or she reasonably believed: (A) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests and (B) in all other cases, that his or her conduct was not opposed to its best interests, and (iii) with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. With respect to derivative actions, however, no indemnification shall be made to a director except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under the Connecticut General Statutes. Connecticut corporation law requires that a corporation shall indemnify any such person against expenses to the extent such person has been successful, whether on the merits or otherwise, in any of the foregoing proceedings or defense of any such claims.

     Connecticut corporation law permits a Connecticut bank to purchase and maintain insurance on behalf of any person who is a director, officer, employee or agent of the bank, or who in such capacity acted in other capacities at the request of the bank, against any liability asserted against such person or incurred by him or her in any such capacity, or arising out of his status as such, whether or not the bank would have the power to indemnify such person.

     Both New Jersey and Connecticut corporation law permit advancement of expenses.

     LIMITATION OF DIRECTOR AND OFFICER LIABILITY. New Jersey corporation law provides that directors and members of any committee designated by the board of directors are not liable to a corporation or its shareholders if acting in good faith in discharging their duties they rely upon (i) the opinion of counsel for the corporation,

(ii) written reports setting forth financial data concerning the corporation and prepared by an independent public accountant or certified public accountant or firm of such accountants, (iii) financial statements, books of account or reports of the corporation represented to them to be correct by the president, the officer of the corporation having charge of its books of account, or the person presiding at a meeting of the board, or (iv) written reports of committees of the board. The Connecticut corporation law contains a similar provision which provides that members of a board of directors are entitled to rely in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence.

     The New Jersey corporation law further provides that the certificate or incorporation of domestic corporations may contain provisions which limit the personal liability of directors and officers, in whole or in part, to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders except for acts or omissions (i) in breach of the director's or officer's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. With respect to the foregoing provisions, the New Jersey corporation law provides that the duty of loyalty is breached by an act or omission known or believed by a director or officer to be contrary to the best interests of the corporation or its shareholders in connection with matters in which the director or officer has a material conflict of interest. Under the BLC, the certificate of incorporation of a Connecticut bank may provide that the personal liability of the bank's directors to the bank and its shareholders for breach of duty owed as a director is limited to the amount of compensation received during the year of the violation unless: (i) the breach involved a knowing and culpable violation of law by the director; (ii) the breach enabled the director or an "associate" (as that term is defined in the Connecticut General Statutes) to receive an improper personal economic gain; (iii) the breach showed a lack of good faith and conscious disregard for the duty of the director to the bank under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the bank; (iv) the breach constitutes a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duties to the bank; or (5) the breach created liability under Section 36a-58 of the Connecticut General Statutes.



                                SUMMIT BANCORP.


DESCRIPTION OF BUSINESS

     Summit commenced operations on October 1, 1970 as a bank holding company registered under the Bank Holding Company Act. Summit currently owns three bank subsidiaries and several active non-bank subsidiaries. At September 30, 1998, Summit had total consolidated assets of $31.9 billion on the basis of which it ranked as the largest New Jersey-based bank holding company.

     The bank subsidiaries engage in a general banking business. Summit Bank (Hackensack, NJ) is Summit's largest bank subsidiary, accounting for approximately 92% of Summit's total consolidated assets at September 30, 1998. Summit's non-bank subsidiaries engage primarily in securities brokerage, insurance brokerage, venture capital investment, commercial finance lending, lease financing, asset-based lending production, letter of credit issuance, data processing and reinsuring credit life and disability insurance policies related to consumer loans made by the bank subsidiaries.

     As of September 30, 1998, prior to the acquisition of NSS Bank, Summit owned two bank subsidiaries which operated 450 banking offices located in major trade centers and suburban areas in New Jersey and Pennsylvania. The following table lists, as of September 30, 1998, each bank subsidiary, the location in New Jersey or Pennsylvania of its principal office, the number of its banking offices and, in thousands of dollars, its total assets and deposits. Both the New Jersey and Pennsylvania subsidiaries are state banks and members of the Federal Reserve System. NSS Bank is a state bank and not a member of the Federal Reserve System.

LOCATION OF                              NO. OF BANKING     TOTAL ASSETS (2)     TOTAL DEPOSITS (2)
PRINCIPAL OFFICES                          OFFICES (1)       (IN THOUSANDS)        (IN THOUSANDS)
-------------------------------------   ----------------   ------------------   --------------------
Summit Bank, Hackensack, NJ .........         382              $29,062,434           $20,151,784
Summit Bank, Bethlehem, PA ..........          68                2,811,228             1,989,600

--------
(1) Banking offices include 53 supermarket branches (46 in NJ; 7 in PA)

(2) Not adjusted to exclude interbank deposits or other transactions among the subsidiaries.

     Summit is a legal entity separate and distinct from its subsidiaries. There are various legal limitations on the extent to which a bank subsidiary may finance or otherwise supply funds to Summit or its non-bank subsidiaries. Under federal law, no bank subsidiary may, subject to certain limited exceptions, make loans or extensions of credit to, or investments in the securities of Summit or its non-bank subsidiaries or take their securities as collateral for loans to any borrower. Each bank subsidiary is also subject to collateral security requirements for any loans or extensions of credit permitted by such exceptions. In addition, certain bank regulatory limitations exist on the availability of subsidiary bank undistributed net assets for the payment of dividends to Summit without the prior approval of the bank regulatory authorities. The Federal Reserve Act, which affects Summit Bank (Hackensack NJ) and Summit Bank (Bethlehm PA), restricts the payment of dividends in any calendar year to the net profit of the current year combined with retained net profits of the preceding two years. Each bank, as a state-chartered bank, may declare a dividend only if, after payment thereof, its capital would be unimpaired and its remaining surplus would equal 50 percent of its capital (New Jersey) or its surplus would not be reduced (New Jersey and Pennsylvania). At September 30, 1998, the total undistributed net assets of Summit's subsidiary banks were $2.4 billion of which $129 million was available under the most restrictive limitations for the payment of dividends to Summit.


RECENT DEVELOPMENTS

     On November 21, 1998, Summit completed its acquisition of NSS Bancorp. Inc., a Connecticut corporation and bank holding company. As a result of the acquisition of NSS Bancorp by Summit, NSS Bank, a Connecticut savings bank, became a wholly-owned subsidiary of Summit. As of September 30, 1998, NSS Bank operated eight banking offices in Fairfield County, Connecticut and had total assets of approximately $650,000,000.



                      DESCRIPTION OF SUMMIT CAPITAL STOCK

     Summit is presently authorized to issue 390,000,000 shares of Summit Common and 6,000,000 shares of Preferred Stock, without par value ("Summit Preferred"). As of September 30, 1998 there were approximately 172,968,000 shares of Summit Common outstanding and 1,500,000 shares of Summit Series R Preferred designated in Summit's Restated Certificate of Incorporation and reserved for issuance under the Summit Rights Plan (as defined herein). On the date of this Proxy Statement-Prospectus there were no shares of Summit Preferred outstanding. Pursuant to the New Jersey Business Corporation Act, the Summit Board has authority to set the terms and conditions of the authorized but unissued Summit Preferred. Summit may issue any authorized Summit Common and Summit Preferred without further shareholder vote, unless such a vote is required for a particular transaction by applicable law or stock exchange rules, including rules of the NYSE, on which the Summit Common is presently listed. The issuance of additional Summit Common or Summit Preferred, including Summit Preferred that might be convertible into Summit Common, may, among other things, affect the earnings per share applicable to existing Summit Common and the equity and voting rights of existing holders of Summit Common.

     The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the New Jersey Business Corporation Act, Summit's Restated Certificate of Incorporation and Summit's Rights Plan.

COMMON STOCK

     The rights of holders of Summit Common are subject to the preferences as to dividends and liquidation rights and other prior rights, if any, of any class or series of Summit Preferred that may be issued. The holders of Summit Common are entitled to one vote for each share with respect to all matters voted upon by shareholders, including the election of directors, and are entitled to receive dividends when, as and if declared by the Summit Board out of funds of Summit legally available therefor. Shares of Summit Common do not have cumulative voting rights; accordingly, at any annual meeting of Summit shareholders (or at any special meeting of shareholders where an election of directors is conducted) the holders of 50 percent plus 1 of the shares represented at the meeting (provided a quorum is present) can fill all positions on the Summit Board that are up for election at such meeting if they so choose and, in such event, the holders of the remaining shares will not be able to fill any of such positions. Summit has a classified Board of Directors, under which approximately one-third of the directors are elected each year. In the event of the liquidation of Summit, holders of Summit Common are entitled to share pro rata in the distribution of Summit's assets available for such purpose. All shares of Summit Common are fully paid and nonassessable. No preemptive rights attach to the ownership of Summit Common and no personal liability is imposed on the holders thereof by reason of the ownership of such shares. Equiserve - First Chicago Trust Division is the transfer agent, dividend disbursing agent and registrar for the Summit Common. Summit Bank (Hackensack, NJ) is the co-transfer agent.


SHAREHOLDER RIGHTS PLAN

     In August 1989, Summit adopted a shareholder rights plan ("Rights Plan"), under which preferred stock purchase rights ("Rights") attached to Summit Common outstanding as of the close of business on August 28, 1989. Holders of shares of Summit Common issued subsequent to that date receive the Rights with their shares. Except as indicated below, each Right entitles the registered holder to purchase from Summit one one-hundred and fiftieth of a share of a new series of Summit Preferred Stock, designated the Series R Preferred Stock ("Summit Series R Preferred"). The Rights expire on August 16, 1999, and are subject to redemption and amendment in certain circumstances. The Rights trade automatically with shares of Summit Common and become exercisable only under certain circumstances as described below.

     In general, the Rights will become exercisable upon the earlier to occur (a "Distribution Date", as defined in the Rights Plan) of the following: (i) ten days following a public announcement that a person or group has acquired beneficial ownership of 15% or more of the Summit Common outstanding at that time or voting securities of Summit representing 15% or more of the total voting power of Summit (such person or group becoming an "Acquiring Person", as defined in the Rights Plan) or (ii) ten business days (or such later date as the Summit Board may determine) after the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of the outstanding Summit Common or voting securities representing 30% or more of the total voting power of Summit.

     Generally, in the event a Distribution Date occurs by virtue of a person or group becoming an Acquiring Person (other than pursuant to an offer for all outstanding shares of Summit Common and other voting securities that the Summit Board determines to be fair to shareholders and otherwise in the best interests of Summit), each Right, other than Rights owned by the Acquiring Person, will thereafter entitle the holder to receive, upon exercise of the Right, Summit Series R Preferred having a value equal to two times the exercise price of the Right.

     In the event that a Distribution Date occurs (under either of the circumstances described above) and Summit is acquired in a Merger or other business combination, or more than 50% of Summit's assets or earning power is sold or transferred, each Right will thereafter entitle the holder there to receive, upon the exercise of the Right, common stock of the acquiror having a value equal to two times the exercise price of the Right.

     The combination of prohibitive dilution of the Acquiring Person's share values and the power of the Summit Board to redeem the Rights is intended to encourage potential acquiring persons to negotiate with the Summit Board with respect to the terms of any acquisition or business combination and, to the extent possible, discourage or defeat partial or two-tiered acquisition proposals.

     The foregoing description of the Rights Plan does not purport to be complete and is qualified in its entirety by reference to the terms of the Rights Plan, which is more fully described in Summit's Registration Statement on Form 8-A filed August 28, 1989.


                       NEW CANAAN BANK AND TRUST COMPANY


DESCRIPTION OF BUSINESS

     New Canaan is a Connecticut state bank and trust company incorporated in December, 1974 which conducts a general banking business embracing all of the customary deposit and lending functions of a commercial bank in Connecticut. As of September 30, 1998, New Canaan had total assets of $164,321,000. New Canaan's primary deposit products are demand, savings, and time accounts and its primary lending products are real estate mortgages and commercial and industrial loans. New Canaan also offers debit cards and safe deposit boxes to its customers and arranges to issue travelers' checks and VISA cards. New Canaan does not offer trust services. The principal markets for the services of New Canaan are the residents and businesses of New Canaan, Connecticut and surrounding Fairfield County communities. There are no unusual seasonal influences on New Canaan's operations.

     New Canaan has four banking offices in Fairfield County, Connecticut. Its main office is located at 208 Elm Street in the Town of New Canaan, and it maintains a branch at 42 Forest Street also in the Town of New Canaan. A third office is located at 777 Post Road, Darien, Connecticut. The fourth office is located at 1312 Post Road, Fairfield, Connecticut. New Canaan has recently made application for regulatory approvals to open an office at 1959 Summer Street, Stamford, Connecticut and has entered into a lease for a branch office at that address.

     New  Canaan's  principal  sources  of  income  are  interest  on  loans and interest and dividends on investments, primarily U.S. Government agency and mortgage-backed securities and other short-term investments. New Canaan realizes income from the sale of loans. To a lesser extent, New Canaan realizes other non-interest income, including income from service charges on deposit accounts, safe deposit fees and debit and credit card fees. The principal sources of funds for New Canaan activities are deposit accounts, amortization and prepayment of loans and funds provided from operations. New Canaan's deposits are insured by the FDIC to the maximum extent permitted by law.

     New   Canaan  had  no  material  expenditures  for  new  product  lines  or environmental pollution compliance in fiscal year 1998 to date and none are anticipated.

     There are presently approximately 62 full-time equivalent employees of the Bank.

     As of September 30, 1998, New Canaan met all capital adequacy requirements to which it is subject. If New Canaan were to fail to meet its minimum capital requirements, the regulators would require the Bank to obtain additional capital, among other items.

     New Canaan is subject to regulation by the FDIC and the Connecticut Banking Commissioner.


DESCRIPTION OF NEW CANAAN CAPITAL STOCK

     COMMON STOCK New Canaan is presently authorized to issue 2,000,000 shares of New Canaan Common. As of September 30, 1998, there were 334,317 shares of New Canaan Common outstanding. New Canaan does not have authorized preferred stock.

     DIVIDENDS. The holders of New Canaan Common are entitled to receive and share equally in such dividends as may, at its discretion, be declared by the New Canaan Board out of funds legally available therefor.

     VOTING RIGHTS. The holders of New Canaan Common elect the New Canaan Board and act on such other matters as are required to be presented to them under the BLC and New Canaan's Certificate of Incorporation and By-laws or as are otherwise presented to them by the New Canaan Board. Each holder of New Canaan Common is entitled to one vote per share. Holders of New Canaan Common may not cumulate votes in the election of directors. Directors of New Canaan are elected by a plurality of votes cast.

     PREEMPTIVE  RIGHTS.   Holders  of New Canaan Common are, subject to certain
limited exceptions, entitled to preemptive rights with respect to any shares that may be issued.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Listed in the following table are those persons who, as of January , 1999, beneficially owned more than 5% of New Canaan Common and the number of shares beneficially owned by New Canaan Directors and Executive Officers, individually, and New Canaan Directors and Executive Officers as a group:


                                                                NUMBER OF SHARES
NAME                                                         BENEFICIALLY OWNED (1)     PERCENT OF TOTAL (2)
---------------------------------------------------------   ------------------------   ---------------------
Frederick R. Afragola ...................................             24,232(3)         6.6%
Richard L. Ahern ........................................             14,248            3.9%
Emil F. Aysseh ..........................................                680            0.2%
George P. Bauer .........................................              2,530            0.7%
Robert W. Cruickshank ...................................              2,000            0.5%
E. Clark Grimes .........................................              4,939            1.3%
Hugh Halsell, III .......................................             16,624            4.5%
Robert J. Hebert ........................................              4,000(4)         1.1%
Michael D. Hobbs ........................................             16,941            4.6%
Daniel S. Jones .........................................             23,569            6.4%
Robert F. O'Connell .....................................              5,000(5)         1.3%
Frances Frost Overlock ..................................              4,367            1.2%
Joseph J. Rucci, Jr. ....................................              5,824            1.6%
T. Brock Saxe ...........................................             30,718            8.4%
S. VanZandt Schreiber ...................................              9,000            2.5%
All Executive Officers and Directors as a group .........            164,672(6)        44.8%

--------
(1) In accordance with the regulations of the Securities and Exchange Commission, beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. The numbers listed above also include shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) shares which the named person has the right to acquire within 60 days by the exercise of any right or option. All shares identified above are owned of record individually or jointly or beneficially by the named person.

(2) Based upon the total shares issued and outstanding plus shares subject to option exercise within the SEC's beneficial ownership rule (total of 367,451 shares).

(3) Mr. Afragola owns 98 shares jointly with his spouse, and is deemed to be the beneficial owner of an additional 24,134 which may be acquired upon the exercise of stock options exercisable within 60 days.

(4) Includes 4,000 shares which may be acquired upon the exercise of stock options exercisable within 60 days.

(5) Includes 5,000 shares which may be acquired upon the exercise of stock options exercisable within 60 days

(6) Includes 33,134 shares which may be acquired upon the exercise of stock options exercisable within 60 days.

NEW  CANAAN  MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS


THREE MONTH AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998

     The following discussion should be read in conjunction with the unaudited financial statements and notes thereto set forth beginning at page F-21 of this Proxy Statement-Prospectus.


     Total assets at September 30, 1998 were $164,321,000 which represents an increase of $10,840,000, or 7.1%, from the $153,481,000 recorded as of the end of 1997. Total deposits increased $8,955,000, or 6.5%, to end the third quarter at $146,535,000. This increase was due primarily to the opening of a new branch office in Fairfield in June, 1998. Total shareholders' equity increased $1,574,000 to $16,364,000 as of September 30, 1998. Retained earnings increased 14.1% during 1998 which reflected year-to-date net income of $1,548,000 and dividends declared during the second and third quarters of $0.25 per share.


     The additional funds available created by the increase in deposits and shareholders' equity were deployed primarily in the loan portfolio. Total loans increased $11,647,000, or 13.2%, from year-end 1997 to reach $100,175,000 as of
September 30, 1998. Commercial loans increased $5,374,000, or 15.4%, due to the increased emphasis on small business lending. The residential mortgage portfolio increased $6,831,000, or 17.2%, due to the increased demand for purchase and refinance funding created by the lower interest rate environment. Total loans closed in the third quarter were $28,421,000, and on a year-to-date basis loans closed were $27,600,000, or 41.5%, higher than the same period last year. Securities held to maturity decreased by $7,447,000 as the proceeds from maturing short-term investments were redeployed into securities available for sale or other asset categories. Premises and equipment increased $391,000, or 19.9%, primarily relating to the opening of the new branch in June.


     Net income for the quarter ended September 30, 1998 was $561,000 ($1.68 basic earnings per share and $1.60 diluted earnings per share) compared to $560,000 ($1.69 basic earnings per share and $1.64 diluted earnings per share) for the third quarter of 1997. The third quarter earnings comparison reflects the start-up costs for the new branch during the third quarter of 1998 and $125,000 of pre-tax income on loans sold from the residential portfolio during the third quarter of 1997. For the nine months ended September 30, 1998 net income was $1,548,000 ($4.64 basic earnings per share and $4.42 diluted earnings per share) compared to $1,467,000 ($4.46 basic earnings per share and $4.31 diluted earnings per share) for the same period last year. The higher level of earnings on a year-to-date basis was due to the growth in deposits that resulted in a 13.2% increase in average earning assets and a greater volume of loans originated and sold in the secondary market. This was offset by the start-up costs for the new branch.


     Net interest income was up 6.4% for the quarter ended September 30, 1998 compared to the same period last year and was up 11.1% on a year-to-date comparison. This increase was a result of the 13.6% increase in average deposits that funded a 28.3% increase in average commercial loans outstanding for the nine-month period ended September 30. This increase was tempered by a higher percentage of time deposits to total deposits during the third quarter of 1998. Total other operating income was up $55,000, or 14.3%, in the third quarter of 1998 compared to the same period in the prior year. On a year-to-date basis total other operating income was up $348,000, or 28.3%. The increases for both periods reflect the higher volume of loans originated and sold in the secondary market in 1998. The third quarter increase reflects the $125,000 of pre-tax gain on loans sold from the residential portfolio in 1997.


     Total other operating expenses were 24.1% for the quarter ended September 30, 1998 and 24.9% on a year-to-date basis. The quarterly comparison includes a full three months of operating expenses for the Fairfield branch opened in June 1998 for which there were no expenses in 1997. The nine-month comparison includes four months of expenses for Fairfield and nine months of expenses for the Darien branch that was opened in September 1997 for which there was only one month of expenses in 1997. The branch costs include higher levels of salaries and employee benefits, equipment and occupancy costs, and advertising and marketing promotions. Commissions paid to loan originators, included in salaries and benefits, were up $30,000 for the quarter and $129,000 for the nine-month period reflecting the higher volume of loans originated during 1998. Third quarter operating expenses also include approximately $135,000 of costs relating to the merger with Summit. The provision for income taxes for the third quarter of 1998 was $153,000 less than the same period last year due to a refund from the State of Connecticut for $167,543 of which $127,018 represented back taxes.

     Total past due and non-accrual loans to total loans that were 1.5% at September 30, 1997 and December 31, 1997 decreased to 0.7% as of September 30, 1998. During that same timeframe classified assets to total assets went from 1.7% at September 30, 1997 and 1.5% at December 31, 1997 to 1.0% at September 30, 1998. The loan loss reserve increased slightly from $2,110,000 at year-end 1997 to $2,119,000 as of September 30, 1998. Due to the growth in the loan portfolio the percentage of the loan loss reserve to total loans has decreased during the year from 2.4% to 2.1%. Based upon an analysis of risks inherent in the loan portfolio it is management's assessment that the loan loss reserve is adequate at the current level and therefore no provision for loan losses was made during the third quarter.

     New Canaan continues to maintain very strong capital ratios as a well-capitalized bank. The leverage capital ratio at September 30, 1998 was 9.70% and the risk-based capital ratio was 15.25%. While these ratios are up from the second quarter of 1998 they are down slightly from year-end 1997 due to the growth in the balance sheet.

     New Canaan is continuing its work on comprehensive Year 2000 (Y2K) issues. These issues exist because in the past, many systems were designed to use only two digits to represent the year. If these systems are not corrected, the Year 2000 may be interpreted as 1900 or as an invalid year. The potential effects of Y2K related issues include not only New Canaan's internal processes, but also the systems of every external vendor with whom New Canaan has business relationships.

     New Canaan's Steering Committee, which is comprised of key staff members representing all functional areas in the New Canaan, is overseeing the Y2K project. This committee meets regularly and communicates its progress to senior management and the New Canaan Board. New Canaan's internal auditor, the FDIC, and the Connecticut Banking Commissioner periodically review the Bank's Y2K progress. The Steering Committee has developed Y2K Project Management and Testing Plans, which have been adopted by the New Canaan Board. The project management plan implements the approach recommended by the Federal Financial Institutions Examination Council. This approach consists of five phases, including developing awareness of the problem, assessing current systems, renovating or upgrading systems as needed, testing mission critical systems, and implementing compliant systems on a full scale. New Canaan has also established a subcommittee to review loan related issues that may arise due to Y2K problems.

     To date, New Canaan has inventoried its systems and identified systems vulnerable to date related issues. Several systems are currently in the process of being upgraded or replaced. A customer awareness strategy has been implemented. In addition, a vendor management program has been instituted, in which the Y2K status of our key vendors, suppliers and critical business partners are monitored. Y2K testing is in process. New Canaan expects to be complete with internal systems testing by December 31, 1998 and to complete all other testing by June 30, 1999. For critical applications that will be used in the Year 2000, New Canaan management anticipates meeting all FFIEC testing guidelines.

     Contingency plans with trigger dates and viable alternatives have been developed and are currently being reviewed and revised. These plans include provisions for handling problems that may be revealed during Y2K testing, and also cover the handling of mission critical functions on January 3, 2000 should any additional problems arise, such as the failure of a key third party vendor.

YEARS ENDED DECEMBER 31, 1997 AND 1996

The following financial information was derived from New Canaan's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the FDIC. The management's discussion and analysis of financial condition and results of operations was contained in New Canaan's 1997 Annual Report to Shareholders and should be read in conjunction with the financial statements and footnotes thereto included in this Proxy Statement-Prospectus beginning at F-1.



                                                                  Average Balance
                                                       -------------------------------------
                                                                                                 Increase          %
                                                           1997                1996             (Decrease)       Change
FINANCIAL CONDITION                                    -----------   -----------------------   ------------   -----------
                                                                      (DOLLARS IN THOUSANDS)
ASSETS
 Cash and Due from Banks ...........................    $  6,524            $  6,096             $   428           7.0%

 Short-Term Investments ............................      10,639               8,732               1,907          21.8%
 Investment Securities .............................      33,804              31,752               2,052           6.5%
 Total Loans .......................................      89,635              85,912               3,723           4.3%
                                                        --------            --------             -------

 Total Earning Assets ..............................     134,078             126,396               7,682           6.1%

 Less: Allowance for Loan Losses ...................      (2,056)             (2,033)                (23)        ( 1.1%)
 Premises and Equipment, Net .......................       1,688               1,756                 (68)        ( 3.9%)
 Other Assets ......................................       1,509               1,507                   2           0.1%
                                                        --------            --------             -------

Total Assets .......................................    $141,743            $133,722             $ 8,021           6.0%
                                                        ========            ========             =======

LIABILITIES AND SHAREHOLDERS' EQUITY
 Demand Deposits ...................................    $ 20,955            $ 17,430             $ 3,525          20.2%
 NOW Accounts ......................................      36,827              37,039                (212)        ( 0.6%)
 Savings Deposits ..................................      13,609              14,634              (1,025)        ( 7.0%)
 Insured Money Market Accounts .....................      18,146              18,279                (133)        ( 0.7%)
 Certificates of Deposit under $100,000.............      24,883              23,839               1,044           4.4%
 Certificates of Deposit $100,000 and
 greater ...........................................      12,738               9,867               2,871          29.1%
                                                        --------            --------             -------

 Total Deposits ....................................     127,158             121,088               6,070           5.0%

 Other Interest Bearing Liabilities ................           6                  23                 (17)        (73.9%)
 Other Liabilities .................................         960                 964                  (4)        ( 0.4%)
 Shareholders' Equity ..............................      13,619              11,647               1,972          16.9%
                                                        --------            --------             ---------

Total Liabilities and Shareholders' Equity .........    $141,743            $133,722             $ 8,021           6.0%
                                                        ========            ========             =========

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY, INTEREST RATES AND INTEREST DIFFERENTIAL FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996.



                                                              1997                              1996
                                                --------------------------------- ---------------------------------
                                                  AVERAGE                YIELD/       AVERAGE                YIELD/
                                                  BALANCE    INTEREST     RATE        BALANCE    INTEREST     RATE
                                                     (DOLLARS IN THOUSANDS)            (DOLLARS IN THOUSANDS)
ASSETS:
Interest earning assets:
 Loans ........................................  $ 89,635    $ 7,944   8.86%         $ 85,912     $7,538   8.77%
 Investment securities ........................    33,804      1,861   5.51%           31,752      1,665   5.24%
 Short term investments .......................    10,639        567   5.33%            8,732        455   5.21%
                                                 --------    -------                 --------     ------   ----
Total interest earning assets .................   134,078     10,372   7.74%          126,396      9,658   7.64%
                                                             -------                              ------
Noninterest earning assets:
 Cash and due from banks ......................     6,524                               6,096
 Other assets .................................     3,197                               3,263
 Less allowance for loan losses ...............    (2,056)                             (2,033)
                                                 --------                            --------
Total assets ..................................  $141,743                            $133,722
                                                 ========                            ========
LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest bearing liabilities:
 NOW, Savings, IMMA's .........................  $ 68,582      1,250   1.82%         $ 69,952      1,353   1.94%
 Certificates of deposit ......................    37,621      1,984   5.27%           33,706      1,780   5.28%
 Borrowed funds(1) ............................         6          -   0.00%               23          1   4.35%
                                                 --------    -------                 --------     ------
Total interest bearing liabilities ............   106,209      3,234   3.04%          103,681      3,134   3.02%
                                                             -------                              ------
Noninterest bearing liabilities:
 Demand .......................................    20,955                              17,430
 Other liabilities ............................       960                                 964
 Shareholders' equity .........................    13,619                              11,647
                                                 --------                            --------
Total liabilities and shareholders' equity.....  $141,743                            $133,722
                                                 ========                            ========
Net interest income ...........................              $ 7,138                              $6,524
                                                             =======                              ======
Net yield on earning assets ...................                        5.32%                               5.16%
                                                                       ====                                ====
Net yield on interest-earning assets ..........                        4.70%                               4.62%
                                                                       ====                                ====

(1) Borrowed funds are comprised of FHLB term borrowings.

The following table sets forth for the periods indicated a summary of the changes in interest earned and interst paid resulting from changes in volume and changes in rate:



                                                        1997 COMPARED TO 1996                    1996 COMPARED TO 1995
                                                      INCREASE/(DECREASE) DUE TO               INCREASE/(DECREASE) DUE TO
                                               ----------------------------------------   ------------------------------------
                                                  VOLUME         RATE           NET         VOLUME        RATE          NET
                                               -----------   -----------   ------------   ----------   ----------   ----------
                                                        (DOLLARS IN THOUSANDS)                   (DOLLARS IN THOUSANDS)
INTEREST EARNED ON:
Loans ......................................      $330          $ 76          $ 406         $ (454)      $  189       $ (265)
Investment securities ......................       111            85            196            103           62          165
Short-term investments .....................       101            11            112            215          (32)         183
                                                  ----          ----          -----         ------       ------       ------
Total interest earning assets ..............      $542          $172          $ 714         $ (136)      $  219       $   83
                                                  ====          ====          =====         ======       ======       ======
INTEREST EXPENSE ON:
NOW, Savings & IMMA's ......................      $(25)         $(78)         $(103)        $  (60)      $  (97)      $ (157)
Certificates of deposit ....................       205            (1)           204            312           48          360
Borrowed funds .............................        (1)            -             (1)          (304)        (103)        (407)
                                                  -------       ------        --------      ------       ------       ------
Total interest bearing liabilities .........      $179          $(79)         $ 100         $  (52)      $ (152)      $ (204)
                                                  ======        ======        =======       ======       ======       ======

The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.



SECURITIES PORTFOLIO

The following table sets forth the amortized cost of securities at the dates indicated:



                                                                                DECEMBER 31,
                                                                               1997        1996
                                                                            ---------   ---------
                                                                               (IN THOUSANDS)
Securities Available for Sale:
 U.S. Treasury Securities ...............................................    $ 3,999     $ 9,010
 Obligations of other U.S. Government Agencies and Corporations .........     18,521      10,494
 Marketable Equity Securities ...........................................      9,511      11,011
                                                                             -------     -------
  Total Securities Available for Sale ...................................    $32,031     $30,515
                                                                             =======     =======
Securities Held to Maturity:
 Obligations of other U.S. Government Agencies and Corporations .........    $ 8,610     $ 3,317
 Corporate Securities ...................................................      4,981           -
                                                                             -------     -------
  Total Securities Held to Maturity .....................................    $13,591     $ 3,317
                                                                             =======     =======

The following table sets forth the maturities of securities at December 31, 1997 and the weighted average yields of such securities (calculated on the basis of the cost and effective yields weighted for the scheduled maturity of each security):



                                                           AFTER ONE BUT     AFTER FIVE BUT
                                      WITHIN ONE YEAR    WITHIN FIVE YEARS  WITHIN TEN YEARS AFTER TEN YEARS
                                   --------------------- ------------------ ---------------- ---------------
                                     AMOUNT      YIELD     AMOUNT    YIELD     AMOUNT   YIELD   AMOUNT   YIELD
                                   ---------- ---------- ---------- -------   -------- ------- -------- ------
                                            (DOLLARS IN THOUSANDS)               (DOLLARS IN THOUSANDS)
Securities Available for Sale:
 U.S. Treasury Securities ........  $ 3,999   5.07%       $     -   -          $    -  -          $ -   -
 Obligations of other U.S.
  Government Agencies and
  Corporations ...................    1,000   5.35%        16,521   6.10%       1,000  7.00%        -   -
 Marketable Equity Securities.....    9,511   4.34%             -   -               -  -            -   -
Securities Held to Maturity:
 Obligations of other U.S.
  Government Agencies and
  Corporations ...................    1,859   5.75%         6,583   6.55%          83  9.00%       85   9.73%
 Corporate Securities ............    4,981   5.79%             -                   -               -
                                    -------               -------              ------             ---
                                    $21,350   4.98%       $23,104   6.23%      $1,083  7.15%      $85   9.73%
                                    =======   ====        =======   ====       ======  ====       ===   ====

Included in total obligations of U.S. Treasury and other U.S. Government agencies are obligations of the U.S. Treasury and FHLMC Debentures which have an aggregate book value of approximately $ 4,994,000 and an aggregate market value of $4,996,000 as of December 31, 1997, which have been pledged to collateralize U.S. Treasury demand note liabilities and public funds. Yield figures for Marketable Equity Securities are stated rates.


LOAN PORTFOLIO

The following table shows the Bank's loan distribution at the dates indicated:



                                                                                   DECEMBER 31,
                                                                                 1997         1996
                                                                              ----------   ----------
                                                                                  (IN THOUSANDS)
Loans secured by real estate:
 Mortgages ................................................................    $38,984      $46,716
 Mortgages Held for Sale ..................................................      2,285        1,359
 Home Equity Loans ........................................................     11,257       12,099
 Construction .............................................................      6,779        3,775
Commercial and Industrial .................................................     28,107       19,917
Loans to Individuals for Household, Family and Other Personal Expenditures         823        3,365
Cash Reserve ..............................................................        405          490
Other .....................................................................         97           50
                                                                               -------      -------
                                                                               $88,737      $87,771
                                                                               =======      =======

The following table shows the maturity of loans outstanding as of December 31, 1997. Also provided are the amounts due after one year classified according to the sensitivity to changes in interest rates.



                                                                         MATURING
                                               ------------------------------------------------------------
                                                            AFTER ONE   AFTER FIVE     AFTER
                                                 WITHIN    BUT WITHIN   BUT WITHIN      TEN
                                                ONE YEAR   FIVE YEARS    TEN YEARS     YEARS        TOTAL
                                               ---------- ------------ ------------ ----------   ----------
                                                                      (IN THOUSANDS)
Loans secured by real estate:
 Mortgages(1) ................................  $   355      $   893      $ 1,494    $36,242      $38,984
 Mortgages Held for Sale .....................    2,285            -            -          -        2,285
 Home Equity Loans ...........................        -            -        1,353      9,904       11,257
 Construction ................................    6,779            -            -          -        6,779
Commercial and Industrial ....................    3,263       10,569       12,907      1,368       28,107
Loans to Individuals for Household, Family
 and Other Personal Expenditures .............      601          210           12          -          823
Cash Reserve .................................      405            -            -          -          405
Other ........................................       97            -            -          -           97
                                                -------      -------      -------    -------      -------
Total ........................................  $13,785      $11,672      $15,766    $47,514      $88,737
                                                =======      =======      =======    =======      =======

(1) Mortgage loans are grouped based upon the final maturity. Construction loans and mortgages held for sale are grouped as if they mature within one year.

The following table shows the maturity of fixed and variable rate loans outstanding:



                                         AFTER ONE BUT        AFTER FIVE BUT
                                       WITHIN FIVE YEARS     WITHIN TEN YEARS     AFTER TEN YEARS
                                      -------------------   ------------------   ----------------
                                                            (IN THOUSANDS)
Loans maturing after one year with:
 Fixed interest rates .............         $ 5,491               $12,373             $11,390
 Variable interest rates ..........           6,181                 3,393              36,124
                                            -------               -------             -------
                                            $11,672               $15,766             $47,514
                                            =======               =======             =======

                        Summary of Loan Loss Experience



                                                     DECEMBER 31,
                                                  1997          1996
                                               ----------   -----------
                                                    (IN THOUSANDS)
Balance, beginning of year .................    $ 2,028       $ 2,031
                                                -------       -------
Charge-offs:
 Commercial ................................          6            32
 Cash reserve ..............................         12             3
 Installment ...............................          -             1
 Mortgage ..................................          -             -
                                                -------       -------
                                                     18            36
                                                -------       -------
Recoveries:
 Commercial ................................         14            27
 Cash reserve ..............................          2             4
 Installment ...............................          1             2
 Mortgage ..................................         83             -
                                                -------       -------
                                                    100            33
                                                -------       -------
Net charge-offs ............................        (82)            3
Provision charged to operations(1) .........          -             -
                                                -------       -------
Balance end of year ........................    $ 2,110       $ 2,028
                                                =======       =======
Ratio of net charge-offs during the period
 to average loans outstanding ..............      -0.09%         0.00%
                                                =======       =======

(1) The  allowance  for  loan  losses  is  maintained  at  an  amount  which, in
    management's   judgment,   will   be   adequate,   under   current  economic
    conditions, to absorb charge-offs of existing loans.


DEPOSITS


The average daily amount of deposits and rates paid on such deposits are summarized for the periods indicated in the following table:

                                                1997                      1996
                                       -----------------------   -----------------------
                                         AMOUNT        RATE        AMOUNT        RATE
                                       ----------   ----------   ----------   ----------
                                                    (DOLLARS IN THOUSANDS)
Demand-noninterest bearing .........    $ 20,955                  $ 17,430
NOW, Savings & IMMA's ..............      68,582    1.82%           69,952    1.94%
Certificates of deposit ............      37,621    5.27%           33,706    5.28%
                                        --------                  --------
Total deposits .....................    $127,158                  $121,088
                                        ========                  ========

Maturities of time deposits of $100,000 or more outstanding at December 31, 1997 and 1996 are summarized as follows:

                                                  1997               1996
                                            ----------------   ---------------
                                             (IN THOUSANDS)     (IN THOUSANDS)
3 months or less ........................        $ 9,706           $ 7,694
Over 3 months through 6 months ..........          3,888             4,070
Over 6 months through 12 months .........            841             1,187
Over 12 months ..........................            311               749
                                                 -------           -------
Total ...................................        $14,746           $13,700
                                                 =======           =======

The following table presents, as of December 31, 1997, interest-rate sensitive assets and liabilities. GAP is the difference between assets and liabilities that will mature or become subject to repricing during a given interval of time. Investments classified as available for sale are listed at their fair value in the table below.



                                      0-6       6 MO.-1        1-2         2-3
                                      MO.         YEAR        YEARS       YEARS
                                  ----------- ----------- ------------ -----------
                                               (DOLLARS IN THOUSANDS)
Rate-Sensitive Assets:
 Cash and Due From
  Banks .........................  $           $           $            $
 Short-term Investments .........      9,055
 Available-for-Sale
  Securities ....................     21,013       2,999        4,019       1,001
 Held-to-Maturity
  Securities ....................      8,980       1,126           37       4,041
 Mortgage Loans .................      8,624       8,664        1,406       4,389
 Adjustable-rate
  commercial loans ..............     17,156       1,623          834         500
 Fixed-rate commercial
  loans .........................      1,468           1          206         779
 All Other Loans ................     13,112         852           33          33
 Other Assets ...................
----------------------------------
Total rate-sensitive assets .....     79,408      15,265        6,535      10,743
---------------------------------  ---------   ---------   ----------   ---------
Rate-Sensitive Liabilities:
 Demand .........................
 NOW Accounts ...................     10,567       4,000       26,000
 Regular Savings ................      6,968       6,968
 Money Market Accounts...........     20,352
 Term Certificates ..............     32,815       3,736        1,624         737
 Other Liabilities ..............
 Capital ........................
----------------------------------
Total rate-sensitive
liabilities .....................     70,702      14,704       27,624         737
---------------------------------  ---------   ---------   ----------   ---------
 GAP ............................      8,706         561      (21,089)     10,006
 CUMULATIVE GAP .................      8,706       9,267      (11,822)     (1,816)
 PERCENT OF TOTAL
  ASSETS ........................       5.67%       6.04%       -7.70%      -1.18%



                                                                          NON-
                                      3-5         5-10      OVER 10     INTEREST
                                     YEARS       YEARS       YEARS      SENSITIVE     TOTAL
                                  ----------- ----------- ----------- ------------ -----------
                                                     (DOLLARS IN THOUSANDS)
Rate-Sensitive Assets:
 Cash and Due From
  Banks .........................  $           $           $           $    7,966   $   7,966
 Short-term Investments .........                                                       9,055
 Available-for-Sale
  Securities ....................      2,995                                   11      32,038
 Held-to-Maturity
  Securities ....................         54          82          85                   14,405
 Mortgage Loans .................      8,457       2,231       5,247          689      39,707
 Adjustable-rate
  commercial loans ..............      7,309         167                      535      28,124
 Fixed-rate commercial
  loans .........................      2,038       1,218         952                    6,662
 All Other Loans ................         75          12                       31      14,148
 Other Assets ...................                                           1,376       1,376
----------------------------------                                     ----------   ---------
Total rate-sensitive assets .....     20,928       3,710       6,284       10,608     153,481
---------------------------------- ---------   ---------   ---------   ----------   ---------
Rate-Sensitive Liabilities:
 Demand .........................                                          22,970      22,970
 NOW Accounts ...................                                                      40,567
 Regular Savings ................                                                      13,936
 Money Market Accounts...........                                                      20,352
 Term Certificates ..............        843                                           39,755
 Other Liabilities ..............                                           1,111       1,111
 Capital ........................                                          14,790      14,790
----------------------------------                                     ----------   ---------
Total rate-sensitive
liabilities .....................        843           -           -       38,871     153,481
---------------------------------- ---------   ---------   ---------   ----------   ---------
 GAP ............................     20,085       3,710       6,284      (28,263)          -
 CUMULATIVE GAP .................     18,269      21,979      28,263            -           -
 PERCENT OF TOTAL
  ASSETS ........................      11.90%      14.32%      18.41%                       -

OVERVIEW

Total average deposits were up $6,070,000 in 1997 from $121,088,000 in 1996 to $127,158,000. Demand deposits averaged $20,955,000, which represented an increase of $3,525,000, or 20.2%, over the prior year. All categories of demand deposits showed strong growth as business checking increased $2,066,000 or 22.1%, personal checking increased $1,133,000 or 18.1%, and other demand increased $326,000 or 17.2%. The increases were the result of strong growth in commercial and small business lending, and revamped consumer products. Certificates of deposit $100,000 and greater were up 29.1%, or $2,871,000. Higher levels of municipal business relating to the new branch opening resulted in 53% of the increase. Certificates of deposit under $100,000 were up just over $1 million and savings deposits were down just over $1 million as consumers shifted funds into higher yielding variable rate products in order to maintain yield in this low interest rate environment. The interest in the variable rate product accounted for the remaining increase in the jumbo certificate category. Total average assets of $141,743,000 were a record high, increasing $8,021,000 from the prior year. Total loans increased 4.3% during the year, but commercial loans increased 30.4% to average $30,592,000 for the year. This increase was the result of higher levels of small business and construction lending, as New Canaan consciously restructured the loan portfolio to include a greater percentage of commercial loans. At the same time, the residential mortgage portfolio dropped 11.6%, or $5,847,000, due to loan sales for asset and liability management purposes and accelerated paydowns and refinances due to the low interest rate environment. Most of the residential loans originated during 1997 were sold in the secondary market. Investment securities were up $2,052,000 and short term investments were up $1,907,000 due to the growth in the deposit base during the year. Both categories generally have short-term maturities as the relatively flat yield curve did not provide any incentive to invest in longer term instruments. These investments provide the base to fund future loan growth.


EARNINGS SUMMARY

     Net income for 1997 was also a record high at $1,949,000 ($5.91 per share) which represented an increase of 16.8% over the prior year when net income was $1,668,000. Return on average assets increased from 1.25% in 1996 to 1.38% in 1997. The favorable comparative results were due to an improved interest margin, higher levels of other operating income, and good expense control. Net income in 1996 was up 37.5% over the results of 1995 when net income was
$1,213,000 ($3.70 per share). Net revenue, as measured by both net interest income and other operating income, increased while operating expenses decreased. At the same time, the effective tax rate in 1996 was 400 basis points lower than the prior year.


NET INTEREST INCOME

     Net interest income in 1997 was $7,138,000, which represented a 9.4% increase over the $6,524,000 in the prior year. The significant increase in the margin was due to a 6.1% increase in average earning assets and improved spreads. The improved spread from 4.66% of average assets in 1996 to 4.79% in 1997 was due almost equally to an improved income stream and a lower cost of funds. The previously mentioned restructuring of the loan portfolio to place more emphasis on commercial loans improved the yield from that portfolio. The return on the investment portfolio also improved as lower yielding treasuries and agencies matured and were replaced by agency callables and mortgage backed securities. The 20.2% increase in demand deposits and 16.9% increase in capital provided a core base that helped to reduce the overall cost of funds.

     Net interest income in 1996 was up 4.6% to $6,524,000, primarily due to lower funding costs. Average borrowed funds outstanding dropped $6,207,000 comparing 1995 to 1996 as a result of a statement of condition restructuring that took place in 1995 by which costly borrowed funds were replaced by core deposits thus significantly reducing New Canaan's cost of funds. In addition, average non-interest bearing deposits increased $1,849,000 in 1996 which also contributed to the decrease in interest expense from $3,338,000 in 1995 to $3,134,000 in 1996. Total interest income in 1996 was $9,658,000 compared to $9,575,000 in 1995, as a result of slightly higher average earning assets in 1996.


OTHER OPERATING INCOME AND EXPENSES

     Total other operating income was up 26.2% in 1997 to end the year at $1,247,000. The net gain on sale of loans, which included $56,000 from the sale of portfolio loans, was up $252,000, or 96.2%. Total residential loans closed in 1997 were up 47.4%. Total other operating income was up 16.8% in 1996, compared to 1995, to end the year at $988,000. Increased volume in loan sales accounted for a 43.2% increase in that category from $183,000 in 1995 to $262,000 in 1996. Other activity based fees were also up 12.3% to $594,000.

     Total other operating expenses were up $407,000, an increase of 8.3%, from $4,893,000 in 1996 to $5,300,000 in 1997. This increase was primarily due to higher staffing levels for the new branch and the commercial loan department, and more commission expense related to the higher levels of loan originations. Total salaries expense was up $248,000 or 11.9%. Salaries and wages were up $127,000 due to higher staffing levels and normal wage increases, while commission expense, which is totally volume related, was up $87,000. Employee benefits were up $83,000, or 20.0%, as a result of a $46,000 increase in the level of contribution to New Canaan's 401K plan and a $27,000 increase in payroll taxes as a result of the higher levels of salaries and commissions. Equipment and data processing expense was up $57,000 or 8.0% for the year. 36.8% of that increase was due to the new branch opening in September, 1997 and the remainder was due to service and maintenance of New Canaan's physical security systems and higher levels of data processing costs. Total occupancy costs were up 5.7%, or $38,000, related entirely to the new branch opening. All other operating expenses were down 1.9% for the year.

     Total other operating expenses were down 3.0% from $5,043,000 in 1995 to $4,893,000 in 1996. Salaries were down $104,000, or 4.7%, as a result of lower staffing levels. Employee benefits were down $44,000 representing a decrease of 9.6% primarily as the result of a switch to a fully insured medical insurance plan from the self-funded program used in 1995. Occupancy expense was up 13.8% or $81,000, as a result of building and maintenance costs. Janitorial services, previously performed by staff employees, were contracted out in 1996 thereby shifting expenses from salaries to occupancy. Snow removal expenses were also high due to the severe weather experienced during the first quarter of 1996. FDIC insurance premiums were down $149,000, or 89.2%, as a result of a further lowering of the assessment to New Canaan. Other expenses increased $65,000, an increase of 7.0%, to $993,000 resulting from higher legal and professional fees relating to management and strategic projects.


INCOME TAXES

     New Canaan's effective tax rate increased slightly from 36.3% in 1996 to 36.8% in 1997. The increase was due to New Canaan's pretax income rising at a faster rate than New Canaan's tax advantage investment portfolio. Projected lower future state tax rates also impacted the value of New Canaan's deferred tax assets. New Canaan's tax rate of 36.3% in 1996 was down significantly from 40.3% in 1995 due to the increasing use of tax advantaged investments in New Canaan's portfolio. These investments, which qualify for favorable federal and state tax rates, produce a lower net interest margin for New Canaan but provide a greater after tax return than comparable fully taxable investments.


ASSET QUALITY

     Overall asset quality remains strong and showed considerable improvement during 1997. Non-performing assets to total assets dropped from .9% at December 31,1996 to .8% at December 31, 1997. Classified assets to total assets fell from 2.3% to 1.5% over the same period. Total classified assets ended 1997 at $2,268,000 compared to $3,309,000 at the end of 1996 and $3,751,000 at the end
of 1995. Total past due and non-accrual loans to total loans dropped from 1.7% at December 31, 1996 to 1.5% at the end of 1997. Total non-accrual loans during this period decreased from $1,316,000 to $1,255,000. The reserve for loan losses which was 2.3% of total loans at December 31, 1996 and 1995 has increased slightly to 2.4% at the end of 1997. Based upon the ongoing evaluation of risk within the portfolio, management believes that the allowance for loan losses is adequate.


ASSET AND LIABILITY MANAGEMENT

     In addition to credit risk, management also monitors interest rate risk in the portfolio on a regular basis. During 1995 an internal asset and liability management committee was formed with the objective of reviewing the interrelationships within the statement of condition to maximize net interest income while minimizing overall interest rate risk. One action from that review was a reduction in costly borrowed funds with the proceeds from maturing investments with an accompanying improvement in the net interest margin.

     In order to minimize interest rate risk on an ongoing basis, the focus is on maintaining a proper balance between the volume of assets and liabilities that reprice within the same time interval in order to maintain satisfactory levels of net interest income in both rising and falling interest rate environments. One method used to maintain this balance is to originate variable rate loans for the portfolio and purchase short term investments to offset the ever-increasing short term repricing of the liability side of the statement of condition. By maintaining this balance, New Canaan's net interest income will not be significantly impacted by changes in the interest rate environment. Proper asset and liability management also focuses on insuring a sufficient level of liquidity and maintaining capital adequacy.

     New Canaan has in place an asset/liability policy that addresses goals to be met and what steps are to be taken to manage interest rate risk exposure and provide for adequate levels of liquidity and capital. Specific limits have been set within the policy as to the amount of interest rate risk exposure that New Canaan is willing to accept. These limits are reviewed periodically by management with the board of directors, and revised as necessary. Reports are required of management to reflect how well the current policies have achieved the desired goals.


CAPITAL MANAGEMENT


     New Canaan maintains a strong level of capital in order to sustain asset growth and take advantage of business opportunities as they arise, while insuring that adequate resources are available to absorb risks inherent in the banking business. The primary source of capital formation for New Canaan is earnings retention. From a regulatory standpoint, New Canaan's capital ratios place it in the "well-capitalized" category, which is the highest classification a bank can receive.

     Total equity capital was up 17.3% in 1997 and 15.6% in 1996 reflecting the strong earnings performance in both years. Total equity capital at December 31, 1997 of $14,790,000 resulted in a leverage ratio of 10.29% compared to 9.25% at the end of 1996 and 8.46% at the end of 1995. Risk based capital, which was up from 14.00% in 1995 to 16.06% at the end of 1996, decreased slightly to 15.34% at December 31, 1997. The Bank measures capital against three standards set by the regulators as described in Note 11 to the financial statements. As of December 31, 1997, New Canaan significantly exceeded the capital ratio requirements in each of the three standards set by the regulators.


LIQUIDITY


     New Canaan maintains a prudent level of liquidity in order to fund loan demand, satisfy withdrawal requirements of depositors, and to support the operating needs of New Canaan. New Canaan determines the amount of liquidity to be maintained based upon current economic conditions, interest rate outlook, security portfolio maturities and deposit and loan forecasts. During 1995, the Financial Accounting Standards Board provided a window of opportunity from November 15 until December 31 for all banks to review the classification of their investment portfolio in accordance with FAS 115. As a result of this opportunity, New Canaan reclassified $23,554,000 of securities from the Held to Maturity portfolio to the Available for Sale portfolio. This change provided New Canaan more options and greater flexibility in managing the overall investment portfolio and provided another source of liquidity.

     Sources of liquidity in the statement of condition at December 31, 1997 consisted of $17,025,000 of Cash and Due from Banks, Federal Funds Sold and other Short-Term Investments and $32,038,000 of securities held in the Available for Sale portfolio. Additional sources of liquidity were represented by normal cash flow from the loan portfolio, investment maturities from the held to maturity portfolio, and cash flow generated by the $5,423,000 mortgage backed security portfolio.

     In addition, New Canaan maintains repurchase agreements with brokers which allow New Canaan to borrow up to $10,000,000 on a short-term basis based upon collateral held in the investment portfolio.

     New Canaan became a member of the Federal Home Loan Bank of Boston in 1992 and as such has a capacity to borrow twenty times the value of its stock holding of $814,400 or $16,288,000. As of December 31, 1997 New Canaan had no borrowings outstanding with the Federal Home Loan Bank of Boston. By borrowing from the Federal

Home Loan Bank, New Canaan has a reliable source of funds for predetermined terms without risk of early withdrawals. New Canaan considers its relationship with the Federal Home Loan Bank as a valuable liquidity management tool.



                  PROPOSAL II - ADJOURNMENT OF SPECIAL MEETING

     In the event there are not sufficient votes to constitute a quorum or to approve the Merger Agreement at the time of the Special Meeting, the Merger Agreement could not be approved unless the Special Meeting were adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by New Canaan at the time of the Special Meeting to be voted for such adjournment, if necessary, New Canaan has submitted the question of adjournment under the circumstances to its shareholders as a separate matter for their consideration. In order to approve any such adjournment more votes must be cast in favor of Proposal II than against. The New Canaan Board recommends that shareholders vote their proxies in favor of such Adjournment Proposal so that their proxies may be used for purposes of adjourning the Special Meeting in the event it should become necessary. Properly executed proxies will be voted in favor of any such adjournment unless otherwise indicated thereon. If it is necessary to adjourn the Special Meeting, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of such time and place at the Special Meeting unless such adjournment exceeds 90 days.



                             SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in New Canaan's proxy materials for New Canaan's 1999 annual meeting of shareholders in the event that the Merger is not consummated prior to such meeting, any shareholder proposal to take action at such meeting would have been required to be received at New Canaan's main office at 208 Elm Street, New Canaan, Connecticut 06840, not later than November 10, 1998. Any such proposals are subject to the requirements of the proxy rules adopted under the Exchange Act.

     In order to be considered for inclusion in the Summit Proxy Statement for the 1999 Annual Meeting of Summit shareholders, any shareholder proposals would have been required to be addressed to the Secretary of Summit and received by Summit not later than November 6, 1998.

     The By-Laws of Summit provide that shareholder proposals which do not appear in the proxy statement may be considered at a meeting of shareholders only if written notice of the proposal is received by the Secretary of Summit not less than 80 and not more than 100 days before the anniversary of the preceding  year's  annual  meeting;  provided, however, that, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice of a shareholder proposal, to be timely, must be received by the Secretary not later than the close of business on the later of the 80th day prior to such annual meeting or the tenth day following the day on which public announcement of the meeting date is first made. Any such notice of a shareholder proposal by a shareholder to the Secretary of Summit must be accompanied by (a) the name and address of the shareholder who intends to present the proposal for a vote, (b) a representation that such shareholder is a holder of record of shares entitled to vote at the meeting, (c) a description of all agreements, arrangements or understandings between such shareholder and any other shareholder relating to the proposal to be voted on and any financial contractual interest of such shareholder in the outcome of such vote and (d) such other information regarding the proposal to be voted on and the shareholder intending to present the proposal for a vote as would be required to be included in a proxy statement soliciting the vote of shareholders in respect of such proposal pursuant to the proxy rules of the Commission.



                                 LEGAL MATTERS

     The legality of the Summit Common offered hereby will be passed upon for Summit by Richard F. Ober, Jr., Esq., Executive Vice President, General Counsel and Secretary of Summit. Mr. Ober owns 43,393 shares of Summit Common and options to purchase 123,934 shares of Summit Common at a weighted average exercise price of $19.90. Certain federal tax matters will be passed upon for Summit and New Canaan by Thompson Coburn, Saint Louis, Missouri. Certain legal matters will be passed upon for New Canaan by Rucci, Burnham, Carta & Edelberg, LLP, Darien, Connecticut, of which Joseph J. Rucci, Jr., Esq. is a partner. Mr. Rucci is Secretary and a member of the Board of Directors of New Canaan and owns directly or is deemed the beneficial owner of an aggregate of 5,824 shares of New Canaan Common.


                                    EXPERTS

     The consolidated financial statements of Summit Bancorp. and subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, included in Summit's Annual Report on Form 10-K, incorporated by reference herein and in the Registration Statement, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of New Canaan Bank and Trust Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, included in New Canaan's Annual Report on Form 10-K as filed with the FDIC, have been included herein and in the Registration
Statement in reliance upon the report of Wolf & Company, P.C., independent certified public accountants, and upon authority of said firm as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION

     Summit has filed with the Securities and Exchange Commission ("Commission") a Registration Statement under the Securities Act that registers the distribution to New Canaan shareholders of the shares of Summit Common to be issued in connection with the Merger (the "Registration Statement"). The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about Summit and Summit Common. The rules and regulations of the Commission allow us to omit certain information included in the Registration Statement from this Proxy Statement-Prospectus.

     In addition, Summit files reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy this information at the following locations of the Commission:



Public Reference Room    New York Regional Office   Chicago Regional Office
450 Fifth Street, N.W.   7 World Trade Center       Citicorp Center
Room 1024                Suite 1300                 500 West Madison Street
Washington, D.C. 20549   New York, New York 10048   Suite 1400
                                                    Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

     The Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Summit, who file electronically with the Commission. The address of that site is http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about Summit at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The Commission allows Summit to "incorporate by reference" information into this Proxy Statement-Prospectus. This means that Summit can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this Proxy Statement-Prospectus, except for any information that is superseded by information that is included directly in this document.

     This Proxy Statement-Prospectus incorporates by reference the documents listed below that Summit has previously filed with the Commission. They contain important information about Summit and its financial condition.



SUMMIT SEC FILINGS                                                           PERIOD
---------------------------------------------------   ---------------------------------------------------
Annual Report on Form 10-K ........................   Year ended December 31, 1997, as filed March 27,
                                                      1998
Quarterly Reports on Form 10-Q ....................   Quarter ended March 31, 1998, as filed May 15,
                                                      1998; quarter ended June 30, 1998, as filed August
                                                      14, 1998 quarter ended September 30, 1998, as
                                                      filed November 16, 1998.
Reports on Form 8-K ...............................   Dated and filed November 6, 1998.
The description of Summit Common set forth in the
 Summit Registration Statement on Form 10 filed
 pursuant to Section 12(b) of the Exchange Act
 dated August 31, 1970, including any amendment
 or report filed with the Commission for the pur-
 pose of updating such description.
The description of Summit Preferred Stock Purchase
 Rights set forth in the Summit registration state-
 ment filed under Section 12 of the Exchange Act
 of 1934, as amended (the "Exchange Act") on
 Form 8-A on August 28, 1989, including any
 amendment or report filed with the Commission
 for the purpose of updating such description.


     You can obtain any of the Summit documents incorporated by reference in this document through Summit or from the Commission through the Commission's web site at the address described above. Documents incorporated by reference are available from Summit without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Proxy Statement-Prospectus. You can obtain Summit documents incorporated by reference in this Proxy Statement-Prospectus by requesting them in writing or by telephone from Summit at the following address:


                                SUMMIT BANCORP.
                              Corporate Secretary
                              301 Carnegie Center
                              Princeton, NJ 08543
                            Telephone (609) 987-3442


     If you would like to request Summit documents, please do so by January , 1999 to receive them before the Special Meeting. If you request any incorporated documents from Summit, Summit will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.


     New Canaan files reports, proxy statements and other information with the FDIC under the Exchange Act. You may read and copy this information at the following location of the FDIC:
                             Registration and Disclosure Section Public Files Room F - 6043
                             1776 F Street, N.W.
                             Washington, DC 20006


     You   may  also  obtain  copies  of  this  information  by  mail  from  the
Registration and Disclosure Section at prescribed rates by calling (202) 898-8920 or by written request via facsimile at (202) 898-3909.

     Set forth below are documents filed by New Canaan with the FDIC during 1998. They contain important information about New Canaan and its financial condition:



NEW CANAAN FDIC FILINGS                                  PERIOD
---------------------------------------- -------------------------------------
Annual Report on Form 10-K ............. Year ended December 31, 1997
Quarterly Reports on Form 10Q .......... Quarters ended March 30, 1998,
                                         June 30, 1998 and September 30, 1998
Report on Form 8-K ..................... Report dated August 24, 1998

     Summit has supplied all information contained or incorporated by reference in this Proxy Statement-Prospectus relating to Summit, and New Canaan has supplied all such information relating to New Canaan.

     We have not authorized anyone to give any information or make any representation about the Merger or our companies that is different from, or in addition to, that contained in this Proxy Statement-Prospectus or in any of the materials that we've incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                  INDEX TO NEW CANAAN'S FINANCIAL STATEMENTS


New Canaan Bank and Trust Company




                                                                                           PAGE
                                                                                          -----
FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
   Independent Auditors' Report ......................................................... F-1
   Statements of Condition as of December 31, 1997 and 1996 ............................. F-2
   Statements of Income - for the years ended December 31, 1997, 1996 and 1995 .......... F-3
   Statements of Changes in Shareholders' Equity- for the years ended
    December 31, 1997, 1996 and 1995 .................................................... F-4
   Statements of Cash Flows - for the years ended December 31, 1997, 1996 and 1995 ...... F-5
   Notes to Financial Statements ........................................................ F-6
FINANCIAL STATEMENTS FOR THE PERIODS ENDED SEPTEMBER 30, 1998 AND 1997
   Statements of Condition as of September 30, 1998 and December 31, 1997 ............... F-21
   Statements of Income for the three months and nine months ended September 30, 1998 and
   1997 ................................................................................. F-22
   Statements of Cash Flows for the nine months ended September 30, 1998 and 1997 ....... F-23
   Statements of Changes in Shareholders' Equity for the nine months ended September 30, 1998 and 1997 ................................................... F-24
   Notes to Unaudited Financial Statements .............................................. F-25

                                                                 NEW CANAAN BANK
                                                               AND TRUST COMPANY



                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of New Canaan Bank and Trust Company

We have audited the accompanying statements of condition of New Canaan Bank and Trust Company as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Canaan Bank and Trust Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.




/s/ Wolf & Company, P.C.
-------------------------
  Wolf & Company, P.C


Boston, Massachusetts
January 22, 1998, except for Note 14, as to which the date is August 25, 1998

STATEMENTS OF CONDITION                                          NEW CANNAN BANK
                                                               AND TRUST COMPANY



                                                                     DECEMBER 31,
                                                               -------------------------
                                                                   1997          1996
                                                               -----------   -----------
                                                                 (IN THOUSANDS, EXCEPT
                                                                         SHARE
                                                                         DATA)
   ASSETS
   Cash and Due from Banks .................................    $  7,966      $  7,113
   Federal Funds Sold ......................................       1,840         5,187
   Short-Term Investments ..................................       7,219         5,562
                                                                --------      --------
    Total Cash and Cash Equivalents ........................      17,025        17,862
                                                                --------      --------
   Securities Available for Sale, at Fair Value ............      32,038        30,398
   Securities Held to Maturity, at Amortized Cost ..........      13,591         3,317
   Federal Home Loan Bank of Boston Stock, at Cost .........         814           814
                                                                --------      --------
    Total Investment Securities ............................      46,443        34,529
                                                                --------      --------
   Loans ...................................................      88,528        87,477
   Allowance for Loan Losses ...............................      (2,110)       (2,028)
                                                                --------      --------
   Loans, Net ..............................................      86,418        85,449
                                                                --------      --------
   Premises and Equipment, Net .............................       1,968         1,623
   Accrued Interest Receivable .............................         801           849
   Other Assets ............................................         826           723
                                                                --------      --------
   TOTAL ASSETS ............................................    $153,481      $141,035
                                                                ========      ========

   LIABILITIES AND SHAREHOLDERS' EQUITY
   Deposits:
    Non-interest Bearing ...................................    $ 22,970      $ 19,438
    Interest Bearing .......................................     114,610       108,157
                                                                --------      --------
    Total Deposits .........................................     137,580       127,595
   Accrued Interest Payable ................................         204           227
   Other Liabilities .......................................         907           609
                                                                --------      --------
    Total Liabilities ......................................     138,691       128,431
                                                                --------      --------
   Commitments and Contingencies
   Shareholders' Equity:
   Common Stock, Par Value $5 Per Share;
    Authorized, 2,000,000 Shares;
    Issued and Outstanding, 332,150 Shares in 1997
     and 328,150 Shares in 1996. ...........................       1,661         1,641
   Additional Paid-in Capital ..............................       3,356         3,212
   Retained Earnings .......................................       9,769         7,820
                                                                --------      --------
                                                                  14,786        12,673
   Net Unrealized Gain (Loss) on Securities
    Available for Sale, Net of Tax Effects .................           4           (69)
                                                                --------      --------
    Total Shareholders' Equity .............................      14,790        12,604
                                                                --------      --------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.                  $153,481      $141,035
                                                                ========      ========

     SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENTS OF INCOME                                             NEW CANNAN BANK
                                                               AND TRUST COMPANY



                                                           YEAR ENDED DECEMBER 31,
                                                   ---------------------------------------
                                                       1997          1996          1995
                                                   -----------   -----------   -----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
   INTEREST AND DIVIDEND INCOME:
    Loans, Including Fees ......................    $  7,944       $ 7,538       $ 7,803
    Investment Securities ......................       1,861         1,665         1,500
    Short-Term Investments .....................         567           455           272
                                                    --------       -------       -------
    Total Interest and Dividend Income .........      10,372         9,658         9,575
                                                    --------       -------       -------

   INTEREST EXPENSE:
    Deposits ...................................       3,234         3,133         2,930
    Borrowings .................................           -             1           408
                                                    --------       -------       -------
    Total Interest Expense .....................       3,234         3,134         3,338
                                                    --------       -------       -------
   NET INTEREST INCOME .........................       7,138         6,524         6,237
    Provision for Loan Losses ..................           -             -             7
                                                    --------       -------       -------
   NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES ..................       7,138         6,524         6,230
                                                    --------       -------       -------
   OTHER OPERATING INCOME:
    Service Charges ............................         598           594           529
    Gain on Sale of Loans, Net .................         514           262           183
    Other Income ...............................         135           132           134
                                                    --------       -------       -------
    Total Other Operating Income ...............       1,247           988           846
                                                    --------       -------       -------

   OTHER OPERATING EXPENSES:
    Salaries ...................................       2,338         2,090         2,194
    Employee Benefits ..........................         497           414           458
    Equipment and Data Processing ..............         768           711           710
    Occupancy ..................................         705           667           586
    FDIC Insurance Premiums ....................          15            18           167
    Other Expenses .............................         977           993           928
                                                    --------       -------       -------
    Total Other Operating Expenses .............       5,300         4,893         5,043
                                                    --------       -------       -------
   Income Before Income Taxes ..................       3,085         2,619         2,033
   Provision for Income Taxes ..................       1,136           951           820
                                                    --------       -------       -------

   NET INCOME ..................................    $  1,949       $ 1,668       $ 1,213
                                                    ========       =======       =======
   Basic earnings per share ....................    $   5.91       $  5.08       $  3.70
   Diluted earnings per share ..................    $   5.69       $  4.98       $  3.69

     SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY                    NEW CANNAN BANK
                                                               AND TRUST COMPANY



                                                                                             NET
                                                                                         UNREALIZED
                                                                                         GAIN (LOSS)
                                               COMMON STOCK     ADDITIONAL              ON SECURITIES
                                            ------------------    PAID-IN    RETAINED     AVAILABLE
                                              SHARES   AMOUNT     CAPITAL    EARNINGS     FOR SALE       TOTAL
                                            --------- -------- ------------ ---------- -------------- ----------
                                                               (IN THOUSANDS, EXCEPT SHARES)
   Balance, December 31, 1994 .............  327,400   $1,637     $3,194      $4,939       $ (201)     $ 9,569

   Net Income .............................        -        -          -       1,213            -        1,213
   Net Change in Unrealized Gain (Loss)
    on Securities Available for Sale ......        -        -          -           -          119          119
                                             -------   ------     ------      ------       ------      -------
   Balance, December 31, 1995 .............  327,400    1,637      3,194       6,152          (82)      10,901

   Net Income .............................        -        -          -       1,668            -        1,668
   Exercise of Stock Options, Net .........      750        4         18           -            -           22
   Net Change in Unrealized Gain (Loss)
    on Securities Available for Sale ......        -        -          -           -           13           13
                                             -------   ------     ------      ------       ------      -------
   Balance, December 31, 1996 .............  328,150    1,641      3,212       7,820          (69)      12,604

   Net Income .............................        -        -          -       1,949            -        1,949
   Exercise of Stock Options, Net .........    4,000       20        144           -            -          164
   Net Change in Unrealized Gain (Loss)
    on Securities Available for Sale ......        -        -          -           -           73           73
                                             -------   ------     ------      ------       ------      -------
   BALANCE, DECEMBER 31, 1997 .............  332,150   $1,661     $3,356      $9,769       $    4      $14,790
                                             =======   ======     ======      ======       ======      =======

     SEE NOTES TO FINANCIAL STATEMENTS.

STATEMENTS OF CASH FLOWS                                         NEW CANNAN BANK
                                                               AND TRUST COMPANY



                                                                                    YEAR ENDED DECEMBER 31,
                                                                          --------------------------------------------
                                                                              1997            1996            1995
                                                                                         (IN THOUSANDS)
   OPERATING ACTIVITIES:
   Net Income .........................................................    $   1,949       $  1,668        $   1,213
   Adjustments to reconcile net income to net
     cash provided by operating activities:
    Provision for loan losses .........................................            -              -                7
    Depreciation and amortization expense .............................          311            320              316
    Write-off of foreclosed real estate ...............................            -              -                2
    Amortization of investment premiums and discounts, net ............           16             57              116
    Gain on sale of loans, net ........................................         (514)          (262)            (183)
    Proceeds from sale of loans .......................................       50,889         23,595           15,204
    Origination of loans for sale .....................................      (51,301)       (24,292)         (15,271)
    Loss on disposition of equipment ..................................            -              1                -
    Deferred income tax (benefit) provision ...........................          (82)           (10)              34
    Decrease in accrued interest receivable ...........................           48             60              127
    (Decrease) increase in accrued interest payable ...................          (23)            37               11
    Decrease in deferred loan fees, net ...............................          (85)              (3)           (59)
    (Increase) decrease in other assets ...............................          (38)            31              197
    Increase (decrease) in other liabilities ..........................          323           (301)             651
                                                                           ---------       ----------      ---------
     Net cash provided by operating activities ........................        1,493            901            2,365
                                                                           ---------       ----------      ---------
   INVESTING ACTIVITIES:
   Proceeds from maturities of available for sale securities ..........       87,497         64,000           12,000
   Proceeds from maturities of held to maturity securities ............        2,806            510            6,202
   Purchases of available for sale securities .........................      (89,023)       (65,002)         (17,000)
   Purchases of held to maturity securities ...........................      (13,086)        (1,988)               -
   Net decrease in loans ..............................................           42            669            5,347
   Purchases of premises and equipment ................................         (656)          (102)            (133)
   Proceeds from sale of other real estate ............................            -              -               88
                                                                           ---------       ----------      ---------
   Net cash (used in) provided by investing activities ................      (12,420)        (1,913)           6,504
                                                                           ---------       ----------      ---------
   FINANCING ACTIVITIES:
   Net increase in deposits ...........................................        9,985          2,339            9,392
   Decrease in Advances from Federal Home Loan Bank ...................            -              -           (8,500)
   Decrease in Securities Sold Under Agreement to Repurchase ..........            -              -           (3,964)
   Proceeds from exercise of stock options, net .......................          105             22                -
                                                                           ---------       ----------      ---------
   Net cash provided by (used in) financing activities ................       10,090          2,361           (3,072)
                                                                           ---------       ----------      ---------
   (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                             (837)         1,349            5,797
   CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR .......................       17,862         16,513           10,716
                                                                           ---------       ----------      ---------
   CASH AND CASH EQUIVALENTS, END OF YEAR .............................    $  17,025       $ 17,862        $  16,513
                                                                           =========       ==========      =========
   SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Income taxes paid, net .............................................    $   1,200       $  1,325        $     192
   Interest paid ......................................................        3,257          3,097            3,327
   Transfer of securities from held to maturity to available for sale .            -              -           23,554

     SEE NOTES TO FINANCIAL STATEMENTS.

NOTES TO FINANCIAL STATEMENTS                                    NEW CANAAN BANK
YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995                   AND TRUST COMPANY

1. SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

New Canaan Bank and Trust Company (the "Bank") provides banking services to the residents and businesses of the Town of New Canaan, Connecticut and surrounding communities and is chartered by the State of Connecticut. The Bank's primary deposit products are demand, savings, and time accounts, and its primary lending products are real estate mortgages and commercial and industrial loans. The significant accounting policies followed by the Bank are summarized as follows:


BASIS OF FINANCIAL STATEMENT PRESENTATION

The financial statements have been prepared in accordance with generally accepted accounting principles and with practices prevalent within the banking industry. In preparing such financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of condition and the revenues and expenses for the period. Actual results could differ significantly from those estimates.

An estimate that is particularly susceptible to significant change in the near-term relates to the determination of the allowance for loan losses. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties.


RECLASSIFICATION

Certain   amounts  have  been  reclassified  in  the  1996  and  1995  financial statements to conform to the 1997 presentation.


CASH AND CASH EQUIVALENTS

Cash equivalents include amounts due from banks, federal funds sold on a daily basis, and other short-term investments, with maturities less than ninety days.



INVESTMENT SECURITIES

Investments are classified into the following categories:

   Held to maturity securities for which the Bank has both the positive intent and ability to hold until maturity are reported at amortized or accreted cost.
   Available  for  sale  securities,  which  do not meet the criteria of held to maturity, are reported at fair value with unrealized gains and losses, net of applicable income taxes, reported as a separate component of shareholders' equity.
     Federal Home Loan Bank of Boston stock is reflected at cost.

Gains or losses on the sale of securities are determined using the specific identification method. Purchase premiums and discounts are amortized to income by a method which approximates the interest method over the terms of the instruments.


LOANS

Substantially all of the Bank's lending activities are with customers located in New Canaan, Darien, and the surrounding communities in Fairfield County, Connecticut. The Bank has credit policies applicable to each type of lending activity in which it engages, evaluates the credit worthiness of each customer, and, in most cases, extends credit of up to 75 percent of the market value of the collateral at the date of the credit extension, depending on the Bank's evaluation of the borrower's credit worthiness and the type of collateral. The market value of collateral is monitored on an on-going basis and additional collateral is obtained when warranted. Real estate is the primary form of collateral. Other important forms of collateral are marketable securities and time deposits. While collateral provides assurance as a secondary source of repayment, the Bank ordinarily requires the primary source of repayment to be based on the borrower's ability to generate continuing cash flows.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)                        NEW CANAAN BANK
                                                               AND TRUST COMPANY

Loans are stated at principal amounts outstanding, net of deferred loan fees and costs. Loan origination fees and direct costs associated with the loan underwriting process are deferred and recognized as an adjustment of loan yields over the life of the related loan. Interest on loans is not accrued on loans which are ninety days or more past due.

Mortgage loans held for sale are stated at the lower of cost or market.


ALLOWANCE FOR LOAN LOSSES
The allowance for loan losses is established through a provision for loan losses charged to earnings and is maintained at an amount which, in management's judgment, will be adequate, under current economic conditions, to absorb any charge-offs of existing loans.

While management uses available information to recognize loan losses, future additions to the allowance may be necessary based on changes in economic conditions, particularly in the Bank's service area. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgment of information available to them at the time of their examination.

A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Substantially all of the Bank's loans which have been identified as impaired have been measured by the fair value of existing collateral.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer or residential loans under $227,000 for impairment disclosures.


PREMISES AND EQUIPMENT
Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed on the straight-line method at rates based on estimated useful lives, generally 3 to 30 years. Leasehold improvements are amortized over the lesser of the lease terms or their estimated useful lives. Expenditures for maintenance and repairs are charged to earnings as incurred. Any gains or losses from the sale or disposition of premises and equipment are included in other operating income or expense.


INCOME TAXES
Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted accordingly through the provision for income taxes. The Bank's base amount of its federal income tax reserve for loan losses is a permanent difference for which there is no recognition of a deferred tax liability. However, the loan loss allowance maintained for financial reporting purposes is a temporary difference with allowable recognition of a related deferred tax asset, if it is deemed realizable.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)                        NEW CANAAN BANK
                                                               AND TRUST COMPANY

STOCK OPTION PLAN
In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." This Statement encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees", whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Bank's stock option plan have no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost is recognized for them. The Bank has elected to remain with the accounting in Opinion No. 25 and, as a result, must make pro forma disclosures of net income and earnings per share and other disclosures, as if the fair value based method of accounting had been applied. The pro forma disclosures include the effects of all awards granted on or after January 1, 1995. (See Note 11.)


EARNINGS PER SHARE
In February 1997, FASB issued SFAS No. 128, "Earnings per Share" which requires that earnings per share be calculated on a basic and a dilutive basis. Basic earnings per share represents income available to common stock divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed conversion. Potential common shares that may be issued by the Bank relate solely to outstanding stock options, and are determined using the treasury stock method. The assumed conversion of outstanding dilutive stock options would increase the shares outstanding but would not require an adjustment to income as a result of the conversion. The Statement is effective for interim and annual periods ending after December 15, 1997, and requires the restatement of all prior-period earnings per share data presented. Accordingly, the Bank has restated all earnings per share data presented herein.

The weighted average number of common shares outstanding for purposes of calculating basic earnings per share during 1997, 1996, and 1995 were 329,802, 328,082, and 327,400, respectively. The weighted average number of common equivalent shares outstanding for purposes of calculating diluted earnings per share during 1997, 1996, and 1995 were 342,286, 334,712, and 328,438, respectively.


RECENT ACCOUNTING PRONOUNCEMENTS
In June 1997, FASB issued SFAS No. 130, "Reporting Comprehensive Income," effective for fiscal years beginning after December 15, 1997. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain FASB statements, however, require entities to report specific changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, as a separate component of the equity section of the statement of condition. Such items, along with net income, are components of comprehensive income. SFAS No. 130 requires that all items of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Additionally, SFAS No. 130 requires that the accumulated balance of other comprehensive income be displayed separately from retained earnings and additional paid-in capital in the equity section of the statement of condition. The Bank will adopt these disclosure requirements beginning in the first quarter of 1998.

In June 1997, FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," effective for fiscal years beginning after December 15, 1997. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual and interim financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Statement also requires descriptive information about the way that the operating segments were determined, the products and services

NOTES TO FINANCIAL STATEMENTS (CONTINUED)                        NEW CANAAN BANK
                                                               AND TRUST COMPANY

provided by the operating segments, differences between the measurements used in reporting segment information and those used by the enterprise in its general-purpose financial statements, and changes in the measurement of segment amounts from period to period. Management has not yet determined how the adoption of SFAS No. 131 will impact the Bank's financial reporting.


2. CASH RESERVE REQUIREMENTS

In accordance with banking regulations, the Bank's reserve requirements at December 31, 1997 and 1996 were $2,434,000 and $1,978,000, respectively.


3. INVESTMENT SECURITIES

The amortized cost and estimated fair values of securities, with contractual maturities, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.



                                                                    DECEMBER 31, 1997
                                                   ---------------------------------------------------
                                                                       GROSS UNREALIZED
                                                                      ------------------
                                                                                            ESTIMATED
                                                    AMORTIZED COST     GAINS     LOSSES     FAIR VALUE
                                                   ----------------   -------   --------   -----------
   SECURITIES AVAILABLE FOR SALE:                                       (IN THOUSANDS)
------------------------------------------------
U.S. Treasury Securities:
   Within one year .............................        $ 3,999         $ -        $ 7       $ 3,992
Obligations of other U.S. Government
Agencies and Corporations:
   Within one year .............................          1,000           -          2           998
   After 1 but within 5 years ..................         16,521          18         29        16,510
   After 5 but within 10 years .................          1,000           3          -         1,003
Marketable Equity Securities ...................          9,511          24          -         9,535
                                                        -------       -----        ---       -------
   Total Securities Available for Sale .........        $32,031         $45        $38       $32,038
                                                        =======       =====        ===       =======
   SECURITIES HELD TO MATURITY:
-------------------------------------------------
Obligations of other U.S. Government
Agencies and Corporations:
   Within one year .............................        $ 1,859         $24        $ -       $ 1,883
   After 1 but within 5 years ..................          6,583          26          9         6,600
   After 5 but within 10 years .................             83           7          -            90
   After 10 years ..............................             85           7          -            92
Corporate:
   Within one year                                        4,981           3          1         4,983
                                                        -------       -----        ---       -------
   Total Securities Held to Maturity ...........        $13,591         $67        $10       $13,648
                                                        =======       =====        ===       =======

NOTES TO FINANCIAL STATEMENTS (CONTINUED)                        NEW CANAAN BANK
                                                               AND TRUST COMPANY


                                                                    DECEMBER 31, 1996
                                                   ---------------------------------------------------
                                                                       GROSS UNREALIZED
                                                                      ------------------
                                                                                            ESTIMATED
                                                    AMORTIZED COST     GAINS     LOSSES     FAIR VALUE
                                                   ----------------   -------   --------   -----------
SECURITIES AVAILABLE FOR SALE:
------------------------------------------------                     (IN THOUSANDS)
U.S. Treasury Securities .......................        $ 9,010         $ -       $ 51       $ 8,959
Obligations of other U.S. Government
Agencies and Corporations ......................         10,494           7         84        10,417
Marketable Equity Securities ...................         11,011          11          -        11,022
                                                        -------         ---       ----       -------
   Total Securities Available for Sale .........        $30,515         $18       $135       $30,398
                                                        =======         ===       ====       =======
   SECURITIES HELD TO MATURITY:
-------------------------------------------------
Obligations of other U.S. Government
Agencies and Corporations ......................        $ 3,317         $49       $ 12       $ 3,354
                                                        =======         ===       ====       =======

There were no sales of securities in 1997, 1996 or 1995.



                                                                            DECEMBER 31, 1997            DECEMBER 31, 1996
                                                                       ---------------------------- ---------------------------
                                                                                         ESTIMATED                    ESTIMATED
                                                                                            FAIR                        FAIR
                                                                        AMORTIZED COST     VALUE     AMORTIZED COST     VALUE
                                                                       ---------------- ----------- ---------------- ----------
SECURITIES WERE PLEDGED AS FOLLOWS:                                                         (IN THOUSANDS)
 To secure United States Treasury demand deposits ....................      $4,000         $3,996        $3,999        $3,969
 To secure public funds included in interest bearing deposits ........         994          1,000         1,010         1,001

In November 1995, the FASB issued guidance allowing a one-time reassessment of an entity's investment classifications during the period November 15, 1995 to December 31, 1995. As a result, the amortized cost of securities held to maturity that were transferred to available for sale amounted to $23,554,000, and the related unrealized loss amounted to $119,000.


4. LOANS AND ALLOWANCE FOR LOAN LOSSES

The composition of loans is as follows:



                                                  DECEMBER 31,
                                             -----------------------
                                                1997         1996
                                             ----------   ----------
                                                 (IN THOUSANDS)
Real Estate Mortgages ....................    $ 38,984     $ 46,716
Mortgages Held for Sale ..................       2,285        1,359
Home Equity Lines of Credit ..............      11,257       12,099
Commercial and Industrial ................      28,107       19,917
Construction .............................       6,779        3,775
Loans to Individuals for Household, Family
 and Other Personal Expenditures .........         823        3,365
Cash Reserve .............................         405          490
Other ....................................          97           50
                                              --------     --------
Total Loans ..............................      88,737       87,771
Deferred Loan Fees, Net ..................        (209)        (294)
Allowance for Loan Losses ................      (2,110)      (2,028)
                                              --------     --------
Loans, Net ...............................    $ 86,418     $ 85,449
                                              ========     ========

NOTES TO FINANCIAL STATEMENTS (CONTINUED)                        NEW CANAAN BANK
                                                               AND TRUST COMPANY

Changes in the allowance for loan losses were as follows:



                                               YEAR ENDED DECEMBER 31,
                                          ---------------------------------
                                             1997        1996        1995
                                          ---------   ---------   ---------
                                                   (IN THOUSANDS)
Balance, Beginning of Year ............    $2,028      $2,031      $2,148
Provision Charged to Earnings .........         -           -           7
Loans Charged-Off .....................       (18)        (36)       (179)
Recoveries ............................       100          33          55
                                           ------      ------      ------
Balance, End of Year ..................    $2,110      $2,028      $2,031
                                           ======      ======      ======

Non-accrual loans totaled $1,255,000 and $1,316,000 at December 31, 1997 and 1996, respectively. The Bank would have recorded additional interest income of $86,000, $96,000, and $76,000 in 1997, 1996 and 1995, respectively, if non-accrual loans were performing in accordance with original loan terms. The Bank has no commitments to lend additional funds to borrowers whose loans are classified as non-accrual.

The following is a summary of the recorded investment in impaired loans:



                                                               DECEMBER 31,
                                                           ---------------------
                                                              1997        1996
                                                           ---------   ---------
                                                              (IN THOUSANDS)
Loans with no Valuation Allowance ......................    $2,231      $2,362
Loans with a Corresponding Valuation Allowance .........       624         383
                                                            ------      ------
Total Impaired Loans ...................................    $2,855      $2,745
                                                            ======      ======
Corresponding Valuation Allowance ......................    $  624      $  288
                                                            ======      ======

No additional funds are committed to be advanced in connection with impaired loans.

For the years ended December 31, 1997 and 1996, the average recorded investment in impaired loans amounted to $2,766,000 and $2,503,000, respectively. The Bank recognized $207,000 and $156,000 of interest income on impaired loans during the period that they were impaired, primarily on the accrual basis.

The following is a summary of mortgage loans sold to various investors:



                                                              YEAR ENDED DECEMBER 31
                                                       ------------------------------------
                                                          1997         1996         1995
                                                       ----------   ----------   ----------
                                                                  (IN THOUSANDS)
Mortgage loans sold, servicing released ............    $45,342      $23,333      $15,021
Sold mortgage loans with open recourse provisions at
 December 31, ......................................    $18,886      $ 3,663      $ 4,108

NOTES TO FINANCIAL STATEMENTS (CONTINUED)                        NEW CANAAN BANK
                                                               AND TRUST COMPANY

5. PREMISES AND EQUIPMENT


Premises and equipment consist of the following:



                                                                  DECEMBER 31,
                                                            -------------------------
                                                                1997          1996
                                                            -----------   -----------
                                                                 (IN THOUSANDS)
Buildings ...............................................    $  1,827      $  1,827
Leasehold and Building Improvements .....................         677           427
Furniture and Equipment .................................       1,908         1,541
                                                             --------      --------
Total ...................................................       4,412         3,795
Less: Accumulated Depreciation and Amortization .........      (2,444)       (2,172)
                                                             --------      --------
Premises and Equipment, Net .............................    $  1,968      $  1,623
                                                             ========      ========

Depreciation and amortization expense for the years ended December 31, 1997, 1996, and 1995 amounted to $311,000, $320,000, and $316,000, respectively.


6. DEPOSITS

The composition of deposits is as follows:



                                DECEMBER 31,
                           -----------------------
                              1997         1996
                           ----------   ----------
                               (IN THOUSANDS)
Demand .................    $ 22,970     $ 19,438
Savings ................      74,855       69,270
Time ...................      39,755       38,887
                            --------     --------
Total Deposits .........    $137,580     $127,595
                            ========     ========

Time deposits in denominations of $100,000 or more amounted to $14,746,000 and $13,700,000 at December 31, 1997 and 1996, respectively.

The summary of term certificates, by maturity, is as follows:



                                                DECEMBER 31, 1997              DECEMBER 31, 1996
                                          -----------------------------   ---------------------------
                                                              WEIGHTED                       WEIGHTED
                                                               AVERAGE                       AVERAGE
                                               AMOUNT           RATE           AMOUNT          RATE
                                          ----------------   ----------   ---------------   ---------
                                           (IN THOUSANDS)                  (IN THOUSANDS)
Within 1 year .........................        $32,966           5.29%        $31,713          5.17%
After 1 year through 3 years ..........          5,947           5.79           5,937          5.53
After 3 years through 5 years .........            842           5.59           1,237          6.00
                                               -------                        -------
                                               $39,755           5.38%        $38,887          5.25%
                                               =======                        =======

Interest on deposits, classified by type, is as follows:



                         YEAR ENDED DECEMBER 31
                    ---------------------------------
                       1997        1996        1995
                    ---------   ---------   ---------
                             (IN THOUSANDS)
Savings .........    $1,250      $1,353      $1,510
Time ............     1,984       1,780       1,420
                     ------      ------      ------
                     $3,234      $3,133      $2,930
                     ======      ======      ======

NOTES TO FINANCIAL STATEMENTS (CONTINUED)                        NEW CANAAN BANK
                                                               AND TRUST COMPANY

7. INCOME TAXES


Allocation of federal and state income taxes between current and deferred portions is as follows:



                                            YEAR ENDED DECEMBER 31,
                                        --------------------------------
                                            1997        1996       1995
                                        -----------   --------   -------
                                                 (IN THOUSANDS)
Current Tax Provision:
 Federal ............................     $ 913        $ 733      $ 584
 State ..............................       305          228        202
                                          -----        -----      -----
Total ...............................     1,218          961        786
                                          -----        -----      -----
Deferred Tax Provision (Benefit):
 Federal ............................       (53)           7         32
 State ..............................          (9)         3         22
                                          --------     -----      -----
Total ...............................       (62)          10         54
                                          -------      -----      -----
Change in Valuation Reserve .........       (20)         (20)       (20)
                                          -------      -----      -----
Provision for Income Taxes ..........     $1,136       $ 951      $ 820
                                          =======      =====      =====

The reasons for the differences between the statutory federal income tax rate and the effective tax rates are summarized as follows:


                                                           YEAR ENDED DECEMBER 31,
                                                     ------------------------------------
                                                        1997         1996         1995
                                                     ----------   ----------   ----------
Federal Income Tax at Statutory Rate .............   34.0%        34.0%        34.0%
Increase (Decrease) Resulting From:
 State Taxes, Net of Federal Tax Benefit .........    6.3%         5.8%         7.3%
 Dividends Received Deduction ....................   (3.0)        (3.0)        (0.7)
 Change in Valuation Allowance ...................   (0.6)        (0.8)        (1.0)
 Other, Net ......................................    0.1          0.3          0.7
                                                     ----         ----         ----
Effective Income Tax Rates .......................   36.8%        36.3%        40.3%
                                                     ====         ====         ====

The components of the net deferred tax asset, included in other assets, are as follows:



                                           DECEMBER 31,
                                       --------------------
                                         1997        1996
                                       --------   ---------
                                          (IN THOUSANDS)
Deferred Tax Asset:
 Federal ...........................    $  739     $  700
 State .............................       228        230
                                        ------     ------
                                           967        930
Valuation Reserve on Asset .........       (40)       (60)
                                        ------     ------
                                           927        870
                                        ------     ------
Deferred Tax Liability:
 Federal ...........................      (230)      (207)
 State .............................       (71)       (68)
                                        ------     ------
                                          (301)      (275)
                                        ------     ------
Net Deferred Tax Asset .............    $  626     $  595
                                        ======     ======

NOTES TO FINANCIAL STATEMENTS (CONTINUED)                        NEW CANAAN BANK
                                                               AND TRUST COMPANY

The tax effects of each type of income and expense item that give rise to deferred taxes are as follows:




                                                                          DECEMBER 31,
                                                                      --------------------
                                                                         1997        1996
                                                                      ----------   -------
                                                                         (IN THOUSANDS)
Allowance for Loan Losses .........................................     $568        $ 573
Net Realized (Gain) Loss on Securities Available for Sale .........         (3)        48
Non-accrual Income ................................................       36           39
Depreciation ......................................................       44          (23)
Other .............................................................       21           18
                                                                        ------      -----
                                                                         666          655
Valuation Reserve .................................................      (40)         (60)
                                                                        ------      -----
Net Deferred Tax Asset ............................................     $626        $ 595
                                                                        ======      =====

The balance of the allowance for loan losses reported for federal income tax purposes was $699,000, $618,000, and $620,000 for the years ended 1997, 1996, and 1995, respectively. The Bank deducted $0, $0, and $100,000, in 1997, 1996, and 1995, respectively, for federal income tax purposes, which represented the maximum allowable amount that could be deducted.

A summary of the change in the net deferred tax asset is as follows:




                                                 YEAR ENDED DECEMBER 31,
                                             -------------------------------
                                               1997        1996        1995
                                             --------   ----------   -------
                                                     (IN THOUSANDS)
Balance at Beginning of Year .............    $ 595       $594        $ 709
Deferred Tax Provision (Benefit) .........       62        (10)         (54)
Change in Net Unrealized Gain/Loss on
 Securities Available for Sale ...........      (51)          (9)       (81)
Reduction of Valuation Reserve ...........       20         20           20
                                              -----       ------      -----
Balance at End of Year ...................    $ 626       $595        $ 594
                                              =====       ======      =====

The change in the valuation reserve applicable to the net deferred tax asset is as follows:




                                                   YEAR ENDED DECEMBER 31,
                                                -----------------------------
                                                  1997       1996       1995
                                                --------   --------   -------
                                                       (IN THOUSANDS)
Balance at Beginning of Year ................    $  60      $  80      $ 100
Change in Future Income Assumptions .........      (20)       (20)       (20)
                                                 -----      -----      -----
Balance at End of Year ......................    $  40      $  60      $  80
                                                 =====      =====      =====

8. COMMITMENTS


LOAN COMMITMENTS


The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statements of condition.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)                        NEW CANAAN BANK
                                                               AND TRUST COMPANY

The Bank's exposure to credit risk is represented by the contractual amount of these commitments. The Bank uses the same credit policies in making commitments as it does for recorded instruments.

At December 31, 1997 and 1996, the following financial instruments were outstanding whose contract amounts represent credit risk:



                                                                        CONTRACT AMOUNT
                                                                     ---------------------
                                                                        1997        1996
                                                                     ---------   ---------
                                                                        (IN THOUSANDS)
Commitments to Grant Loans:
 Fixed rate ......................................................    $ 1,081     $2,684
 Variable rate ...................................................      1,610      1,275
Unadvanced Construction Funds ....................................      3,474      4,771
Unadvanced Funds on Home Equity Lines of Credit ..................     10,154      9,030
Unadvanced Funds on Commercial and Other Lines of Credit .........      4,928      3,209
Standby Letters of Credit ........................................        201        210

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. Commitments to grant loans, unadvanced construction funds, and home equity lines of credit are secured by real estate. Collateral for commercial and other lines of credit is obtained when deemed appropriate.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.


LEASE COMMITMENTS

Future   minimum   payments  under  noncancellable  operating  leases  for  bank premises, including land, with initial or remaining terms of one year or more are as follows:



        Year Ended December 31,
----------------------------------------
                          (IN THOUSANDS)
  1998 ...............        $  255
  1999 ...............           255
  2000 ...............           268
  2001 ...............           269
  2002 ...............           269
  Thereafter .........         2,663
                              ------
                              $3,979
                              ======

The leases contain provisions which provide for annual adjustments to reflect changes in the cost of living index.

Net rental expense of approximately $380,000, $314,000, and $309,000 is included in occupancy expense for the years 1997, 1996, and 1995, respectively, which includes $163,000, $160,000, and $156,000 of escalation charges and contingent rentals relating to additional office space.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)                        NEW CANAAN BANK
                                                               AND TRUST COMPANY

EMPLOYMENT CONTRACT


The Bank has an employment agreement with the President which runs through December 31, 1998. The agreement provides for specified minimum salary and benefits. Under the agreement, in the event of a change-in-control, as defined in the agreement, the President is entitled to two years' salary.


9. RELATED PARTY TRANSACTIONS

Certain directors and executive officers, including their immediate families and companies in which they are principal owners, were loan customers of the Bank during 1997 and 1996. The aggregate dollar amount of these loans was approximately $157,000 and $377,000 at December 31, 1997 and 1996,
respectively. Loans to related parties are made in the ordinary course of business under normal credit terms, including interest rates on collateral, prevailing at the time of origination for comparable transactions with other persons, and do not represent more than normal credit risk. An analysis of the activity of these loans is as follows:




                                          YEAR ENDED DECEMBER
                                                  31,
                                         ---------------------
                                            1997        1996
                                         ---------   ---------
                                            (IN THOUSANDS)
Balance at beginning of year .........    $  377      $  897
 Additions ...........................        14         154
 Repayments ..........................      (234)       (674)
                                          ------      ------
Balance at end of year ...............    $  157      $  377
                                          ======      ======

10. EMPLOYEE BENEFITS


The Bank has a Qualified Retirement and 401(k) Benefit Plan ("the Plan"). The Plan is administered through Allmerica Financial Corporation. The Plan covers all eligible employees who are at least 21 years old and who have been employed by the Bank for at least one year.

Employees may elect to contribute up to fifteen percent (15%) of their compensation to the Plan each year. However, the total savings contribution is limited by law and, the contribution limit applicable to the Plan was $9,500 for both 1997 and 1996, and $9,240 for 1995. The Bank contributes a matching amount of fifty cents ($0.50) per dollar up to the first four percent (4%) of each employee's compensation. The Bank contributed, as its matching share of the Plan, a total of approximately $28,000, $25,000 and $20,000 for 1997, 1996, and 1995, respectively, into the Plan on behalf of eligible employees. In addition, the Board of Directors approved contributions to the retirement portion of the Plan of approximately $84,000, $41,000, and $32,000 for 1997, 1996, and 1995, respectively.


11. SHAREHOLDERS' EQUITY


STOCK OPTION PLAN


On  April  20,  1995,  the  Bank adopted a non-qualified stock option plan ("The
Option Plan") which supersedes the 1989 Stock Option Plan, terminated by resolution of the Board except for any outstanding options previously granted.
The Board is authorized to grant options to designated key employees to purchase up to but not to exceed a maximum of 75,000 shares of common stock of the Bank. Such shares may be unissued shares or previously issued shares reacquired or to be reacquired by the Bank. All or any shares subject to an option under the Plan which, for any reason, expires or terminates unexercised as to such shares may again be subject to an option under this Plan. Options become exercisable between the grant date and three years after the grant date and expire ten years after the grant date. Under the Option Plan, the exercise price of options shall not be less than 100% of the fair market value of the Bank's Common Stock on the date the option is granted. Stock appreciation rights may be granted by the Board in connection with any stock option provided that the exercise by the optionee of a stock

NOTES TO FINANCIAL STATEMENTS (CONTINUED)                        NEW CANAAN BANK
                                                               AND TRUST COMPANY

appreciation right shall be subject to the consent of the Board.

At December 31, 1997, 29,200 shares of common stock were reserved for future issuance.

The Bank applies APB Opinion 25 and related Interpretations in accounting for stock options awarded to employees. Accordingly, no compensation cost has been recognized. Had compensation cost for the Bank's stock-based compensation been determined based on the fair value at the grant dates for awards consistent with the method prescribed by SFAS No. 123, the Bank's net income and earnings per share would have been reduced to the pro forma amounts indicated below:



                                                                YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------
                                                            1997          1996          1995
                                                        -----------   -----------   -----------
                                                         (IN THOUSANDS, EXCPET PER SHARE DATA)
Net income                     As reported ..........     $ 1,949       $ 1,668       $ 1,213
                               Pro forma ............       1,888         1,579         1,165
Basic Earnings per share       As reported ..........     $  5.91       $  5.08       $  3.70
                               Pro forma ............        5.73          4.81          3.56
Diluted earnings per share     As reported ..........     $  5.69       $  4.98       $  3.69
                               Pro forma ............        5.52          4.72          3.56

The  fair value of each option grant is estimated on the date of grant using the
Black-Scholes   option-pricing   model   with   the  following  weighted-average
assumptions:



                                        YEAR ENDED DECEMBER 31,
                                    --------------------------------
                                       1997        1996       1995
                                    ---------   ---------   --------
Dividend yield ..................        0%          0%          0%
Expected life ...................   5 YEARS     5 years     5 years
Expected volatility .............       32%         32%         15%
Risk-free interest rate .........        6%          6%          6%

A summary of the status of the Bank's stock option plan as of December 31, 1997, 1996, and 1995, and changes during the years then ended, is presented below:



                                                       1997                      1996                       1995
                                             ------------------------   -----------------------   -------------------------
                                                            WEIGHTED                  WEIGHTED                    WEIGHTED
                                                             AVERAGE                   AVERAGE                    AVERAGE
                                                            EXERCISE                  EXERCISE                    EXERCISE
                                                SHARES        PRICE       SHARES        PRICE        SHARES        PRICE
                                             -----------   ----------   ----------   ----------   -----------   -----------
Outstanding at Beginning of Year .........      39,800      $  28.49       31,550     $  26.04        2,350      $  20.88
Granted ..................................       6,000         47.00       11,000        35.00       30,800         26.00
Exercised ................................      (4,000)        26.00         (750)       27.61            -             -
Expired or Cancelled .....................           -             -       (2,000)       26.00       (1,600)        17.72
                                                ------                     ------                    ------
Outstanding at End of Year ...............      41,800      $  31.38       39,800     $  28.49       31,550      $  26.04
                                                ======                     ======                    ======
Options Exercisable at Year-end ..........      26,468      $  27.25       13,401     $  26.00          750      $  27.61
                                                ======                     ======                    ======
Weighted-Average Fair Value of
 Options Granted During the Year .........    $  18.25                   $  13.65                  $   7.37

NOTES TO FINANCIAL STATEMENTS (CONTINUED)                        NEW CANAAN BANK
                                                               AND TRUST COMPANY

Information pertaining to options outstanding at December 31, 1997 is as follows:



                                            Options Outstanding         Options Exercisable
                                       -----------------------------   --------------------
                                                          Weighted
                                                          Average
                                                         Remaining
                                           Number       Contractual           Number
      Range of Exercise Prices          Outstanding         Life            Exercisable
------------------------------------   -------------   -------------   --------------------
                                                          (YEARS)
        $26.00......................       24,800      7.33                   22,801
         35.00......................       11,000      9.25                    3,667
         47.00......................        6,000      9.00                        -
                                           ------                             ------
Outstanding at End of Year .........       41,800      8.08                   26,468
                                           ======                             ======

MINIMUM REGULATORY CAPITAL REQUIREMENTS


The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined) and of Tier I capital (as defined) to average assets (as defined). As of December 31, 1997 and 1996, the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category. The Bank's actual capital amounts and ratios as of December 31, 1997 and 1996 are also presented in the table.


                                                                                                        MINIMUM TO BE
                                                                                                       WELL CAPITALIZED
                                                                              MINIMUM FOR                UNDER PROMPT
                                                                            CAPITAL ADEQUACY          CORRECTIVE ACTION
                                                      ACTUAL                    PURPOSES                  PROVISIONS
                                             ------------------------   ------------------------   ------------------------
DECEMBER 31, 1997                              AMOUNT        RATIO         AMOUNT        RATIO       AMOUNT        RATIO
------------------------------------------   ----------   -----------   -----------   ----------   ----------   -----------
                                                                         (DOLLARS IN THOUSANDS)
Total Capital (to Risk Weighted Assets)       $16,109     15.34%        $8,403        8.00%         $10,504         10.00%
Tier I Capital (to Risk Weighted Assets)       14,786     14.08          4,202        4.00            6,303          6.00
Tier I Capital (to Average Assets)             14,786     10.29         5,748 to      4.00 to         7,184          5.00
                                                                         7,184        5.00


                                                                                                         MINIMUM TO BE
                                                                                                        WELL CAPITALIZED
                                                                               MINIMUM FOR                UNDER PROMPT
                                                                             CAPITAL ADEQUACY          CORRECTIVE ACTION
                                                      ACTUAL                     PURPOSES                  PROVISIONS
                                             ------------------------   --------------------------   ----------------------
DECEMBER 31, 1996                              AMOUNT        RATIO          AMOUNT         RATIO      AMOUNT       RATIO
------------------------------------------   ----------   -----------   -------------   ----------   --------   -----------
                                                                         (DOLLARS IN THOUSANDS)
Total Capital (to Risk Weighted Assets)       $13,743         16.06%    $6,847          8.00%         $8,559        10.00%
Tier I Capital (to Risk Weighted Assets)       12,673         14.81      3,424          4.00           5,136         6.00
Tier I Capital (to Average Assets)             12,673          9.25       5,478 to      4.00 to        6,847         5.00
                                                                         6,847          5.00

NOTES TO FINANCIAL STATEMENTS (CONTINUED)                        NEW CANAAN BANK
                                                               AND TRUST COMPANY

12. AVAILABLE LINES OF CREDIT


As a member of the Federal Home Loan Bank of Boston, the Bank was eligible to borrow up to $16,288,000 at December 31, 1997. The borrowings would be secured by stock in the Federal Home Loan Bank and certain other qualified collateral.

The Bank also maintains repurchase agreement lines with brokers which allow the Bank to borrow up to $10,000,000 on a short-term basis based upon collateral held in the investment portfolio.

There were no borrowings outstanding during 1997 and 1996.


13. FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosure of estimated fair values of all financial instruments where it is practicable to estimate such values. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

The following methods and assumptions were used by the Bank in estimating fair value disclosures for financial instruments:


CASH AND CASH EQUIVALENTS

The carrying amounts of cash and short-term instruments approximate fair values. Short-term investments generally mature or "roll over" on a daily basis, but in all cases have maturities of less than ninety days.


INVESTMENT SECURITIES

Fair values for investment securities, excluding Federal Home Loan Bank of Boston stock, are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying value of Federal Home Loan Bank of Boston stock approximates fair value.


LOANS

For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for all loans other than variable rate loans that reprice frequently are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. This analysis assumes no prepayments. Fair values for loans are adjusted for management's estimate of credit risk.


DEPOSITS

The fair values disclosed for demand deposits (e.g., interest and non-interest checking, savings, and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable rate, fixed-term certificates of deposit approximate their fair values at the reporting date. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)                        NEW CANAAN BANK
                                                               AND TRUST COMPANY

ACCRUED INTEREST

The carrying amounts of accrued interest approximate fair value.


OFF BALANCE SHEET INSTRUMENTS

Fair values for off balance sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The fair values of these instruments are considered immaterial.

The carrying amount and the estimated fair value of the Bank's financial instruments as of December 31 are as follows:



                                                      1997                      1996
                                             -----------------------   -----------------------
                                              Carrying       Fair       Carrying       Fair
                                               Amount        Value       Amount        Value
                                             ----------   ----------   ----------   ----------
                                                 (IN THOUSANDS)            (IN THOUSANDS)
Financial Assets:
   Cash and Cash Equivalents .............    $ 17,025     $ 17,025     $ 17,862     $ 17,862
   Federal Home Loan Bank Stock ..........         814          814          814          814
   Securities Available for Sale .........      32,038       32,038       30,398       30,398
   Securities Held to Maturity ...........      13,591       13,648        3,317        3,354
   Loans, Net ............................      86,418       87,760       85,449       86,779
   Accrued Interest Receivable ...........         801          801          849          849

Financial Liabilities:
   Deposits ..............................     137,580      137,620      127,595      124,193
   Accrued Interest Payable ..............         204          204          227          227

14. SUBSEQUENT EVENTS


On August 25, 1998, the Bank and Summit Bancorp, a New Jersey-based bank holding company ("Summit") jointly announced that they had entered into a definitive Agreement and Plan of Merger (the "Agreement"). On September 30, 1998, the Bank filed Form 8-K with the FDIC regarding this "Item 5 event". The Agreement, dated August 24, 1998, provides for the acquisition of the Bank by Summit by one of several methods and the conversion of the Bank's common stock into the right to receive whole shares of Summit common stock based upon an exchange ratio of between 2.9448 and 3.7862 shares of Summit common stock for each share of the Bank's common stock (and cash, without interest, in lieu of fractional shares). Consummation of the Merger is subject to certain conditions, including the approval of the Merger by the requisite vote of the Bank's Shareholders and approval of the Merger by various bank regulatory authorities.

                       NEW CANNAN BANK AND TRUST COMPANY


STATEMENTS OF CONDITION
(in thousands, except share data)



                                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                                     1998             1997
                                                                                 (UNAUDITED)       (AUDITED)
                                                                               ---------------   -------------
ASSETS
Cash and Due from Banks                                                           $  7,027         $  7,966
Federal Funds Sold                                                                  12,160            1,840
Short-Term Investments                                                                 818            7,219
                                                                                  --------         --------
 Total Cash and Cash Equivalents                                                    20,005           17,025
                                                                                  --------         --------
Securities Available for Sale, at Fair Value                                        35,178           32,038
Securities Held to Maturity, at Amortized Cost                                       6,144           13,591
Federal Home Loan Bank of Boston Stock, at Cost                                        814              814
                                                                                  --------         --------
 Total Investment Securities                                                        42,136           46,443
                                                                                  --------         --------
Loans                                                                              100,175           88,528
Allowance for Loan Losses                                                           (2,119)          (2,110)
                                                                                  --------         --------
 Loans, Net                                                                         98,056           86,418
                                                                                  --------         --------
Premises and Equipment, Net                                                          2,359            1,968
Accrued Interest Receivable                                                            904              801
Other Assets                                                                           861              826
                                                                                  --------         --------
TOTAL ASSETS                                                                      $164,321         $153,481
                                                                                  ========         ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
 Non-interest Bearing                                                             $ 22,727         $ 22,970
 Interest Bearing                                                                  123,808          114,610
                                                                                  --------         --------
  Total Deposits                                                                   146,535          137,580
Accrued Interest Payable                                                               302              204
Other Liabilities                                                                    1,120              907
                                                                                  --------         --------
  Total Liabilities                                                                147,957          138,691
                                                                                  --------         --------
Commitments and Contingencies
Shareholders' Equity:
Common Stock, Par Value $5 Per Share;
 Authorized, 2,000,000 Shares;
 Issued and Outstanding, 334,317 Shares in 1998 and 332,150 shares in 1997           1,672            1,661
Additional Paid-in Capital                                                           3,459            3,356
Retained Earnings                                                                   11,150            9,769
                                                                                  --------         --------
                                                                                    16,281           14,786
Accumulated Other Comprehensive Income                                                  83                4
                                                                                  --------         --------
  Total Shareholders' Equity                                                        16,364           14,790
                                                                                  --------         --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                        $164,321         $153,481
                                                                                  ========         ========

SEE NOTES TO UNAUDITED FINANCIAL STATEMENTS.

                       NEW CANNAN BANK AND TRUST COMPANY


STATEMENTS OF INCOME
(in thousands, except per share data)



                                          THREE MONTHS ENDED      NINE MONTHS ENDED SEPTEMBER
                                             SEPTEMBER 30,                   30,
                                           1998          1997          1998         1997
                                       (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
                                      ------------- ------------- ------------- ------------
INTEREST AND DIVIDEND INCOME:
 Loans, Including Fees                  $  2,224      $  2,072      $  6,365      $  5,970
 Investment Securities                       591           446         1,803         1,386
 Short-Term Investments                      204           158           558           376
                                        --------      --------      --------      --------
 Total Interest and Dividend Income        3,019         2,676         8,726         7,732
                                        --------      --------      --------      --------
INTEREST EXPENSE:
 Deposits                                  1,030           806         2,827         2,421
                                        --------      --------      --------      --------
 Total Interest Expense                    1,030           806         2,827         2,421
                                        --------      --------      --------      --------
NET INTEREST INCOME                        1,989         1,870         5,899         5,311
 Provision for Loan Losses                     -             -             -             -
                                        --------      --------      --------      --------
NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES                 1,989         1,870         5,899         5,311
                                        --------      --------      --------      --------
OTHER OPERATING INCOME:
 Service Charges                             161           147           462           444
 Gain on Sale of Loans, Net                  196           204           602           337
 Other Income                                 83            34           166           101
                                        --------      --------      --------      --------
 Total Other Operating Income                440           385         1,230           882
                                        --------      --------      --------      --------
OTHER OPERATING EXPENSES:
 Salaries & Employee Benefits                871           695         2,527         2,063
 Equipment and Data Processing               201           179           611           550
 Occupancy                                   216           176           643           502
 Other Expenses                              390           302         1,040           745
                                        --------      --------      --------      --------
 Total Other Operating Expenses            1,678         1,352         4,821         3,860
                                        --------      --------      --------      --------
Income Before Income Taxes                   751           903         2,308         2,333
Provision for Income Taxes                   190           343           760           866
                                        --------      --------      --------      --------
NET INCOME                              $    561      $    560      $  1,548      $  1,467
                                        ========      ========      ========      ========
Basic Earnings Per Share                $   1.68      $   1.69      $   4.64      $   4.46
                                        ========      ========      ========      ========
Diluted Earnings Per Share              $   1.60      $   1.64      $   4.42      $   4.31
                                        ========      ========      ========      ========
Weighted Average Shares Outstanding      334,317       330,607       333,947       329,286
                                        ========      ========      ========      ========
Diluted Weighted Average Shares
 Outstanding                             351,188       341,845       350,153       340,526
                                        ========      ========      ========      ========

SEE NOTES TO UNAUDITED FINANCIAL STATEMENTS.

                       NEW CANNAN BANK AND TRUST COMPANY


STATEMENTS OF CASH FLOWS
(in thousands)


                                                            NINE MONTHS ENDED SEPTEMBER
                                                                       30,
                                                                 1998         1997
                                                             (UNAUDITED)   (UNAUDITED)
                                                            ------------- ------------
OPERATING ACTIVITIES:
Net Income                                                    $   1,548    $   1,467
Adjustments to reconcile net income to net
 cash provided by operating activities:
 Provision for loan losses                                            -            -
 Depreciation and amortization expense                              263          223
 Amortization of security premiums
  and discounts, net                                                 14           11
 Gain on sale of loans, net                                        (602)        (337)
 Proceeds from sale of loans                                     48,410       37,530
 Origination of loans for sale                                  (47,727)     (38,494)
 Deferred income tax benefit                                        (10)          (5)
 Realized security gains                                             11            -
 (Increase) decrease in accrued interest receivable                (103)         171
 Increase (decrease) in accrued interest payable                     98          (36)
 Decrease in deferred net loan fees, net                            (18)         (73)
 Increase in other assets                                           (26)        (119)
 Increase in other liabilities                                      213        1,845
                                                              ---------    ---------
 Net cash provided by operating activities                        2,071        2,183
                                                              ---------    ---------
INVESTING ACTIVITIES:
Proceeds from maturities of available for sale securities        67,988       63,500
Proceeds from maturities of held to maturity securities           9,884        2,564
Purchases of available for sale securities                      (71,015)     (60,996)
Purchases of held to maturity securities                         (2,441)      (3,887)
Net increase in loans                                           (11,701)        (958)
Purchase of premises and equipment                                 (654)        (385)
                                                              ---------    ---------
Net cash used in investing activities                            (7,939)        (162)
                                                              ---------    ---------
FINANCING ACTIVITIES:
Net increase (decrease) in deposits                               8,955       (4,703)
Proceeds from exercise of stock options, net                         60           79
Cash dividends paid on common stock                                (167)           -
                                                              ---------    ---------
Net cash provided by (used in) financing activities               8,848       (4,624)
                                                              ---------    ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  2,980       (2,603)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                   17,025       17,862
CASH AND CASH EQUIVALENTS, END OF PERIOD                      $  20,005    $  15,259
                                                              =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Income taxes paid, net                                        $     673    $     900
Interest paid                                                     2,729        2,457

SEE NOTES TO UNAUDITED FINANCIAL STATEMENTS.

                       NEW CANNAN BANK AND TRUST COMPANY


STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
(in thousands) (unaudited)


                                                                                      ACCUMULATED
                                                             ADDITIONAL                  OTHER
                                    COMPREHENSIVE   COMMON     PAID-IN    RETAINED   COMPREHENSIVE     TOTAL
9 MONTHS ENDED 9/30/98                  INCOME       STOCK     CAPITAL    EARNINGS       INCOME       EQUITY
---------------------------------- --------------- -------- ------------ ---------- --------------- ----------
Balances, Beginning of Year                         $1,661     $3,356     $ 9,769        $   4       $14,790
Comprehensive Income:
 Net Income                             $1,548                              1,548                      1,548
 Unrealized gain on
  available-for-sale securities,
  net of tax and reclassification
  adjustment                                79                                              79            79
                                        ------
 Comprehensive Income                   $1,627
                                        ======
Exercise of Stock Options, Net                          11        103                                    114
Dividends Declared                                                           (167)                      (167)
                                                                          -------                    -------
Balances, 9/30/98                                   $1,672     $3,459     $11,150        $  83       $16,364
                                                    ======     ======     =======        =====       =======
9 MONTHS ENDED 9/30/97
----------------------------------
Balances, Beginning of Year                         $1,641     $3,212     $ 7,820        $ (69)      $12,604
Comprehensive Income:
 Net Income                             $1,467                              1,467                      1,467
 Unrealized gain on available-
  for-sale securities, net of tax
  and reclassification
  adjustment                                64                                              64            64
                                        ------
 Comprehensive Income                   $1,531
                                        ======
Exercise of Stock Options, Net                          15        101
                                                    ------     ------
Balances, 9/30/97                                   $1,656     $3,313     $ 9,287        $  (5)      $14,251
                                                    ======     ======     =======        =====       =======

SEE NOTES TO UNAUDITED FINANCIAL STATEMENTS.

                       NEW CANNAN BANK AND TRUST COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)

[1] Unaudited Financial Statements

In the opinion of management, the accompanying financial statements reflect all adjustments necessary to present fairly the financial position of the New Canaan Bank and Trust Company (the "Bank") and the results of its operations, cash flows and changes in financial position for the periods presented.

While management believes that the disclosures presented are adequate to make the information not misleading, it is suggested that these financial statements be read in conjunction with the financial statements and the notes thereto included in the 1997 annual report of the Bank.

[2] On August 25, 1998, the Bank and Summit Bancorp, a New Jersey-based bank holding company ("Summit") jointly announced that they had entered into a definitive Agreement and Plan of Merger (the "Agreement"). On September 30, 1998, the Bank filed Form 8-K with the FDIC regarding this "Item 5 event". The Agreement, dated August 24, 1998, provides for the acquisition of the Bank by Summit by one of several methods and the conversion of the Bank's common stock into the right to receive whole shares of Summit common stock based upon an exchange ratio of between 2.9448 and 3.7862 shares of Summit common stock for each share of the Bank's common stock (and cash, without interest, in lieu of fractional shares). Consummation of the Merger is subject to certain conditions, including the approval of the Merger by the requisite vote of the Bank's Shareholders and approval of the Merger by various bank regulatory authorities.

[3] In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" which requires that earnings per share be calculated on a basic and a dilutive basis. Basic earning per share represents income available to common stock divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed conversion. Potential common shares that may be issued by the Bank relate solely to outstanding stock options, and are determined using the treasury stock method. The assumed conversion of outstanding dilutive stock options would increase the shares outstanding but not require an adjustment to income as a result of the conversion. The Statement is effective for interim and annual periods ending after December 15, 1997, and requires the restatement of all prior-period earnings per share data presented. Accordingly, the Bank has restated all earnings per share data presented herein.

The weighted average number of common shares outstanding for purposes of calculating basic earnings per share during the third quarter of 1998 and 1997 were 334,317 and 330,607, respectively. The weighted average number of common equivalent shares outstanding for purposes of calculating diluted earnings per share during the third quarter of 1998 and 1997 were 351,188 and 341,845, respectively.

[4] In June 1997, FASB issued SFAS No. 130, "Reporting Comprehensive Income," effective for fiscal years beginning after December 15, 1997. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain FASB statements, however, require entities to report specific changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, as a separate component of the equity section of the statement of condition. Such items, along with net income, are components of comprehensive income. SFAS No. 130 requires that all items of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Additionally, SFAS No. 130 requires that the accumulated balance of other comprehensive income be displayed separately from retained earnings and additional paid-in capital in the equity section of the statement of condition. The Bank has adopted these disclosure requirements for the period ended September 30, 1998 and retroactively for the period ended September 30, 1997.

[5] In June 1997, FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," effective for fiscal years beginning after December 15, 1997. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments and for related disclosures about products and services, geographic areas and major customers. Generally, financial information is required

                       NEW CANNAN BANK AND TRUST COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                            (UNAUDITED) (CONTINUED)

to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Statement also requires descriptive information about the way that the operating segments were determined, the products and services provided by the operating segments, differences between the measurements used in reporting segment information and those used by the enterprise in its general-purpose financial statements, and changes in the measurement of segment amounts from period to period. In this initial year of application, the Statement need not be applied to interim financial statements. Management has not yet determined how the adoption of SFAS No. 131 will impact the Bank's financial reporting.

                                                                      APPENDIX A


                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated August 24, 1998 between Summit Bancorp., a New Jersey business corporation ("Summit"), New Canaan Bank and Trust Company, a Connecticut bank and trust company ("Bank") and NSS Bank, a Connecticut capital stock savings bank and wholly owned bank subsidiary of Summit (the "Designated Summit Bank Subsidiary", as contemplated by Section 1.01(b) below).

     Section 0.01. INTEGRATION OF TERMS. Summit and Bank at Section 1.01(b) of the Agreement agreed that, subsequent to the date of execution of the Agreement by Summit and Bank, Summit would add terms to the Agreement which satisfied the conditions set forth at said Section 1.01(b) and which would have the same force and effect as if present in the Agreement on date executed by Summit and
Bank. The heading preceding this Section 0.01 and Sections 0.01 through 0.13 constitute such additional terms to the Agreement and "Exhibit A" as contemplated by the Agreement.

     Section 0.02. CORPORATE FORM OF RESULTING BANK. At the Effective Time (as defined at Section 0.12 below), Bank shall be merged with and into Designated Summit Bank Subsidiary ("Merger") and Designated Summit Bank Subsidiary, as the "resulting bank" pursuant to Connecticut General Statutes Section 36a-125(a), shall continue its corporate existence after the Merger as a capital stock savings bank. (Bank and Designated Summit Bank Subsidiary are sometimes referred to individually as "Constituent Bank" and collectively as the "Constituent Banks").

     Section 0.03. NAME OF RESULTING BANK. The name of the capital stock savings bank continuing its existence after the Merger shall be NSS Bank (the merged corporation is hereinafter referred to as the "Resulting Bank").

     Section 0.04. MAIN OFFICE OF RESULTING BANK. The Resulting Bank shall have its main office at 48 Wall Street in the County of Fairfield, in the town of Fairfield in the State of Connecticut.

     Section 0.05. BOARD OF DIRECTORS OF RESULTING BANK. The Resulting Bank shall be managed by the Board of Directors consisting of a minimum of three (3) members and a maximum of twenty-five (25) members. The Board of Directors of the Resulting Bank at the Effective Time shall consist of the following persons: (i) all persons who are directors of Designated Summit Bank Subsidiary immediately prior to the Effective Time, (ii) Messrs. Frederick R. Afragola and Michael J. Giacobello and (iii) six of the persons serving as members of the board of directors of Bank immediately prior to the Effective Time as designated by Summit at or subsequent to the Effective Time.

     Section 0.06. CAPITAL STOCK OF RESULTING BANK. At the Effective Time, the Resulting Bank shall have equity capital substantially in excess of the $5,000,000 required minimum pursuant to Connecticut General Statutes Section 36a-70(b). At the Effective Time the capital stock of the Resulting Bank with consist of 2,456,303 shares of issued and outstanding common stock, each of $5.00 par value.

     (i) Section 0.07. CERTIFICATE OF INCORPORATION OF RESULTING BANK. At the Effective Time and until thereafter amended in accordance with law, the Certificate of Incorporation of the Resulting Bank shall be the Certificate of Incorporation attached hereto as Attachment A.

     Section 0.08. BYLAWS OF RESULTING BANK. At the Effective Time and until thereafter amended as provided therein and in the Certification of Incorporation of the Resulting Bank, the Bylaws of the Resulting Bank shall be the Bylaws of NSS Bank in effect immediately prior to the Effective Time.

     Section 0.09. CONTINUITY OF BANK. Until changed by the Board of Directors of the Resulting Bank, all corporate acts, plans, policies, contracts, approvals and authorizations of Designated Summit Bank Subsidiary and its stockholders, board of directors, committees elected or appointed thereby, officers and agents, which were valid and effective immediately prior to the Effective Time, shall continue in effect after the Effective Time as the acts, plans, policies, contracts, approvals and authorizations of the Resulting Bank with the same force and effect as immediately prior to the Effective Time.


                                      (i)

     Section 0.10. CONTINUATION OF RIGHTS AND OBLIGATIONS OF CONSTITUENT BANKS. At the Effective Time, the corporate existence of Bank shall be merged with and into Designated Summit Bank Subsidiary; and the Constituent Banks shall be continued by and in the Resulting Bank; and the Resulting Bank shall be deemed a continuation in the entity and identity of each of the Constituent Banks; and the Resulting Bank shall possess all the rights, privileges, powers and franchises of each of the Constituent Banks. The Resulting Bank shall be subject to all the debts, accounts, undertakings, contractual obligations, liabilities, duties and relations of each Constituent Bank, and shall without the necessity of any conveyance, assignment or transfer become the owner of the assets, business, goodwill and franchises, of every kind and character, formerly belonging to the Constituent Banks. If Bank shall be at the Effective Time acting as trustee, registrar, transfer agent, depositary, guardian, executor, administrator or in any other fiduciary capacity, the Resulting Bank shall, without the necessity of any judicial action or action by the creator of such trust, continue such office, trust or fiduciary relationship and shall perform all of the duties and obligations and exercise all the powers and authority connected with or incidental to such fiduciary relationship in the same manner as though the Resulting Bank had been originally named or designated as such fiduciary. The Resulting Bank shall be entitled to receive, accept, collect, hold and enjoy any and all gifts, bequests, devises, conveyances, trusts and appointments in favor of or in the name of Bank whether made or created to take effect prior to or after the Merger, and the same shall inure to and vest in such Resulting Bank.

     Section 0.11. CONVERSION OF CAPITAL STOCK OF CONSTITUENT BANKS. The mode of carrying the Merger into effect and the manner and basis of converting shares of Bank Stock into shares of Summit Stock shall be as set forth below at Sections 1.03, 1.05 and 1.07 of the Agreement and all shares of the capital stock of Designated Summit Bank Subsidiary issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Effective Time.

     Section 0.12. EFFECTIVE TIME. The date and time at which the Merger shall become effective ("Effective Time") shall be 12:01 a.m. on the day after this Agreement and the requisite approval under Connecticut law of the Merger by the Commissioner of Banking of the State of Connecticut is filed in the Office of the Secretary of State of the State of Connecticut.

     Section 0.13. NOTICES TO DESIGNATED SUMMIT BANK SUBSIDIARY. Information with respect to Designated Summit Bank Subsidiary for all purposes of Section
10.05 of the Agreement is as follows:

   Designated Summit Bank Subsidiary:    NSS Bank (c/o Summit Bancorp.)
                                         Attn: John G. Collins
                                         301 Carnegie Center
                                         P.O. Box 2066
                                         Princeton, New Jersey 08543-2066
                                         Telephone No.: 609-987-3422
                                         Facsimile No.: 609-987-3435

     with a copy to:           Richard F. Ober, Esq.
                                         301 Carnegie Center
                                         P.O. Box 2066
                                         Princeton, New Jersey 08543-2066
                                         Telephone No.: 609-987-3430
                                   Facsimile No.: 609-987-3435

                                      (ii)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated August 24, 1998 between Summit Bancorp., a New Jersey business corporation ("Summit"), and New Canaan Bank and Trust Company, a Connecticut bank and trust company ("Bank").



                             W I T N E S S E T H :

     WHEREAS, the respective boards of directors of Summit and Bank deem it advisable and in the best interests of their respective shareholders to adopt a plan of reorganization in accordance with the provisions of Section 368 of the Internal Revenue Code of 1986, as amended ("Code") providing for the acquisition of Bank by Summit on the terms and conditions provided for in this Agreement and Plan of Merger ("Agreement");

     WHEREAS, the Board of Directors of Summit and Bank have each determined that the reorganization contemplated by this Agreement ("Reorganization") is consistent with, and in furtherance of, their respective business strategies and goals; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Reorganization and also to prescribe certain other terms and conditions of the Reorganization.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:



                                   ARTICLE I.

                               GENERAL PROVISIONS

     Section 1.01. THE REORGANIZATION.

     (a) Upon the terms and subject to the conditions contained in this Agreement, at the Effective Time (as defined at Section 1.06), the Reorganization shall be effected as follows: Bank shall be merged into a bank subsidiary of Summit or into a bank subsidiary of a bank subsidiary of Summit (in either case, a "Summit Bank Subsidiary") or a Summit Bank Subsidiary shall be merged into Bank, in either case pursuant to and in accordance with the provisions of, and with the effect provided in, the banking laws of the jurisdiction of incorporation of each of the constituent banks in such merger ("Applicable Banking Laws").

     (b) Summit shall prior to the Effective Time elect the method for carrying out the Reorganization from among those methods set forth at Section 1.01(a) ("Reorganization Election") and following the Reorganization Election Summit shall (i) cause the Summit Bank Subsidiary designated as the constituent bank in the Reorganization ("Designated Summit Bank Subsidiary") to approve, execute and deliver this Agreement in accordance with all Applicable Banking Laws, (ii) where appropriate, cause this Agreement to be approved by the sole shareholder of the Designated Summit Bank Subsidiary, (iii) attach as Exhibit A to this Agreement (A) any additional terms and conditions to this Agreement required by Applicable Banking Laws to effect the Reorganization and other transactions contemplated by this Agreement, (B) the terms and conditions of any agreement or plan of merger required by Applicable Banking Laws, (C) the date and time that the merger shall be effective or the mechanism for determining the date and time that the merger shall be effective and (D) such other terms and conditions as Summit shall determine in its discretion to be desirable and not contrary to this Agreement or Applicable Banking Laws regarding the corporate governance of the bank surviving the merger contemplated by Section 1.01(a), including without limitation terms and conditions governing certificates or articles of incorporation and amendments thereto or restatements thereof, by-laws of the bank surviving the merger and amendments thereto, and directors and officers of the bank surviving the merger; provided, however, that no provision of Exhibit A shall (x) alter or change the amount or kind of consideration to be received by Shareholders of Bank as provided for in this Agreement on the date hereof, (y) adversely affect the tax treatment of the Reorganization Consideration (as defined in Section 1.03(a)(2) below) to be received by Shareholders of Bank or (z) materially impede or delay consummation of the transactions contemplated by this Agreement and

(iv) cause the Designated Summit Bank Subsidiary to take all actions appropriate to accomplish the Reorganization and the other transactions contemplated by this Agreement. Exhibit A shall constitute a part of this Agreement as fully as if attached hereto on the date hereof.


     Section 1.02. CAPITAL STOCK OF SUMMIT. All shares of the capital stock of Summit issued or issued and outstanding immediately prior to the Effective Time, including the Common Stock, par value $.80 per share, of Summit and the rights attached thereto ("Summit Rights") pursuant to the Rights Agreement dated as of August 16, 1989 between Summit and First Chicago Trust Company of New York, as Rights Agent ("Summit Rights Agreement") (references to "Summit Stock" herein shall mean the Common Stock of Summit with Summit Rights attached thereto), shall be unaffected by the Reorganization and shall remain issued or issued and outstanding, as the case may be, immediately thereafter.


     Section 1.03. TERMS OF CONVERSION OF BANK CAPITAL STOCK.


     (a) At the Effective Time, by virtue of the Reorganization and without any action on the part of any shareholder of Bank:

     (1) All shares of the Common Stock, par value $5.00 per share, of Bank ("Bank Stock") which immediately prior to the Effective Time are beneficially owned either directly, or indirectly through a bank, broker or other nominee, by Summit or a subsidiary of Summit or by Bank or a subsidiary of Bank (other than Bank Stock held as a result of foreclosures or debts previously contracted), if any, or held in the treasury of Bank, if any, shall be canceled and retired and no cash, securities or other consideration shall be payable or paid or delivered under this Agreement in exchange for such Bank Stock; and

     (2) Subject to Section 1.03(a)(1), outstanding shares of Bank Stock held as of the Effective Time by each Bank Shareholder (as defined at
          Section 1.07(c) below) shall be converted into the right to receive whole shares of Summit Stock and cash in lieu of fractional shares of Summit Stock as follows: the aggregate number of shares of Bank Stock held by each Bank Shareholder shall be multiplied by the Exchange Ratio (as defined at Section 1.03(c) below) and (i) the number of whole shares of Summit Stock that a Bank Shareholder shall become entitled to receive pursuant to this Section 1.03(a)(2) shall equal the whole number resulting from the foregoing multiplication, and
          (ii) the cash in lieu of a fractional share of Summit Stock ("Cash In Lieu Amount") a Bank Shareholder shall become entitled to receive pursuant to this Section 1.03(a)(2) shall equal the product obtained by multiplying the fraction, if any, which results from the foregoing multiplication by the closing price of one share of Summit Stock on the New York Stock Exchange ("NYSE") Composite Transactions List (as reported in THE WALL STREET JOURNAL or, in the absence thereof, as reported by another authoritative source mutually agreed upon by Bank and Summit) on the last trading day ending prior to the Effective Time. (The shares of Summit Stock issuable in accordance with this
          Section 1.03(a)(2) are sometimes referred to herein as the "Shares"). (The Shares and any Cash In Lieu Amounts payable in the Reorganization, both adjusted as and if necessary in accordance with
          Section 1.03(b) below, are sometimes collectively referred to herein as the "Reorganization Consideration").


     (b) In the event that, from the date hereof to the Effective Time, the outstanding Summit Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or there occur other like changes in the outstanding shares of Summit Stock ("Capital Change"), the Exchange Ratio and, if necessary, the form and amount of Summit capital stock issuable in the Reorganization in exchange for Bank Stock shall be appropriately adjusted to give effect to the Capital Change.


     (c) The "Exchange Ratio" is hereby defined to be the number determined in accordance with the following:

     (A) If the Summit Price (as defined at Section 9.02(e)(ii) below) is greater than $45.84375, the Exchange Ratio shall be 2.9448;

     (B) If the Summit Price is equal to or greater than $35.65625 and equal to or less than $45.84375, the Exchange Ratio shall be equal to the quotient obtained by dividing $135.00 by the Summit Price; and

     (C) If the Summit Price is less than $36.65625, the Exchange Ratio shall be 3.7862.

     Section 1.04. RESERVATION OF SUMMIT STOCK; ISSUANCE OF SHARES PURSUANT TO THE REORGANIZATION. Summit shall reserve and make available for issuance to holders of Bank Stock in connection with the Reorganization, on the terms and subject to the conditions of this Agreement, sufficient shares of Summit Stock to effect the conversion contemplated by Section 1.03 and related terms of this Agreement, which shares, when issued and delivered, will be duly authorized, legally and validly issued, fully paid and non-assessable and subject to no preemptive rights. Upon the terms and subject to the conditions of this Agreement, particularly Sections 1.03 and 1.07, Summit shall issue the Shares upon the effectiveness of the Reorganization to Bank Shareholders.

     Section 1.05. EXCHANGE AGENT ARRANGEMENTS. Prior to the Effective Time, Summit shall appoint First Chicago Trust Company of New York, or another entity reasonably satisfactory to Bank, as the exchange agent ("Exchange Agent") responsible for exchanging, in connection with and upon consummation of the Reorganization and subject to Sections 1.03 and 1.07, certificates representing whole shares of Summit Stock ("Summit Certificates") and Cash In Lieu Amounts for certificates representing shares of Bank Stock ("Bank Certificates") and Summit shall deliver to the Exchange Agent sufficient Summit Certificates and cash as shall be required to satisfy Summit's obligations to Bank Shareholders under Section 1.07(c), prior to the time such obligations arise.

     Section 1.06. EFFECTIVE TIME. The Reorganization shall be effective at the date and time specified in Exhibit A or determined in accordance with Exhibit A ("Effective Time").

     Section 1.07. EXCHANGE OF BANK CERTIFICATES.

     (a) After the Effective Time and subject to Section 1.07(c) below, each Bank Shareholder (except as provided otherwise in Section 1.03(a)(1) above), upon surrender to the Exchange Agent of all Bank Certificates registered to the Bank Shareholder, shall be entitled to receive in exchange therefor a Summit Certificate representing the number of whole shares of Summit Stock such Bank Shareholder becomes entitled to receive pursuant to Section 1.03(a)(2) and the Cash In Lieu Amount, payable by check, such Bank Shareholder may become entitled to receive pursuant to Section 1.03(a)(2); provided, however, that a Bank Affiliate (as defined at Section 4.11) shall not become entitled to exchange Bank Certificates for the Reorganization Consideration as described in this Section 1.07(a) until such time as Summit shall have received from the particular Bank Affiliate an executed Affiliate Agreement (as defined at
Section 4.11). Until so surrendered, outstanding Bank Certificates held by each Bank Shareholder, other than Bank certificates governed by Section 1.03(a)(1), shall be deemed for all purposes (other than as provided below with respect to unsurrendered Bank Certificates and Summit's right to refuse payment of dividends or other distributions, if any, in respect of Summit Stock) to represent only the right to receive the number of whole shares of Summit Stock and the Cash In Lieu Amount, if any, without interest, determined in accordance with Section 1.03(a)(2). Until so surrendered, Summit may, at its option, refuse to pay to the holders of the unsurrendered Bank Certificates dividends or other distributions, if any, on Summit Stock declared after the Effective Time; provided, however, that upon the surrender and exchange of Bank Certificates following a dividend or other distribution on Summit Stock there shall be paid to such Bank Shareholders the amount, without interest, of dividends and other distributions, if any, which became payable prior thereto but which were not paid.

     (b) Holders of Bank Certificates as of the Effective Time shall cease to be, and shall have no further rights as, shareholders of Bank.

     (c) As promptly as practicable, but in no event more than 10 days, after the Exchange Agent receives an accurate and complete list of all holders of record of outstanding Bank Stock as of the Effective Time ("Bank Shareholders") (including the address and social security number of and the number of shares of Bank Stock held by each Bank Shareholder) from Bank ("Final Shareholder List"), Summit shall cause the Exchange Agent to send to each Bank Shareholder instructions and transmittal materials for use in surrendering and exchanging Bank Certificates for the Reorganization Consideration. If Bank Certificates are properly presented to the

Exchange   Agent   (with  proper  presentation  including  satisfaction  of  all requirements of the letter of transmittal), Summit shall as soon as practicable, but in no event more than 10 days, after the later to occur of such presentment or the receipt by the Exchange Agent of an accurate and complete Final Shareholder List from Bank cause the Exchange Agent to cancel and exchange Bank Certificates for Summit Certificates and Cash In Lieu Amounts, if any; provided, however, that if the Exchange Agent, in order to satisfy its obligations under the Code with respect to the reporting of dividend income to former shareholders of Bank, must suspend the exchange process provided for in the second sentence of this Section 1.07(c) in order to preserve and report the required reporting information, the 10-day exchange requirement shall be extended 5 business days for exchanges being processed by the Exchange Agent at the commencement of, or which are received during, the period of the suspension.


     (d) At and after the Effective Time there shall be no transfers on the stock transfer books of Bank of the shares of Bank Stock which were outstanding immediately prior to the Effective Time.


     Section 1.08. BANK STOCK OPTIONS.


     (a) At the Effective Time, each Bank Option (as defined in Section 1.08(b) below) shall be deemed to constitute, and shall automatically be converted at the Exchange Ratio into, options to purchase Summit Stock ("Converted Options") and each Converted Option shall immediately vest in full and shall be administered in all material respects in accordance with the terms and conditions provided for in the Bank Stock Compensation Plan under which the related Bank Option was granted and the stock option agreement by which it was evidenced. The number of shares of Summit Stock which may be purchased upon exercise of a particular Converted Option shall be the number of shares of Bank Stock which would have been issuable upon exercise in full of the related Bank Option multiplied by the Exchange Ratio and rounded down to the nearest whole number ("Converted Number"). The exercise price per share of Summit Stock purchasable upon exercise of a Converted Option shall equal the aggregate exercise price that would have been payable upon an exercise in full of the related Bank Option divided by the Converted Number and rounded up to the nearest ten-thousandth decimal place. In the event a Capital Change shall occur prior to the Effective Time, an appropriate adjustment shall be made to the terms of the Bank Options at the time of the foregoing conversion so that Converted Options give effect to the Capital Change. Within 45 days after the receipt by Summit of an accurate and complete list of all holders of Bank Options, all information about the Bank Options and the holders thereof (including the address and social security number of each such holder and a description of the Bank Options held by such holder specifying, at a minimum, the plan under which issued, type (incentive or nonqualified), grant date, expiration date, exercise price and the number of shares of Bank Stock subject thereto) and copies of each form of option agreement, warrant agreement or letter agreement entered into between Bank and a holder of a Bank Option (all of the foregoing being collectively referred to as the "Final Option List and Materials"), Summit shall issue to the holders of such Bank Options appropriate instruments confirming the rights of such holders with respect to Summit Stock, on the terms and conditions provided by this Section 1.08, upon surrender of the outstanding instruments representing such Bank Options; provided, however, that Summit shall not be obligated to issue any such confirming instruments which relate to the issuance of Summit Stock, or issue any shares of Summit Stock, until such time as the shares of Summit Stock issuable upon exercise of Converted Options shall have been registered with the Securities and Exchange Commission (the "SEC") pursuant to an effective registration statement and authorized for listing on the NYSE and for sale by any appropriate state securities regulators, which such registrations and authorizations Summit shall use its best efforts to effect within 30 days after Bank shall have delivered to Summit the Final Option List and Materials. Summit shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Converted Options remain outstanding. Summit shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Summit Stock for delivery upon exercise of Converted Options.
Notwithstanding anything in the foregoing to the contrary, Bank Options intended to qualify as "incentive stock options" under the Code shall be converted into Converted Options in a manner consistent with the preservation of such qualification under the Code.

     (b) For purposes of this Section 1.08, "Bank Option" is hereby defined to mean an option relating to the purchase of Bank Stock, and any rights appurtenant thereto including Equity Based Rights (as defined at Section 2.01(c)(2) below), granted under a Bank Stock Compensation Plan (as defined at
Section 2.01(c)(3) below), outstanding both on the date hereof and at the Effective Time.

     Section 1.09. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the bank surviving the merger contemplated by Sections 1.01(a) shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in such surviving bank its right, title or interest in, to or under any of the rights, properties or assets of the nonsurviving bank or otherwise to carry out this Agreement, the officers and directors of the surviving bank shall be authorized to execute and deliver, in the name and on behalf of the nonsurviving bank or otherwise, all such deeds, bills of sale, assignments and assurances and to take, in the name and on behalf of the nonsurviving bank, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the surviving bank or otherwise to carry out this Agreement.

     Section 1.10. UNCLAIMED REORGANIZATION CONSIDERATION. If, upon the expiration of one year following the Effective Time, Reorganization Consideration remains with the Exchange Agent due to the failure of Bank Shareholders to surrender and exchange Bank Certificates for Reorganization Consideration, Summit may, at its election, continue to retain the Exchange Agent for purposes of the surrender and exchange of Bank Certificates or take possession of such unclaimed Reorganization Consideration, in which such latter case, Bank Shareholders who have theretofore failed to surrender and exchange Bank Certificates shall thereafter look only to Summit for payment of the Reorganization Consideration and the unpaid dividends and distributions on the Summit Stock declared after the Effective Time, without any interest thereon. Notwithstanding the foregoing, none of Summit, Bank, the Exchange Agent or any other person shall be liable to any former holder of shares of Bank Stock for any property properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     Section 1.11. LOST BANK CERTIFICATES. In the event any Bank Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Bank Certificate to be lost, stolen or destroyed and the posting by such person of a personal, nonsurety bond in such amount as Summit may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Bank Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Bank Certificate the Reorganization Consideration deliverable in respect thereof pursuant to this Agreement.



                                  ARTICLE II.

                     REPRESENTATIONS AND WARRANTIES OF BANK

     Bank represents and warrants to Summit as follows (where an item required to be disclosed on a Bank Schedule is required to be disclosed on one or more additional Bank Schedules, or where a copy of an item required to be attached to a Bank Schedule is required to be attached to one or more additional Bank Schedules, such disclosure or copy need not be provided on more than one Bank Schedule provided the Bank Schedules with respect to which the disclosure or copy is required but not provided contain a cross reference to the location of the required disclosure or copy in the Bank Schedules which is clear and unambiguous):

     Section 2.01. ORGANIZATION, CAPITAL STOCK.

     (a) Each of Bank and its subsidiaries (the term "subsidiary", as used in this Agreement, shall mean any corporation or other organization of which 10% or more of the shares or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other group performing similar functions with respect to such corporation or other organization is directly or indirectly owned; the term "indirect" ownership means ownership through a succession of one or more other subsidiaries), all of which are listed, together with their respective states of incorporation and direct and indirect beneficial owners, on Bank Schedule 2.01(a), is a bank or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of the state of its incorporation, qualified to transact business under the laws of all jurisdictions where the failure to be so qualified would be likely to have a material adverse effect on (i) the business, results of operations, assets or financial condition of Bank and its subsidiaries, on a consolidated basis, or (ii) the ability of Bank to perform its obligations under, and to consummate the transactions contemplated by, this Agreement ("Bank Material Adverse Effect"). However, a Bank Material Adverse Effect or Bank Material Adverse Change (as defined at Section 2.03 below) will not include a change resulting (i) from a change in law, rule, regulation, generally accepted or regulatory accounting principle or other matter affecting banking institutions or their holding companies generally, (ii) from charges or expenses incident to the Reorganization or (iii) payments and charges set forth on Bank Schedule 2.01(a)(iii) in the amounts specified on BANK SCHEDULE 2.01(a)(iii) and for the Bank Benefit Plan or Bank Pension Plan specified on Bank Schedule 2.01(a)(iii) with respect to such amounts. Each of Bank and its subsidiaries has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises and to engage in its business and activities as presently engaged in, and each has complied in all material respects with all applicable laws, regulations and orders.


     (b) Bank or one of its subsidiaries is the holder and beneficial owner of all of the outstanding capital stock of all of Bank's direct and indirect subsidiaries.


     (c) (1) The authorized capital stock of Bank consists exclusively of 2,000,000 shares of Common Stock, par value $5.00 per share, of which 334,317 shares are issued and outstanding. All issued and outstanding shares of the capital stock of Bank and of each of its subsidiaries have been fully paid, were duly authorized and validly issued, are nonassessable and have been issued pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder.

     (2) Except  as  set  forth  in Section 2.01(c)(1), all Equity Securities of
          Bank and its subsidiaries outstanding, in existence, the subject of an agreement or reserved for issuance ("Current Equity Securities"), and all rights or entitlements appurtenant to, based upon, derived from or valued based on the performance or value of Equity Securities of Bank outstanding, in existence, the subject of an agreement or reserved for issuance ("Equity Based Rights") are listed on Bank
          Schedule 2.01(c)(2) and all significant information relating to such Current Equity Securities (other than Common Stock) and Equity Based Rights is listed on Bank Schedule 2.01(c)(2) including without limitation, where applicable, name of holder, address and relationship to Bank if not an employee of Bank or a subsidiary, date of grant, award or issuance, expiration dates, vesting dates, the Bank Stock Plan (as defined in Section 2.01(c)(3) below) under which granted, awarded or issued, any intended qualification or nonqualification or other status under the Code, those Current Equity Securities or Equity Based Rights granted in tandem with other Current Equity Securities or Equity Based Rights, exercise price, number of shares, valuation formula and performance goals. All Current Equity Securities have been (to the extent such is capital stock or similar equity interest) fully paid, were duly authorized and validly issued, are (to the extent such is capital stock or similar equity interest) nonassessable and have been issued pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder.

     (3) All contracts, plans and arrangements, whether oral or written or formal or informal, pursuant to which Current Equity Securities or Equity Based Rights were granted, awarded or issued or which provide for the granting, awarding or issuance of Equity Securities or Equity Based Rights or are relevant in any fashion to Current Equity Securities or Equity Based Rights ("Bank Stock Plan") are listed in and appended in their entirety (including any amendments) to Bank
          Schedule 2.01(c)(3). All Bank Stock Plans constituting a compensatory contract, plan or arrangement ("Bank Stock Compensation Plan"), including all amendments thereto, have been duly approved by the shareholders of Bank and such approvals have been obtained in compliance with all applicable laws and all applicable regulations of governmental or self-regulatory authorities.

     (4) "Equity Securities" of an issuer means (i) the capital stock or other equity securities or equity interests of such issuer, (ii) options, warrants, scrip, interests in, rights (including preemptive rights) to subscribe to, purchase or acquire, calls on or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, capital stock or other equity securities or equity interests or any security or right convertible into or exchangeable for the capital stock or other equity security or equity interests of such issuer, and (iii) contracts, commitments, obligations, agreements, understandings or arrangements entitling anyone to acquire from the issuer, or by which such issuer is or may become bound to issue, capital stock or other equity security or equity interest or any security or right convertible into or exchangeable for the capital stock or other equity security or equity interest of such issuer.

     (d) Bank owns no bank subsidiary ("bank" is hereby defined to include commercial banks, savings banks, private banks, trust companies, savings and loan associations, building and loan associations and similar institutions receiving deposits and making loans). Bank is duly authorized to conduct all activities and exercise all powers of a capital stock bank and trust company contemplated by the laws of Connecticut other than the exercise of trust and fiduciary powers. Bank is an insured bank as defined in the Federal Deposit
Insurance Act and has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises, and to engage in its business and activities as presently engaged in, and has complied in all material respects with all applicable laws, regulations and orders.

     (e) All Equity Securities of its direct and indirect subsidiaries beneficially owned by Bank or a subsidiary of Bank are held free and clear of any claims, liens, encumbrances or security interests.

     Section 2.02. FINANCIAL STATEMENTS. The financial statements (and related notes and schedules thereto) contained in or incorporated by reference into Bank's (a) annual report to shareholders for the fiscal year ended December 31, 1997, (b) annual report on Form 10-K filed pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") for the fiscal year ended December 31, 1997 and (c) the quarterly reports on Form 10-Q filed pursuant to the Exchange Act for the fiscal quarters ended March 31, 1998 and June 30, 1998 (the "Bank Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles, the consolidated statements of condition, income, changes in stockholders' equity and cash flows of Bank and its subsidiaries at its respective date and for the period to which it relates, except as may otherwise be described therein and except that, in the case of unaudited statements, no consolidated statements of changes in stockholders' equity are included. The Bank Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the Bank Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

     Section 2.03. NO CONFLICTS. Except as set forth on BANK SCHEDULE 2.03, Bank and each of its subsidiaries is not in violation or breach of or default under, and has received no notice of violation, breach, revocation or threatened or contemplated revocation of or default or denial of approval under, nor will the execution, delivery and performance of this Agreement by Bank, or the consummation of the transactions contemplated hereby including the Reorganization by Bank upon the terms provided herein (assuming receipt of the Required Consents, as that term is defined in Section 4.01), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the material rights, permits, licenses, assets or properties of Bank or any of its subsidiaries or upon any of the Equity Securities of Bank or any of its subsidiaries, or constitute an event which could, with the lapse of time, action or inaction by Bank or any of its subsidiaries or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

     (i) the Certificate of Incorporation or the By-Laws of Bank or any of its subsidiaries;

     (ii) any applicable law, statute, rule, ruling, determination, ordinance or regulation of or agreement with any governmental or regulatory authority;

     (iii) any judgment, order, writ, award, injunction or decree of any court or other governmental authority; or

     (iv) any  material  note,  bond,  mortgage,  indenture,  lease,  policy  of
          insurance   or   indemnity,  license,  contract,  agreement  or  other
          instrument;

to which Bank or any of its subsidiaries is a party or by which Bank or any of its subsidiaries or any of their assets or properties are bound or committed, the consequences of which individually or in the aggregate would be likely to result in a material adverse change in the business, results of operations, assets or financial condition of Bank and its subsidiaries, on a consolidated basis, from that reflected in the Bank Financial Statements as of and for the six months ended June 30, 1998 ("Bank Material Adverse Change"), or enable any person to enjoin the transactions contemplated hereby.

     Section   2.04. ABSENCE   OF   UNDISCLOSED   LIABILITIES. Bank   and   its
subsidiaries  have  no  liabilities,  whether  contingent or absolute, direct or indirect, matured or unmatured (including but not limited to liabilities for federal, state and local taxes, penalties, assessments, lawsuits or claims against Bank or any of its subsidiaries), and no loss contingency (as defined in Statement of Financial Accounting Standards No. 5), other than (a) those reflected in the Bank Financial Statements or disclosed in the notes thereto,
(b) commitments made by Bank or any of its subsidiaries in the ordinary course of its business which are not in the aggregate material to Bank and its subsidiaries,  on  a  consolidated  basis,  and  (c)  liabilities arising in the ordinary course of its business since June 30, 1998, which are not in the aggregate material to Bank and its subsidiaries, on a consolidated basis. Other than as may be set forth on BANK SCHEDULE 2.04, neither Bank nor any of its subsidiaries has, since June 30, 1998, become obligated on any debt due in more than one year from the date of this Agreement in excess of $100,000, other than intra-corporate debt and deposits received, repurchase agreements and borrowings from the Federal Home Loan Bank of Boston entered into in the ordinary course of business.

     Section 2.05. ABSENCE OF LITIGATION; AGREEMENTS WITH BANK REGULATORS. There is no outstanding order, injunction or decree of any court or governmental or self-regulatory body against or affecting Bank or any of its subsidiaries which materially and adversely affects Bank and its subsidiaries, on a consolidated basis, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to Bank and its subsidiaries, on a consolidated basis, pending or, to Bank's knowledge, threatened, against or involving Bank or any of its subsidiaries or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as may be disclosed in the Forms 10-K and 10-Q of Bank referred to in Section 2.02 or set forth in Bank Schedule 2.05. Neither Bank nor any subsidiary of the Bank is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to material statutory or regulatory noncompliance discovered in any regulatory examinations, its capital adequacy, its credit or reserve policies or its management. Neither Bank nor any subsidiary of the Bank has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Neither Bank nor any subsidiary of the Bank has failed to resolve to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recently completed examination of each aspect of Bank's or a Bank subsidiary's business nor has Bank or any subsidiary of the Bank been advised of any significant deficiencies by any such agency in connection with any current examination of any Bank subsidiary or of Bank subsidiary by any such agency.

     Section 2.06. BROKERS' FEES. Bank has entered into this Agreement with Summit as a result of direct negotiations without the assistance or efforts of any finder, broker, financial advisor or investment banker, other than Brown Brothers Harriman & Co. ("Brown Brothers"). BANK SCHEDULE 2.06 consists of true and complete copies of all agreements between Bank and Brown Brothers with respect to the transactions contemplated by this Agreement or similar transactions.

     Section 2.07. REGULATORY FILINGS. At the time of filing, all filings made by Bank and its subsidiaries after December 31, 1992 with the appropriate bank regulatory authorities do not or did not contain any untrue statement of a material fact and do not or did not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC. Each of the financial statements (including related notes and schedules thereto) contained in or incorporated by reference into such filings are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles, the consolidated statements of condition, income, changes in stockholders' equity and cash flows of Bank and its subsidiaries at its respective date and for the period to which it relates, except as may otherwise be described therein and except that, in the case of unaudited statements, no consolidated statements of changes in stockholders' equity is included. Bank and its subsidiaries have since December 31, 1992, to the extent legally required, timely made all filings required by the Securities Act and the Exchange Act, Federal and state banking laws and regulations and the rules and regulations of the NASD and any other self-regulatory organization, and have paid all fees and assessments due and payable in connection therewith.


     Section 2.08. CORPORATE ACTION. Assuming due execution and delivery by Summit, and subject to the requisite approval by the shareholders of Bank of this Agreement, the Reorganization and the other transactions contemplated hereby in accordance with Bank's Certificate of Incorporation and the Banking Law of Connecticut ("Connecticut Law") at a meeting of such holders to be duly called and held, Bank has the corporate power and is duly authorized by all necessary corporate action to execute, deliver and perform this Agreement. The
Board of Directors of Bank has taken all action required by law, its Certificate of Incorporation, its By-Laws or otherwise, (i) to authorize the execution and delivery of this Agreement and (ii) provided Summit elects a method for carrying out the Reorganization set forth at Section 1.01(a)(1) or
Section  1.01(a)(2)  of this Agreement, for shareholders of Bank to approve this
Agreement   and   the   transactions   contemplated   hereby,   including   the
Reorganization,  at  the  meeting  held  in  accordance  with Section 4.03 by an affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Bank Stock. Assuming due execution and delivery by Summit, this Agreement is a valid and binding agreement of Bank enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally or institutions, the deposits of which are insured by the Federal Deposit Insurance Corporation, or the affiliates of such institutions. The Board of Directors of Bank in authorizing the execution of this Agreement has determined to recommend to the shareholders of Bank the approval of this Agreement, the Reorganization and the other transactions contemplated hereby and such other proposals as may be requested by Summit pursuant to Section 4.03.


     Section 2.09. ABSENCE OF CHANGES. There has not been, since June 30, 1998, any Bank Material Adverse Change except as may be set forth in BANK SCHEDULE
2.09. Except as may be set forth in BANK SCHEDULE 2.09, neither Bank nor any of its subsidiaries has since June 30, 1998: (a) (i) declared, set aside or paid any dividend or other distribution in respect of its Equity Securities, other than dividends from subsidiaries to Bank or other subsidiaries of Bank, and an ordinary cash dividend to Bank shareholders of $0.25 per share or less per fiscal quarter, or, (ii) directly or indirectly purchased, redeemed or otherwise acquired any shares of any Equity Securities; (b) incurred current liabilities since that date other than in the ordinary course of business; (c) sold, exchanged or otherwise disposed of any of their assets except in the ordinary course of business; (d) made any officers' salary increase or wage increase not consistent with past practices, entered into any employment, consulting, severance or change of control contract with any present or former director, officer or salaried employee, or instituted any employee or director welfare, bonus, stock option, profit-sharing, retirement, severance or other benefit plan or arrangement or modified any of the foregoing so as to increase its obligations thereunder in any material respect; (e) suffered any taking by condemnation or eminent domain or other damage, destruction or loss in excess of $50,000, whether or not covered by insurance, adversely affecting its business, property or assets, or waived any rights of value in excess of $50,000; (f) entered into transactions other than in the ordinary course of business which in the aggregate exceeded $100,000; or (g) acquired assets or capital stock of another company of whatsoever amount, except in a fiduciary capacity or in the course of securing or collecting loans or leases.

     Section 2.10. ALLOWANCE FOR CREDIT LOSSES. At June 30, 1998 and thereafter the allowances for credit losses of Bank and its subsidiaries were and are adequate in all material respects to provide for all losses on loans and leases outstanding and, to the best of Bank's knowledge, the loan and lease portfolios of Bank in excess of such allowances are collectible in the ordinary course of business. BANK SCHEDULE 2.10 constitutes a list of all loans and leases made by Bank or any of its subsidiaries that have been "classified" as to quality by any internal or external auditor, accountant or examiner, and such list is accurate and complete in all material respects.


     Section 2.11. TAXES AND TAX RETURNS. Neither Bank nor any of its subsidiaries has at any time filed a consent pursuant to Section 341(f) of the Code or consented to have the provisions of Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in
Section 341(f)(4) of the Code) owned by Bank or any of its subsidiaries. None of the property being acquired by Summit or its subsidiaries in the Reorganization is property which Summit or its subsidiaries will be required to treat as being owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code. All amounts required to be withheld have been withheld from employees by Bank and each of its subsidiaries for all periods in compliance with the tax, social security, unemployment and other applicable withholding provisions of applicable federal, state and local law. Proper and accurate federal, state and local returns (as defined below) have been timely filed by Bank and each of its subsidiaries for all periods for which returns were due, including with respect to employee income tax withholding, social security, unemployment and other applicable taxes (as defined below), and the amounts shown thereon to be due and payable, as well as any interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to Bank or any of its subsidiaries, have been paid in full or adequate provision therefor has been included on the books of Bank or its appropriate subsidiary. Neither Bank nor any of its subsidiaries is required to file tax returns with any state other than the State of Connecticut. Provision has been made on the books of Bank or its appropriate subsidiary for all unpaid taxes, whether or not disputed, that may become due and payable by Bank or any of its subsidiaries in future periods in respect of transactions, sales or services occurring or performed prior to the date of this Agreement. The most recent audit by the Internal Revenue Service ("IRS") of the consolidated federal income tax returns of Bank was for the taxable year ended on December 31, 1990. The State of Connecticut has never audited the Connecticut income tax returns of Bank and its subsidiaries. Neither Bank nor any of its subsidiaries is subject to an audit or review of its tax returns by any state other than the State of Connecticut. Bank is not and has not been a United States real property holding corporation as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither Bank nor any of its subsidiaries is currently a party to any tax sharing or similar agreement with any third party. There are no material matters, claims, assessments, examinations, notices of deficiency, demands for taxes, refund litigation, proceedings, audits or proposed deficiencies pending or, to Bank's knowledge, threatened against Bank or any of its subsidiaries, including a claim or assessment by any authority in a jurisdiction where Bank or any of its subsidiaries do not file tax returns and Bank or any such subsidiary is subject to taxation, and there have been no waivers of statutes of limitations or agreements related to assessments or collection in respect of any federal, state or local taxes. Neither Bank nor any of its subsidiaries has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by Bank or any of its subsidiaries, and neither Bank nor any of its subsidiaries has any knowledge that the IRS has proposed any such adjustment or change in accounting method. Bank and its subsidiaries have complied in all material respects with
all   requirements   relating   to   information   reporting,   including   tax
identification   number   reporting,   and   withholding   (including   back-up
withholding) and other requirements relating to the reporting of interest, dividends and other reportable payments under the Code and state and local tax laws and the regulations promulgated thereunder and other requirements relating to reporting under federal law including record keeping and reporting on monetary instruments transactions.


     For purposes of this Agreement, "taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States Federal, state, local, or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto; and "return" shall mean any return, report, information return or other documents (including any related or supporting information) with respect to taxes.

     Section 2.12. PROPERTIES. Bank has, directly or through its subsidiaries, good and marketable title to all of its properties and assets, tangible and intangible, including those reflected in the Bank Financial Statements (except individual properties and assets disposed of since June 30, 1998 in the ordinary course of business), which properties and assets are not subject to any mortgage, pledge, lien, charge or encumbrance other than as reflected in the Bank Financial Statements or which in the aggregate do not materially adversely affect or impair the operation of Bank and its subsidiaries, on a consolidated basis. Bank and each of its subsidiaries enjoys peaceful and undisturbed possession under all material leases under which it or any of its subsidiaries is the lessee, where the failure to enjoy such peaceful and undisturbed possession would be likely to have a Bank Material Adverse Effect, and none of such leases contains any unusual or burdensome provision which would be likely to materially and adversely affect or impair the operations of Bank and its subsidiaries, on a consolidated basis.

     Section 2.13. CONDITION OF PROPERTIES; INSURANCE. All real and tangible personal properties owned by Bank or any of its subsidiaries or used by Bank or any of its subsidiaries in its business are in a good state of maintenance and repair, are in good operating condition, subject to normal wear and tear, conform in all material respects to all applicable ordinances, regulations and zoning laws, and are adequate for the business conducted by Bank or such subsidiary subject to exceptions which are not, in the aggregate, material to Bank and its subsidiaries, on a consolidated basis. Bank and each of its subsidiaries maintains insurance (with companies which, to the best of Bank's knowledge, are approved by all appropriate state insurance regulators to sell such insurance where purchased by Bank) against loss relating to such properties and such other risks as companies engaged in similar business located in Connecticut, would, in accordance with good business practice, be customarily insured in amounts which are customary, usual and prudent for corporations or banks, as the case may be, of their size. Such policies are in full force and effect and are carried in an amount and form and are otherwise adequate to protect Bank and each of its subsidiaries from any adverse loss resulting from risks and liabilities reasonably foreseeable at the date hereof, and are disclosed on BANK SCHEDULE 2.13. All material claims thereunder have been filed in a due and timely fashion. Since December 31, 1992, neither Bank nor any of its subsidiaries has been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request) nor have Bank or any of its subsidiaries received notice from any insurance carrier that
(i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be increased other than customary premium increases in the ordinary course of business.

     Section 2.14. CONTRACTS.

     (a) Except as set forth in BANK SCHEDULE 2.14(a), neither Bank nor any of its subsidiaries is a party to and neither they nor any of their assets are bound by any written or oral lease or license with respect to any property, real or personal, as tenant or licensee involving an annual consideration in excess of $50,000.

     (b) Except as set forth in BANK SCHEDULE 2.09 or in BANK SCHEDULE 2.14(b), neither Bank nor any of its subsidiaries is a party to and neither they nor any of their assets are bound by any written or oral: (i) employment or severance contract (including, without limitation, any Bank bargaining contract or union agreement) or other agreement with any director, executive officer or other key employee of Bank or any subsidiary, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Bank or any of its subsidiaries of the nature contemplated by this Agreement which is not terminable without penalty by Bank or a subsidiary, as appropriate, on 60 days or less notice; (ii) contract or commitment for capital expenditures in excess of $50,000 for any one project or in excess of $100,000 in the aggregate for all projects; (iii) contract or commitment whether for the purchase of materials or supplies or for the performance of services involving consideration in excess of $50,000 (including advertising and consulting agreements, data processing agreements, and retainer agreements with attorneys, accountants, actuaries, or other professionals); (iv) contract or option to purchase or sell any real or personal property, other than to sell OREO property, involving consideration in excess of $50,000; (v) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan, or any other non-qualified compensation plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (vi) agreement containing covenants that limit the ability of Bank or any of its subsidiaries to compete in any line of business or with any person,  or  that  involve  any  restriction  on the geographic area in which or method by which Bank (including any successor thereof) or any of its subsidiaries may carry on its business (other than as may be required by law or any regulatory agency), (vii) agreement which by its terms limits the payment of dividends by Bank or any of its subsidiaries, (viii) contract (other than this Agreement) limiting the freedom of Bank or its subsidiaries to engage in any type of banking or bank-related business permissible under law; (ix) contract, plan or arrangement which provides for payments of benefits payable to any participant therein or party thereto, and which might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the Code or (x) any other contract material to the business of Bank and its subsidiaries, on a consolidated basis, and not made in the ordinary course of business.

     (c) Neither Bank nor any of its subsidiaries is a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or undertaking which, in the reasonable opinion of management of Bank, is materially adverse, onerous, or harmful to any aspect of the business of Bank and its subsidiaries, on a consolidated basis.

     Section 2.15. PENSION AND BENEFIT PLANS.

     (a) Neither Bank nor any of its subsidiaries maintains an employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or has made any contributions to any such employee pension benefit plan, except employee pension benefit plans listed in BANK SCHEDULE 2.15(a) (individually a "Bank Pension Plan" and collectively the "Bank Pension Plans"). In its present form each Bank Pension Plan complies in all material respects with all applicable requirements under ERISA and the Code. Each Bank Pension Plan and the trust created thereunder is qualified and exempt under Sections 401(a) and 501(a) of the Code, and Bank or the subsidiary whose employees are covered by such Bank Pension Plan has received from the IRS a determination letter to that effect and such determination letter may still be relied on. No event has occurred and there has been no omission or failure to act which would adversely affect such qualification or exemption. Each Bank Pension Plan has been administered and communicated to the participants and beneficiaries in all material respects in accordance with its terms and ERISA. No employee or agent of Bank or any subsidiary whose employees are covered by a Bank Pension Plan has engaged in any action or failed to act in such manner that, as a result of such action or failure, (i) the IRS could revoke, or refuse to issue (as the case may be), a favorable determination as to such Bank Pension Plan's qualification and the associated trust's exemption or impose any liability or penalty under the Code, or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under such Bank Pension Plan or has been misled as to his or her rights under such Bank Pension Plan. No Bank Pension Plan is subject to Section 412 of the Code or Title IV of ERISA. No person has engaged in any prohibited transaction involving any Bank Pension Plan or associated trust within the meaning of Section 406 of ERISA or Section 4975 of the Code. There are no pending or threatened claims (other than routine claims for benefits) against the Bank Pension Plans or any fiduciary thereof which would subject Bank or any of its subsidiaries to a material liability. All reports, filings, returns and disclosures and other communications which have been required to be made to the participants and beneficiaries, other employees, the Pension Benefit Guaranty Corporation ("PBGC"), the SEC, the IRS, the U.S. Department of Labor or any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation have been made in a timely manner and all such reports, communications, filings, returns and disclosures were true and correct in all material respects. No liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements. "ERISA Affiliate" where used in this Agreement means any trade or business (whether or not incorporated) which is a member of a group of which Bank is a member and which is under common control within the meaning of Section 414 of the Code. Neither Bank nor any of its subsidiaries has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b),
(c), (m) or (o) of the Code. There are no unfunded benefit or pension plans or arrangements, or any individual agreements whether qualified or not, to which Bank or any of its subsidiaries or ERISA Affiliates has any obligation to contribute and the present value of all benefits vested and all benefits accrued under each Bank Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date, exceed the value of the assets of the Bank Pension Plan allocable to such vested or accrued benefits. No Bank Pension Plan or any trust created thereunder has been terminated, nor has there been any "reportable events" with respect to any Bank Pension Plan, as that term is defined in Section 4043 of ERISA since January 1, 1992. No Bank Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA (whether or not waived). No Bank Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA. There has been no change in control of any Bank Pension Plan.


     (b) All bonus, deferred compensation, profit-sharing, retirement, pension, stock option, stock award and stock purchase plans and all other employee benefit, health and welfare plans, arrangements or agreements, including without limitation the Bank Stock Compensation Plans and medical, major medical, disability, life insurance or dental plans covering employees generally, other than the Bank Pension Plans, maintained by Bank or any of its subsidiaries with an annual cost in excess of $50,000 (collectively "Bank Benefit Plans") are listed in BANK SCHEDULE 2.15(b) (unless already listed in Bank Schedule 2.15(a) or BANK SCHEDULE 2.01(d)(3)) and comply in all material respects with all applicable requirements imposed by the Securities Act, the
Exchange Act, ERISA, the Code, and all applicable rules and regulations thereunder. The Bank Benefit Plans have been administered and communicated to the participants and beneficiaries in all material respects in accordance with their terms and ERISA (as applicable), and no employee or agent of Bank or any of its subsidiaries has engaged in any action or failed to act in such manner that, as a result of such action or failure: (i) the IRS could revoke, or refuse to issue, a favorable determination as to a Bank Benefit Plan's qualification and any associated trust's exemption or impose any liability or penalty under the Code; or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under the Bank Benefit Plans or has been misled as to their rights under the Bank Benefit Plans. There are no pending or threatened claims (other than routine claims for benefits) against the Bank Benefit Plans which would subject Bank or any of its subsidiaries to liability. Any trust which is intended to be tax-exempt has received a determination letter from the IRS to that effect and no event has occurred which would adversely affect such exemption. All reports, filings, returns and disclosures required to be made to the participants and beneficiaries, other employees of Bank or any of its subsidiaries, the PBGC, the SEC, the IRS, the U.S. Department of Labor and any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation, if any, have been made in a timely manner and all such reports, filings, returns and disclosures were true and correct in all material respects. No material liability has been, or is likely to be, incurred on account of
delinquent   or   incomplete   compliance   or   failure  to  comply  with  such
requirements.


     (c) There is no pending or, to Bank's knowledge, threatened litigation, administrative action or proceeding relating to any Bank Benefit Plan or Bank
Pension Plan. There has been no announcement or commitment by Bank or any subsidiary of Bank to create an additional Bank Benefit Plan or Bank Pension Plan, or to amend a Bank Benefit Plan or Bank Pension Plan, except for amendments required by applicable law, which may materially increase the cost of such Bank Benefit Plan or Bank Pension Plan and, except for any plans or amendments expressly described on Bank Schedule 2.01(d)(3), BANK SCHEDULE 2.15(a) or Bank Schedule 2.15(b), Bank and its subsidiaries do not have any obligations for post-retirement or post-employment benefits under any Bank Benefit Plan (exclusive of any coverage mandated by the Consolidated Omnibus Reconciliation Act of 1986 ("COBRA") that cannot be amended or terminated upon more than sixty (60) days' notice without incurring any liability thereunder. Disclosed on and appended to BANK SCHEDULE 2.15(c) with respect to each Bank
Benefit Plan and Bank Pension Plan, to the extent applicable, is (A) the most recent annual report on the applicable form of the Form 5500 series filed with the IRS with all the attachments filed, (B) such Bank Benefit Plan or Bank Pension Plan, including all amendments thereto, (C) each trust agreement and insurance contract relating to such plan, including amendments thereto, (D) the most recent summary plan description for such plan, including amendments thereto, if the plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such plan is a pension plan and (F) the most recent determination letter issued by the IRS if such plan is qualified under
Section 401(a) of the Code.

     Section 2.16. FIDELITY BONDS. Since December 31, 1992, Bank and each of its subsidiaries has continuously maintained fidelity bonds insuring them against acts of dishonesty in such amounts as are customary, usual and prudent for organizations of its size and business. All material claims thereunder have been filed in a due and timely fashion. Since December 31, 1992, the aggregate amount of all claims under such bonds has not exceeded the policy limits of such bonds (excluding, except in the case of excess coverage, a deductible amount of not more than $50,000) and neither Bank nor any of its subsidiaries is aware of any facts which would form the basis of a claim or claims under such bonds aggregating in excess of the applicable deductible amounts under such bonds. Neither Bank nor any of its subsidiaries has reason to believe that its respective fidelity coverage will not be renewed by its carrier on substantially the same terms as the existing coverage, except for possible premium increases unrelated to Bank's and its subsidiaries' past claim experience.

     Section 2.17. LABOR MATTERS. Hours worked by and payment made to employees of Bank and each of its subsidiaries have not been in violation of the Fair Labor Standards Act or any applicable law dealing with such matters; and all payments due from Bank and each of its subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Bank or its appropriate subsidiary. Bank is in compliance in all material respects with all other laws and regulations relating to the employment of labor, including all such laws and regulations relating to Bank bargaining, discrimination, civil rights, safety and health, plant closing (including the Worker Adjustment Retraining and Notification Act), workers' compensation and the collection and payment of withholding and Social Security and similar taxes. No labor dispute, strike or other work stoppage has occurred and is continuing or is to Bank's knowledge threatened with respect to Bank or any of its subsidiaries. Since December 31, 1992, no employee of Bank or any of its subsidiaries has been terminated, suspended, disciplined or dismissed under circumstances which could constitute a material claim, suit, action, complaint or proceeding likely to result in a material liability. No employees of Bank or any of its subsidiaries are unionized nor has union representation been requested by any group of employees or any other person within the last two years. There are no organizing activities involving Bank pending with, or, to the knowledge of Bank, threatened by, any labor organization or group of employees of Bank.

     Section 2.18. BOOKS AND RECORDS. The minute books of Bank and each of its subsidiaries contain complete and accurate records of and fairly reflect all actions taken at all meetings and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of Bank and each of its subsidiaries fairly and accurately reflect the transactions to which Bank and each of its subsidiaries is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

     Section 2.19. CONCENTRATIONS OF CREDIT. No customer or affiliated group of customers (a) is owed by Bank or any subsidiary of Bank an aggregate amount equal to more than 5% of the shareholders' equity of Bank or such subsidiary (including deposits, other debts and contingent liabilities) or (b) owes to Bank or any of its subsidiaries an aggregate amount equal to more than 5% of the shareholders' equity of Bank or such subsidiary (including loans and other debts, guarantees of debts of third parties, and other contingent liabilities) other than as disclosed in Bank's concentration report attached hereto as Bank
Schedule 2.19.

     Section 2.20. TRADEMARKS AND COPYRIGHTS. Neither Bank nor any of its subsidiaries has received notice or otherwise knows that the manner in which Bank or any of its subsidiaries conducts its business including its current use of any material trademark, trade name, service mark or copyright violates asserted rights of others in any trademark, trade name, service mark, copyright or other proprietary right.

     Section 2.21. EQUITY INTERESTS. Neither Bank nor any of its subsidiaries owns, directly or indirectly (except for the equity interests of Bank in Bank, the equity interests disclosed on Bank Schedule 2.01(a), and the equity interests disclosed on BANK SCHEDULE 2.21) any equity interest, other than by virtue of a security interest securing an obligation not presently in default, in any bank, corporation, partnership or other entity, except: (a) in a fiduciary capacity; or (b) an interest valued at less than $25,000 acquired in connection with a debt previously contracted. None of the investments reflected in the consolidated balance sheet of Bank as of June 30, 1998, and none of such investments made by it or any of its subsidiaries since June 30, 1998, is subject to any restriction (contractual or statutory), other than applicable securities laws, that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time, except to the extent any such investments are pledged in the ordinary course of business (including in connection with hedging arrangements or programs or reverse repurchase arrangements) consistent with prudent banking practice to secure obligations of Bank or any of its subsidiaries.

     Section 2.22. ENVIRONMENTAL MATTERS.

     (a) Except as disclosed on BANK SCHEDULE 2.22 or as may be disclosed in the Forms 10-K and 10-Q of Bank referred to in Section 2.02 hereof:

     (1) The Bank's actual knowledge, no Hazardous Substances (as hereinafter defined) have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on (1) any property now owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Present Property") by Bank or any of its subsidiaries, (2) any property previously owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Former Property") by Bank or any of its subsidiaries during the time of such previous ownership, occupancy, lease, holding or management or (3) any Participation Facility (as hereinafter defined) during the time that Bank or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

     (2) Neither Bank nor any of its subsidiaries has disposed of, or arranged for the disposal of, Hazardous Substances from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that Bank or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

     (3) To Bank's actual knowledge, no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property (as hereinafter defined), nor is there, with respect to any such Loan Property, any violation of environmental law which could materially adversely affect the value of such Loan Property to an extent which could prevent or delay Bank or any of its subsidiaries from recovering the full value of its loan in the event of a foreclosure on such Loan Property.

     (b)  Except  as  disclosed  on  Bank  Schedule  2.22,  neither Bank nor any subsidiary (i) is aware of any investigations contemplated, pending or completed by any environmental regulatory authority with respect to any Present Property, Former Property, Loan Property or Participation Facility, (ii) has received any information requests from any environmental regulatory authority, or (iii) been named as a potentially responsible or liable party in any Superfund, Resource Conservation and Recovery Act, Toxic Substances Control Act or Clean Water Act proceeding or other equivalent state or federal proceeding.

     (c) As used in this Agreement, (a) "Participation Facility" shall mean any property or facility of which the relevant person or entity (i) has at any time participated in the management or (ii) may be deemed to be or to have been an owner or operator, (b) "Loan Property" shall mean any real property in which the relevant person or entity holds a security interest in an amount greater than $50,000 and (c) "Hazardous Substances" shall mean (i) any flammable substances, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances, pollutants, contaminants and any related materials or substances specified in any applicable federal or state law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata) and (ii) friable asbestos, polychlorinated biphenyls, urea formaldehyde, and petroleum and petroleum-containing products and wastes.

     Section 2.23. ACCOUNTING, TAX AND REGULATORY MATTERS. Neither Bank nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of
Section 368 of the Code, or (ii) materially impede or delay receipt of any approval referred to in Section 4.01 or the consummation of the transactions contemplated by this Agreement.

     Section 2.24. INTEREST OF MANAGEMENT AND AFFILIATES.

     (a) All loans presently on the books of Bank or any of its subsidiaries to present or former directors or executive officers of Bank or any subsidiary of Bank, or their associates, or any members of their immediate families, have been made in the ordinary course of business and on the same terms and interest rates as those prevailing for comparable transactions with others and do not involve more than the normal risk of repayment or present other unfavorable features.

     (b) Except as set forth on BANK SCHEDULE 2.24(b), no present or former officer or director of Bank or any of its subsidiaries or any Associated Person (as defined in Section 2.24(d) below):

     (1) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Bank or any of its subsidiaries except for the normal rights of a shareholder;

     (2) has an agreement, understanding, contract, commitment or pending transaction relating to the purchase, sale or lease of real or personal property, goods, materials, supplies or services, whether or not in the ordinary course of business, with Bank or any of its subsidiaries ("Insider Agreements");

     (3) has received from Bank or any of its subsidiaries any commitment, whether written or oral, to lend any funds to any such person;

     (4) is owed any amounts by Bank or any of its subsidiaries except for deposits taken in the ordinary course of business and amounts due for normal compensation or reimbursement of expenses incurred in furtherance of the business of such person's employer and reimbursable according to a policy of Bank or such subsidiary, as appropriate, as in effect immediately prior to the date hereof ("Insider Indebtedness").

     (c) Except as set forth on BANK SCHEDULE 2.24(c), the consummation of the transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, the lapse of time, or the giving of notice and failure to cure) result in any payment (severance or other) or provision of a benefit becoming due from Bank or any of its subsidiaries or any successor or assign thereof to any director, officer or employee of Bank or any of its subsidiaries or any successor or assign of such subsidiary.

     (d) "Associated Person" means (i) any holder of 10% or more of the outstanding shares of Bank Stock, (ii) any relative or associate of a present or former director or executive officer of Bank or any of its subsidiaries (as "associate" is defined at Rule 14a-1(a) of the SEC under the Exchange Act),
(iii) any entity controlled, directly or indirectly, individually or in the aggregate, by any present or former director or executive officer of Bank or any of its subsidiaries or any relative or associate of any of such persons and
(iv) any entity 25% or more or the equity interests of which are owned individually or in the aggregate by any present or former director or executive officer of Bank or any of its subsidiaries or any relative or associate of any of such persons.

     Section   2.25 REGISTRATION   OBLIGATIONS. Neither  Bank  nor  any  of  its
subsidiaries is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act.

     Section 2.26 CORPORATE DOCUMENTS. Bank Schedule 2.26 contains true and complete copies of the articles or certificate of incorporation and by-laws, as amended to date, which are currently in full force and effect, of Bank and of each of its subsidiaries.

     Section 2.27 COMMUNITY REINVESTMENT ACT COMPLIANCE. Bank and its subsidiaries are in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, and received a CRA rating of at least satisfactory as of its last completed examination. As of the date of this Agreement, Bank has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Bank to fail to be in substantial compliance with such provisions.

     Section 2.28 BUSINESS OF BANK. Since June 30, 1998, Bank has conducted its business only in the ordinary course. For purposes of the foregoing, Bank has not, since March 31, 1998, controlled expenses through (i) elimination of employee benefits, (ii) deferral of routine maintenance of real property or leased premises, (iii) elimination of reserves where the liability related to such reserve has remained, (iv) reduction of capital improvements from previous levels, (v) failure to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in the business of Bank, (vi) capitalized loan production expenses other than in accordance with Statement of Financial Accounting Standard No. 91, or (vii) extraordinary reduction or deferral of ordinary or necessary expenses.

     Section 2.29 INTEREST RATE RISK MANAGEMENT INSTRUMENTS.

     (a) Set forth on BANK SCHEDULE 2.29(a) is a list as of the date hereof of all interest rate swaps, caps, floors and option agreements, and other interest rate risk management arrangements to which Bank or any of its subsidiaries is a party or by which any of their properties or assets may be bound.

     (b) All such interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Bank or any of its subsidiaries is a party or by which any of their properties or assets may be bound were entered into the ordinary course of business and, in accordance with prudent banking practice and applicable rules, regulations and policies of regulatory authorities and with counterparties believed, at the time entered into and at the date of this Agreement, to be financially responsible and are legal, valid and binding obligations of Bank or a subsidiary and are in full force and effect. Bank and each of its subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     Section 2.30. YEAR 2000 COMPLIANT. Bank is in the process of taking all reasonably necessary steps to be Year 2000 compliant, which, for purposes of this Agreement, shall mean that the data outside the range 1900-1999 will be correctly processed in any level of computer hardware or software including, but not limited to, microcode, firmware, applications programs, files and databases. Bank is in the process of taking all reasonably necessary steps (including obtaining warranties from the vendors thereof in respect of compliance) to ensure that all computer software will be designed to be used prior to, during and that after the calendar year 2000 AD and such software will be operated during each such time period, without error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century. Bank anticipates that it will be Year 2000 compliant within a reasonable period prior to Year 2000.



                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF SUMMIT

     Summit represents and warrants to Bank as follows:

     Section 3.01. ORGANIZATION, CAPITAL STOCK.

     (a)  Summit  is  a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with authorized capital stock consisting of (i) 390,000,000 shares of Common Stock, par value $.80 per share, with the Summit Rights attached thereto pursuant to the Rights Agreement, of which 173,805,211 shares were issued and outstanding as of July 31, 1998 and (ii) 6,000,000 shares of Preferred Stock, each without par value, of which no shares were issued and outstanding and 1,500,000 shares of Series R Preferred Stock were reserved for issuance as of the date hereof.

     (b) Summit is qualified to transact business in and is in good standing under the laws of all jurisdictions where the failure to be so qualified would have a material adverse effect on (i) the business, results of operations, assets or financial condition of Summit and its subsidiaries, on a consolidated basis, or (ii) the ability of Summit to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (a "Summit Material Adverse Effect"). However, a Summit Material Adverse Effect or Summit Material Adverse Change (as defined at Section 3.03) will not include a change resulting from a change in law, rule, regulation, generally accepted or regulatory accounting principle or other matter affecting financial institutions or their holding companies generally or from charges or expenses incident to the Reorganization. The bank subsidiaries of Summit are duly organized, validly existing and in good standing under the laws of their jurisdiction of organization. Summit and its bank subsidiaries have all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease their respective properties, occupy their respective premises, and to engage in their respective businesses and activities as presently engaged in. Summit is duly registered as a bank holding company under the BHCA.

     (c) All issued shares of the capital stock of Summit and of each of its bank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable, have been issued pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder. Summit or one of its subsidiaries is the holder and beneficial owner of all of the issued and outstanding Equity Securities of its bank subsidiaries. There are no Equity Securities of Summit outstanding, in existence, the subject of an agreement, or reserved for issuance, except as set forth at Section 3.01(a) and except for Summit Stock issuable upon the exercise of employee stock options granted under stock option plans of Summit, Summit Stock issuable pursuant to Summit's Dividend Reinvestment and Stock Purchase Plan, Savings Incentive Plan and 1993 Incentive Stock and Option Plan and Series R Preferred Stock issuable pursuant to the Rights Agreement.

     (d) All Equity Securities of its direct and indirect subsidiaries beneficially owned by Summit or a subsidiary of Summit are held free and clear of any claims, liens, encumbrances or security interests.

     Section 3.02. FINANCIAL STATEMENTS. The financial statements (and related notes and schedules thereto) contained in or incorporated by reference into Summit's (a) annual report to shareholders for the fiscal year ended December 31, 1997, (b) annual report on Form 10-K pursuant to the Exchange Act for the fiscal year ended December 31, 1997 and (c) the quarterly reports on Form 10-Q filed pursuant to the Exchange Act for the fiscal quarters ended March 31, 1998 and June 30, 1998 (the "Summit Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles consistently applied, the consolidated balance sheets, statements of income, statements of shareholders' equity and statements of cash flows of Summit and its subsidiaries at its respective date and for the period to which it relates, except as may otherwise be described therein and except that, in the case of unaudited statements, no consolidated statements of changes in stockholders' equity are included. The Summit Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the Summit Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

     Section 3.03. NO CONFLICTS. Summit is not in violation or breach of or default under, and has received no notice of violation, breach, revocation or threatened or contemplated revocation of or default or denial of approval under, nor will the execution, delivery and performance of this Agreement by Summit, or the consummation of the Reorganization by Summit upon the terms and conditions provided herein (assuming receipt of the Required Consents), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any rights, permits, licenses, assets or properties material to Summit and its subsidiaries, on a consolidated basis, or upon any of the capital stock of Summit, or constitute an event which could, with the lapse of time, action or inaction by Summit, or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

     (i)  the Restated Certificate of Incorporation or the By-Laws of Summit;

     (ii)  any   law,   statute,  rule,  ruling,  determination,  ordinance,  or
          regulation of any governmental or regulatory authority;

     (iii) any judgment, order, writ, award, injunction, or decree of any court or other governmental authority; or

     (iv) any  material  note,  bond,  mortgage,  indenture,  lease,  policy  of
          insurance   or  indemnity,  license,  contract,  agreement,  or  other instrument;

to which Summit is a party or by which Summit or any of its assets or properties are bound or committed, the consequences of which would be a material adverse change in the business, results of operations, assets or financial condition of Summit and its subsidiaries, on a consolidated basis, from that reflected in the Summit Financial Statements as of and for the six months ended June 30, 1998 (a "Summit Material Adverse Change"), or enable any person to enjoin the transactions contemplated hereby.

     Section 3.04. ABSENCE OF LITIGATION, AGREEMENTS WITH BANK REGULATORS. There is no outstanding order, injunction, or decree of any court or governmental or self-regulatory body against or affecting Summit or its subsidiaries which materially and adversely affects Summit and its subsidiaries, on a consolidated basis, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to Summit and its subsidiaries, on a consolidated basis, pending or, to Summit's knowledge, threatened, against or involving Summit or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as may be disclosed in the Forms 10-K and 10-Q of Summit referred to in Section 3.02. Neither Summit nor any bank subsidiary of Summit is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management. Neither Summit nor any bank subsidiary of Summit, has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Summit and the bank subsidiaries of Summit have resolved to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recent examinations of each aspect of Summit or such bank subsidiary's business except for examinations, if any, received within the 30 days prior to the date hereof.

     Section 3.05. REGULATORY FILINGS. At the time of filing, all filings made by Summit and its subsidiaries after December 31, 1992 with the SEC and appropriate bank regulatory authorities did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC. Summit has since December 31, 1992 timely made all filings required by the Securities Act and the Exchange Act. Each of the financial statements (including related notes and schedules thereto) contained in or incorporated by reference into such filings are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles, the consolidated statements of condition, income, changes in stockholders' equity and cash flows of Summit and its subsidiaries at its respective date and for the period to which it relates, except as may otherwise be described therein and except that in the case of unaudited statements, no consolidated statements of changes in stockholders equity is included.

     Section 3.06. CORPORATE ACTION.

     (a) Assuming due execution and delivery by Bank, Summit has the corporate power and is duly authorized by all necessary corporate action to execute, deliver, and perform this Agreement. The Board of Directors of Summit has taken all action required by law or by the Restated Certificate of Incorporation or By-Laws of Summit or otherwise to authorize the execution and delivery of this Agreement. Approval by the shareholders of Summit of this Agreement, the Reorganization or the transactions contemplated by this Agreement are not required by applicable law. Assuming due execution and delivery by Bank, this Agreement is a valid and binding agreement of Summit enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally or institutions, the deposits of which are insured by the Federal Deposit Insurance Corporation, or the affiliates of such institutions.

     (b) Upon the due and valid approval of this Agreement by the Board of Directors and sole shareholder of the Designated Summit Bank Subsidiary and its execution and delivery, assuming due execution and delivery by each of the other parties hereto, this Agreement will be a valid and binding agreement of the Designated Summit Bank Subsidiary enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally or institutions, the deposits of which are insured by the Federal Deposit Insurance Corporation, or the affiliates of such institutions.

     Section 3.07. ABSENCE OF CHANGES. There has not been, since June 30, 1998, any Summit Material Adverse Change.

     Section 3.08. NON-BANK SUBSIDIARIES. The non-bank subsidiaries of Summit did not, taken in the aggregate, constitute a "significant subsidiary" of Summit, as that term is defined in Rule 1-02(v) of Regulation S-X of the SEC (17 CFR (section)210.1-02(v)), at June 30, 1998.

     Section 3.09 ABSENCE OF UNDISCLOSED LIABILITIES. There are no liabilities, whether contingent or absolute, direct or indirect, or loss contingencies (as defined in Statement of Financial Accounting Standards No.5) other than (a) disclosed in the Summit Financial Statements or disclosed in the notes thereto,
(b) commitments made by Summit or any of its subsidiaries in the ordinary course of its business which are not in the aggregate material to Summit and its subsidiaries, on a consolidated basis, and (c) liabilities arising in the ordinary course of its business since June 30, 1998 which are not in the aggregate material to Summit and its subsidiaries, on a consolidated basis.

     Section 3.10. ALLOWANCE FOR LOAN AND LEASE LOSSES. At June 30, 1998 and thereafter, the allowances for loan and lease losses of Summit and its subsidiaries are adequate in all material respects to provide for all losses on loans and leases outstanding, and to the best of Summit's knowledge, the loan and lease portfolios of Summit and its subsidiaries in excess of such allowances are collectible in the ordinary course of business.

     Section 3.11. ACCOUNTING, TAX AND REGULATORY MATTERS. Neither Summit nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of
Section 368 of the Code, or (ii) materially impede or delay receipt of any approval referred to in Section 4.01 or the consummation of the transactions contemplated by this Agreement.

     Section 3.12. COMMUNITY REINVESTMENT ACT COMPLIANCE. Summit and its subsidiaries are in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, and received a CRA rating of at least satisfactory as of its last completed examination. As of the date of this Agreement, Summit and its subsidiaries have not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Summit to fail to be in substantial compliance with such provisions.



                                  ARTICLE IV.

                               COVENANTS OF BANK

     Bank hereby covenants and agrees with Summit that:

     Section 4.01. PREPARATION OF REGISTRATION STATEMENT AND APPLICATIONS FOR REQUIRED CONSENTS. Bank will cooperate with Summit in the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the SEC under the Securities Act for the registration of the offering of Summit Stock to be issued as Reorganization Consideration and the proxy statement-prospectus constituting part of the Registration Statement ("Proxy-Prospectus") that will be used by Bank to solicit shareholders of Bank for approval of the Reorganization. In connection therewith, Bank will use its reasonable best efforts to furnish all financial or other information with respect to Bank, including using reasonable best efforts to obtain customary consents, certificates, opinions of counsel and other items concerning Bank, reasonably deemed necessary by counsel to Summit for the filing or preparation for filing under the Securities Act and the Exchange Act of the Registration Statement (including the Proxy-Prospectus). Bank will cooperate with Summit and provide such information as may be reasonably available to Bank in obtaining an order of effectiveness for the Registration Statement, appropriate permits or approvals under state securities and "blue sky" laws, the required approval under the BHCA of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and any other governmental or regulatory consents or approvals, including the approval of the Commissioner of Banking of Connecticut, or the taking of any other governmental or regulatory action necessary to consummate the Reorganization that would not have a Summit Material Adverse Effect following the Reorganization (the "Required Consents"). Summit, reasonably in advance of making such filings, will provide Bank and its counsel a reasonable opportunity to comment on such filings and regulatory applications and will give due consideration to any comments of Bank and its counsel before making any such filing or application, and Summit will provide Bank and its counsel with copies of all such filings and applications at the time filed if such filings and applications are made at any time before the Effective Time. Bank covenants and agrees that all information expressly furnished by Bank in writing for inclusion in the Registration Statement, the Proxy-Prospectus, all applications to appropriate regulatory agencies for approval of the Reorganization will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, together with all information furnished by Bank to Summit pursuant to this Agreement or in connection with obtaining Required Consents, will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Bank will furnish to Brown Brothers such information as Brown Brothers may reasonably request and as may be reasonably available to Bank for purposes of the opinion referred to in Section 8.07.

     Section 4.02. NOTICE OF ADVERSE CHANGES. Bank will promptly advise Summit in writing, to the extent of its actual knowledge, of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Bank contained in this Agreement or the Bank Schedules or the materials furnished pursuant to the Post-Signing Document List (as defined in Section 4.09), if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any Bank Material Adverse Change, (c) any inability or perceived inability of Bank to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of litigation or administrative proceedings involving Bank or any of its subsidiaries or assets, which, if determined adversely to Bank or any of its subsidiaries, would have a Bank Material Adverse Effect or an adverse material effect on the ability of the parties to timely consummate the Reorganization and the related transactions, (e) any governmental complaint, investigation, hearing, or communication indicating that such litigation or administrative proceeding is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Bank or a subsidiary subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which Bank or a subsidiary is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of Bank and its subsidiaries, on a consolidated basis, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Reorganization. Bank agrees that the delivery of such notice shall not constitute a waiver by Summit of any of the provisions of Articles VI or VII.

     Section 4.03. MEETING OF SHAREHOLDERS. Bank will call a meeting of Bank shareholders for the purpose of voting upon this Agreement, the Reorganization and the other transactions contemplated hereby. The meeting of Bank shareholders contemplated by this Section 4.03 will be held as promptly as practicable and, in connection therewith, will comply with the Connecticut Law and the Exchange Act and all regulations promulgated thereunder governing shareholder meetings and proxy solicitations. In connection with such meeting, Bank shall mail the Proxy-Prospectus to Bank shareholders and use, unless in the written opinion of counsel such action would be a breach of their fiduciary duties by the directors under applicable law, its best efforts to obtain shareholder approval of this Agreement, the Reorganization and the other transactions contemplated hereby and any other proposals requested by Summit pursuant to this Section 4.03.

     Section   4.04. COPIES  OF  FILINGS. Without  limiting  the  provisions  of
Section 4.01, Bank will deliver to Summit, at least 48 hours prior to an anticipated date of filing or distribution, all documents to be filed with the SEC or any bank regulatory authority or to be distributed in any manner to the shareholders of Bank, or to the news media or to the public, other than the press releases and other information subject to Section 10.01.

     Section 4.05. NO MATERIAL TRANSACTIONS. Until the Effective Time, Bank will not and will not allow any of its subsidiaries to, without the prior written consent of Summit:

     (a) pay (or make a declaration which creates an obligation to pay) any cash dividends, other than dividends from subsidiaries of Bank to Bank or other subsidiaries of Bank except that Bank may declare, set aside and pay a dividend of $0.25 per quarter;

     (b) declare or distribute any stock dividend or authorize or effect a stock split;

     (c) merge with, consolidate with, or sell any material asset to any other corporation, bank, or person (except for mergers of subsidiaries of Bank into other subsidiaries of Bank) or enter into any other transaction not in the ordinary course of the banking business;

     (d) incur any liability or obligation other than intracompany obligations, make or agree to make any commitment or disbursement, acquire or dispose or agree to acquire or dispose of any property or asset (tangible or intangible), make or agree to make any contract or agreement or engage or agree to engage in any other transaction, except (i) transactions in the ordinary course of business or other transactions involving not more than $50,000, (ii) costs and expenses incurred in connection with the Reorganization and other transactions contemplated by this Agreement and (iii) as set forth in BANK SCHEDULE 4.05(d);


     (e) subject any of its properties or assets to any lien, claim, charge, option or encumbrance, except in the ordinary course of business and for amounts not material in the aggregate to Bank and its subsidiaries, on a consolidated basis;

     (f) Except for the amounts and plans or employees expressly related to such amounts set forth on BANK SCHEDULE 4.05(f), pay any employee bonuses or increase or enter into any agreement to increase the rate of compensation of any employee at the date hereof which is not consistent with past practices and policies and which when considered with all such increases or agreements to increase constitutes an average annualized rate not exceeding four percent (4%), except that, on the date which follows the Closing Date (as defined in Section 9.01) by six months, Bank may pay "stay bonuses" of up to $75,000 in the aggregate to employees of the Bank designated by the Board of Directors of Bank (after consultation with Summit) who continue to be employees of Bank or a subsidiary or affiliate thereof on such payment date and who execute a release of claims against Summit and its affiliates;

     (g) except as set forth on BANK SCHEDULE 4.05(g), create, adopt or modify any employment, termination, severance, pension, supplemental pension, profit sharing, bonus, deferred compensation, death benefit, retirement, stock option, stock award, stock purchase or other employee or director benefit or welfare plan, arrangement or agreement of whatsoever nature, including without limitation the Bank Pension Plans and the Bank Benefit Plans (collectively, "Bank Plans"), or change the level of benefits, reduce eligibility, performance or participation standards, or increase any payment or benefit under any Bank Plan;

     (h) distribute, issue, sell, award, grant, permit to become outstanding or enter into any agreement respecting any Equity Securities or any Equity Based Rights except pursuant to the Option Agreement or pursuant to the exercise of director and employee stock options and warrants granted prior to the date hereof under the Bank Stock Compensation Plans and exercisable and outstanding under the terms of a Bank Stock Compensation Plan at the date of such exercise;


     (i) except in a fiduciary capacity, purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities or Equity Based Rights, whether pursuant to the terms of such Equity Securities or Equity Based Rights or otherwise, or enter into any agreement providing for any of the foregoing transactions;

     (j) amend   its  certificate  or  articles  of  incorporation,  charter  or by-laws;

     (k) Except as set forth on BANK SCHEDULE 4.05(k), modify, amend or cancel any of its existing borrowings other than intra-corporate borrowings and borrowings of federal funds from correspondent banks and the Federal Home Loan Bank of Boston or enter into any contract, agreement, lease or understanding, or any contracts, agreements, leases or understandings other than those in the ordinary course of business or which do not involve the creation of any material obligation or release of any material right of Bank or any of its subsidiaries, on a consolidated basis;

     (l) create, amend, increase, enhance, accelerate the exerciseability of, or release or waive any forfeitures, terminations or expirations of or restrictions on any rights, awards, benefits, entitlements, options or warrants under the Bank Plans including Equity Securities and Equity Based Rights outstanding;

     (m) Except as set forth on Bank Schedule 4.05(m), make any employer contribution to a Bank Plan which under the terms of the particular plan is voluntary and within the discretion of Bank to make;

     (n) make any determination or take any action, discretionary or otherwise, under or with respect to any Bank Plan other than routine administration in accordance with past precedent;

     (o) notwithstanding any other provision of this Agreement, enter into or amend, renew, extend, give any notice or consent with respect to, waive any provision under, or accept any new fees, rates or other costs or charges of whatsoever nature, schedule, exhibit or other attachment under (whether through an action or inaction) any Insider Agreement or any agreement, understanding, contract, commitment or transaction relating to any Insider Indebtedness, except to the extent permitted by Section 4.12 or disclosed in BANK SCHEDULE 2.24(b);

     (p) enter into, increase or renew any loan or credit commitment (including standby letters of credit) to any executive officer or director of Bank or any of its subsidiaries, any holder of 10% of more of the outstanding shares of Bank Stock, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated in 12 U.S.C. (section)371c and 12 U.S.C. (section)371c-1. For purposes of this Section 4.05(p), "control" shall have the meaning associated with that term under 12 U.S.C. (section)371c; or

     (q) take any discretionary action or fail to take any discretionary action under any plan or agreement affecting one or more directors or employees or any affiliates of such where the effect of such act or failure to act is or would be to give or confer a right or benefit not existing on the date hereof.

     Section 4.06. OPERATION OF BUSINESS IN ORDINARY COURSE. Bank, on behalf of itself and its subsidiaries, covenants and agrees that from and after the date hereof and until the Effective Time, it and its subsidiaries: (a) will carry on their business substantially in the same manner as heretofore and will not institute any unusual or novel methods of management or operation of their properties or business and will maintain such in their customary manner; (b) will use their best efforts to continue in effect their present insurance coverage on all properties, assets, business and personnel; (c) will use their best efforts to preserve their business organization intact, preserve their present relationships with customers, suppliers, and others having business dealings with them, and keep available their present employees, provided, however, that Bank or any of its subsidiaries may terminate any employee for unsatisfactory performance or other reasonable business purpose, and provided further, however, that Bank will notify and consult with Summit prior to terminating any of the five highest paid employees of Bank; (d) will use their best efforts to continue to maintain fidelity bonds insuring Bank and its subsidiaries against acts of dishonesty by each of their employees in such amounts (not less than present coverage) as are customary, usual and prudent for corporations or banks, as the case may be, of their size; (e) will not do anything or fail to do anything which will cause a breach of or default under any representation, warranty or covenant of Bank or any contract, agreement, commitment or obligation to which they or any one of them is a party or by which they or any of their assets or properties may be bound or committed; and
(f) will not change their methods of accounting in effect at June 30, 1998, or change any of their methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of their Federal income tax returns for the taxable year ended December 31, 1997, except as required by changes in laws, regulations or generally accepted accounting principles or changes that are to a preferable accounting method, and approved in writing by Bank's independent certified public accountants.

     Section 4.07. FURTHER ACTIONS. Bank will: (a) execute and deliver such instruments and take such other actions as Summit may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of Summit set forth in Articles VI and VII hereof are satisfied.

     Section 4.08. COOPERATION. Until the Effective Time, Bank will give to Summit and to its representatives, including its accountants, KPMG Peat Marwick LLP, and its legal counsel, full access during normal business hours to all of its property, documents, contracts and records relevant to this Agreement and the Reorganization, will provide such information with respect to its business affairs and properties as Summit from time to time may reasonably request, and will cause its managerial employees, and will use its best efforts to cause its counsel and independent certified public accountants, to be available on reasonable request to answer questions of Summit's representatives covering the business and affairs of Bank or any of its subsidiaries.

     Section 4.09. COPIES OF DOCUMENTS. As promptly as practicable, but not later than 30 days after the date hereof, Bank will furnish to or make available to Summit all the documents, contracts, agreements, papers, and writings referred to in the Bank Schedules or called for by the list attached hereto as Exhibit B (the "Post-Signing Document List").

     Section 4.10. APPLICABLE LAWS. Bank and its subsidiaries will use their best efforts to comply promptly with all requirements which federal or state law may impose on Bank or any of its subsidiaries with respect to the Reorganization and will promptly cooperate with and furnish information to Summit in connection with any such requirements imposed upon Summit or on any of its subsidiaries in connection with the Reorganization.

     Section 4.11. AGREEMENTS OF AFFILIATED SHAREHOLDERS. Bank agrees to furnish to Summit, not later than 10 business days prior to the date of mailing of the Proxy-Prospectus, a writing setting forth the names of those persons (which will include all individual and beneficial ownership of Bank Stock by such persons and also identifies the manner in which all such beneficially owned shares of Bank Stock are registered on the stock record books of Bank) who in the written opinion of Rucci, Burnham, Carta & Edelberg, LLP, corporate counsel to Bank, or of Bank's securities counsel, constitute all the affiliates of Bank for the purposes of Rule 145 under the Securities Act ("Bank Affiliate") and Bank shall use its best efforts to cause each Bank Affiliate to enter into, prior to the date of mailing of the Proxy-Prospectus and effective prior to that date, an agreement, satisfactory in form and substance to Summit, substantially in the form of Exhibit C-1, with respect to Affiliates who are directors or officers of Bank or a subsidiary of Bank, or substantially in the form of Exhibit C-2, with respect to Affiliates who are not directors or officers of Bank or a subsidiary of Bank (an "Affiliate Agreement"); provided, however, that until an Affiliate executes and delivers an Affiliate Agreement to Summit, Summit may refuse to exchange for the Reorganization Consideration the Bank Certificates held by such Affiliate.

     Section 4.12. LOANS AND LEASES TO AFFILIATES. All loans and leases hereafter made by Bank or any of its subsidiaries to any of its present or former directors or executive officers or their respective related interests shall be made only in the ordinary course of business and on the same terms and at the same interest rates as those prevailing for comparable transactions with others and shall not involve more than the normal risk of repayment or present other unfavorable features.

     Section 4.13. CONFIDENTIALITY. All information furnished by Summit to Bank or its representatives pursuant hereto shall be treated as the sole property of Summit and, if the Reorganization shall not occur, Bank and its representatives shall return to Summit all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of Bank or any committee thereof for the purpose of considering this Agreement, the Reorganization and the related transactions may be kept and maintained by Bank with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. Bank shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any purposes other than the performance of this Agreement. The obligation to keep such information confidential shall continue for five years from the date the proposed Reorganization is abandoned and shall not apply to: (i) any information which (x) was legally in Bank's possession prior to the disclosure thereof by Summit, (y) was then generally known to the public, or (z) was disclosed to Bank by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, Bank is nonetheless, in the written opinion of its outside counsel, compelled to disclose information concerning Summit to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Bank may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify Summit. This Section 4.13 shall survive any termination of this Agreement.

     Section 4.14. DIVIDENDS. Bank will coordinate with Summit the declaration of any dividends and the record and payment dates thereof so that the holders of Bank Stock will not be paid two dividends for a single calendar quarter with respect to their shares of Bank Stock and any shares of Summit Stock they become entitled to receive in the Reorganization or fail to be paid one dividend in each calendar quarter between the date hereof and the Effective Time. Bank will notify Summit at least five business days prior to any proposed dividend declaration date.

     Section 4.15. ACQUISITION PROPOSALS. Bank agrees that neither Bank nor any of its subsidiaries nor any of the respective officers and directors of Bank or its subsidiaries shall, and Bank shall direct and use its best effort to cause its employees, affiliates, agents and representatives (including, without limitation, any investment banker, broker, financial or investment advisor, attorney or accountant retained by Bank or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals or offers with respect to, or engage in any negotiations or discussions with any person, provide any nonpublic information, or authorize or enter into any agreement or agreement in principle concerning, or recommend, endorse or otherwise facilitate any effort or attempt to induce or implement, any Acquisition Proposal (as defined below). "Acquisition Proposal" is hereby defined to be any offer, including an exchange offer or tender offer, or proposal concerning a merger, consolidation, or other business combination or takeover transaction involving Bank or any of its subsidiaries or the acquisition of any assets (otherwise than as permitted by Section 4.05) or securities of Bank or any of its subsidiaries. Bank will immediately cease and cause to be terminated any existing activities, discussion or negotiations with any parties conducted heretofore with respect to any of the foregoing. Bank will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section. In addition, Bank will notify Summit by telephone to its chief executive officer or general counsel promptly upon receipt of any communication with respect to a proposed Acquisition Proposal with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of Bank or any of its subsidiaries or assets by another party, and will immediately deliver as soon as possible by facsimile transmission, receipt acknowledged, to the Summit officer notified as required above a copy of any document relating thereto promptly after any such document is received by Bank.

     Section 4.16 TAX OPINION CERTIFICATES. Bank shall execute and deliver to Thompson Coburn any tax opinion certificate reasonably required by Thompson Coburn in connection with the issuance of the Tax Opinions (as defined at Section 6.03), dated as of the date of effectiveness of the Registration Statement and as of the Closing Date (and as of the date the Closing occurs if different than the Closing Date), and Bank shall use reasonable efforts to cause each of its executive officers, directors and holders of five percent (5%) or more of outstanding Bank Stock (including shares beneficially held) to execute and deliver to Thompson Coburn any tax opinion certificate reasonably required by Thompson Coburn in connection with the issuance of one or more of the Tax Opinions, dated as of the date of effectiveness of the Registration Statement and as of the Closing Date (and as of the date the Closing occurs if different than the Closing Date).

     Section 4.17 DIRECTORS' AND OFFICERS' INSURANCE. Bank and each of its subsidiaries has taken or will take all requisite action (including, without limitation, the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies ("D&O Insurance") in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Bank. Bank shall renew any existing D&O Insurance or purchase any "discovery period" D&O Insurance provided for thereunder at Summit's request.

     Section 4.18. CONFORMING ENTRIES.

     (a) Notwithstanding that Bank believes that Bank and its subsidiaries have established reserves and taken all provisions for possible loan and lease losses required by generally accepted accounting principles and applicable laws, rules and regulations, Bank recognizes that Summit may have adopted different loan, accrual and reserve policies (including loan classification and levels of reserves for possible loan and lease losses). From and after the date of this Agreement, Bank and Summit shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Bank and its subsidiaries to those policies of Summit, as specified in each case in writing to Bank, based upon such consultation and as hereinafter provided.

     (b) In addition, from and after the date of this Agreement, Bank and Summit shall consult and cooperate with each other with respect to determining appropriate accruals, reserves and charges for Bank to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plan following the Reorganization, as specified in each case in writing to Bank, based upon such consultation and as hereinafter provided.

     (c) Bank and Summit shall consult and cooperate with each other with respect to determining the amount and the timing for recognizing for financial accounting purposes Bank's expenses of the Reorganization and the restructuring charges, if any, related to or to be incurred in connection with the Reorganization.

     (d) With respect to clauses (a) through (c) of this Section 4.18, (i) it is the objective of Bank and Summit that such reserves, accruals, charges and divestitures, if any, to be taken shall be consistent with generally accepted accounting principles, and (ii) Bank shall not be obligated to make a particular conforming entry if the particular entry is not capable of being reversed upon a termination of this Agreement or if the entry would have a material adverse effect on the Bank's financial statements.

     Section 4.19 COOPERATION WITH POLICIES AND PROCEDURES. Bank, prior to the Effective Time, shall (i) consult and cooperate with Summit regarding the implementation of those policies and procedures established by Summit for its governance and that of its subsidiaries and not otherwise referenced in Section
4.18 of this Agreement, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the reasonable request of Summit, conform Bank's existing policies and procedures in respect thereof, provided that Bank shall not be required to conform a policy or procedure (x) if such would cause Bank or any of its subsidiaries to be in violation of any law, rule or regulation or requirement of any governmental regulatory authority having jurisdiction over Bank or any of its subsidiaries affected thereby, or
(ii) if such conforming change is not capable of being reversed upon a termination of this Agreement or if the conforming change would have a material adverse effect on the Bank's financial statements.

     Section 4.20 ENVIRONMENTAL REPORTS. Bank shall disclose to Summit all matters of the types described in Section 2.22 above which Bank would have been required to disclose to Summit on the date hereof if known to Bank on the date hereof, as such become known to Bank between the date hereof and the Effective Time. In addition, Summit may at its expense perform, or cause to be performed, a phase one environmental investigation, an asbestos survey, or both of the foregoing, (i) within 90 days following the date of this Agreement, on all real property owned, leased or operated by Bank or any of its subsidiaries as of the date of this Agreement (but excluding space in retail or similar establishments leased by Bank for automatic teller machines or leased bank branch facilities where the space leased by Bank comprises less than 20% of the total space leased to all tenants of such property) subject to the terms (including any prohibitions contained therein) contained in any lease agreement governing any lease of real property by the Bank, and (ii) within 15 days after being notified by Bank of the acquisition or lease of any real property by it or its subsidiaries after the date of this Agreement, on the real property so acquired or leased (but excluding space in retail or similar establishments leased by Bank for automatic teller machines or leased bank branch facilities where the space leased by Bank comprises less than 20% of the total space leased to all tenants of such property) subject to the terms (including any prohibitions contained therein) contained in any lease agreement governing any lease of real property by the Bank. If the results of the phase one investigation indicate, in the reasonable opinion of Summit, that additional investigation is warranted, Summit may at its expense, within 15 days after receipt of the particular phase one report, perform or cause to be performed a phase two investigation on the property or properties deemed by Summit to warrant such additional study or notify Bank and an environmental consulting firm within 15 days after the receipt of the particular phase one report that the environmental consulting firm should promptly commence a phase two investigation. If the cost of taking all remedial or other corrective actions and measures (as required by applicable law, as recommended or suggested by phase one or phase two investigation reports or as may be prudent in light of serious life, health or safety concerns), if any, is in the aggregate in excess of $1,000,000, as reasonably estimated by an environmental expert retained for such purpose by Summit at its sole expense, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty, Summit shall have the right pursuant to Section 9.02(d)(2) of this Agreement to terminate this Agreement.


     Section 4.21 DISCONTINUANCE FEE.


     (a) Following  the  occurrence  of  a  Purchase  Event  (as defined in this
Section 4.21 below), Bank shall pay to Summit, and Summit shall be entitled to receive, a discontinuance fee of $4,000,000 (the "Discontinuance Fee") according to the terms of this Section 4.21.


     (b) Bank's obligation to pay, and Summit's right to receive, the Discontinuance Fee shall terminate and be of no further force or effect upon the earliest to occur of (i) the Effective Time, (ii) the termination of this Agreement in accordance with the terms hereof prior to the occurrence of an Extension Event (as defined in this Section 4.21 below), other than a termination of this Agreement by Summit pursuant to Section 9.02(a)(2) or Sections 9.02(b), (c) or (d)(1) hereof, (iii) 15 months after the termination of this Agreement following the occurrence of an Extension Event or the termination of this Agreement by Summit pursuant to Section 9.02(a)(2) or Sections 9.02(b), (c) or (d)(1) hereof or (iv) the termination of this Agreement pursuant to Section 9.02(d)(2) or 9.02(e).


     (c) The term "Extension Event" shall mean any of the following events or transactions occurring without Summit's prior written consent after the date hereof:


        (i) Bank or any of its subsidiaries (each a "Bank Subsidiary"), shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than Summit or any of its subsidiaries (each a "Summit Subsidiary") or the Board of Directors of Bank shall have recommended that the shareholders of Bank approve or accept any Acquisition Transaction with any person other than
           Summit or any Summit Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Bank or any of Bank's banking subsidiaries ("Bank Subsidiaries"), (x) a purchase, lease or other acquisition of 10% or more of the aggregate value of the assets or deposits of Bank or any Bank Subsidiary, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Bank or a Bank Subsidiary, or (z) any substantially similar transaction, provided, however, that in no event shall (i) any merger, consolidation or similar transaction involving Bank or any Bank Subsidiary in which the voting securities of Bank outstanding immediately prior thereto continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity of any such transaction) at least 75% of the combined voting power of the voting securities of the Bank or the surviving entity outstanding after the consummation of such merger, consolidation, or similar transaction, or (ii) any internal merger or consolidation involving only Bank and/or Bank Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of this Agreement;


        (ii) Any person (other than Summit or any Summit Subsidiary) shall have acquired beneficial ownership or the right to acquire beneficial ownership of securities representing 10% or more of the aggregate voting power of Bank or any Bank Subsidiary (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder);


        (iii) Any person other than Summit or any Summit Subsidiary shall have made a bona fide proposal to Bank or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than Summit or any Summit Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Bank Stock such that, upon consummation of such offer, such person would own or control securities representing 10% or more of the aggregate voting power of Bank or any Bank Subsidiary);

        (iv) After any person other than Summit or any Summit Subsidiary has made or disclosed an intention to make a proposal to Bank or its shareholders to engage in an Acquisition Transaction, Bank shall have breached any covenant or obligation contained in this Agreement and such breach (x) would entitle Summit to terminate this Agreement and (y) shall not have been cured prior to the Notice Date (as defined below);

        (v) Any person other than Summit or any Summit Subsidiary shall have filed an application with, or given a notice to, whether in draft or final form, the Federal Reserve Board or other governmental authority or regulatory or administrative agency or commission, domestic or foreign (each, a "Governmental Authority"), for approval to engage in an Acquisition Transaction; or

        (vi) any Purchase Event (as defined below).

     (d) The term "Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

         (i) The acquisition by any person other than Summit or any Summit Subsidiary of beneficial ownership of securities representing 25% or more of the aggregate voting power of Bank or any Bank Subsidiary;

         (ii) The occurrence of the event described in Section 4.21(c)(i), except that for purposes of determining whether the event described in Section 4.21(c)(i) has occurred for purposes of this subsection
           (ii) the percentage referred to in clauses (x) and (y) of the definition of Acquisition Transaction which is incorporated into said Section 4.21(c)(i) shall be 25%; or

        (iii) the holders of Common Stock shall not have approved this Agreement at the meeting of such shareholders held for the purpose of voting on this Agreement, such meeting shall not have been called by the Board of Directors of Bank in accordance with Section
            4.03 of this Agreement or such meeting shall not have been held or shall have been canceled prior to termination of this Agreement or Bank's Board of Directors shall have withdrawn or modified the recommendation of Bank's Board of Directors in a manner adverse to the consummation of the Reorganization with respect to this Agreement, in each case after an Extension Event.

     (e) Bank shall notify Summit promptly in writing of the occurrence of any Extension Event or Purchase Event; provided however, that the giving of such notice by Bank shall not be a condition to the rights of Summit under this
Section 4.21.

     (f) In the event that Summit is entitled to and wishes to exercise its right to receive the Discontinuance Fee, it shall send to Bank a written notice of such (the date of which being herein referred to as the "Notice Date") no later than 90 business days following the occurrence of the Purchase Event that gave rise to Summit's right to receive the Discontinuance Fee, provided that on the Notice Date Summit is not in material breach of any material covenant or obligation contained in this Agreement and, if this Agreement has not terminated prior thereto, such breach would entitle Bank to terminate this Agreement. Bank shall pay the Discontinuance Fee within five business days of the Notice Date in immediately available funds.

                                  ARTICLE V.

                              COVENANTS OF SUMMIT

     Summit hereby covenants and agrees with Bank that:

     Section 5.01. APPROVALS AND REGISTRATIONS. Based on such assistance and cooperation of Bank as Summit shall reasonably request, Summit will use its best efforts to prepare and file (a) with the SEC, the Registration Statement,
(b) with the Federal Reserve Board, an application for approval of the Reorganization, (c) with the Connecticut Commissioner of Banking, an application for approval of the Reorganization and the other transactions contemplated hereby, and (d) with the NYSE, an application for the listing of the shares of Summit Stock issuable upon the Reorganization, subject to official notice of issuance, except that Summit shall have no obligation to file a new registration statement or a post-effective amendment to the Registration Statement covering any reoffering of Summit Stock by Bank Affiliates. Summit covenants and agrees that all information furnished by Summit for inclusion in the Registration Statement, the Proxy-Prospectus, and all applications and submissions for the Required Consents will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC and the Federal Reserve Board and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Summit will use its reasonable best efforts to seek the effectiveness of the Registration in a manner consistent under the circumstances with its efforts with respect to registration statements in its prior acquisitions. Summit will furnish to Brown Brothers such information reasonably available to it as Brown Brothers may reasonably request for purposes of the opinion referred to in Section 8.07.

     Section 5.02. NOTICE OF ADVERSE CHANGES. Summit will promptly advise Bank in writing, to the extent of its actual knowledge, of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Summit contained in this Agreement or the Summit Schedules, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any Summit Material Adverse Change, (c) any inability or perceived inability of Summit to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of litigation or administrative proceeding involving Summit or its assets which, if determined adversely to Summit, would have a Summit Material Adverse Effect or a material adverse effect on the Reorganization, (e) any governmental complaint, investigation, or hearing or communication indicating that such litigation or administrative proceeding is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Summit subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which Summit is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of Summit and its subsidiaries, on a consolidated basis, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Reorganization. Summit agrees that the delivery of such notice shall not constitute a waiver by Bank of any of the provisions of Articles VI or VIII.

     Section 5.03. COPIES OF FILINGS. Summit shall promptly provide to Bank and its counsel copies of the application filed with the Federal Reserve Board, all reports filed by it with the SEC on Forms 10-Q, 8-K and 10-K and all documents to be distributed in any manner to the shareholders of Summit.

     Section 5.04. FURTHER ACTIONS. Summit will: (a) execute and deliver such instruments and take such other actions as Bank may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of Bank set forth in Articles VI and VIII hereof are satisfied.

     Section 5.05. APPLICABLE LAWS. Summit will use its best efforts to comply promptly with all requirements which federal or state law may impose on Summit with respect to the Reorganization and will promptly cooperate with and furnish information to Bank in connection with any such requirements imposed upon Bank or on any of its subsidiaries in connection with the Reorganization.

     Section 5.06. UNPAID BANK DIVIDENDS. By virtue of the Reorganization and without further action on anyone's part, Summit shall assume the obligation of Bank to pay dividends, if any, on Bank Stock which have a record date prior to the Effective Time but which are not payable until after the Effective Time.

     Section 5.07. COOPERATION. Until the Effective Time, Summit will provide such information with respect to its business affairs and properties as Bank from time to time may reasonably request, and will cause its managerial employees, counsel and independent certified public accountants to be available on reasonable request to answer questions of Bank's representatives covering the business and affairs of Summit or any of its subsidiaries. Summit shall use its reasonable best efforts to cause one of its executive officers to answer questions at the meeting of shareholders of the Bank called to approve the Reorganization and shall, unless it determines in its discretion that such is inadvisable for any reason, to furnish copies of its current Forms 10-K and 10-Q to the shareholders of the Bank in connection with the distribution of the Proxy-Prospectus.

     Section 5.08. CONFIDENTIALITY. All information furnished by Bank to Summit or its representatives pursuant hereto shall be treated as the sole property of Bank and, if the Reorganization shall not occur, Summit and its representatives shall return to Bank all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of Summit or any committee thereof for the purpose of considering this Agreement, the Reorganization and the related transactions may be kept and maintained by Summit with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. Summit shall, and shall use its best efforts, to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed Reorganization is abandoned and shall not apply to: (i) any information which (x) was legally in Summit's possession prior to the disclosure thereof by Bank, (y) was then generally known to the public, or (z) was disclosed to Summit by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, Summit is nonetheless, in the written opinion of its counsel, compelled to disclose information concerning Bank to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Summit may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify Bank in advance to the extent practicable. This Section 5.08 shall survive any termination of this Agreement.

     Section 5.09. FURTHER TRANSACTIONS. Summit continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include Summit Stock. In addition, prior to the Effective Time, Summit may, depending on market conditions and other factors, otherwise determine to issue Equity Securities or other securities for financing purposes. Notwithstanding the foregoing, Summit will not take any such action that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any Required Consent or the consummation of the transactions contemplated by this Agreement for more than 60 days.

     Section 5.10. INDEMNIFICATION.

     (a) Summit shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of Bank or any subsidiary of Bank on or before the Effective Time with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the Restated Certificate of Incorporation and By-Laws of Summit in effect on the date of this Agreement and applicable provisions of law to the same extent as Summit is obliged thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service for Summit; provided, however, that during such time as Bank or any subsidiary of Bank shall remain a separate corporate entity organized under the laws of the State of Connecticut, then the indemnification and advancement of expenses provided for in this Section 5.01(a) for the directors and officers of such separate corporate entity shall be made in accordance with and subject to the requirements of the certificate of incorporation and by-laws of the particular separate corporate entity in effect on the date of this Agreement and applicable provisions of Connecticut Law.

     (b) Subject to Bank's obligation set forth at Section 4.17: For a period of six (6) years after the Effective Time, Summit will use its best efforts to provide to the persons who served as directors or officers of Bank or any
subsidiary   of   Bank  on  or  before  the  Effective  Time  insurance  against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time comparable in coverage to that provided by Summit to its own directors and officers, but, if not available on commercially reasonable terms, then coverage substantially similar in all material respects to the insurance coverage provided to them in such capacities at the date hereof; provided, however, that in no event shall Summit be required to expend more than 200% of the current amount expended by Bank on an annual basis (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto, and, further provided, that if Summit is unable to maintain or obtain the insurance called for by this Section 5.10, Summit shall use its best efforts to obtain as much comparable insurance as is available for the Insurance Amount.

     (c) This Section 5.10 shall be construed as an agreement as to which the directors and officers of Bank referred to herein are intended to be third party beneficiaries and shall be enforceable by the such persons and their heirs and representatives.

     Section 5.11. EMPLOYEE MATTERS.

     (a) After the Effective Time, Summit may in its discretion maintain, terminate, merge or dispose of the Bank Plans; provided, however, that any action taken by Summit shall comply with ERISA and any other applicable laws, including laws regarding the preservation of employee pension benefit plan benefits and, provided further, that if Summit maintains a defined contribution plan, defined benefit plan or health and welfare plan available to all its employees generally which is similar a Bank Plan which is, respectively, a defined contribution plan, defined benefit plan or health and welfare plan available to all Bank employees generally, then, if such Bank Plan is terminated by Summit or is otherwise rendered inactive by Summit, Summit shall offer to the former employees of Bank affected by such plan termination or cessation of activity the opportunity to participate in the similar plan of Summit.

     (b) Any employee of Bank or a subsidiary of Bank at the Effective Time not party to an employment, change of control, termination or similar agreement with the Bank or a subsidiary of the Bank whose employment is terminated by Summit, other than for cause, within twelve (12) months of the Effective Time shall receive, upon executing a document (in form satisfactory to Summit in its sole discretion) which releases Summit from all claims relating to such employee's employment by Bank and Summit, a lump sum payment equal to the sum of (i) and (ii), where:

         (i) is the greater of (A) such employee's gross weekly salary multiplied by four, or (B) the product obtained by multiplying such employee's gross weekly salary multiplied by two times the number of full years of service completed by such employee prior to the termination of employment, and

        (ii) is zero, unless less than 60 days advance notice is provided to a particular terminated employee, in which case (ii) is the product of (A) the difference obtained by subtracting from 60 the number of days of advance notice of termination received by a particular employee, and (B) such employee's annual salary or wage rate at the time of the termination of employment divided by 365;

PROVIDED, HOWEVER, that no employee of Bank or a subsidiary of Bank shall be eligible to receive the payment provided for above if such employee is offered a position by Summit which is similar in job content to the position held by such employee with Bank or its subsidiary and is located at a reasonably accessible location within the State of Connecticut. (The terms and conditions governing severance in this Section 5.11(b) are sometimes referred to herein as the "Severance Arrangement").



                                  ARTICLE VI.

             CONDITIONS PRECEDENT TO THE RESPECTIVE OBLIGATIONS OF
                                SUMMIT AND BANK


     The respective obligations of Summit and Bank under this Agreement to consummate the Reorganization are subject to the simultaneous satisfaction of all the following conditions, compliance with which or the occurrence of which may only be waived in whole or in part in writing by Summit and Bank in accordance with Section 10.09:


     Section 6.01. RECEIPT OF REQUIRED CONSENTS. Summit and Bank shall have received the Required Consents; the Required Consents shall not, in the reasonable opinion of Summit, contain restrictions or limitations which would materially adversely affect the financial condition of Summit after consummation of the Reorganization; the Required Consents and the transactions contemplated hereby shall not be contested by any federal or state governmental authority; and the Required Consents needed for the Reorganization shall have been obtained and shall not have been withdrawn or suspended.


     Section 6.02. EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC; no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect; and no proceeding for that purpose shall have been initiated or, to the knowledge of Summit or Bank, shall be contemplated or threatened by the SEC.


     Section 6.03. TAX MATTERS. At the time of effectiveness of the Registration Statement and at the Closing Date (and at the date the Closing occurs if different than the Closing Date), Summit and Bank shall have received from Thompson Coburn an opinion (the "Tax Opinion"), reasonably satisfactory in form and substance to them, to the effect that (a) the Reorganization will constitute a tax-free reorganization within the meaning of Section 368 of the Code, (b) except with respect to fractional share interests, holders of Bank
Stock who receive solely Summit Stock in the Reorganization will not recognize gain or loss for federal income tax purposes, (c) the basis of such Summit Stock (including any fractional share for which cash is received) will equal the basis of the Bank Stock for which it is exchanged and (d) the holding period of such Summit Stock (including any fractional share for which cash is received) will include the holding period of the Bank Stock for which it is exchanged, assuming that such Bank Stock is a capital asset in the hands of the holder thereof at the Effective Time.


In addition, no condition or set of facts or circumstances shall exist which will either (x) preclude any of the parties to this Agreement from satisfying the terms or conditions of, or assumptions made in, the Tax Opinion, as the case may be, or (y) result in any of the factual assumptions contained in the Tax Opinion being untrue.


     Section 6.04. ABSENCE OF LITIGATION. No investigation by any state or federal agency, and no action, suit, arbitration or proceeding before any court, state or federal agency, panel or governmental or regulatory body or authority, shall have been instituted or threatened against Summit or any of its subsidiaries, or Bank or any of its subsidiaries, that is material to the Reorganization or to the financial condition of Summit and its subsidiaries, on a consolidated basis, or Bank and its subsidiaries, on a consolidated basis, as the case may be. No order, decree, judgment, or regulation shall have been entered or law or regulation adopted by any such agency, panel, body or authority which enjoined or has a material adverse effect upon the Reorganization or on the financial condition of Summit and its subsidiaries, on a consolidated basis, or Bank and its subsidiaries, on a consolidated basis, as the case may be.

     Section 6.05. NYSE LISTING. The NYSE shall have indicated that the shares of Summit Stock to be issued in the Reorganization are to be listed on the NYSE, subject to official notice of issuance.



                                  ARTICLE VII.

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SUMMIT

     The obligation of Summit to consummate the Reorganization is subject to the simultaneous satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Summit in writing in accordance with Section 10.09:

     Section 7.01. NO ADVERSE CHANGES. There shall not have occurred at any time after June 30, 1998 any Bank Material Adverse Change or any material loss or damage to the properties of Bank or any of its subsidiaries, whether or not insured, which materially affects the ability of Bank and its subsidiaries, on a consolidated basis, to conduct their business.

     Section 7.02. REPRESENTATIONS AND COVENANTS. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by Bank in this Agreement and the Bank Schedules and the material furnished pursuant to the Post-Signing Document List shall be true and correct in all material respects on the date of this Agreement and on the date the Closing occurs with the same force and effect as if such representations and warranties were being made on such date. Bank shall have complied in all material respects with all covenants and agreements contained herein to be performed by Bank.

     Section 7.03. SECRETARY'S CERTIFICATE. Bank shall have furnished to Summit a certificate dated the date the Closing occurs to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) and shareholders of Bank relating to this Agreement, the Option Agreement and the Reorganization and related transactions, which such certificate shall be signed by the Secretary of Bank and certify to the satisfaction of the condition set forth in Section 7.09 and the trueness, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

     Section 7.04. OFFICER'S CERTIFICATE. Bank shall have furnished to Summit a certificate signed by the Chief Executive Officer of Bank, dated the date the Closing occurs, certifying to the satisfaction of the conditions set forth at Sections 6.02 (last clause), 6.03 (last paragraph) and Section 6.04, as they relate to Bank, and at Sections 7.01, 7.02, 7.07 and 7.10.

     Section 7.05. OPINION OF BANK'S COUNSEL. Summit shall have received an opinion of Rucci, Burnham, Carta & Edelberg, LLP, dated the date the Closing occurs and reasonably satisfactory in form and substance to counsel for Summit, substantially to the effect provided in Exhibit D.

     Section 7.06. APPROVALS OF LEGAL COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to Summit, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

     Section 7.07. CONSENTS TO BANK CONTRACTS. All consents, approvals or waivers, in form and substance reasonably satisfactory to Summit, required to be obtained in connection with the Reorganization from other parties to each mortgage, note, lease, permit, franchise, loan or other agreement or contract to which Bank or any of its subsidiaries is a party or by which they or any of their assets or properties may be bound or committed, which contract is material to the business, franchises, operations, assets or condition (financial or otherwise) of Bank and its subsidiaries, on a consolidated basis, shall have been obtained.

     Section 7.08. FIRPT AFFIDAVIT. Bank shall have delivered to Summit an affidavit of an executive officer of Bank dated the date the Closing occurs stating, under penalties of perjury, that Bank is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     Section 7.09. SHAREHOLDER APPROVAL. The shareholders of Bank, at the meeting contemplated by this Agreement, shall have authorized and approved the Reorganization and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of Bank's Certificate of Incorporation and By-Laws.

     Section 7.10. ABSENCE OF REGULATORY AGREEMENTS. Neither Bank nor any Bank subsidiary shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its respective business or has a material adverse effect upon the Reorganization or upon the financial condition of Bank or of Bank and its subsidiaries, on a consolidated basis, and neither Bank nor Bank shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

     Section 7.11. AFFILIATE AGREEMENTS. After the Effective Time, Summit may refuse to exchange for the Reorganization Consideration the Bank Certificates of a Bank Affiliate who has failed to deliver an executed Affiliate Agreement to Summit and Summit may treat such Bank Affiliate for all purposes as an unexchanged Bank Shareholder until such time as the Bank Affiliate shall deliver to it an executed Affiliate Agreement.

The receipt of the documents required by this Article VII by Summit shall in no way constitute a waiver by Summit of any of the provisions of or its rights under this Agreement.



                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO THE OBLIGATION OF BANK

     The obligation of Bank to consummate the Reorganization is subject to the simultaneous satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Bank in writing in accordance with Section 10.09:

     Section 8.01. NO ADVERSE CHANGES. There shall not have occurred at any time after March 31, 1998 any Summit Material Adverse Change or any material loss or damage to the properties of Summit or its subsidiaries, whether or not insured, which materially affects the ability of Summit and its subsidiaries, on a consolidated basis, to conduct their business.

     Section 8.02. REPRESENTATIONS AND COVENANTS. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by Summit in this Agreement and in the Summit Schedules shall be true and correct in all material respects on the date of this Agreement and on the date the Closing occurs with the same force and effect as if such representations and warranties were made on such date and Summit shall have complied in all material respects with all covenants and agreements contained herein or therein to be performed by Summit; provided, however, that no representation, warranty or covenant of Summit shall be construed to limit or prohibit any business or financing activities of Summit including by way of illustration and not limitation, the entry by Summit after the date hereof into any agreement to acquire any assets or any company or other entity, the issuance of up to $2 billion of debt or equity securities or a combination of debt and equity securities in public or private offerings, the issuance of Series R Preferred Stock pursuant to the Summit Rights Agreement, the redemption or repurchase by Summit of its capital stock, the Summit Rights or the Series R Preferred Stock issuable pursuant to the Rights Agreement, and any transactions reasonably necessary or appropriate in connection therewith, and no such business or financing activity shall constitute a breach of any representation, warranty or covenant; provided further, however, that Summit agrees that it will not permit any such transaction to cause any unreasonable delay in the consummation of the Reorganization or other transactions contemplated by this Agreement.

     Section 8.03. SECRETARY'S CERTIFICATE.

     (a) Summit shall have furnished to Bank a certificate dated the date the Closing occurs to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) of Summit relating to this Agreement, the Option Agreement and the Reorganization and related transactions, which such certificate shall be signed by the Secretary of Summit and certify to the trueness, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

     (b) In the event Summit has elected to effect the Reorganization as a merger pursuant to Section 1.01(a)(2), the Designated Summit Bank Subsidiary shall have furnished to Bank a certificate dated the date the Closing occurs to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) of the Designated Summit Bank Subsidiary relating to this Agreement, the Reorganization and related transactions, which such certificate shall be signed by the Secretary of the Designated Summit Bank Subsidiary and certify to the trueness, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

     Section 8.04. OFFICER'S CERTIFICATE. Summit shall have furnished to Bank a certificate signed by the Chairman, Vice Chairman, President or an Executive Vice President of Summit, dated the date the Closing occurs, certifying to the satisfaction of the conditions set forth at Sections 6.01 and 6.02, the last paragraph of Section 6.03, and Sections 6.04 and 6.05, as they relate to Summit, and Sections 8.01, 8.02 and 8.08.

     Section 8.05. OPINION OF SUMMIT COUNSEL. Bank shall have received an opinion of the General Counsel of Summit, dated the date the Closing occurs and reasonably satisfactory in form and substance to counsel for Bank, substantially to the effect provided in Exhibit E.

     Section 8.06. APPROVALS OF LEGAL COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to Bank, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

     Section 8.07. FAIRNESS OPINION. The Proxy-Prospectus shall have contained the favorable signed opinion of Brown Brothers, dated the date of the Proxy-Prospectus or a date not more than five business days prior thereto, regarding the fairness from a financial point of view of the Exchange Ratio to the shareholders of Bank in the Reorganization.

     Section 8.08. ABSENCE OF REGULATORY AGREEMENTS. Neither Summit nor any of its bank subsidiaries shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of Summit's business or has a material adverse effect upon the Reorganization or upon the financial condition of Summit and its subsidiaries taken as a whole, and neither Summit nor any of its bank subsidiaries shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

     Section 8.09. SHAREHOLDER APPROVAL. The shareholders of Bank, at the meeting contemplated by this Agreement, shall have authorized and approved the Reorganization and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of Bank's Certificate of Incorporation and By-Laws and the sole shareholder of the Designated Summit Bank Subsidiary shall have authorized and approved the Reorganization and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of the Designated Summit Bank Subsidiary's certificate or articles of incorporation and by-laws. The receipt of the documents required by this Article VIII by Bank shall in no way constitute a waiver by Bank of any of the provisions of or its rights under this Agreement.

                                  ARTICLE IX

                          CLOSING; TERMINATION RIGHTS


     Section 9.01. CLOSING. The closing of the Reorganization (the "Closing") shall take place on the date which is 45 business days after the last to occur of the following ("Scheduled Date"), unless Summit shall designate a date for the Closing which is prior to the Scheduled Date in a writing ("Closing Notice") designating a Determination Date in accordance with Section 9.02(e)(i) below delivered to Bank at least five (5) business days prior to the date designated therein for Closing, or unless prior to the Scheduled Date the parties agree to a different date:


         (i) the date of the approval of the Reorganization by the shareholders of Bank in accordance with Section 7.09;


         (ii) if the transactions contemplated by this Agreement are being contested in any legal proceeding, the date that such proceeding has been brought to a conclusion favorable, in the judgment of Summit and Bank, to the consummation of the transactions contemplated herein or such prior date as Summit and Bank shall elect, whether or not such proceeding has been brought to a conclusion; or


        (iii) the date of receipt of the last of the Required Consents (and the expiration of any required waiting period required by statute or incorporated into such Required Consents);


and the date of Closing determined in accordance with the foregoing provisions is referred to herein as the "Closing Date". The Closing shall take place at the office of Summit, 301 Carnegie Center, Princeton, New Jersey, commencing at 10:00 a.m. on the date the Closing is held, unless the parties agree to a different place or commencement time. At the Closing, the parties will exchange certificates, legal opinions and other documents for the purpose of determining whether the conditions precedent to the obligations of the parties set forth herein have been satisfied or waived. After all such conditions have been satisfied or waived, Summit shall cause all certificates, articles or other documents or instruments required to be filed for the effectiveness of the Reorganization by Applicable Banking Laws to be filed as promptly as practicable following the Closing, but in no event later than one business day following the date the Closing shall occur. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed so taken, executed and delivered simultaneously, and no proceedings shall be deemed taken or any documents executed or delivered until all have been taken, executed or delivered.


     Section 9.02. TERMINATION RIGHTS.


     (a) The Board of Directors of Bank or Summit may terminate this Agreement in the event that:

     (1) the shareholders of Bank at the meeting of shareholders contemplated by Section 4.03, called for the purpose of approving the Reorganization, this Agreement and the transactions contemplated by this Agreement, upon voting, shall have failed to approve the Reorganization, this Agreement and the transactions contemplated hereby by the requisite vote;

     (2) a material breach of a warranty, representation, covenant or agreement made by the other party in this Agreement shall have occurred and such breach has not been cured, or is not capable of being cured, within 30 days after written notice of the existence thereof shall have been given to the other party (a "Material Breach") (provided that the terminating party is not then in Material Breach of this Agreement);

     (3) Bank's investment banker is unable to deliver to Bank by December 31, 1998 the opinion required by Section 8.07; or

     (4) the Closing is not consummated on or before June 1, 1999, unless the failure of such occurrence shall be due solely to a Material Breach by the party seeking to terminate this Agreement or the failure of such party to fulfill a condition to Closing provided for herein.

     (b) If either party shall refuse to close on the Closing Date because all the conditions to its obligation to close set forth in Article VI shall not have been met, the parties shall conduct the Closing as promptly as practicable after all such conditions have been satisfied. In the event the failure of such a condition is due to one or more Material Breaches, the Board of Directors of a party not in breach may, during the period any breach remains uncured, terminate this Agreement by giving written notice of such termination to the other party.


     (c) If either party shall refuse to close on the Closing Date because all the conditions to its obligation to close set forth in Article VII or VIII shall not have been met (other than a failure of the condition set forth at Section 7.09 or 8.09 due to the circumstances set forth in Section 9.02(a)(1) hereof, a failure of the condition set forth at Section 8.07 due to the circumstances set forth at Section 9.02(a)(3) hereof or a refusal of Summit to close due to a failure of the condition set forth at Section 7.11 hereof caused by an act or omission of Summit): (i) the parties shall conduct the Closing as promptly as practicable after all such conditions have been satisfied, and (ii) the Board of Directors of such party may, during the period the failed condition continues, terminate this Agreement by giving written notice of such termination to the other party unless such party itself has failed to satisfy a condition to the other party's Closing obligation or is in Material Breach.


     (d) The Board of Directors of Summit may terminate this Agreement:

     (1) at  any  time prior to the meeting of Bank shareholders contemplated by
          Section 4.03, if the Board of Directors of Bank fails to recommend approval of this Agreement and the Reorganization and other transactions contemplated hereby in the Proxy-Prospectus ("Recommendation") or withdraws, modifies or changes, or votes to withdraw, modify or change, its Recommendation or its intention to make the Recommendation as represented and warranted at Section 2.08; or

     (2) as provided at Section 4.20.

     (e) In the event the Summit Price is less than $32.60 and the quotient obtained by dividing the Summit Price by $40.75 is more than .15 less than the quotient obtained by dividing the Determination Date Index Price (as defined at (iii) below) by the Starting Date Index Price (as defined at (iv) below), the Board of Directors of Bank shall have the right, exercisable only until 11:59 p.m. on the fifth business day following the Determination Date (as defined at Section 9.02(e)(i) below), to terminate this Agreement by giving Summit notice of such termination, referring to this Section 9.02(e), and this Agreement shall be terminated provided Summit receives such notice prior to 11:59 p.m. on the fifth business day following the Determination Date. For purposes of this
Section 9.02(e):

        (i) "Determination Date" means the date which is seven business days prior to the Scheduled Date or, if Summit delivers a Closing Notice to Bank pursuant to Section 9.01, the date specifically designated by Summit as the Determination Date in such Closing Notice, which date shall be not more than ten business days prior to the Closing Date.

        (ii) "Summit Price" means the average of the closing prices of a share of Summit Stock on the NYSE Composite Transactions List (as reported in The Wall Street Journal or, in the absence thereof, as reported by another authoritative source mutually agreed upon by Bank and Summit) for the 10 consecutive full trading days, ending on the Determination Date, on which one share of Summit Stock is traded.

        (iii) "Determination Date Index Price" means the average of the closing prices of the common stock of the companies in the Index Group (as defined at (v) below) for the 10 consecutive full trading days ending on the Determination Date.

        (iv) "Starting Date Index Price" means the average of the closing prices on the Starting Date (as defined at (vi) below) of the common stock of the companies in the Index Group on the NYSE Composite Transactions List (as reported in THE WALL STREET JOURNAL) as of the Determination Date.

        (v) "Index Group" means the bank holding companies listed below; provided, however, that if between the Starting Date and the Determination Date the common stock of any such company ceases to be publicly traded, an announcement is made of a proposal for such company to be acquired or an announcement is made of a proposal by such company to acquire another company or companies in transactions with a value exceeding 25% of such acquiror's market capitalization as of the Starting Date, then, in such event, for purposes of calculating the Index Price in all cases, such company will be removed from the Index Group. If any company in the Index Group or Summit declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the closing price of the common stock of such company or Summit, as the case may be, on the Starting Date shall be appropriately adjusted for the purposes of applying this Section
           9.02(e). The bank holding companies in the Index Group are as follows:


          Bank Holding Companies
           AmSouth Bancorp
           BB&T Corporation
           Comerica Incorporated
           Fifth Third Bancorp
           First Security Corp.
           Huntington Bancshares, Inc.
           Keystone Financial, Inc.
           Marshall & Ilsley Corporation
           Mellon Bank Corporation
           Mercantile Bancorp
           Old Kent Financial Corporation
           Regions Financial Corporation
           SouthTrust Corporation
           Star Banc Corporation
           (as such or as otherwise named following its merger with Firstar Corporation)
           Union Planters Corp.
           Wilmington Trust Corporation


        (vi) "Starting Date" means the date of the trading day ending before the public announcement of this Agreement.


        Section 9.03. Effects of a Termination; Certain Expenses.


     (a) Upon a termination of this Agreement pursuant to this Section 9.02 hereof:

     (1) the obligations of the parties under this Agreement (except for those under this Section 9.03 and Sections 4.13 and 5.08) shall terminate and be of no further force or effect and each party shall be mutually released and discharged from liability to the other party or to any third parties hereunder, and

     (2) no party shall be liable to any other party for any costs or expenses paid or incurred in connection herewith by such other party, except that expenses incurred in connection with printing the Proxy-Prospectus and the Registration Statement, and the filing fees of regulatory authorities or self-regulatory organizations, shall be borne equally by Summit and Bank; provided, however, that: (A) if Bank terminates this Agreement pursuant to Section 9.02(a)(2) or Section 9.02(c), Summit shall reimburse Bank for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees; and (B) if Summit terminates this Agreement pursuant to Section 9.02(a)(2), Section 9.02(c) or Section 9.02(d), Bank shall reimburse Summit for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees.

     (b) Notwithstanding any termination of this Agreement, (i) Bank shall indemnify and hold Summit harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with Bank and (ii) Summit shall indemnify and hold Bank harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with Summit.

     (c) Except as provided otherwise herein in the event of a termination of this Agreement, Bank and its subsidiaries shall bear their own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Reorganization, provided, however, that Summit shall pay all printing expenses and filing fees associated with the Registration Statement, the Proxy-Prospectus and regulatory applications.



                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.01. PRESS RELEASES. At all times until the Closing Date or the termination of this Agreement, each party shall promptly advise and consult with the other prior to issuing, or permitting any of its subsidiaries, directors, officers, employees or agents to issue, any press release or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby.

     Section 10.02. ARTICLE AND SECTION HEADINGS. Article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.03. ENTIRE AGREEMENT; AMENDMENTS. (a) This Agreement, the Bank Schedules, the Summit Schedules and the Exhibits hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and
supersede   all   prior   and   contemporaneous   agreements,   understandings,
negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby (or in the case of a termination occurring pursuant to Section
9.02 hereof by the party exercising a right to terminate this Agreement). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof or thereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided in the instrument granting such waiver. The parties hereto may amend or modify this Agreement in such manner as may be agreed upon by a written instrument executed by the parties, except that, after the meeting described in Section 7.09 hereof, no such amendment or modification shall reduce the amount of, or change the forms of consideration to be received by the shareholders of Bank contemplated by this Agreement, unless such modification is submitted to a vote of the shareholders of Bank.

     (b) With respect to the representations and warranties made by any party in this Agreement, (i) no relevant except is required to be set forth in any schedule or in the body of this Agreement if its absence would not result in the related representation or warranty being deemed untrue or incorrect, and
(ii) the mere inclusion of an exception shall not be deemed an admission by a party that such exception represents a material fact, event or circumstance or would result in a Bank Material Adverse Effect or a Summit Material Adverse Effect, as the case may be. Each except set froth anywhere in this Agreement or in any schedule hereto corresponding to any representation and warranty shall be deemed an exception to any other representations and warranties of such party; provided, that the exception or the schedule clearly and unambiguously refers to the Section and any applicable subsection to which the exception is applicable.

     Section 10.04. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. No investigation made by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those representations, covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

     Section 10.05. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given, unless otherwise specified in a particular provision of this Agreement, if placed in the mail, registered or certified, postage prepaid, or if delivered personally or by courier, receipt requested, or by facsimile transmission, receipt acknowledged addressed as follows:

     Summit:       Summit Bancorp.
                      Attn: John G. Collins
                      301 Carnegie Center
                      P.O. Box 2066
                      Princeton, NJ 08543-2066
                      Telephone No.: 609-987-3422
                      Facsimile No.: 609-987-3435

     With a copy to:    Richard F. Ober, Jr., Esq.
                      Summit Bancorp.
                      301 Carnegie Center
                      P.O. Box 2066
                      Princeton, NJ 08543-2066
                      Telephone No.: 609-987-3430
                      Facsimile No.: 609-987-3435

     Bank:        Bank and Trust Company
                      Attn: Frederick R. Afragola
                      208 Elm Street,
                      P.O. Box 967
                      New Canaan, Connecticut 06840
                      Telephone No.: 203-972-4642
                      Facsimile No.: 203-966-2317


     With a copy to:    James C. Dempsey, Esq.
                      Rucci, Burnham, Carta & Edelberg, LLP
                      800 Post Road, P.O. Box 1107
                      Darien, Connecticut 06103
                      Telephone No.: 203-655-7695
                      Facsimile No.: 203-655-4302

or to such other address as such party may designate by notice to the others, which change of address shall be deemed to have been given upon receipt.

     A notice or other communication hereunder shall be deemed delivered (i) if mailed by certified or registered mail to the proper address, with adequate postage prepaid, on the fifth business day following posting or (ii) if delivered by other means, when received by the party to whom it is directed.

     Section 10.06. ATTORNEYS FEES. In the event either party commences any legal proceeding or takes any other action to enforce the term of this Agreement, the prevailing party in any such proceeding should be entitled to recover its costs of enforcement, including without limitation attorney's fees and disbursements, if in a final unappealable decision a court of competent jurisdiction finds that the party that did not prevail acted in bad faith.

     Section 10.07. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

     Section 10.08. COUNTERPARTS. This Agreement is being executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 10.09. BINDING EFFECT. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 10.10. EXTENSIONS; WAIVERS AND CONSENTS. Either party hereto, by written instrument signed by its Chairman, Vice Chairman, President, or Chief Financial Officer, may extend the time for the performance of any of the obligations of the other party hereto, and may waive, at any time before or after approval of this Agreement and the transactions contemplated hereby by the shareholders of Bank, subject to the provisions of Section 10.03 hereof:
(i) any inaccuracies of the other party in the representations and warranties in this Agreement or any other document delivered pursuant hereto or thereto;
(ii) compliance with any of the covenants or agreements of the other party contained in this Agreement; (iii) the performance (including performance to the satisfaction of a party or its counsel) by the other party of any of its obligations hereunder or thereunder; and (iv) the satisfaction of any conditions to the obligations of the waiving party hereunder or thereunder. Any consent or approval of a party hereunder shall be effective only if signed by the Chairman, Vice Chairman, President or Chief Financial Officer of such party.

     IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger between Summit Bancorp. and New Canaan Bank and Trust Company to be executed in counterparts by their duly authorized officers on this 24 day of August, 1998.

     SUMMIT BANCORP.NEW CANAAN BANK AND TRUST COMPANY

By: /s/ John G. Collins                                   By: /s/ Frederick R. Afragola
  -------------------------------
                                                            -------------------------------
  John G. Collins                                           Frederick R. Afragola
  Vice Chairman                                             Director, President and Chief Executive
                                                            Officer
This Agreement having been previously executed by
more than a majority of The Board of Directors at New       /s/ Richard L. Ahern
Canaan Bank and Trust Company more than a majority          -------------------------------
                                                             Richard L. Ahern
of the Board of Directors of NSS Bank approve and
                                                            /s/ Emil F. Aysseh
execute this Agreement this 25th day of November,           -------------------------------
                                                             Emil F. Aysseh
1998 by their signatures below.
                                                            /s/ George P. Bauer
NSS BANK                                                    -------------------------------
                                                             George P. Bauer
By: /s/ Robert T. Judson
  ----------------------------------
                                                            /s/ Robert W Cruickshank
  Robert T. Judson                                          -------------------------------
                                                             Robert W Cruickshank
  Director, President and Chief
  Executive Officer                                         /s/ E. Clark Grimes
                                                            -------------------------------
  /s/ Brian A. Fitzgerald                                     E. Clark Grimes
  ----------------------------------
  Brian A. Fitzgerald                                       /s/ Hugh Halsell, III
                                                            -------------------------------
  /s/ Charles F. Howell                                      Hugh Halsell, III
  ----------------------------------
                                                            /s/ Michael D. Hobb
  Charles F. Howell                                         -------------------------------
                                                             Michael D. Hobbs
  /s/ Herbert L. Jay
  ----------------------------------
                                                            /s/ Daniel S. Jones
  Herbert L. Jay                                            -------------------------------
                                                             Daniel S. Jones
  /s/ Edward J. Kelley
  ----------------------------------
                                                            /s/ Frances Frost Overlock
  Edward J. Kelley                                          -------------------------------
                                                             Frances Frost Overlock
  /s/ Donald St. John
  ----------------------------------
                                                            /s/ Joseph J. Rucci, Jr.
  Donald St. John                                           -------------------------------
                                                             Joseph J. Rucci, Jr.
  /s/ John L. Segall
  ----------------------------------                        /s/ T. Brock Saxe
  John L. Segall                                            -------------------------------
                                                             T. Brock Saxe
  /s/ Alan R. Staack
  ----------------------------------                        /s/ S. Van Zandt Schreiber
  Alan R. Staack                                            -------------------------------
                                                             S. Van Zandt Schreiber

                                                                    ATTACHMENT A


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                   NSS BANK

      I. NAME AND TYPE OF BANK. The name of the corporation is NSS Bank ("Bank"). The Bank shall be a capital stock savings bank.

     II. LOCATION. The Bank shall be headquartered in Norwalk, Connecticut.

     III. DURATION OF EXISTENCE. The Bank's existence shall be perpetual.

     IV. POWERS OF BANK. The Bank shall transact a general banking business and conduct all other activities allowed by law.

      V. AUTHORIZED CAPITAL STOCK. There is one class of stock, denominated as common stock. A total of SEVEN MILLION (7,000,000) shares are authorized. The stock has a FIVE DOLLAR ($5.00) per share par value. Each share shall have one vote. There shall be no cumulative voting rights in the election of directors.

      VI. MINIMUM AMOUNT OF CAPITAL AND SURPLUS. The minimum amount of equity capital with which the Bank shall commence business is FIVE MILLION ($5,000,000.00) DOLLARS or such other amount as the Banking Commissioner of the State of Connecticut shall determine.

      VII. PRE-EMPTIVE RIGHTS. No shareholder shall have any pre-emptive rights to any stock or securities issued by the Bank.

     VIII. BOARD OF DIRECTORS.

     a. All the powers of the Bank, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Bank. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time Bylaws of the Bank, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal Bylaws, made by the Board of Directors.

     b. The business, property and affairs of the Bank will be managed by, or under the director of, its Board of Directors. The number of directorships will be three (3) to twenty-five (25) as fixed from time to time by the Board of Directors pursuant to the Bank's Bylaws, but in no event shall the number of directorships exceed twenty-five (25). Directors shall serve for a one year term, until their successors are elected or they themselves are re-elected.

     c. The terms, classifications, qualifications, and election of the Board of Directors, and the method of filling vacancies thereon shall be provided herein and in the Bylaws.

     d. The personal liability of any Director to the Bank or its Shareholders for monetary damages for breach of duty as a Director is hereby limited to the amount of the compensation received by the Director for serving the Bank during the year of the violation if such breach did not (1) involve a knowing and culpable violation of law by the Director, (2) enable the Director or an associate, as defined in subdivision (3) of Section 33-843 of the Connecticut General Statues, to receive an improper personal economic gain, (3) show a lack of good faith and a conscious disregard for the duty of the Director to the Bank under circumstances in which the Director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Bank, (4) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the Director's duty to the Bank, or (5) create liability under Section 36a-58 of the Connecticut General Statutes. Any lawful repeal or modification of this provision by the shareholders and the Board of Directors of the Bank shall not adversely affect any right or protection of a Director existing at or prior to the time of such repeal or modification.

     IX. VACANCIES ON THE BOARD. Vacancies created by an increase in the number of directorships may be filled by action of the Board of Directors. Vacancies occurring by reasons other than by an increase in the number of directorships may be filled by a concurring vote of a majority of the Directors remaining in office, even though such remaining Directors may be less than a quorum, even though the number of Directors at the meeting may be less than a quorum and even though such majority may be less than a quorum. Any Director elected in accordance with the preceding shall hold office until the next shareholders' meeting at which directors are elected and, in any event, until such Director's successor (which may be the same Director him or herself) shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

                                                                     APPENDIX B


                                                                         , 1999

THE BOARD OF DIRECTORS
NEW CANAAN BANK AND TRUST COMPANY
208 ELM STREET
P.O. BOX 967
NEW CANAAN, CT 06840

Ladies and Gentlemen:

     New Canaan Bank and Trust Company ("New Canaan Bank") and Summit Bancorp. ("Summit") entered into an Agreement and Plan of Merger (the "Merger
Agreement") dated August 24, 1998 pursuant to which New Canaan Bank will be merged with a direct or indirect wholly-owned subsidiary of Summit (the "Merger"). Pursuant to the Merger Agreement, each holder's shares of common stock of New Canaan Bank will be converted into the right to receive (i) a certain number of shares of Summit common stock determined by multiplying the aggregate number of such holder's shares of New Canaan Bank common stock by the Exchange Ratio (as defined in the Merger Agreement) and (ii) cash in lieu of fractional shares. As set forth more fully in the Merger Agreement, the Exchange Ratio shall be the quotient obtained by dividing $135.00 by the average closing price of one share of Summit common stock over the ten (10) trading days before the Determination Date (as defined in the Merger Agreement), except that if the average closing price for a share of Summit over such defined period is greater than $45.84375, the Exchange Ratio shall be
2.9448 and if the closing price for a share of Summit over such defined period is less than $36.65625, the Exchange Ratio shall be 3.7862.

     You have asked us whether in our opinion the Exchange Ratio is fair, from a financial point of view, to the shareholders of New Canaan Bank.

     In connection with our analysis of the proposed Merger, New Canaan Bank and Summit have furnished us with the Merger Agreement and information concerning their respective businesses and operations, and we have reviewed financial and operating data provided to us by New Canaan Bank and Summit, as well as information contained in documents filed with regulatory authorities or otherwise available from published sources. We have reviewed the Merger Agreement and supporting documentation and have had discussions with management personnel of New Canaan Bank and Summit with respect to the foregoing. In arriving at our opinion we also reviewed the following:

   1. certain audited and unaudited, publicly available, financial statements and financial and statistical information for New Canaan Bank and Summit, including comparative per share data and the pro forma financial effects of the Merger;

   2. certain financial statements and other financial and operating data concerning New Canaan Bank, prepared by the management of New Canaan Bank;


   3. certain financial projections for New Canaan Bank, prepared by the management of New Canaan Bank; and certain earnings projections for Summit prepared by third party analysts and consensus earnings projections of third party analysts as reported by Institutional Brokers Estimate System, Inc., which were discussed with Summit management;

   4. the business, operations, financial position and general prospects of New Canaan Bank and Summit as discussed by their respective managements with us;

   5.    the   reported  share  price  ranges,  trading  activity  and  dividend histories for the equity securities of New Canaan Bank and Summit;

   6. comparative analyses of financial performance and stock market data of New Canaan Bank and Summit with selected public companies in the same industry deemed by us to be comparable to New Canaan Bank and Summit;

   7. the terms and conditions of other business combinations in the U.S. commercial banking industry, to the extent publicly available, which we deemed to be comparable or otherwise relevant; and

     8. such other financial studies, analyses and investigations as we deemed necessary or appropriate, including our assessment of general economic, market and monetary conditions.


     Brown Brothers Harriman & Co., in its capacity as financial advisor, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, equity and debt financings, and valuations for estate, corporate, and other purposes. In the course of our normal trading activities, we may from time to time effect transactions and hold securities, including derivative securities, of New Canaan Bank or Summit for our own account or for the accounts of customers. We have advised New Canaan Bank in its discussions and negotiations with Summit and, through our participation in such discussions and our advice to New Canaan Bank, have assisted in the development of the terms of the Merger Agreement.


     In preparing our opinion, we have relied on and assumed the accuracy and completeness (without independent verification) of the information supplied or otherwise made available to us by New Canaan Bank and Summit. In that regard, we have assumed, with your consent, that the financial projections prepared by and provided to us by New Canaan Bank have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the senior management of New Canaan Bank and that such projections will be realized in the amounts and at the times contemplated thereby. In arriving at our opinion, with the assent of New Canaan Bank, we were not provided with and did not have access to any financial projections prepared by the management of Summit as to the projected stand-alone financial performance of Summit. Based on our review and discussion with Summit's management of publicly available earnings projections for Summit reported by Institutional Brokers Estimate System, Inc., we have also assumed, with your assent, that such publicly available projections have been reasonably prepared and are based on reasonable assumptions and that such projections will be realized in the amounts and at the times contemplated thereby. In performing our analysis, we assumed that the publicly available estimates of research analysts are a reasonable basis upon which to evaluate and analyze the future stand-alone financial performance of Summit. We have not conducted an independent evaluation or appraisal of the assets or liabilities of New Canaan Bank, Summit or any subsidiaries of Summit and we have not conducted a physical inspection of the properties or facilities of New Canaan Bank or Summit. We have not made an independent evaluation of the adequacy of the allowance for loan losses of New Canaan Bank or Summit nor have we reviewed individual credit files of New Canaan Bank or Summit nor have we been provided with any such evaluation or appraisal. We are not experts in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowances for losses with respect thereto and we have assumed that the respective aggregate allowance for loan losses for Summit and New Canaan Bank is adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. Our opinion is based on financial, economic, market, monetary and other conditions as they exist on, and the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory and governmental approvals for the proposed Merger, no restriction will be imposed on Summit that would have a material adverse effect on the contemplated benefits of the Merger. We have assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects of Summit after the Merger. We have also assumed that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes and that the Merger will be accounted for as a purchase under generally accepted accounting principles. In addition, our opinion does not address the relative merits of the Merger as compared to any alternative business transaction that might be available to New Canaan Bank. With your permission, we have made all of the above-mentioned assumptions without any independent verification or investigation.


     We have been retained by the Board of Directors of New Canaan Bank to act as financial advisor to New Canaan Bank with respect to the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, New Canaan Bank has agreed to indemnify us for certain liabilities arising out of our engagement.

     Our opinion is directed to the Board of Directors of New Canaan Bank. Our opinion does not address the merits of the underlying decision by New Canaan Bank to engage in the Merger and does not constitute a recommendation to any shareholder of New Canaan Bank as to how such shareholder should vote at any shareholder meeting of New Canaan Bank held in connection with the Merger. Furthermore, we are not expressing any opinion herein as to the prices at which shares of Summit will trade following the consummation of the Merger.

     Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the stockholders of New Canaan Bank from a financial point of view.


                                          Yours very truly,

                                                                     APPENDIX C
CONNECTICUT  GENERAL  STATUTES  (section)36A-125(H) AND (section)(section)33-855
                                  THROUGH 872
                               DISSENTERS RIGHTS

                                      (A)

                 RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

     SEC. 36A-125(H). Upon the effectiveness of the agreement of merger or consolidation, the shareholders, if any, of the constituent banks, except to the extent that they have received cash, property or other securities of the resulting bank or shares or other securities of any other corporation in exchange for or upon conversion of their shares, shall be shareholders of a capital stock resulting bank. Unless such agreement otherwise provides, the resulting bank may require each shareholder to surrender such shareholder's certificates of stock in the constituent bank and in that event no shareholder, until such surrender of that shareholder's certificates, shall be entitled to receive a certificate of stock of the resulting bank or to vote thereon or to collect dividends declared thereon, or to receive cash, property or other securities of the resulting bank, or shares or other securities of any other corporation. Any shareholder of any such constituent bank who dissents from the merger or consolidation is entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive. The rights and obligations of the objecting shareholders and the bank shall be determined in accordance with said sections. The stock of a capital stock resulting bank up to an amount of the combined stock of the constituent banks shall be exempt from any franchise tax.

     SEC. 33-855. DEFINITIONS. As used in sections 33-855 to 33-872, inclusive:

   (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

   (2) "Dissenter"   means  a  shareholder  who  is  entitled  to  dissent  from corporate action under section 33-856 and who exercises that right when and in the manner required by sections 33-860 to 33-868, inclusive.

   (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

   (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

   (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

   (6) "Beneficial  shareholder"  means  the person who is a beneficial owner of
        shares   held  in  a  voting  trust  or  by  a  nominee  as  the  record shareholder.

     (7) "Shareholder"   means   the   record   shareholder  or  the  beneficial
        shareholder.

     SEC. 33-856. RIGHT TO DISSENT.

     (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

   (1) Consummation  of  a  plan  of  merger to which the corporation is a party
        (A) if shareholder approval is required for the merger by section 33-817 or the certificate of incorporation and the shareholder is entitled to vote on the merger or (B) if the corporation is a subsidiary that is merged with its parent under section 33-818;

   (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

   (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;


   (4) An amendment of the certificate of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:
        (A) Alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33- 668; or

   (5) Any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be his exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not he proceeds as provided in sections 33-855 to 33-872, inclusive.

     SEC. 33-857. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if: (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

     SEES. 33-858 AND 33-859. Reserved for future use.



                                      (B)

                  PROCEDURE FOR EXERCISE OF DISSENTERS RIGHTS

     SEC. 33-860. NOTICE OF DISSENTERS' RIGHTS.

     (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections.

     (b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862.

     SEC. 33-861. NOTICE OF INTENT TO DEMAND PAYMENT.

     (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

     SEC. 33-862. DISSENTERS' NOTICE.

     (a) If proposed corporate action creating dissenters' rights under section 33-856 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.

     (b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:

   (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

   (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

   (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

   (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and

     (5) Be accompanied by a copy of sections 33-855 to 33-872, inclusive.

     SEC. 33-863. DUTY TO DEMAND PAYMENT.

     (a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters, notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

     SEC. 33-864. SHARE RESTRICTIONS.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


     SEC. 33-865. PAYMENT.

     (a) Except as provided in section 33-867, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     (b) The payment shall be accompanied by: (1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section 33-860; and (5) a copy of sections 33-855 to 33-872, inclusive.

     SEC. 33-866. FAILURE TO TAKE ACTION.

     (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 33- 862 and repeat the payment demand procedure.

     SEC. 33-867. AFTER-ACQUIRED SHARES.

     (a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.


     (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under section 33-868.

     SEC. 33-868. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:

   (1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;

   (2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or

   (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

   (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty days after the corporation made or offered payment for his shares.

     SECS. 33-869 AND 33-870. Reserved for future use.



                                      (C)

                          JUDICIAL APPRAISAL OF SHARES

     SEC. 33-871. COURT ACTION.

     (a) If a demand for payment under section 33-868 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy ofthe petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e)  Each  dissenter made a party to the proceeding is entitled to judgment
(1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after- acquired shares for which the corporation elected to withhold payment under section 33-867.

     SEC. 33-872. COURT COSTS AND COUNSEL FEES.

     (a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (I) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     With respect to the indemnification of directors and officers, Section 5 of Article IX of the By-Laws of Summit Bancorp. provides:

     Section 5. INDEMNIFICATION AND INSURANCE.

     (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any proceeding, by reason of the fact that he or she is or was a corporate agent of the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a corporate agent or in any other capacity while serving as a corporate agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the State of New Jersey as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses and liabilities in connection therewith, and such indemnification shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of such corporate agent's heirs, executors, administrators and other legal representatives; PROVIDED, HOWEVER, that except as provided in
Section 5(c) of this By-Law, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; PROVIDED, HOWEVER, that the advancement of counsel fees to a claimant other than a claimant who is or was a director or Executive Vice President or higher ranking officer of the Corporation shall be made only when the Board of Directors or the General Counsel of the Corporation determines that arrangements for counsel are satisfactory to the Corporation; and PROVIDED, FURTHER, that if the laws of the State of New Jersey so require, the payment of such expenses incurred by a corporate agent in such corporate agent's capacity as a corporate agent (and not in any other capacity in which service was or is rendered by such person while a corporate agent, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such corporate agent to repay all amounts so advanced if it shall ultimately be determined that such corporate agent is not entitled to be indemnified under this By-Law or otherwise.

     (b) To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 5(b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by a claimant who is or was a director or Executive Vice President or higher ranking officer of this Corporation, by independent counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant; or (2) if the claimant is not a person described in Section 5(b)(1), or is such a person and if no request is made by such a claimant for a determination by independent counsel, (A) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting [000c]of disinterested directors is not obtainable or, even if obtainable, such quorum of disinterested directors so directs, by independent counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant. In the event the determination of entitlement to indemnification is to be made by independent counsel at the request of the claimant, the independent counsel shall be selected by the Board of Directors and paid by the Corporation. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 20 days after such determination.

     (c) If a claim under Section 5(a) of this By-Law is not paid in full by the Corporation within thirty days after a written claim pursuant to Section 5(b) of this By-Law has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim, including attorney's fees. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the laws of the State of New Jersey for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the laws of the State of New Jersey, nor an actual determination by the Corporation (including its Board of Directors or independent counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (d) If a determination shall have been made pursuant to Section 5(b) of this By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 5(c) of this By-Law.

     (e) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of this By-Law shall in any way diminish or adversely affect the rights of any corporate agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

     (f) The Corporation may maintain insurance, at its expense, to protect itself and any corporate agent of the Corporation or other enterprise against any expense or liability, whether or not the Corporation would have the power to indemnify such person against such expense or liability under the laws of the State of New Jersey.

     (g)  If  any  provision  or  provisions  of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     (h) For purposes of this By-Law:

   (1)"disinterested director" means a director of the Corporation who is not and was not a party to or otherwise involved in the matter in respect of which indemnification is sought by the claimant.

   (2)"independent counsel" means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-Law.

   (3) "corporate agent" means any person who is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in an consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any subsidiary of the Corporation or of any other enterprise, serving as such at the request of this Corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

   (4) "other enterprise" means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

     (5) "expenses" means reasonable costs, disbursements and counsel fees;

   (6) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

   (7) "proceeding" means any pending, threatened or completed civil, criminal, administrative, legislative, investigative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

   (8) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation."

     (i) Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

     (j) This By-Law shall be implemented and construed to provide any corporate agent described above who is found to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation the maximum indemnification, advancement of expenses, and reimbursement for liabilities and expenses allowed by law.

     Such provision is consistent with Section 14A:3-5 of the Business Corporation Act of the State of New Jersey, the state of Summit's incorporation, which permits the indemnification of officers and directors, under certain circumstances and subject to specified limitations, against liability which any officer or director may incur in such capacity.

     Article 7 of Summit's Restated Certificate of Incorporation provides that:

   Except to the extent prohibited by law, no Director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owned to the Corporation or its shareholders provided that a Director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such persons duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt of an improper personal benefit. Neither the amendment or repeal of this Article 7, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article 7, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article 7, shall eliminate or reduce the effect of this Article 7 in respect of any matter which occurred, or any cause of action, suit or claim which but for this Article 7 would have accrued or arisen, prior to such amendment, repeal or adoption.

     Summit carries officers' and directors' liability insurance policies which provide coverage against judgments, settlements and legal costs incurred because of actual or asserted acts or omissions of such officers and directors of Summit arising out of their duties as such, subject to certain exceptions, including, but not limited to, damages based upon illegal personal profits or adjudicated dishonesty of the person seeking indemnification. The policies provide coverage of $50,000,000 in the aggregate.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) EXHIBITS

     This Registration Statement includes the following exhibits:



 EXHIBIT NO.                                               DESCRIPTION
------------- -----------------------------------------------------------------------------------------------------
       2      Agreement and Plan of Merger dated August 24, 1998 between New Canaan and Summit. (Included without exhibits as Appendix A to the Proxy Statement-Prospectus included in this Registration
              Statement; with Exhibit C-1 filed herewith).
       3(a)   Restated Certificate of Incorporation of Summit, as restated August 19, 1998 (incorporated by ref-
              erence to Exhibit (3)A on Form 10-Q for the quarter ending September 30, 1998).
        (b)   By-Laws of Summit as amended through October 18, 1995 (incorporated by reference to Exhibit
              (2)B on Form 10-K for the year ending December 31, 1995).
       4(a)   Rights Agreement, dated as of August 16, 1989, by and between Summit Bancorp. (under the former name UJB Financial Corp.) and First Chicago Trust Company of New York, as Rights Agent
              (incorporated by reference to Exhibit 2 to the Registration Statement on Form 8-A, filed August 28,
              1989).
        (b)   Notice to Rights Agent dated August 20, 1997 (incorporated by reference to Exhibit (3)(A)(i) on
              Form 10-Q for the quarter ended September 30, 1997).
      *5      Opinion of Richard F. Ober, Jr., Esq. regarding legality of securities being issued.
      *8      Opinion of Thompson Coburn, regarding tax matters.
      23(a)   Consent of KPMG Peat Marwick LLP.
        (b)   Consent of Wolf & Company, P.C.
   * (c)      Consent of Richard F. Ober, Jr., Esq. - included in his opinion filed as Exhibit 5 to this Registra-
              tion Statement.
   * (d)      Consent of Thompson Coburn - included in its opinion filed as Exhibit 8 to this Registration State-
              ment.
      24      Power of Attorney - included on the signature page of this filing.
      99(a)   Form of New Canaan proxy.
        (b)   Opinion of Brown Brothers Harriman & Co. - Included as Appendix B to the Proxy Statement-
              Prospectus included in this Registration Statement.
   * (c)      Consent of Brown Brothers Harriman & Co.

----------
*To be filed by amendment.

(B) FINANCIAL STATEMENT SCHEDULES.

     All financial statement schedules either are not required or are included in the notes to the financial statements incorporated by reference herein.


ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3)  To  remove  from registration by means of a post-effective amendment
   any   of   the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to
Item 20 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of West Windsor and the State of New Jersey on this 16th day of December, 1998.


                                          SUMMIT BANCORP.



                                          By: /s/ T. Joseph Semrod
                                             -------------------------------
                                             T. Joseph Semrod
                                             Chairman of the Board of Directors
                                             and Chief Executive Officer



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Joseph Semrod, John R. Haggerty, William J.
Healy and Richard F. Ober, Jr., and each of them, the undersigned's true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON THE 16TH DAY OF DECEMBER, 1998 BY THE
                FOLLOWING PERSONS IN THE CAPACITIES INDICATED.



            SIGNATURES                                TITLES
----------------------------------   ---------------------------------------
       /s/ T. Joseph Semrod          Chairman of the Board
-------------------------------
         T. Joseph Semrod            of Directors (Chief Executive Officer)
         /s/ Robert G. Cox           President and Director
-------------------------------
           Robert G. Cox
       /s/ John R. Haggerty          Senior Executive Vice
-------------------------------
                                     President-Finance
         John R. Haggerty
                                     (Principal Financial Officer)
       /s/ William J. Healy          Executive Vice President
-------------------------------
                                     and Comptroller
         William J. Healy
                                     (Principal Accounting Officer)
        /s/ S. Rodgers Benjamin      Director
-------------------------------
        S. Rodgers Benjamin
        /s/ Robert L. Boyle          Director
-------------------------------
  Robert L. Boyle

            SIGNATURES                TITLES
---------------------------------   ---------
        /s/ James C. Brady          Director
-------------------------------
          James C. Brady
        /s/ John G. Collins         Director
-------------------------------
          John G. Collins
         /s/ T.J. Dermot Dunphy     Director
-------------------------------
        T.J. Dermot Dunphy
       /s/ Anne Evans Estabrook     Director
-------------------------------
          Anne Evans Estabrook
       /s/ Elinor J. Ferdon         Director
-------------------------------
         Elinor J. Ferdon
         /s/ Thomas H. Hamilton     Director
-------------------------------
        Thomas H. Hamilton
        /s/ Fred G. Harvey          Director
-------------------------------
          Fred G. Harvey
       /s/ Francis J. Mertz         Director
-------------------------------
         Francis J. Mertz
        /s/ George L. Miles, Jr.    Director
-------------------------------
       George L. Miles, Jr.
       /s/ William R. Miller        Director
-------------------------------
         William R. Miller
        /s/ Raymond Silverstein     Director
-------------------------------
        Raymond Silverstein
         /s/ Orin R. Smith          Director
-------------------------------
           Orin R. Smith
        /s/ Joseph M. Tabak         Director
-------------------------------
          Joseph M. Tabak
         /s/ Douglas G. Watson      Director
-------------------------------
         Douglas G. Watson


                                 EXHIBIT INDEX

 EXHIBIT NO.                                               DESCRIPTION
------------- -----------------------------------------------------------------------------------------------------
       2      Agreement and Plan of Merger dated August 24, 1998 between New Canaan and Summit. (Included without exhibits as Appendix A to the Proxy Statement-Prospectus included in this Registration
              Statement; with Exhibit C-1 filed herewith).
      23(a)   Consent of KPMG Peat Marwick LLP.
        (b)   Consent of Wolf & Company, P.C.
      99(a)   Form of New Canaan proxy.